As Filed with Securities and Exchange Commission on April 30, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHARYS HOLDING COMPANY, INC.

(Exact name of the registrant as specified in its charter)

Delaware	7380	54-2152284
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1117 Perimeter Center West, Suite N-415	1117 Perimeter Center West, Suite N-415
Atlanta, Georgia 30338	Atlanta, Georgia 30338
(678) 443-2300	(678) 443-2300
(Address and telephone number of	(Address of principal place of business or
principal executive offices)	intended principal place of business)

Billy V. Ray, Jr.	With a Copy to:	With a Copy to:
1117 Perimeter Center West, Suite N-415	Norman T. Reynolds, Esq.	Larry W. Shackelford, Esq.
Atlanta, Georgia 30338	Glast, Phillips & Murray, PC	David Rieveschl, Esq.
(678) 443-2300 (Office)	The Esperson Building	Morris, Manning & Martin, LLP
(678) 443-2320 (Facsimile)	815 Walker, Suite 1250	1600 Atlanta Financial Center
(Name, address and telephone number of	Houston, TX 77002	3343 Peachtree Road, N.E.
agent for service)	713-237-3111 (Office)	Atlanta, Georgia 30326
	713-237-3202 (Facsimile)	(404) 233-7000 (Office)
(404) 365-9532 (Facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
8.75% Senior Convertible Notes due 2012(1)	201,250	$998.00	$200,847,500.00	$6,166.02
Guarantees Related to Notes(1)	201,250	—	$—	$—	(3)
Warrants to Purchase Common Stock at $5.00 per Share(1)	201,250	$1.00	$201,250.00	$6.18
Warrants to Purchase Common Stock at $4.00 per Share(1)	201,250	$1.00	$201,250.00	$6.18
Common Stock Issuable upon Conversion of Notes(2)	89,444,355	—	$—	$—	(4)
Common Stock Issuable upon Exercise of $5 Warrants(2)	67,083,267	$5.00	$335,416,335.00	$10,297.28	(5)
Common Stock Issuable upon Exercise of $4 Warrants(2)	67,083,267	$4.00	$268,333,068.00	$8,237.83	(5)
Total Registration Fee				$24,713.48

(1)                 The notes, the guarantees, the $5 warrants and the $4 warrants were initially offered and sold in separable units in a private offering to qualified institutional buyers completed on February 16, 2007 and March 8, 2007. A total of 201,250 units were sold at a price of $1,000 per unit. Each unit consisted of $1,000 principal amount of our 8.75% Senior Convertible Notes, the full and unconditional guarantees of certain of our subsidiaries of our obligations under these notes, warrants to purchase shares of our common stock, par value $0.001 per share, at $5.00 per share, and warrants to purchase shares of our common stock at $4.00 per share. Solely for the purpose of calculating the registration fee, a value of $1.00 has been allocated to each $5 warrant and each $4 warrant in each $1,000 unit, no value has been allocated to the guarantees, and the remaining $998 has been allocated to the note in each unit.

(2)                 The notes are initially convertible into 444.444 shares of our common stock per $1,000 principal amount (reflecting an initial conversion price of $2.25 per share), each of the $5 warrants is exercisable for 333.333 shares of our common stock, and each of the $4 warrants is exercisable for 333.333 shares of our common stock. Therefore, we are registering a total of 223,610,889 shares or our common stock, which number represents the maximum number of shares of common stock that are currently issuable upon conversion of the notes and exercise of the $5 warrants and the $4 warrants. Pursuant to Rule 416 under the Securities Act of 1933, we are also registering an indeterminate number of additional shares of common stock as may be issuable pursuant to the anti-dilution provisions of the notes, the $5 warrants and the $4 warrants.

(3)                 The guarantees relate to the notes, which are being registered concurrently with the guarantees. Therefore, no separate fee for the guarantees is payable pursuant to Rule 457(n) under the Securities Act of 1933.

(4)                 No additional consideration will be received by us upon conversion of the notes into shares of our common stock. Therefore, no separate fee for these shares of common stock is payable pursuant to Rule 457(i) under the Securities Act of 1933.

(5)                 Additional consideration will be received by us upon exercise of the $5 warrants and the $4 warrants for shares of our common stock. Therefore, per share prices of $5.00 and $4.00, respectively, have been used for purposes of calculating the separate fees for these shares of common stock pursuant to Rule 457(i) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED APRIL 30, 2007

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

CHARYS HOLDING COMPANY, INC.

$201,250,000 Principal Amount of 8.75% Senior Convertible Notes
Due 2012, Related Guarantees, Warrants to Purchase 67,083,267 Shares of Common Stock at $5.00 per Share, Warrants to Purchase 67,083,267 Shares of Common Stock at $4.00 per Share, and 223,610,889 Shares of Common Stock

We are registering $201,250,000 principal amount of our 8.75% Senior Convertible Notes due February 16, 2012, the full and unconditional guarantees of certain of our subsidiaries of our obligations under these notes, warrants to purchase 67,083,267 shares of our common stock at $5.00 per share, warrants to purchase 67,083,267 shares of our common stock at $4.00 per share, and a total of 223,610,889 shares of our common stock, par value $0.001 per share, into which the notes are convertible and for which the $5 warrants and the $4 warrants are exercisable, for resale by the selling securityholders identified in this prospectus.

Please refer to “Selling Securityholders” beginning on page 111 of this prospectus.

We will not receive any proceeds from the sales made by the selling securityholders pursuant to this prospectus. However, we will receive the exercise price of the shares we sell to the selling securityholders upon exercise of their $5 warrants or $4 warrants. We will bear all expenses in connection with the registration of the senior convertible notes, guarantees, $5 warrants, $4 warrants and shares of common stock described above, other than underwriting discounts and selling commissions.

Our common stock currently trades on the Over-The-Counter Bulletin Board under the symbol “CHYS.OB.”  The last reported sales price of our common stock on April 27, 2007 was $1.51 per share.

Investment in the Securities involves risks that are described under “Risk Factors” beginning on page 9 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                                , 2007.

You should rely only on the information contained in this prospectus. We have not, and the selling securityholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the selling securityholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

i

PROSPECTUS SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in our 8.75% Senior Convertible Notes due February 16, 2012 (which we sometimes refer to in this prospectus as the “notes”), the full and unconditional guarantees of  certain of our subsidiaries of our obligations under these notes (which we sometimes refer to in this prospectus as the “guarantees”), the warrants to purchase shares of our common stock at $5.00 per share (which we sometimes refer to in this prospectus as the “$5 warrants”), the warrants to purchase shares of our common stock at $4.00 per share (which we sometimes refer to in this prospectus as the “$4 warrants”), and the shares of our common stock, par value $0.001 per share, into which the notes are convertible and for which the $5 warrants and the $4 warrants are exercisable. You should read the entire prospectus carefully, including the more detailed information regarding Charys Holding Company, Inc. and our subsidiaries, the risks of purchasing the securities discussed under “Risk Factors” and our financial statements and the accompanying notes. As used in this prospectus, unless the context otherwise requires, “Charys,” “we,” “our,” “us” and similar terms refer to Charys Holding Company, Inc. and its subsidiaries.

OVERVIEW

Our material subsidiaries are organized into two primary business lines:

•       remediation and reconstruction; and

•       wireless communications and data infrastructure.

From formation, our initial business strategy was to grow rapidly through the acquisition of key companies in specific industries poised for growth, and then to integrate those businesses into larger firms of sufficient scale to achieve preferential relationships with strategic customers. Having  successfully acquired a number of operating companies in these industries, our primary focus is now on the development and implementation of strategies to maximize their growth by leveraging complimentary economies of scale and presence through our integrated  business model.

Remediation and Reconstruction.   Our remediation and reconstruction business line includes emergency planning and coordination, response to catastrophic losses, reconstruction and restoration and environmental remediation. Our services cover the restoration and maintenance of commercial, industrial, marine, residential and institutional properties that have suffered catastrophic or other casualty losses. Our services include:

•       Emergency planning and coordination services designed to minimize the human and asset risk in unexpected catastrophic incidents. Personnel situations are predefined, and business continuity is ensured through comprehensive preparedness plans. Services include developing responses for emergencies ranging from minor catastrophes to major disasters. Emergency preparedness management plans are prepared that establish clear practices and procedures for our public and private sector clients. Assessments are performed and tactics are developed, tested and trained. In the event of a catastrophe, the response teams are deployed, with trained professional tactical leaders as first responders, to establish control, communications and contingency management that ensure discipline of procedures for asset recovery and resumption of business.

•       Fire restorative services involve using the latest techniques and equipment to remove hazardous contaminants; restoring structures and equipment to full productivity; assessing and implementing the most effective and timely reconstruction procedures; and decontaminating and restoring facilities and equipment. Specific services we provide include twenty-four hour emergency rapid response and mobilization; content and structure cleaning; smoke deodorization; cleaning and decontamination of air systems; emergency securing of buildings; electronic file recovery; document recovery and reproduction; moving and storage; monitoring of air quality during restoration; carpet cleaning; debris removal; and furniture refinishing.

•       Water restoration services include providing rapid response to water damage and extraction of water in order to minimize losses and subsequent reconstruction. Unique services relating to commercial properties address business interruption, continuity and loss of revenue in connection with restorative services. In addition, we also offer content and structural mold remediation.

•       We also offer a wide range of expanded professional catastrophic emergency services, including our Nationwide Catastrophe Response program, pursuant to which, in connection with major catastrophes, such as a major hurricane or earthquake, we provide resource management and coordination of a network of pre-qualified firms. We also assist clients in complying with the financial procedures required for acceptance of their claims by federal government agencies and insurance providers.

Wireless Communications and Data Infrastructure.   Our wireless communications and data infrastructure business line provides an array of telecommunications infrastructure services to large services providers and other business enterprises. This family of companies provides engineering services, program management, construction, installation and maintenance services, premise wiring services, tower and radio infrastructure services, and technology implementation and integration services. As a provider with a complete portfolio of infrastructure engineering and construction capabilities, we are also able to provide rapid deployment and restoration services in support of our remediation and reconstruction business unit. Our services include:

•       Engineering and project management services, including outside plant, civil and environmental engineering and design of towers, and aerial, underground fiber optic and copper cable systems. Systems integration is performed for technology deployments, including wide area radio systems, municipal broadband networks and business enterprise systems. Project management services for nationwide wireless installations include site survey and acquisition, site environmental engineering and tower engineering and evaluation.

•       Construction, installation and maintenance services include placing and splicing cable, excavation and placement of conduit and cable systems, placing of structures such as poles, cabinets and closures and installation and maintenance of transmission and central office equipment. Tower and infrastructure services include site acquisition, engineering, construction, build to suit, electronics installation and maintenance. Radio and electronics technology is staged, assembled and tested in our secure and environmentally controlled facilities.

•       Technology implementation and integration services are designed to assist organizations of all sizes build more effective customer relationships by streamlining business processes, leveraging sophisticated technologies and increasing the efficiency of critical business interactions. Services include business process consulting, communication systems auditing and analysis, custom system design, application development, system implementation integration, technical support and contact center outsourcing.

Charys Holding Company, Inc. is a Delaware corporation, formerly known as Spiderboy International, Inc., which was in the business of creating and running the Spiderboy.com search engine on the World Wide Web. On February 27, 2004, as a result of a change of control transaction, we changed our business to that of a holding company. We changed our name from Spiderboy International, Inc. to Charys Holding Company, Inc. on June 25, 2004, following our change of domicile from Minnesota to Delaware by a merger of Spiderboy International, Inc. into Charys Holding Company, Inc.

Our principal executive offices are located at 1117 Perimeter Center West, Suite N415, Atlanta, Georgia  30338. Our telephone number is (678) 443-2300.

TRANSACTIONS RELATING TO THIS OFFERING

This prospectus relates to the resale of:

•       $201,250,000 principal amount of our 8.75% Senior Convertible Notes due February 16, 2012;

•       the full and unconditional guarantees of certain of our subsidiaries of our obligations under these notes;

•       warrants to purchase 67,083,267 shares of our common stock at $5.00 per share;

•       warrants to purchase 67,083,267 shares of our common stock at $4.00 per share;

•       89,444,355 shares of our common stock into which the notes are convertible;

•       67,083,267 shares of our common stock for which the $5 warrants are exercisable; and

•       67,083,267 shares of our common stock for which the $4 warrants are exercisable.

On February 14, 2007, we entered into a Unit Purchase Agreement with McMahan Securities Co. L.P., the initial purchaser thereunder, for the offering and sale of $175 million of securities in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. We also granted to the initial purchaser an option to purchase and sell an additional $26.25 million of the securities during the 45 day period following February 14, 2007.

On February 16, 2007, we completed the $175 million private offering and executed an Indenture, a 8.75% Senior Convertible Note, a Warrant Agent Agreement and a Registration Rights Agreement. On March 6, 2007, the initial purchaser exercised its option to purchase and sell the additional $26.25 million of such securities. We completed the sale of these securities on March 8, 2007.

The securities sold in the offering described above were sold to qualified institutional buyers in separable units, each consisting of $1,000 principal amount of our notes, warrants to purchase 333.333 shares of our common stock at $4.00 per share and warrants to purchase 333.333 shares of our common stock at $5.00 per share, in each case, subject to adjustment under certain circumstances. These warrants expire on February 16, 2012. The notes are initially convertible into 444.444 shares of our common stock per $1,000 principal amount (reflecting an initial conversion price of $2.25 per share), and are provisionally redeemable by us after two years if our common stock reaches certain specified stock prices and certain other conditions are met. A cash reserve covering the first two quarters of interest due under the notes has been set aside out of the net proceeds of the private offering. See “Description of the Notes and Warrants.”

The number of shares of our common stock that may be acquired by a holder of the notes upon conversion of any such notes is limited to the extent necessary to ensure that the total number of shares of our common stock beneficially owned by such holder and its affiliates (after giving effect to the conversion) will not exceed 4.99% (or such greater percentage up to a maximum of 9.99% as such holder may elect) of the total number of our then issued and outstanding shares of common stock. Similarly, the number of shares of our common stock that may be acquired by a holder of the warrants upon exercise of any such warrants is limited to the extent necessary to ensure that the total number of shares of our common stock beneficially owned by such holder and its affiliates (after giving effect to the exercise) will not exceed 4.99% (or such greater percentage up to a maximum of 9.99% as such holder may elect) of the total number of our then issued and outstanding shares of common stock.

We agreed to file with the Securities and Exchange Commission within 60 days after February 16, 2007 a registration statement to cover resales of a portion of the notes, the warrants and the underlying common shares. We also agreed to use our best efforts to cause the registration statement to be declared effective within 150 days after February 16, 2007. If the resale registration statement is not effective within

180 days of February 16, 2007, or if it is not effective as to all of the notes and underlying shares, the interest rate on the notes not registered will be increased by 2% from the 181st day until the earlier of the date such notes and underlying shares are registered or February 16, 2009, subject to certain exceptions. However, these penalties will be waived to the extent that the registration statement does not become effective within the specified period of time or as to all of the notes and underlying shares due to issues involving Rule 415 under the Securities Act of 1933.

The notes and the warrants are currently traded on the PORTAL Market or directly between qualified institutional buyers.

We used the net proceeds from the offering described above toward the payments due under existing purchase agreements relating to our acquisitions of Cotton Holdings 1, Inc., Cotton Commercial USA, LP, Cotton Restoration of Central Texas, LP, Complete Tower Sources Inc., Mitchell Site Acq, Inc. and Crochet & Borel Services, Inc., to refinance and/or pay off other indebtedness and for working capital and other general corporate purposes.

THE OFFERING

The Notes:

Maturity Date of Notes	February 16, 2012, unless earlier converted, redeemed or repurchased.
Ranking of Notes	Our 8.75% Senior Convertible Notes are our direct, unsecured and unsubordinated obligations and rank:
• pari passu with any existing and future unsecured and unsubordinated indebtedness;
• senior in right of payment to all of our future indebtedness that is expressly made subordinate to the notes; and
•

junior to any existing secured indebtedness, up to $10,000,000 of additional secured indebtedness and any additional secured indebtedness beyond $10,000,000 to which holders of a majority of the principal amount of the notes outstanding consent to subordinate.

See “Description of the Notes and Warrants—The Notes—Ranking.”
Interest on Notes

The notes bear regular interest at a rate of 8.75% per annum. Interest is payable quarterly commencing May 16, 2007 and ending on February 16, 2012. After February 16, 2012, we will not pay interest on the notes. A reserve has been established in an amount equal to the first two quarterly payments.

See “Description of the Notes and Warrants—The Notes— Interest” and “—Registration Rights.”
Conversion of Notes

The notes are convertible prior to maturity or redemption into our common stock at a conversion rate of 444.444 shares of common stock per $1,000 principal amount of notes (or an initial conversion price of $2.25 per share), subject to adjustment.

See “Description of the Notes and Warrants—The Notes— Conversion Rights.”
Repurchase of Notes at Holder’s Option

Holders of the notes may require us to purchase all or a part of their notes at 105% of their principal amount plus accrued interest upon the occurrence of a change in control or the termination of trading or quoting of our common stock on a securities exchange or the over-the-counter bulletin board system. In addition, holders of the notes may be entitled to additional shares of common stock upon conversion of their notes after a change of control.

Redemption of Notes; Redemption Protection

The notes are protected from redemption by us for the first 24 months following February 16, 2007. After February 16, 2009, the notes will be provisionally redeemable in the amounts set forth below, provided that the volume weighted average price of our common stock is at least 200% of the then effective conversion price for a period of at least 20 trading days within a period of 30 consecutive trading days:

	Date	Percentage of Securities
	February 16, 2009	25%
	February 16, 2010	50% (including any previously redeemed securities)
	February 16, 2011	100% (including any previously redeemed securities)

If the notes are provisionally redeemed, we will be obligated to pay the holder a “make whole” payment, in cash or stock, equal to 50% of the present value of the aggregate amount of interest that would have accrued from the provisional redemption date through the maturity date.

See “Description of the Notes and Warrants—The Notes—Provisional Redemption.”
Guarantees	Our obligations under the notes are guaranteed by certain of our material subsidiaries.

See “Description of the Notes and Warrants—The Notes—Guarantees” and “Risk Factors—While certain of our subsidiaries have guaranteed our obligations under our 8.75% Senior Convertible Notes, those subsidiaries’ obligations under those guarantees may be limited. Moreover, there are other material subsidiaries that have not guaranteed our obligations under the notes.”

The Warrants:
Exercisability	Each warrant entitles the holder to purchase one share of our common stock, subject to adjustment.
Exercise Price	$5.00, in the case of the $5 warrants; $4.00, in the case of the $4 warrants; in each case, subject to adjustment.
Expiration Date	February 16, 2012.
Cashless Exercise	The warrants contain a “cashless exercise” provision.
Federal Income Tax Consequences

Prospective investors are urged to consult their own tax advisors regarding the tax consequences of acquiring, holding, converting, exercising or disposing of the notes and the warrants, including, without limitation, the tax consequences of any cashless exercise of the warrants.

See “Certain United States Federal Income Tax Considerations.”
Common Stock	45,110,134 shares outstanding as of April 12, 2007.
Common Stock Outstanding after the Offering	268,721,023 shares assuming the full conversion of the notes and exercise of the warrants. This number represents 595.7% of our current outstanding common stock.
OTC Bulletin Board	Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol “CHYS.OB.”
Risk Factors	An investment in these securities involves a high degree of risk that could result in a loss of your entire investment. See “Risk Factors” beginning on page 9 of this prospectus.

SUMMARY CONSOLIDATED FINANCIAL DATA

The statement of operations data for the two fiscal years ended April 30, 2006 and 2005 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The statement of operations data for the nine months ended January 31, 2007 and 2006 and the balance sheet data as of January 31, 2007 and 2006 have been derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus, and, in the opinion of management, have been prepared on a basis consistent with the audited consolidated financial statements and include all adjustments, which consist only of normal recurring adjustments, necessary to present fairly in all material respects the information included in those statements. Our results of operations for the nine months ended January 31, 2007 may not be indicative of results that may be expected for the fiscal year ending April 30, 2007. The data presented below have been derived from consolidated financial statements that have been prepared in accordance with generally accepted accounting principles and should be read in conjunction with our consolidated financial statements, including the notes thereto, included in this prospectus starting on page F-1, and with “Management’s Discussion and Analysis or Plan of Operation” in this prospectus.

Statement of Operations Data:

	(Audited) Year Ended April 30,		(Unaudited) Nine Months Ended January 31,
	2006	2005	2007	2006
Revenue	$48,570,912	$7,482,699	$57,023,579	$33,046,927
Costs and expenses:
Cost of revenue	38,608,211	5,606,597	45,993,686	26,506,973
General and administrative expenses	9,389,448	3,811,684	19,069,964	5,548,319
Depreciation and amortization	1,703,138	148,417	5,802,852	640,449
Total costs and expenses	49,700,797	9,566,698	70,866,502	32,695,741
Operating (loss) income	(1,129,885)	(2,083,999)	(13,842,923)	351,186
Other income (expense)	(497,058)	1,285,401	(53,862,226)	952,786
(Loss) income before income tax provision	(1,626,943)	(798,598)	(67,705,149)	1,303,972
Income tax provision	—	—
Income from discontinued operations, net of income taxes	197,778	—
Net (loss) income	$(1,429,165)	$(798,598)	(67,705,149)	1,303,972
Basic net (loss) income per common share	$(0.13)	$(0.15)	$(2.22)	$0.13
Diluted net (loss) income per common share	$(0.13)	$(0.15)	$(2.22)	$0.11
Shares used in net (loss) income per share calculation(A):
Basic	11,034,626	5,382,983	30,491,216	9,813,681
Diluted	11,034,626	5,382,983	30,491,216	12,227,268

	(Unaudited) As of January 31,
	2007	2006
Balance sheet data:
Cash and cash equivalents	$919,894	$1,277,781
Working capital	$(38,388,885)	$(21,018,000)
Total assets	$439,350,114	$52,383,102
Total liabilities	$192,513,154	$44,312,337
Total stockholders’ equity	$246,836,960	$8,070,765

(A)       Shares outstanding used to calculate per share results are based on the weighted average number of shares outstanding for the period.

Pro forma financial information is also included in this prospectus on pages F-125 through F-134.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed, the value of our stock could go down, and we may be unable to discharge our obligations under our 8.75% Senior Convertible Notes. This means you could lose all or a part of your investment.

Risks Relating to Our Business

We were required to restate our financial statements, which may cause some concern to potential investors and pose an impediment to our future funding efforts.

On December 6, 2005, we filed with the Securities and Exchange Commission Amendment No. 3 to our Annual Report on Form 10-KSB/A for the annual period ended April 30, 2005. The amendment was filed to reflect the restatement of our financial statements for the year ended April 30, 2005, involving the accounting for the following two transactions occurring during that period:

•       Our accounting for the purchase of CCI Telecom, Inc. did not comply with Statement of Financial Accounting Standards No. 141, “Business Combinations.”  The purchase agreement contains an “earn-out” feature in which the sellers would be paid additional consideration should CCI Telecom, Inc. achieve performance targets as defined in the agreement. We recorded additional goodwill and a contingent acquisition liability in connection with the purchase transaction based on our estimate of the consideration that would likely be paid under the earn-out provision. Statement of Financial Accounting Standards No. 141 provides that contingent consideration should be recorded when the contingency is resolved, rather than as an estimated liability at the purchase date.

•       Our accounting for the purchase of real estate from CCI Associates, Ltd. did not comply with Emerging Issues Task Force 97-15, “Accounting for Contingency Arrangements Based on Security Prices in a Purchase Combination.”  The purchase agreement provides for a “make-whole” provision in which the sellers are guaranteed additional consideration should the market price of our common stock fail to achieve a target level as defined in the agreement. In recording the purchase, we did not account for the difference in the current market price versus the make-whole target price of our common stock in determining the total consideration for the purchase. Emerging Issues Task Force 97-15 indicates that this difference should be included as consideration. By doing so, we have determined that the consideration paid for this purchase should have been $905,000 more than what we had recorded as basis in the real estate. Thus, our subsequent sale of this real estate should have resulted in a loss of $34,753, rather than a gain of $870,247 as we had reported.

Although our management concluded that these restatements resulted from inadvertent errors and are not indicative of weakness in our internal controls over financial reporting and disclosure, these restatements could still cause an adverse reaction in the financial marketplace due to a loss of investor confidence in the reliability of our financial statements, which could negatively impact the market price of our shares as well as our ability to raise additional funds on terms acceptable to us.

Our financial statements subsequent to April 30, 2006 are not audited, and we have made several acquisitions since that date.

Our fiscal year end is April 30. Since April 30, 2006, we have completed the acquisitions of Crochet & Borel Services, Inc., Complete Tower Sources Inc., Mitchell Site Acq, Inc., Cotton Holdings 1, Inc., Cotton Commercial USA, L.P. and Cotton Restoration of Central Texas, LP. Accordingly, there have been substantial changes to our business, properties, assets and liabilities since April 30, 2006. Our accounting for these transactions and our financial statements subsequent to April 30, 2006 have not been audited by our independent accountants. While we believe that the financial statements included or incorporated in this prospectus fairly present our financial position, it is possible that an audit would require changes to these financial statements which could be material.

Our independent auditors have included an explanatory paragraph in their opinion concerning our ability to continue as a going concern.

It should be noted that our independent auditors have included an explanatory paragraph in their opinion concerning our ability to continue as a going concern. The auditors have included the going concern paragraph because we have incurred significant and recurring losses and have a large working capital deficit that the auditors believe raises substantial doubt about our ability to continue as a going concern. We have incurred losses of $798,598, $1,429,165 and $67,705,149 for the fiscal years ended April 30, 2005 and April 30, 2006 and the nine months ended January 31, 2007, respectively. Our working capital deficit as of January 31, 2007 is $38,388,885. Our financial statements do not include any adjustment that might result from the outcome of this uncertainty. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis, to obtain additional financing as required, and, ultimately, to attain profitability. Should any of these events not occur, we may not be able to implement our business plan and may be forced to curtail or cease our business operation.

We are a newly combined business with a limited operating history and are not likely to succeed unless we can overcome the many obstacles we face.

Our business strategy was initially to acquire various businesses and assets and to grow rapidly. We later narrowed our acquisition focus to two primary business lines:  (i) remediation and reconstruction, and (ii) wireless communications and data infrastructure. Since 2004, we have acquired CCI Telecom, Inc., Viasys Network Services, Inc., Viasys Services, Inc., Method IQ, Inc., LFC, Inc., Crochet & Borel Services, Inc., Complete Tower Sources Inc., Mitchell Site Acq, Inc., Cotton Holdings 1, Inc., Cotton Commercial USA, L.P. and Cotton Restoration of Central Texas, LP and a number of other smaller entities. Our strategy now is to manage these acquired businesses and assets efficiently and integrate their operations.

We have a limited history operating and integrating the businesses we have acquired. We have only relatively recently engaged in active business operations. To date, our efforts have been devoted primarily to the following:

•       organizational activities;

•       developing a business plan for our business;

•       making acquisitions;

•       obtaining funding; and

•       managing our acquired subsidiaries.

Our limited operating history in our targeted businesses makes it difficult for investors to evaluate our business and future operating results. You should be aware of the difficulties, delays and expenses normally encountered by a newly-formed enterprise, many of which are beyond our control, including unanticipated expenses, employment costs and administrative expenses. Our proposed business plans as described in this prospectus may not materialize or prove successful, and we may never be able to finalize development of our services or operate profitably. If we cannot operate profitably, you could lose your entire investment.

Some of our entities have a history of losses and large accumulated deficits.

In our consolidated form, for the fiscal years ended April 30, 2006, 2005 and 2004, and for the nine months ended January 31, 2007, we incurred net losses of $1,429,165, $798,598, $2,419,918 and $67,705,149, respectively. Giving effect to the acquisitions of the Cotton Holdings 1, Inc., Cotton Commercial USA, L.P., Cotton Restoration of Central Texas, LP, Complete Tower Sources Inc. and Mitchell Site Acq, Inc., we believe we will report profits on a consolidated basis for the fiscal quarter ending April 30, 2007. However, our ability to generate profits is dependent upon the successful integration of these businesses with our other operations as well as other factors (including weather), many of which are beyond our control. Accordingly, there can be no assurance that we will be able to generate profits in the near future, or at all.

Unless we generate substantial revenue, our business may fail.

We will need to generate substantial revenue in order to satisfy our current obligations related to completed acquisitions and for the development and marketing of our services through strategic partnerships and other arrangements with investment partners. We hope to be able to generate the funds necessary to maintain our growth and expand our business through operations. However, we may need to seek additional financing, and such additional financing may not be available on terms favorable to us, or at all. In the event that we are not able to generate sufficient revenue to support our operations, or are unable to obtain additional capital through other means, our business may fail.

Our disaster restoration operations are affected by weather conditions and seasonality and, therefore, are highly volatile and unpredictable, which could result in substantial variations in, and uncertainties regarding, the levels of our financial results from period to period.

Given the nature of our disaster restoration services, the demand for our services is highly influenced by the occurrence of weather conditions that cause residential or commercial property damage. The unpredictable nature of weather conditions will cause the level of our disaster restoration revenue to fluctuate from period to period. In addition, extended periods of rain, cold weather or other inclement weather conditions may result in delays in commencing or completing projects, in whole or in part. Any such delays may adversely affect our operations and financial results and may adversely affect the performance of other projects due to scheduling and staffing conflicts.

We may not hire sufficient specialized personnel.

We are substantially dependent on the addition of specialized key personnel to assist us in the execution of our business model. It is possible that we will not be able to locate and hire such specialized personnel on acceptable terms.

We may have difficulty in attracting and retaining management and outside independent members to our board of directors as a result of their concerns relating to their increased personal exposure to lawsuits and stockholder claims by virtue of holding these positions in a publicly-held company.

The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims that may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors. Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors’ and officers’ liability insurance coverage and other indemnification arrangements. We currently carry limited directors’ and officers’ liability insurance. Directors’ and officers’ liability insurance has recently become much more expensive and difficult to obtain. If we are unable to continue or provide directors’ and officers’ liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.

We may lose potential independent board members and management candidates to other companies that have greater directors’ and officers’ liability insurance coverage or to companies that have revenues or have received greater funding to date that can offer greater compensation packages. The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks. As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

Intense competition in the engineering and construction industry could reduce our market share and profits.

We serve markets that are highly competitive and in which a large number of local and regional companies compete. In particular, the telecommunication engineering and construction markets are highly competitive and require substantial resources and capital investment in equipment, technology and skilled personnel. Competition also places downward pressure on our contract prices and profit margins. Intense competition is expected to continue in these markets, presenting us with significant challenges to our ability to achieve strong growth rates and acceptable profit margins. If we are unable to meet these competitive challenges, we could lose market share to our competitors and experience an overall decline in our business.

Subsidiaries in our wireless communications and data infrastructure business line have a concentration of customers.

We have large customers who purchase services from several of our subsidiaries, according to subsidiary specialty and geographic requirements. Across all subsidiaries, Cingular regularly represents over 5% of our total revenue. Concentration with a single or a few customers may expose us to the risk of substantial losses if a single dominant customer stops conducting business with our subsidiaries. Moreover, we may be subject to the risks faced by these major customers to the extent that such risks impede such customers’ ability to stay in business and make timely payments.

Certain of our subsidiaries do a significant amount of business with the Federal Emergency Management Agency and insurance providers, which affects adversely their ability to receive payments timely.

A significant amount of the work done by our remediation and reconstructive subsidiaries involve payments that are ultimately funded by Federal Emergency Management Agency and various insurance providers. The involvement of these government and insurance entities can result in the delay of payments due our subsidiaries for services performed.

Our projects expose us to potential professional liability, product liability, warranty and other claims.

We engineer and construct towers in which system failure could be disastrous. Notwithstanding the fact that we generally will not accept liability for consequential damages in our contracts, any catastrophic occurrence in excess of insurance limits at projects where we have constructed towers could result in significant professional liability, product liability or warranty or other claims against us. Such liabilities could potentially exceed our current insurance coverage and the fees we derive from those products and services. A partially or completely uninsured claim, if successfully upheld and of a significant magnitude, could potentially result in substantial losses.

Terrorism.

Terrorist acts or acts of war may cause damage or disruption to our business or business strategy, which could adversely impact revenue and financial condition. In particular, our cell towers might prove to be an attractive target for terrorists who desire to disrupt communications that rely on the towers. Our cell tower business is a significant segment of our current operations and our plans going forward. If our cell towers are perceived to be at risk, we might not be able to attract the investors and the financing needed for continued growth in this sector.

Legislative actions and potential new accounting pronouncements are likely to impact our future financial position and results of operations.

There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory rulings that will have an impact on our future financial position and results of operations. The Sarbanes-Oxley Act of 2002 and other rule changes as well as proposed legislative initiatives have increased our general and administrative costs as we have incurred increased legal and accounting fees to comply with such rule changes. These and other potential changes could materially increase the expenses we report under U.S. generally accepted accounting principles, and adversely affect our operating results.

Risks Relating to Our Current Financing Arrangements

There are a large number of shares underlying our convertible preferred stock, debentures and warrants that may be available for future sale, and the sale of these shares may depress the market price of our common stock.

As of March 31, 2007, we have reserved 288,490,669 shares of our common stock for issuance upon the exercise or conversion of all of our common stock warrants, convertible preferred stock and convertible notes, based on the current market price of our common stock. The sale of these shares or the perception that these sales could occur may adversely affect the market price of our common stock.

In the event that our stock price does not achieve the required levels as called for in some of our agreements, we will be obligated to issue additional shares, resulting in substantial dilution to our existing stockholders.

We have entered into several agreements in connection with our acquisition and financing transactions whereby we agreed to issue additional shares of common stock or make cash payments should the market price of our common stock fail to reach specified target prices within a certain period of time. We refer to such agreements as “make-whole provisions.”  A summary of the outstanding make-whole provisions can be found in “Management’s Discussion and Analysis or Plan of Operation—Commitments and Contractual Obligations” in this prospectus. If our stock fails to meet the applicable price levels to the extent of 50% below the applicable target prices, the maximum number of additional shares we may be required to issue is approximately 10,619,988. The issuance of such shares will dilute the ownership interest of our existing stockholders. See, “Management’s Discussion and Analysis or Plan of Operation—Commitments and Contractual Obligations—Make-Whole Provisions.”

We are technically in default of certain of our registration rights obligations.

In connection with certain of our acquisitions and financing transactions, we have granted registration rights to sellers or lenders involved. As of the date of this prospectus, we are technically in default of a number of these registration rights obligations. None of the holders of these registration rights have made any claims against us based on our defaults under their respective registration rights agreements. However, should any such claims be made against us, we could be required to incur legal fees, pay damages or make certain other payments. See “Description of Business—Material Acquisitions” and “—Financing Transactions.”

If we are required for any reason to repay our outstanding secured obligations, we would be required to deplete our working capital, if available, or raise additional funds. Our failure to repay the obligations, if required, could result in legal action against us, which could result in foreclosure on our assets.

We have several outstanding obligations that are secured by security interests in our assets. If we are required for any reason to repay our outstanding obligations prior to maturity, we would be required to deplete our working capital, if available, or raise additional funds. Our failure to repay the obligations could lead to the loss of these collateral assets, which would be detrimental to, and could even require us to cease, our operations.

We currently have the following material secured obligations:

•       Crochet & Borel/New Stream Secured Revolving Credit Facility—On August 28, 2006, we entered into a senior secured revolving credit facility with New Stream Commercial Finance, LLC  to provide up to $35 million in financing to Crochet & Borel Services, Inc., one of our wholly-owned subsidiaries. This senior credit facility is secured by substantially all of the assets of Crochet & Borel Services, Inc. and all of our stock ownership in that subsidiary. The current outstanding balance on this credit facility, which is due and payable on August 28, 2007, is approximately $2.3 million.

•       Ayin Tower Management Services/New Stream Secured Revolving Credit Facility—On November 8, 2006, one of our wholly-owned subsidiaries, Ayin Tower Management Services, Inc., entered into a senior secured revolving credit facility with New Stream Commercial Finance, LLC to provide up to $14 million in financing to that subsidiary. This senior secured credit facility is secured by a pledge of all of the issued and outstanding capital stock of Ayin Tower Management Services, Inc. The current outstanding balance on this credit facility, which is due and payable on November 8, 2008, is approximately $6.4 million.

•       Complete Tower Sources/New Stream Secured Revolving Credit Facility—On March 6, 2006, we entered into a senior secured revolving credit facility with New Stream Commercial Finance, LLC to provide up to $9 million in financing to Complete Tower Sources Inc., one of our wholly-owned subsidiaries. Payment obligations under this senior credit facility are secured by substantially all of the assets of Complete Tower Sources Inc. and are guaranteed by us and Ayin Tower Management Services, Inc. The current outstanding balance on this credit facility, which is due and payable on May 31, 2007, is approximately $3.4 million.

•       Crochet &Borel Note—As part of the purchase price for Crochet & Borel Services, Inc., we executed a secured promissory note in favor of Troy D. Crochet. This note, which currently has an outstanding balance of $46,832,514, is due and payable on January 31, 2009 and is secured by certain of our assets and the assets of Crochet & Borel Services, Inc. and another of our subsidiaries subject to permitted liens.

See “Description of Business—Material Acquisitions” and “—Financing Transactions” for information concerning certain other secured obligations.

We have significant debt obligations, and we may be unable to meet the associated debt covenants over time.

We currently have indebtedness of approximately $330 million. Certain of our debt obligations contain various financial covenants and other restrictions, including requirements on minimum income and cash flow, debt service coverage, tangible net worth and working capital requirements. Furthermore, many of these debts or credit facilities also contain negative covenants that limit our ability to engage in certain investment and financing activities. We may not be able continuously to meet these financial and negative covenants in the future. If we fail to meet any of these financial covenants, our lenders could call their loans immediately. In addition, many of these debt instruments also contain cross default provisions, and a default under one debt obligation may put us in immediate default under other payment obligations. In the event we fail to repay the obligations upon demand, our lenders may file legal actions against us and foreclose on our assets, which may significantly disrupt, or even cause us to cease, our business.

Risks Relating to Our Stock

Our common stock is thinly traded.

Our common stock has historically been sporadically or thinly traded on the Over-The-Counter Bulletin Board, meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or none. As of April 5, 2007, our average trading volume per day for the past three months was approximately 118,076 shares a day with a high of 445,400 shares traded and a low of 7,000 shares traded. This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that, even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.

As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that current trading levels will not be sustained.

The market price for our common stock is particularly volatile.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. During the 52 week period ended April 5, 2007, the high and low closing prices of a share of our common stock were $10.75 and $1.31, respectively. The volatility in our share price is attributable to a number of factors. First, as noted above, the shares of our common stock are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of our shares in either direction. Our stock price could, for example, decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price.

Secondly, we are a speculative or risky investment due to our limited operating history, limited profits to date, and uncertainty of future market acceptance for our services. As a consequence of this enhanced risk, more risk-averse investors, under the fear of losing all or most of their investment in the event of negative news or lack of progress, may be inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

The following factors may add to the volatility in the price of our common stock:  actual or anticipated variations in our quarterly or annual operating results; government regulations; announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; additions or departures of our key personnel; and the occurrence or non-occurrence of weather conditions that cause residential or commercial property damage. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain its current market price, or as to what effect the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

Volatility in our common stock price may subject us to securities litigation.

In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Our chief executive officer, Billy V. Ray, Jr., and his wife, Melissa Shoaf Ray, possess substantial voting control over our company. Among other things, this could discourage or prevent a potential takeover of us that might otherwise result in stockholders receiving a premium over the market price for their shares.

Mr. and Mrs. Ray, as joint tenants with right of survivorship, own 2,198,350 shares of our common stock, which represents 5.0% of our issued and outstanding common stock as of March 31, 2007, and have the right to acquire an additional 2,237,222 shares of our common stock at $0.40 per share. In addition, Mr. and Mrs. Ray own 1,000,000 shares of our Series A Preferred Stock, which has the equivalent voting power of 250 million shares of our common stock. Consequently, Mr. and Mrs. Ray currently hold shares with voting rights equivalent to 252,198,350 shares of our common stock, which represents approximately 85.7% of the current combined voting power of our outstanding capital stock and, even after considering the issuance of all of the shares potentially issuable upon conversion or exercise of all outstanding debentures, notes, warrants and options described in this prospectus, represents more than 43.7% of the total combined voting power of our capital stock. As a result, Mr. and Mrs. Ray may have the ability to exert effective control over matters submitted to our stockholders for approval and to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions. Additionally, this concentration of voting power could discourage or prevent a potential takeover of our company that might otherwise result in stockholders receiving a premium over the market price for their shares.

Our issuance of additional common stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights and could have a negative impact on the market price of our common stock.

We are entitled, under our certificate of incorporation, to issue up to 300,000,000 shares of common stock. Our board may generally issue shares of common stock, or options or warrants to purchase those shares, without further approval by our stockholders based upon such factors as our board of directors may deem relevant at that time. We may issue a large amount of additional securities to raise capital to further our development. We may also issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. Over the past three years ended April 30, 2006, we issued a total of 3,050,000 shares to reduce our debt obligations, and we issued a total of 6,892,236 shares in payment for services. Such issuances of our equity securities in the future may dilute your proportionate ownership and, should you convert any of the notes or exercise any of the warrants purchased in this offering, your voting rights as a stockholder.

Our directors have the right to authorize the issuance of additional shares of our preferred stock.

Our directors, within the limitations and restrictions contained in our certificate of incorporation and without further action by our stockholders, have the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. We have no intention of issuing additional shares of preferred stock at the present time. Any issuance of additional shares of preferred stock could adversely affect the rights of holders of our common stock.

The elimination of monetary liability against our directors under our certificate of incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures and may discourage lawsuits against our directors, officers and employees.

Our certificate of incorporation contains provisions that eliminate the liability of our directors for monetary damages to us and our stockholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors, officers and employees, even though such actions, if successful, might otherwise benefit us and our stockholders.

Members of our board are elected on a staggered basis, which can serve to entrench existing management and preclude takeover bids.

Members of our board are elected on a three-year staggered basis. Although staggered or classified boards can provide continuity of management, they may also serve to entrench existing management and effectively preclude most takeover bids or proxy contests. Board classification forces dissidents and would-be acquirers to negotiate with the incumbent board, which has the authority to decide on offers without a stockholder vote. In addition, it is difficult to remove individual members of a staggered board for poor attendance or poor performance.

Anti-takeover provisions may impede our acquisition.

Certain provisions of the Delaware General Corporation Law have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. As a result, certain of these provisions may discourage our future acquisition, including an acquisition in which the stockholders might otherwise receive a premium for their shares.

If we fail to remain current on our reporting requirements, we could be removed from the Over-The-Counter Bulletin Board, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies like us whose securities trade on the Over-The-Counter Bulletin Board must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, and must be current in their reports under Section 13 of the Securities Exchange Act of 1934, in order to maintain price quotation privileges. If we fail to remain current on our reporting requirements, our common stock could be removed from trading on the Over-The-Counter Bulletin Board. As a result, the market liquidity for our securities could be severely and adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

We were late on the filings of our Forms 10-KSB for the both our 2005 and 2006 fiscal years and our Forms 10-QSB for our fiscal quarters ended July 31, 2004, January 31, 2005, July 31, 2005, January 31, 2006, July 31, 2006 and January 31, 2007. We filed a Form 12b-25 to request an extension for each of the above filings and have filed them within the permitted extension periods. As a result of our late filing of the Form 10-QSB for the fiscal quarter ended January 31, 2006 and the late filing of our Form 10-KSB for the fiscal year ended April 30, 2006, an “E” was placed upon our trading symbol.

We were also late in filing the financial statements on amendments to Form 8-K in connection with our acquisitions of Viasys Network Services, Inc., Viasys Services, Inc., Method IQ, Inc. and Crochet & Borel Services, Inc. The amendments to Form 8-K containing the required financial information were later filed on April 13, 2006 for Viasys Network Services, Inc. and Viasys Services, Inc., April 20, 2006 for Method IQ, Inc., and August 29, 2006 for Crochet & Borel Services, Inc. We were late in filing the above amendments due to the failure of the seller of Viasys Network Services, Inc. and Viasys Services, Inc. to furnish the required financial information on a timely basis. Without that financial information, we could not prepare the financial information required in connection with the subsequent acquisitions. In addition to the impact on our Forms 8-K relating to the acquisition of Viasys Network Services, Inc. and Viasys Services, Inc., the failure to receive the required financial information also caused us to be late in filing our Form 10-QSB for the period ended January 31, 2006.

Our common stock is subject to the “penny stock” rules of the Securities and Exchange Commission, and the trading market in our common stock is limited, which makes transactions in our stock cumbersome and may reduce the investment value of our stock.

The Securities and Exchange Commission has adopted Rule 15g-9, which establishes the definition of a “penny stock,” as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Since the current bid and ask price of our common stock is less than $5.00 per share, our shares are classified as “penny stock” under the rules of the Securities and Exchange Commission. For any transaction involving a penny stock, unless exempt, the rules require:

•       That a broker or dealer approve a person’s account for transactions in penny stocks; and

•       That the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

•       Sets forth the basis on which the broker or dealer made the suitability determination; and

•       That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•       Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•       Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•       Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•       Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

•       The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

The occurrence of these patterns or practices could increase the volatility of our share price. Although we do not expect to be in a position to dictate the behavior of the market or broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our stock.

Risks Related to the Notes and Warrants

We may not be able to generate enough cash to service our debt.

Our ability to make payments on our 8.75% Senior Convertible Notes and any other debt we may incur, and to fund planned capital expenditures, will depend on our ability to generate cash. Our ability to generate cash is subject to many factors that are beyond our control, including the weather and general economic, financial, competitive, legislative and regulatory factors. While we expect that we will generate sufficient revenue from the various acquisitions we have made to meet our obligations, we cannot assure you that our business will generate sufficient cash flows from operations to enable us to pay the principal of and the interest on the notes and any other indebtedness or to fund our other liquidity needs.

An active trading market for the notes or the warrants may not develop.

The notes and the warrants are new issues of securities with no established trading market. If such a market were to develop, the notes and the warrants could trade at prices that may be higher or lower than their offering price depending upon many factors, including prevailing interest rates, our operating results and the markets for similar securities. The future market for the notes and the warrants may be subject to volatility. Accordingly, no assurance can be given as to the liquidity of the notes or the warrants.

We may be unable to purchase the notes upon a change in control or other repurchase event.

If a change in control or other repurchase event occurs, we may not have sufficient funds to pay the repurchase price for all of the notes tendered by the holders thereof or we may not be permitted to repurchase the notes tendered under our then existing credit arrangements.

The price of our common stock may fluctuate significantly, which may make it difficult for you to sell the common stock issuable upon conversion of the notes or exercise of the warrants when you want to or at prices you find attractive.

The price of our common stock on the Over-The-Counter Bulletin Board constantly changes. We expect that the market price of our common stock will continue to fluctuate. Holders who receive common stock upon conversion of their note or the warrants will be subject to the risk of volatility and depressed prices for our common stock.

Conversion of the notes or exercise of the warrants will dilute the ownership interest of existing stockholders.

The conversion of some or all of the notes or the exercise of the warrants will dilute the ownership interests of existing stockholders. Without taking into account any other issuance of common stock by us in the future, the number of shares of common stock issuable upon conversion of all of our 8.75% Senior Convertible Notes represents approximately 190% of our currently issued and outstanding shares; and the number of shares issuable upon exercise of the warrants represents an additional 297% of such shares. Any sales in the public market of the common stock issuable upon such conversion or exercise could adversely affect prevailing market prices of our common stock. In addition, the existence of the notes or warrants may encourage short selling by market participants because the conversion of the notes or warrants could depress the price of our common stock.

The notes are unsecured and, therefore, are effectively subordinated to any of our secured debt.

The notes are our direct, unsecured and unsubordinated obligations and rank pari passu with all of our existing and future unsecured and unsubordinated indebtedness, senior in right of payment to any future indebtedness that is expressly made subordinate to the notes and junior to our existing secured indebtedness (including our guarantees of certain obligations of certain of our subsidiaries that are secured by our interests in those subsidiaries and certain other assets) and to any permitted future secured indebtedness as to the property and assets securing said indebtedness. See “Description of the Notes and Warrants—Ranking.”  In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of our secured debt may assert rights against the secured assets in order to receive full payment of their debt before the assets may be used to pay the holders of the notes. The notes are also structurally subordinate to any indebtedness incurred by any of our subsidiaries (other than the subsidiaries that guarantee our obligations under the notes), which means that holders of such debt, even if unsecured, have a prior claim against the assets of the subsidiary vis-à-vis our creditors (including holders of the notes).

While certain of our subsidiaries have guaranteed our obligations under our 8.75% Senior Convertible Notes, those subsidiaries’ obligations under those guarantees may be limited. Moreover, there are other material subsidiaries that have not guaranteed our obligations under the notes.

Our obligations under the Notes are guaranteed by C&B/Cotton Holdings, Inc., Crochet & Borel Services, Inc., Cotton Holdings 1, Inc., Cotton Commercial USA, L.P., Cotton Restoration of Central Texas, LP, Ayin Holding Company, Inc., Ayin Tower Management Services, Inc., Complete Tower Sources Inc., Mitchell Site Acq, Inc., LFC, Inc., Viasys Network Services, Inc. and Viasys Services, Inc. These guarantees are unsecured obligations, meaning that they rank pari passu with all other existing and future unsecured and unsubordinated indebtedness of the guarantor and junior to existing and future secured indebtedness of the guarantor as to the property and assets securing that indebtedness. It is possible in certain circumstances that a court could hold obligations of a guarantor subordinate to the direct obligations of such guarantor. Moreover, if a guarantee is challenged by creditors of a guarantor, it is possible that the amount for which such guarantor is liable under its guarantee would be limited (or the rights under the guarantee could be subject to avoidance or subordination) by application of fraudulent conveyance and equitable subordination principles.

Our notes may not be rated or may receive a lower rating than anticipated by investors, which could cause a decline in the liquidity or market price of the notes.

We do not intend to seek a rating on the notes. However, if one or more rating agencies rates the notes and assigns the notes a rating lower than the rating expected by investors, or reduces their rating in the future, the market price of the notes and of our common stock may be adversely affected.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In this prospectus, we make a number of statements, referred to as “forward-looking statements” that are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results. These forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances.

You can generally identify forward-looking statements through words and phrases such as “seek,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “budget,” “project,” “may be,” “may continue,” “may likely result” and similar expressions. When reading any forward-looking statement you should remain mindful that all forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of Charys, and that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, including those relating to:

•       whether or not markets for our services develop and, if they do develop, the pace at which they develop;

•       our ability to attract and retain the qualified personnel to implement our growth strategies;

•       our ability to fund our short-term and long-term financing needs;

•       competitive factors;

•       general economic conditions;

•       changes in our business plan and corporate strategies; and

•       other risks and uncertainties discussed in greater detail in the sections of this prospectus, including those captioned “Risk Factors” and “Management’s Discussion and Analysis or Plan of Operation.”

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning us and our business made elsewhere in this prospectus, as well as other public reports filed with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances unless and to the extent required by applicable law.

USE OF PROCEEDS

This prospectus relates to our 8.75% Senior Convertible Notes due February 16, 2012, the full and unconditional guarantees of certain of our subsidiaries of our obligations under these notes, the warrants to purchase shares of our common stock at $5.00 per share, the warrants to purchase shares of our common stock at $4.00 per share, and the shares of our common stock into which the notes are convertible and for which the $5 warrants and the $4 warrants are exercisable, which may be offered and sold from time to time by the selling securityholders. In this offering, we will receive no proceeds from the sale of these securities or the conversion of the notes into shares of our common stock. Should any selling security holder acquire common shares to be sold by exercising their $5 warrants or $4 warrants, we would receive the proceeds from the exercise price. In such an event, we anticipate we would use the proceeds from such exercise for working capital and general corporate purposes. If and when all of the $5 warrants and the $4 warrants are exercised, we would receive approximately $603,749,403.

PRICE RANGE OF COMMON STOCK

Since July 20, 2004, our common stock has been quoted on the Over-The-Counter Bulletin Board under the symbol “CHYS.OB.”  The following table sets forth, for the fiscal quarters indicated, the high and low closing sales prices for our common stock.

	High	Low
Fiscal 2005 Quarter Ended:
July 31, 2004	$1.01	$0.06
October 31, 2004	$1.50	$0.20
January 31, 2005	$1.75	$0.59
April 30, 2005	$0.80	$0.13
Fiscal 2006 Quarter Ended:
July 31, 2005	$0.45	$0.22
October 31, 2005	$1.60	$0.21
January 31, 2006	$1.50	$0.72
April 30, 2006	$4.85	$1.08
Fiscal 2007 Quarter Ended:
July 31, 2006	$10.75	$4.48
October 31, 2006	$7.65	$2.92
January 31, 2007	$3.18	$1.60

As of April 12, 2007, we had 45,110,134 shares of our common stock outstanding. Our shares of common stock are held by approximately 540 stockholders of record. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of our common stock whose shares are held in the names of various securities brokers, dealers and registered clearing agencies. There is no trading market for the shares of our preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as our board deems relevant. However, we have entered into agreements that restrict our ability to pay dividends on our common stock until such time as our obligations under our 8.75% Senior Convertible Notes have been satisfied.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information regarding our equity compensation plans as of April 30, 2006.

Plan Category	Number of securities (in thousands) to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities (in thousands) remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,154,835	$0.77	5,845,165
Equity compensation plans not approved by security holders(1)	3,577,222	$0.76	0
Total	5,732,057	$0.76	5,845,165

(1)          Includes Mr. Ray’s right to purchase 2,327,222 shares of common stock under the Amended and Restated Stock Purchase Agreement dated May 25, 2004. Also includes warrants issued to outside advisors and consultants as part of the compensation for their services.

CAPITALIZATION

The following table shows our cash and cash equivalents and capitalization as of January 31, 2007, and as adjusted to give effect to (i) the completion of the acquisitions of Cotton Holdings 1, Inc., Cotton Commercial USA, L.P., Cotton Restoration of Central Texas, LP, Complete Tower Sources Inc. and Mitchell Site Acq, Inc., and (ii) the sale of the units in the private offering described above and the application of the net proceeds thereof. This table should be read in conjunction with “Management’s Discussion and Analysis or Plan of Operation” and the consolidated financial statements and notes thereto included in the attached and incorporated documents.

	As of January 31, 2007	Post January 31, 2007
	Actual	Adjustments	As Adjusted
	(unaudited) (dollars in thousands)
Cash and cash equivalents(A)	$920	$—	$9,147
Short-term liabilities:
Short-term borrowings	$18,447	$—	$17,947
4.74% Promissory Note: Seller of Crochet & Borel, due 1/31/09(A)	30,000	—	11,000
9% Promissory Note: Seller of Mitchell Site, due 2/15/07(A)(B)	—	20,813	—
9% Promissory Note: Seller of Mitchell Site, due 2/15/08(D)	—	2,700	2,700
Accrued Obligation: Subcontractors of Mitchell Site, due 2/20/07	—	788	788
9% Promissory Note: Seller of Complete Tower, due 2/15/07 (A)	—	42,955	—
9% Promissory Note: Seller of Complete Tower, due 2/15/08(E)	—	7,100	7,100
Accrued Obligation: Employees of Complete Tower, due 2/20/07(A)	—	13,844	—
Balance Due: Sellers of Cotton Companies, due 3/8/07(A)	—	22,754	—
4% Subordinated Convertible Notes: Jade, due 12/31/07	—	380	380
15% Promissory Note: Harpos Funding LLC, due 4/8/09	—	800	—
Total Short-term liabilities	$48,447	$112,134	$39,915
Long-term liabilities:
Mandatory Redeemable Preferred Stock, due 11/19/08	$13,000	$—	$9,000
Notes payable: Long-term portion	12,777	—	12,777
10% Convertible Debenture: due 8/30/08(A)	21,053	—	—
10% Convertible Note: Imperium, due 8/30/08	—	1,053	1,053
8.75% Senior Convertible Note: due 2/16/12	—	—	201,250
4.74% Promissory Note: Sellers of Crochet & Borel, due 1/31/09	47,933	—	47,933
8% Subordinated Convertible Note: Vision, due 12/4/09	—	14,450	950
8.75% Promissory Note: Sellers of Mitchell Site, due 2/16/12(B)	—	2,210	2,210
9% Promissory Note: Sellers of Mitchell Site, due 2/15/09(D)	—	2,700	2,700
8.75% Promissory Note: Sellers of Complete Towers, due 2/16/12(C)	—	5,790	5,790
9% Promissory Note: Sellers of Complete Towers, due 2/15/09(E)	—	7,100	7,100
Total long-term liabilities	$94,763	$33,303	$290,763
Stockholders equity:
Preferred stock: $0.001 par value: 5,000,000 shares authorized, 1,500,000 shares issued and outstanding
Series A	$1	$—	$1
Series C	1	—	1
Common stock: $0.001 par value; 300,000,000 shares authorized, 34,901,796 issued and outstanding	35	—	35
Additional paid-in capital	213,233	—	213,233
Accumulated deficit	(41,305)	—	(41,305)
Total stockholders’ equity	$171,965	$—	$171,965

Notes:
(A) Cash Reconciliation:
Cash at January 31, 2007	$920
Net Proceeds of Senior Convertible Note	164,443
10% Convertible Debenture: due 8/30/08	(21,053)
10% Convertible Debenture - premiums due	(4,211)
4.74% Promissory Note: Sellers of Crochet & Borel, due 1/31/09	(19,000)
Mitchell Site Cash (acquired through acquisition)	1,919
Complete Tower Cash (acquired through acquisition)	5,938
Cotton Companies Cash (acquired through acquisition)	2,148
9% Promissory Note: Sellers of Complete Tower, due 2/15/07	(37,165)
Promissory Note: Accrued Obligation Due: Employees of Complete Tower, due 2/20/07	(13,844)
9% Promissory Note: Sellers of Mitchell Site, due 2/15/07	(18,603)
Balance Due: Sellers of Cotton Companies, due 3/8/07	(22,754)
8% Subordinated Convertible Note: Vision, due 12/4/09	(13,500)
Mandatory Redeemable Preferred Stock: due 11/19/081	(5,236)
Interest Reserve	(7,656)
15% Promissory Note: Harpos Funding LLC, due 4/8/09	(800)
Complete Tower Whitney Bank Line of Credit	(2,400)
Adjusted Cash	$9,147
(B)

$18.603 million of this amount will be paid from the net proceeds of the private offering described above, and $2.210 million will be deferred and represented by a promissory note containing the same terms as our 8.75% Senior Convertible Notes.

(C)

$37.165 million of this amount will be paid from the net proceeds of the private offering described above, and $5.790 million will be deferred and represented by a promissory note containing the same terms as our 8.75% Senior Convertible Notes.

(D)	Mitchell Site 9% Promissory Note: Seller’s Note total is $5.4 million, payable in two installments.
(E)	Complete Tower 9% Promissory Note: Seller’s Note total is $14.2 million, payable in two installments.

DESCRIPTION OF BUSINESS

Company History

We were initially incorporated in Minnesota in February 1959 under the name Rogers Hardware and Lumber Company. Through a share exchange on October 12, 2000, we became Spiderboy International, Inc. On February 27, 2004, as a result of a change of control transaction, we changed our business to that of a holding company. On June 25, 2004, our stockholders voted to approve a change in our state of incorporation from Minnesota to Delaware by means of a short form merger. The merger was between Spiderboy and Charys Holding Company, Inc., a Delaware corporation, organized by us for the specific purpose of the change of domicile. Following the merger, we were the surviving entity.

The terms of the short form merger provided that the existing stockholders of Spiderboy would receive one share of the common stock of ours for every 10 shares of the common stock of Spiderboy they owned (in effect, a 1-for-10 reverse split). Further, Billy V. Ray, Jr., our chief executive officer, as the holder of all of the shares of Series A Preferred Stock of Spiderboy received one share of Series A Preferred Stock for each share of Series A Preferred Stock of Spiderboy he owned.

Business Strategy

Our initial business strategy was to acquire companies in specific industries and grow rapidly. Now that we identified the industries we want to pursue and have successfully acquired a number of operating companies in these industries, our primary focus is to manage the companies we have acquired efficiently and integrate them into our business model.

Our material subsidiaries are organized into two primary business lines:

•       remediation and reconstruction; and

•       wireless communications and data infrastructure.

Remediation and Reconstruction.   Our remediation and reconstruction business line includes emergency planning and coordination, response to catastrophic losses, reconstruction and restoration and environmental remediation. Our services cover the restoration and maintenance of commercial, industrial, marine, residential and institutional properties that have suffered catastrophic or other casualty losses. Our services include:

•       Emergency planning and coordination services designed to minimize the human and asset risk in unexpected catastrophic incidents. Personnel situations are predefined, and business continuity is ensured through comprehensive preparedness plans. Services include developing responses for emergencies ranging from minor catastrophes to major disasters. Emergency preparedness management plans are prepared that establish clear practices and procedures for our public and private sector clients. Assessments are performed and tactics are developed, tested and trained. In the event of a catastrophe, the response teams are deployed, with trained professional tactical leaders as first responders, to establish control, communications and contingency management that ensure discipline of procedures for asset recovery and resumption of business.

•       Fire restorative services involve using the latest techniques and equipment to remove hazardous contaminants; restoring structures and equipment to full productivity; assessing and implementing the most effective and timely reconstruction procedures; and decontaminating and restoring facilities and equipment. Specific services we provide include twenty-four hour emergency rapid response and mobilization; content and structure cleaning; smoke deodorization; cleaning and decontamination of air systems; emergency securing of buildings; electronic file recovery; document recovery and reproduction; moving and storage; monitoring of air quality during restoration; carpet cleaning; debris removal; and furniture refinishing.

•       Water restoration services include providing rapid response to water damage and extraction of water in order to minimize losses and subsequent reconstruction. Unique services relating to commercial properties address business interruption, continuity and loss of revenue in connection with restorative services. In addition, we also offer content and structural mold remediation.

•       We also offer a wide range of expanded professional catastrophic emergency services, including our Nationwide Catastrophe Response program, pursuant to which, in connection with major catastrophes, such as a major hurricane or earthquake, we provide resource management and coordination of a network of pre-qualified firms. We also assist clients in complying with the financial procedures required for acceptance of their claims by federal government agencies and insurance providers.

Wireless Communications and Data Infrastructure.   Our wireless communications and data infrastructure business line provides an array of telecommunications infrastructure services to large services providers and other business enterprises. This family of companies provides engineering services, program management, construction, installation and maintenance services, premise wiring services, tower and radio infrastructure services, and technology implementation and integration services. As a provider with a complete portfolio of infrastructure engineering and construction capabilities, we are also to provide rapid deployment and restoration services in support of our remediation and reconstruction business unit. Our services include:

•       Engineering and project management services, including outside plant, civil and environmental engineering and design of towers, and aerial, underground fiber optic and copper cable systems. Systems integration is performed for technology deployments, including wide area radio systems, municipal broadband networks and business enterprise systems. Project management services for nationwide wireless installations include site survey and acquisition, site environmental engineering and tower engineering and evaluation.

•       Construction, installation and maintenance services include placing and splicing cable, excavation and placement of conduit and cable systems, placing of structures such as poles, cabinets and closures and installation and maintenance of transmission and central office equipment. Tower and infrastructure services include site acquisition, engineering, construction, build to suit, electronics installation and maintenance. Radio and electronics technology is staged, assembled and tested in our secure and environmentally controlled facilities.

•       Technology implementation and integration services are designed to assist organizations of all sizes build more effective customer relationships by streamlining business processes, leveraging sophisticated technologies and increasing the efficiency of critical business interactions. Services include business process consulting, communication systems auditing and analysis, custom system design, application development, system implementation integration, technical support and contact center outsourcing.

Material Subsidiaries

Remediation and Reconstruction

Our remediation and reconstruction business line includes emergency planning and coordination, response to catastrophic losses, reconstruction and restoration, and environmental remediation.

Crochet & Borel Services, Inc.

Crochet & Borel Services, Inc. was established in 1995 to provide property owners with restoration and maintenance services in residential, commercial, industrial, marine and institutional markets during times of distress. Crochet & Borel provides fire and water restoration, content and structural cleaning, reconstruction, mold remediation and asbestos abatement services based out of offices in Houston, Austin and Beaumont, Texas and Lake Charles, Louisiana. Crochet & Borel is one of the few restoration companies that has acquired an Environmental HVAC License, which is required by the State of Texas in order to engage in the replacement or cleaning of air ducts and air conditioning systems, carpet and upholstery.

Crochet & Borel enhances the effectiveness of its services through the use of innovative restoration processes and technologies. Many members of Crochet & Borel’s staff currently hold industry related certificates. Other members are involved in ongoing professional training and professional association memberships. Crochet & Borel is also dedicated to balancing its relationship between work with the insured as well as the insurance companies.

Through the years, Crochet & Borel has developed a niche within the disaster recovery industry of servicing government agencies, municipalities and school districts from Florida to Texas—clients that depend on assistance through insurance and the Federal Emergency Management Agency. Crochet & Borel’s operational and administrative processes are compliant with the requirements of the Federal Emergency Management Agency. In some cases, Crochet & Borel brings in third party consultants to assist clients with the claims process and help them to ensure that they receive the greatest governmental assistance possible. Additionally, Crochet & Borel has passed audits by the Federal Emergency Management Agency and assisted beneficiaries with the collection of obligated funds from the Federal Emergency Management Agency.

Crochet & Borel has shaped its business model around the ability to mobilize quickly in the event of a catastrophic loss. Prior to 2003, Crochet & Borel focused on day-to-day residential mitigation, remediation and reconstruction work. Beginning in 2003, Crochet & Borel decided to invest in portable equipment and other assets that could be utilized in disaster recovery. Crochet & Borel began to aggressively market itself in the highly profitable large loss arena. Over the past three years, Crochet & Borel has successfully proven its ability to tackle numerous large loss projects simultaneously and has established a solid reputation in the industry.

In December 2001, Crochet & Borel became a network member of Disaster Kleenup International, a cooperative business network of the top independent restoration companies across North America. This network is comprised of some of the most experienced, highly informed and best equipped companies in the restoration industry. The ability to pool network members together provides the resources and support to take on projects of a much larger magnitude than any one member could manage independently.

Focusing on catastrophe management after Tropical Storm Allison in 2001, Crochet & Borel directed its growth efforts toward becoming a leader in catastrophe recovery and management. Since 2001, Crochet & Borel has managed millions of dollars in Federal Emergency Management Agency, government/municipality and school related projects for clients that own or operate millions of square feet of structures in effected catastrophe regions. From 2001 through the 2005 disaster season, Crochet & Borel became a market leader in handling restoration and recovery operations following large catastrophes. In 2005, Crochet & Borel handled what it believes to be the largest property claim in history with St. Bernard Parish in Louisiana.

Due to the increased number of storms along the Gulf Coast in recent years, contingency agreements between disaster restoration companies and property owners and managers have been on the rise. Crochet & Borel has been using this “pre-season” approach that allows property managers in these coastal regions to pre-select and pre-negotiate with contractors, including their rates, in the event of a loss. Crochet & Borel has executed these non-binding contingency agreements with various customers.

Crochet & Borel has approximately 3,800 pieces of equipment in its inventory. Crochet & Borel’s portable equipment includes negative air machines, air movers, dehumidifiers, High Efficiency Particulate

Air (HEPA) filter vacuums, extraction machines, air duct cleaning machines, and 5-6 kilowatt (kw) generators. Crochet & Borel’s larger equipment includes 4500 cubic feet per minute (cfm) desiccant dehumidifiers, 5000cfm desiccant dehumidifiers, 20 ton air conditioners, and 60kw generators. In addition, Crochet & Borel also has several semi-tractors, 53 foot enclosed trailers and 48 foot floats available for transport.

Crochet & Borel employs 75 people, a large number of whom hold project management positions. Crochet & Borel has the ability to expand its workforce to up to 2,000 employees through exclusive vendor relationships.

The Cotton Companies

Cotton Holdings 1, Inc., Cotton Commercial USA, L.P. and Cotton Restoration of Central Texas, LP  are a group of disaster recovery firms specializing in fire and water restoration services ranging from initial project assessment and planning through catastrophe management, reconstruction, restoration and environmental remediation. The strategy of the Cotton group of companies is to provide high quality service to meet its customers’ expectations and anticipate opportunities. Successful execution of this strategy has produced a broad portfolio of successful projects and satisfied clients. The Cotton companies employ state of the art technology, equipment and management and personnel techniques to carry out national and international operations.

The Cotton companies were started in 1996 as a local fire and water damage restoration business in Houston, Texas. Their primary goal was to become a large restoration company in Houston, handling residential and commercial claims. By 2000, the Cotton companies had achieved a leading position in the Houston market, where they continue to do business.

In 1999, mold was introduced as a new covered loss under insurance policies in Texas. At that time, mold remediation was new to the restoration and insurance industries. The Cotton companies used this opportunity to expand their service offerings to customers. As profitability increased, the Cotton companies expanded their geographic reach and, in 2001, formed Cotton Restoration of Central Texas, to serve the Austin and San Antonio, Texas markets. This expansion enabled the Cotton companies to take a large share of the restoration and remediation market in Texas. In the same year, the Cotton companies formed Cotton Commercial USA, L.P. to serve as their national catastrophe division.

In 2001, Tropical Storm Allison devastated the Houston business community. As a result of this catastrophe, the Cotton companies met and secured new insurance and commercial accounts through Cotton Commercial USA, L.P. The Cotton companies invested their Tropical Storm Allison profits into their expansion beyond the borders of the State of Texas. In 2002, the Cotton companies commenced operations in both Florida and Georgia.

In 2003, the Cotton companies focused their energy on building their reconstruction division so that they would be able to provide more complete service to their accounts. This division is the fastest growing division within the Cotton companies. During 2003, the Cotton companies introduced to their commercial customers their Preferred Client Program, which consists of selling contingency contracts to Fortune 500 companies. This program can be implemented to perform immediate service for clients in the event a disaster hits one of their properties. All pricing and contracts are negotiated in advance under the provisions of the Preferred Client Program.

In 2004, Florida was hit by four major hurricanes enabling the Cotton companies to provide national disaster recovery service to their key accounts and several others. By building new relationships with businesses and the insurance community, the Cotton companies grew quickly. Again, the Cotton companies used their additional profits from the 2004 hurricane season to expand operations, opening offices in Charlotte, North Carolina and the District of Columbia.

In 2005, the Cotton companies further expanded their geographic reach by opening offices in Chicago, Illinois, Phoenix, Arizona and Denver, Colorado. In the same year, the Cotton companies also began providing services internationally, restoring Starwood’s and Marriott’s properties in Jamaica and Cancun.

With major insurance and Fortune 500 companies making disaster recovery plans a priority, the Cotton companies are focused on securing accounts that have thousands of locations across the country. The Cotton companies’ primary focus is to secure day-to-day fire and water damage claims and capitalize on disasters. This model worked well during the 2004 and 2005 hurricane seasons, and with Hurricanes Katrina, Rita and Wilma devastating the United States in 2005, the Cotton companies restored over 400 buildings and continues to provide services to clients in the areas affected by these disasters.

The Cotton companies own and operate over 3,000 pieces of equipment, including dehumidifiers, air movers, trailers, extraction machines and generators. The Cotton companies currently employ over 300 people on a daily basis, with the ability to expand their workforce to 2,000 through vendor programs.

C&B/Cotton Holdings

C&B/Cotton Holdings, Inc. was formed to integrate the services provided by both Crochet & Borel and the Cotton companies into one company, enabling them to form a much larger full-service disaster recovery company. The operations of Crochet & Borel will be integrated with the operations of the Cotton companies. The Cotton companies will survive as the international branding company owned by C&B/Cotton Holdings as our direct subsidiary. Our current plan is to grow “New Cotton” organically over the next two years into seven additional markets, including an international office.

While Crochet & Borel and the Cotton companies operate in the same industry, they have different client bases and revenue streams. The Cotton companies primarily focus on Fortune 500 companies, contingency contracts and major insurance carrier vendor programs. Crochet & Borel primarily focuses on the Federal Emergency Management Agency business, government/municipalities and schools/universities. The Cotton companies have become a leader in day-to-day disasters, and Crochet & Borel has become a leader in large catastrophe management services. The Cotton companies provide reconstruction services, while Crochet & Borel does not. The integration of these companies into New Cotton should strengthen our marketing efforts and operational capabilities. Combining the services of these companies should give us a larger fleet of equipment and operational talent to market New Cotton to the federal government and to brokers, businesses and insurance carriers around the world.

An integration team with members from Crochet & Borel and the Cotton companies was formed to manage the integration of these entities. Daily departmental meetings are held and organizational restructuring has begun.

Wireless Communications and Data Infrastructure

Our wireless communications and data infrastructure subsidiaries provide an array of telecommunications infrastructure services to large service providers and other business enterprises.

Our subsidiaries design and deploy wireless and broadband networks. We provide services for specialty communication systems, which are dedicated wireless networks for specified applications, and for wireless infrastructure, which encompasses commercial cellular systems for wireless carriers. Our services include site design, environmental engineering, spectrum analysis, engineering, trenching, electrical work, structured cabling, product integration, testing and project management. Being technology and vendor independent, we can integrate multiple products and services across a variety of communication requirements. This ability gives our customers the flexibility to create and implement the appropriate solutions for their communication needs. Our customers include wireless carriers, corporations, government entities and educational institutions.

Ayin Holding

Ayin Holding Company, Inc. was formed to serve as a holding company for the companies comprising our wireless communications services, namely Complete Tower Sources Inc., Mitchell Site Acq, Inc., LFC, Inc. and CCI Telecom, Inc. Through these companies, Ayin Holding provides wireless operators with knowledge-driven solutions, specializing in the provision of fast, flexible end-to-end site deployments. In today’s competitive telecommunications market, the wireless operators are beginning to concentrate on their core business, leaving the acquisition, development and construction functions to professional service companies like Complete Tower Sources Inc., Mitchell Site Acq, Inc., LFC, Inc. and CCI Telecom, Inc.

Through its operating subsidiaries (described below), Ayin Holding offers a “turn-key solution,” a full spectrum of engineering and management services required for the development of wireless network infrastructure. Ayin Holding is located in Houston, Texas.

The wireless operator’s greatest challenge is providing the consumer with a reliable network at a competitive price. As a combined unit, our greatest challenge is earning the confidence of the wireless operator and taking a more strategic role in their overall site management and development process by providing a true “one-stop” solution.

As a full service provider, Ayin Holding offers clients tower rental services on towers owned by Ayin Tower Management Services, Inc. in prime markets; site services including site selection, leasing, zoning and construction; new tower build out to tenant specifications; and tower operation services, including 24-hour monitoring and an extensive inspections program. Tower locator services provide clients with a one-stop source to search for a tower solution across multiple markets and owners; and where a tower is not the solution we locate, engineer and install a distributed antenna system on buildings or other structures.

On June 20, 2006, Ayin Holding executed a tower asset purchase agreement and tower asset exclusive option agreement with The Tower Company of Louisiana, LLC and Boihem Investment Company, LLC, as sole member of The Tower Company of Louisiana. At the closing under the tower asset purchase agreement, Ayin Holding was to purchase 53 of The Tower Company of Louisiana’s cell towers and related tower assets for a fixed sum per tower (as detailed below). The agreements are subject to our obtaining third party financing, on commercially reasonable terms, sufficient to pay the purchase price and consummate the acquisition transaction.

Under the tower asset purchase agreement, the purchase price was $325,000 per cell tower (for a total of $17,225,000 in cash at the closing) less pro-ratable items such as prepaid rent, utilities, taxes and maintenance fees. On July 11, 2006, the parties agreed to effect a closing on 19 of the 53 cell towers to be purchased in connection with the tower asset purchase agreement pursuant to a letter agreement, dated July 11, 2006, which specified the specific 19 towers and related assets being purchased and the terms and conditions applicable to the sale. Ayin Holding completed its purchase of the 19 towers, by wiring $6,142,309 in cash to Boihem Investment Company, such sum representing the purchase price for the 19 towers less the pro-ratable items stipulated under the partial closing letter agreement.

Under the option agreement, Ayin Holding has the exclusive option to purchase cell towers constructed or acquired by The Tower Company of Louisiana or any of its affiliates from time to time during the three-year period following the closing of the transaction. The purchase price for towers purchased during this three-year term shall be equal to:  (i) $325,000 in cash per cell tower with a single broadband or broadband equivalent lessee that is a party to a lease or sublicense agreement on the tower sites; or (ii) for cell towers with more than one such equivalent lessee, an amount equal to $325,000 plus “x”, where “x” equals an amount obtained by dividing the monthly revenue attributable to the additional lessee by $1,800, and multiplying such quotient by $75,000. Further, regardless of whether Ayin Holding exercises its option to purchase any tower asset grouping, Complete Tower Sources Inc. and Mitchell Site

Acq, Inc. will have the right to perform all site acquisition and construction functions for any towers constructed by The Tower Company of Louisiana during the option term.

Complete Tower Sources Inc.

Complete Tower Sources Inc. is engaged in the construction and installation of communication towers, principally in Louisiana and Mississippi. Headquartered in Lafayette, Louisiana, Complete Tower Sources is a tower construction company, providing full service, in-house tower construction, installation and maintenance services to the wireless industry in the gulf coast region.

Complete Tower Sources provides wireless infrastructure services to major wireless carriers, which services include the engineering, installation, integration and maintenance of wireless carrier equipment. Wireless carriers are focused on building and expanding their networks, increasing capacity, upgrading their networks with new technologies and maintaining their existing infrastructure. Our engineers install, test and commission radio equipment at the carrier cell site, including installations of new equipment, technology upgrades, equipment modifications and reconfigurations. These services may also include tower construction. The range of infrastructure services includes installation, testing and commissioning of base station equipment, which is the installation of radio frequency equipment inside the shelter at a cell site, and testing to ensure that the equipment is operating prior to cell site activation; equipment modification and reconfiguration, which involves replacing old equipment with new equipment, re-routing cables and re-locating equipment at the cell site; network modifications, which refers to work done on existing cell sites to increase capacity or change the direction of sectors or antennas; sectorization, which is the installation of antennas to existing cell towers to increase the capacity of the cell site; and maintenance, which includes antenna maintenance to replace damaged antennas, installing tower lighting control panels or sensors or repairing damaged shelters.

Complete Tower Sources’ capabilities include building new towers ranging from 60 to 450 feet, installing new shelters, lines and antennas on existing towers in metro and rural areas, providing an array of technical deployment services, including installing emergency generators, hanging new lines and antennas, testing existing equipment and purchasing, constructing and maintaining tower facilities. In addition to constructing towers, Complete Tower Sources also maintains a fabrication facility where steel platforms are designed, manufactured and deployed for shelters that need to be elevated above areas prone to flooding. Our fabrication customers include wireless operators and governmental entities.

Mitchell Site Acq, Inc.

Mitchell Site Acq, Inc. is engaged in site acquisition, zoning, permitting and project management for cell tower sites, primarily in Louisiana and Mississippi. The company is headquartered in Lafayette, Louisiana.

For Mitchell Site, site acquisition is not a stand-alone service, but a service offered in conjunction with professional project management and site coordination functions. Mitchell Site assists its customers with all facets of the design phase, including site location and identification, lease negotiation and execution, zoning and planning approval process coordination, filing and appearance, ordinance writing, permitting, governmental interaction, coordination of title, architectural design, regulatory, environmental management, site surveys, photographic simulations and as-built drawings. Mitchell Site also provides general construction management services, including power and telephone company coordination, bid management, on-site construction management and project management. Mitchell Site will process search rings on behalf of clients, identifying all viable candidate locations, and then preparing a comprehensive planning guide for client prioritization.

Mitchell Site is well positioned to capture new business from any new wireless service provider wishing to deploy services in Louisiana or Mississippi. For instance, having worked in over 90% of the parishes in

Louisiana, Mitchell Site understands the jurisdictional nuances unique to each parish and is able to streamline the zoning and permitting cycle.

LFC, Inc.

LFC, Inc. provides professional consulting support services to the wireless communication, petroleum exploration, industrial, commercial and residential development industries. Historically, LFC has marketed its services primarily to the telecommunications site development industry. However, LFC’s marketing efforts have evolved to include the traditional (i.e., retail, commercial and industrial) site development industry. This evolution results from the realization that the site development consulting and engineering services utilized by the wireless telecommunication site development industry are the same services utilized by the broader commercial real estate development industry. Furthermore, client diversification is desirable to LFC due to potential negative impacts caused by business cycles occurring throughout various industries.

LFC offers and markets the following professional services: wireless telecommunications site development; environmental consulting; wireless site architecture and engineering services; structural engineering; geotechnical engineering; construction materials testing; petroleum land management; and surveying.

LFC does not typically market its service lines independently. LFC believes the breadth of its service offering gives it an advantage over its competitors. Therefore, LFC will present a “turn-key” offering of integrated and diverse services to potential clients during the sales process.

CCI Telecom, Inc.

CCI Telecom, Inc. with its Aeon Technologies, Inc. subsidiary is a nationwide telecommunications infrastructure service provider with offices in San Antonio, Dallas and Houston, Texas and Lee, Massachusetts. CCI Telecom supplies design, deployment and maintenance services to the communications industry and manages a wide range of communication infrastructure projects from wireless and wireline networks to satellite and radar systems. CCI Telecom serves a diverse customer base of approximately 100 customers that include large and small-sized companies.

CCI Telecom is also a broadband network deployment and maintenance provider, specializing in the design and integration of fixed wireless broadband networks. CCI Telecom provides a wide range of technical services for wireless and wire-line telecom equipment and power systems installation projects, including national surveys, site engineering, installation and testing of microwave and other radio equipment; a single point of project management; services to identify and acquire and engineer the sites best suited to meet the specialized needs of its customers; development and implementation services to wireless carriers and equipment manufacturers involved in the cellular, microwave, broadband wireless and fixed wireless markets; and a broad range of services designed to assist service providers in locating and repairing faults in their primary and back haul radio structures and components.

CCI Telecom has built and/or modified radar installations in more than 30 states in the United States and in 10 international locations, including Latin America and the Caribbean. CCI Telecom has provided site construction and installation services on both satellite ground station and radio telescope building projects, building and modifying telecom facilities for wire line and wireless service providers.

CCI Telecom is a turn-key infrastructure builder for its customers, performing facility upgrades for switching equipment and civil construction and installation of regeneration huts along fiber optic cable routes. CCI Telecom has particular expertise in constructing around active telecom equipment, where temperature and dust variations can significantly impact network operations. Power system projects vary from installing a string of batteries to live “cut-overs.”  CCI Telecom specializes in working around live equipment, routinely performing “hot-cuts” in the central office and switch environment.

Viasys

Viasys Network Services, Inc. and Viasys Services, Inc. provide a variety of services to the transportation, utility, telecommunication and manufacturing industries. The corporate headquarters are located in Lakeland, Florida with divisional offices in Tampa and Orlando, Florida, Atlanta and Albany, Georgia, and Raleigh and Charlotte, North Carolina, with various project offices covering 18 states in the eastern United States.

The Viasys entities’ telecommunications infrastructure services include engineering, construction, installation and maintenance of aerial, underground and buried fiber-optic, coaxial and copper cable systems owned by local and long distance communications carriers and cable television multiple system operators. The Viasys entities’ telecommunications services include engineering, installation and maintenance of broadband networks. These services also address copper, hybrid fiber coax and passive optical networks.

The Viasys entities provide an extensive range of general contracting and maintenance services to the manufacturing and government sector. The Viasys entities seek to recruit and retain a competent, skilled workforce to meet the needs of its customers. Reliability is the company standard, resulting in many long-term relationships with clients.

The Viasys entities provide transportation services in various state projects throughout the southeastern United States. They install, test and maintain technology, including cameras, sensors, weigh-in-motion scales, traffic signal systems and variable message signs.

Viasys Network Services designs, deploys and maintains wire-line and wireless broadband networks for both the government and private sectors. Projects include county-wide mobile broadband systems for public safety, transit, transportation, municipal Wi-Fi deployment, enterprise wireless networks and fiber optic deployments for the telecom industry.

For more than 50 years, the Viasys entities have served some of the world’s largest companies and have built power delivery systems, cable television networks, fiber optic networks and voice, video and data networks. They also have an extensive fleet of specialized bucket trucks, backhoes, trenchers and other heavy equipment.

Method IQ, Inc.

Method IQ, Inc. is a customer interaction solutions provider, helping organizations of all sizes build more effective customer relationships by streamlining business processes, leveraging and implementing emerging and sophisticated technologies and increasing the efficiency of critical business interactions. Method IQ is headquartered in Alpharetta, Georgia, with offices throughout the southeastern United States.

Method IQ’s clients include Fortune 500 companies. Method IQ supports a range of leading technology products coupled with proven service offerings. Assignments range from top-level strategic assessments to implementing and operating world-class contact centers.

Method IQ is a provider of customer interaction solutions for companies in the financial, healthcare and other industries. Method IQ solutions help organizations more effectively manage touch points with customers, improve revenue generation opportunities and increase productivity in contact centers.

Material Acquisitions

Crochet & Borel Services, Inc.

Effective May 2006, we purchased all of the outstanding shares of Crochet & Borel Services, Inc. from Troy D. Crochet pursuant to a stock purchase agreement. The consideration for the Crochet & Borel shares was 8,008,000 shares of our common stock and $78,932,514, composed of $1,000,000 in cash payable at closing, a promissory note in the amount of $19,000,000 and cash consideration of $57,562,848 payable on January 31, 2009. On January 12, 2007, we amended the Crochet & Borel stock purchase agreement to combine the promissory note and the cash consideration due on January 31, 2009 into a single promissory note in the amount of $77,932,514 bearing interest at the rate of 4.74% per annum and payable as provided below. This new promissory note is secured by a security agreement pursuant to which we and our wholly-owned subsidiaries, Crochet & Borel Services, Inc. and Ayin Holding Company Inc., granted Mr. Crochet a security interest in certain assets, subject to all liens on any collateral existing on the date of the security agreement.

The 8,008,000 shares of our common stock Mr. Crochet is to receive were split into two components:  (1) 7,258,000 shares that were issued to Mr. Crochet on the closing date, and (2) an additional 750,000 shares issuable to Mr. Crochet. The shares of our common stock issued and issuable to Mr. Crochet have registration rights.

We paid $31,100,000 of the $77,932,514 promissory note as of April 6, 2007. The current remaining balance of this promissory note is $46,832,514, which is due and payable by January 31, 2009.

The Cotton Companies

As of September 1, 2006, we executed an agreement to acquire Cotton Holding 1, Inc., Cotton Commercial USA, L.P. and Cotton Restoration of Central Texas, LP for $75 million, payable in the form of cash, promissory notes and shares of our common stock, with allowances for various adjustments. The original closing date for the purchase was to be September 22, 2006 for the entire interest in the Cotton companies. However, by mutual agreement, the original purchase agreement was amended and restated whereby, on December 8, 2006, we acquired a 40% interest in each of the three Cotton companies. The consideration for the 40% interests was $14 million in cash, a secured promissory note in the amount of $10 million due by March 8, 2007, and 1,555,532 shares of our common stock. The shares received by the sellers of the Cotton companies carry piggyback registration rights.

On February 23, 2007, we acquired the remaining 60% interest in each of the three Cotton companies for $22,754,406 in cash. In addition, in satisfaction of the $10 million secured promissory note that was due by March 8, 2007, we paid $5,000,000 in cash and issued a new secured promissory note in the amount of $5,184,932 that was due on March 8, 2007. This promissory note is currently in default.

Complete Tower Sources Inc.

On June 20, 2006, Ayin Holding Company Inc. entered into a stock purchase agreement  with Complete Tower Sources Inc. and its sole shareholder, Lori H. Mitchell, whereby Ayin Holding agreed to purchase all of the issued and outstanding capital stock of Complete Tower Sources for the aggregate purchase price of $71 million (not including the consideration due to the seller for entering into the non-competition agreement, as described below), subject to adjustment as provided in the Complete Tower Sources stock purchase agreement. The purchase price was payable at the closing as follows:

•       A cash amount equal to $42,600,000 paid to the seller in immediately available funds; and

•       A promissory note in a principal amount equal to $28,400,000, payable in three equal annual installments of $9,466,666 bearing simple interest at a rate equal to 9%, and subject to adjustment based upon Complete Tower Sources’ future performance against specified targets for earnings before interest, taxes, depreciation and amortization.

On August 15, 2006, we entered into an agreement amending the terms of the Complete Tower Sources stock purchase agreement and closed the transaction. At the closing, we paid the seller $5,000,000 of the $28,775,852 in cash that was payable at the closing. The balance of $23,775,852 was paid to seller in the form of a promissory note with a maturity date of September 30, 2006. In the event we failed to satisfy the full amount due under this promissory note by the maturity date, we had the right to extend the payment date for up to two consecutive periods of 30 days each, subject to a payment, upon exercise, of $725,000 to the seller as consideration for each such extension period exercised by us. In addition, on the closing date, we delivered to the seller the $28,400,000 promissory note.

On October 27, 2006, we and Ayin Holding executed a letter agreement with the seller amending certain terms of the Complete Tower Sources stock purchase agreement. Pursuant to this letter agreement, the total sales price for Complete Tower Sources was increased by $5,000,000 to $76,000,000, to be paid as follows:

•       the $5,000,000 that had already been paid to the seller;

•       a newly issued promissory note dated October 20, 2006 in the amount of $42,955,852 due on December 18, 2006;

•       a newly issued promissory note dated October 20, 2006 in the amount of $14,200,000 payable in two annual installments commencing December 10, 2007; and

•       a sum of $13,844,148 to be paid to certain employees of Complete Tower Sources on or before December 23, 2006.

Pursuant to the October 27, 2006 letter agreement, all of the promissory notes issued at the August 15, 2006 closing were cancelled and replaced with the notes issued under the October 27, 2006 letter agreement. With respect to the cancellation and replacement of those closing notes due on September 30, 2006, we paid the seller a non-refundable extension payment of $1,450,000 on October 27, 2006 for her agreement to extend the payment date of the new notes to December 18, 2006.

On December 14, 2006, we and Ayin Holding executed another letter agreement with the seller further amending certain terms of the Complete Tower Sources stock purchase agreement. Pursuant to this letter agreement, the payment date of the new notes was extended from December 18, 2006 until February 15, 2007.

On February 21, 2007, we paid $33,420,390 in cash to the seller and $17,589,134 in cash to certain employees of Complete Tower Sources. We also delivered to the seller a note in the amount of $5,790,476. In addition to the foregoing, in consideration for the seller entering into a three year non-competition agreement, we issued to the seller 583,516 shares of our common stock.

Also on February 21, 2007, Carroll Castille, the former senior vice president and managing director of Complete Tower Sources, entered into an employment agreement with Complete Tower Sources to serve as it’s president. Under the terms of that employment agreement, Mr. Castille receives no base salary, but is entitled to a bonus of at least $250,000, but no more than $1,000,000, based upon Complete Tower Sources’ year-end audited financial results compared to its projected financial performance for the year. Mr. Castille also entered into a three year non-competition agreement on February 21, 2007.

Mitchell Site Acq, Inc.

On June 20, 2006, Ayin Holding Company Inc. executed an agreement with Matthew B. Mitchell, the sole shareholder of Mitchell Site Acq, Inc., for the acquisition of 100% of the issued and outstanding capital stock of Mitchell Site for $27 million, payable as follows:

•       $9,712,500, payable $4,312,500 in cash at closing and by delivery of a promissory note in the amount of $5,400,000, payable in three equal annual installments of $1,800,000, bearing simple interest at a rate equal to 9%, and subject to adjustment based upon Mitchell Site’s future performance against specified earnings targets;

•       $13,500,000 for the seller’s personal shareholder goodwill, payable $8,100,000 in cash at closing and by delivery of a promissory note in the amount of $5,400,000 payable in three equal annual installments of $1,800,000, bearing simple interest at the rate of 9% and subject to adjustment;

•       $3,000,000 in cash and shares of our common stock equal in value to $500,000 divided by the average closing trading price per share of our common stock for the ten trading days ending on the closing date, such cash amount and shares to be delivered to the seller at the closing as consideration for the seller entering into a three year non-competition agreement; and

•       $787,500 in cash to be paid directly to the Mitchell Site contractors listed on a schedule to the agreement to be paid directly to the contractors within five days after the closing.

On August 15, 2006, we entered into an agreement amending the terms of the Mitchell Site stock purchase agreement and closed the transaction. At the closing, we paid the seller $2,000,000 of the $15,412,500 in cash that was payable at the closing. The balance of $13,412,500 was paid to seller in the form of a promissory note with a maturity date of September 30, 2006. In the event we failed to satisfy the full amount due under this promissory note by the maturity date, we had the right to extend the payment date for up to two consecutive periods of 20 days each, subject to a payment, upon exercise, of $275,000 to seller as consideration for each extension period exercised by us. In addition, on the closing date, we delivered to the seller the two $5,400,000 promissory notes.

On October 27, 2006, we and Ayin Holding executed a letter agreement with the seller amending certain terms of the Mitchell Site stock purchase agreement. Pursuant to this letter agreement, the total sales price for Mitchell Site was increased by $2,000,000 to $29,000,000, to be paid as follows:

•       the $2,000,000 which had already been paid to the seller;

•       a newly issued promissory note dated October 20, 2006 in the amount of $20,812,500 due on December 18, 2006;

•       a newly issued promissory note dated October 20, 2006 in the amount of $2,700,000 payable in two annual installments commencing December 10, 2007;

•       a newly issued goodwill purchase agreement promissory note dated October 20, 2006 to the seller in the amount of $2,700,000 payable in two annual installments commencing December 10, 2007; and

•       a sum of $787,500 to be paid to certain contractors of Mitchell Site on or before December 23, 2006.

Pursuant to the October 27, 2006 letter agreement, all of the promissory notes that had been issued at the August 15, 2006 closing were cancelled and replaced with the notes issued under the October 27, 2006 letter agreement. With respect to the cancellation and replacement of those closing notes due on September 30, 2006, we paid the seller a non-refundable extension payment of $550,000 on October 27, 2006 for his agreement to extend the payment date of the new notes to December 18, 2006.

On December 14, 2006, we and Ayin Holding executed another letter agreement with the seller further amending certain terms of the Mitchell Site stock purchase agreement. Pursuant to this letter agreement, the payment date of the new notes was extended from December 18, 2006 until February 15, 2007.

On February 21, 2007, we paid $18,602,976 in cash to the seller and $787,500 in cash to certain contractors of Mitchell Site. We also delivered to the seller a note in the amount of $2,209,524. In addition to the foregoing, in consideration for the seller entering into a three year non-competition agreement, we issued to the seller 72,939 shares of our common stock.

On February 21, 2007, both the seller and Lori H. Mitchell entered into employment agreements with Mitchell Site. Pursuant to these employment agreements, the seller is serving as Mitchell Site’s president, and Mrs. Mitchell is serving as its vice-president. Under the terms of these agreements, neither the seller nor Mrs. Mitchell receive a base salary, but both of them are entitled to a bonus based on Mitchell Site’s year-end audited financial results compared to its projected financial performance for the year. The bonus payable each year will be split between the seller and Mrs. Mitchell and will be no less than $250,000, but no more than $1,000,000, in the aggregate.

LFC, Inc.

On April 24, 2006, LFC Acquisition Company, Inc., one of our wholly-owned subsidiaries, was merged with and into LFC, Inc., as a result of which, LFC, Inc. the surviving entity, became one of our wholly-owned subsidiaries. The consideration paid to the stockholders of LFC, Inc. in connection with the merger was determined by considering its business as two separate components:

•       LFC’s cell towers; and

•       LFC’s professional services business.

A large portion of the purchase price for LFC is contingent upon LFC’s future performance against certain specified earnings targets and subject to certain further adjustments.

LFC’s cell tower assets, consisting of 11 cellular towers and related tower assets, carry a fixed purchase price of $4,699,156, payable as follows:

•       $2,042,317 in cash, which represents 60% of $4,699,156 less $984,415 in specified cell tower debt and $186,528 in prepaid rent, subject to certain adjustments; and

•       562,839 shares of our common stock, which represents the remaining 40% of $4,699,156 divided by the price of our common stock on the closing date of $2.64 per share, subject to certain adjustments.

The portion of the purchase price that is contingent upon LFC’s future performance will be calculated as the product of 4.5 times LFC’s professional service business’ earnings before interest, taxes, depreciation and amortization for the three year period commencing on May 1, 2006 and ending on April 30, 2009. As of the closing, this amount was projected to be $11,206,152, which amount is payable as follows:

•       $1,988,132 in cash at closing, which, together with the assumption of $263,406 of indebtedness, represented 20% of $11,206,152;

•       $1,120,615 in cash, which represented 10% of the $11,206,152, held back by us until the end of the three year period as partial security for the obligations of the sellers under the merger agreement; and

•       $7,833,999 in value of shares of our common stock, which represented approximately 70 percent of the $11,206,152, of which 898,106 shares were delivered at closing and 2,069,318 shares were placed into an escrow.

At the end of the three year period commencing on May 1, 2006 and ending on April 30, 2009, the aggregate merger consideration is subject to the following post-closing adjustments:

•       If the portion of the purchase price that is contingent upon LFC’s future performance is greater than $11,206,152, we will pay to the sellers the difference by: (i) issuing to each seller his pro rata share of the number of shares determined by multiplying the surplus amount by 65% and dividing the resulting product by $2.64; and (ii) paying each seller his pro rata share of an amount in cash equal to the surplus amount multiplied by 35%, but only if such cash payment is permitted under the loan agreements to which we and LFC are parties.

•       If the portion of the purchase price that is contingent upon LFC’s future performance is less than the $11,206,152, sellers shall pay to us the difference by forfeiting each seller’s pro rata share of the number of shares determined by dividing the deficit amount by the applicable share price (as defined in the merger agreement). If the value of this forfeited amount is greater than $7,833,999, then the sellers shall forfeit their right to receive all or a portion of the $1,120,615 that was held back by us, and such forfeited amount shall be delivered to us.

In accordance with the terms of the definitive merger agreement, we prepared and delivered to the sellers a statement of the ordinary course accounts receivable and the ordinary course accounts payable of LFC as of April 24, 2006, along with our calculation of the closing net receivables based on such statements. We determined that the closing net receivables of LFC equaled $715,431, which was $15,431 over the $700,000 target for closing net receivables.

Upon the closing, we made a cash payment of approximately $2 million to the LFC stockholders. We estimate that we will issue up to an aggregate of an additional 1,963,500 shares in satisfaction of the stock portion of the consideration payable in connection with this transaction.

In addition to the aggregate merger consideration adjustments outlined above, the sellers have the right to receive contingent performance payments based upon the surviving corporation’s earnings before interest, taxes, depreciation and amortization and revenue during the fourth and fifth years following the closing. Such payments, if earned, will be due and payable within 120 days following the end of each such twelve month period. The earnings before interest, taxes, depreciation and amortization and other financial targets are set forth in the definitive merger agreement. Any contingent performance installment due to the sellers will be paid in cash or our common stock, in the sellers’ discretion, provided that in the event the sellers opt for cash, such cash payments shall be subject to the terms and conditions of any loan agreements to which we or LFC are parties.

We also agreed to file a registration statement covering the resale of our common stock to be issued to sellers under the definitive merger agreement.

Viasys

On November 16, 2005, we acquired Viasys Network Services, Inc. and Viasys Services, Inc. from New Viasys Holdings LLC pursuant to a stock purchase agreement. The consideration for this acquisition was:

•       Cash in the amount of $2,366,284 (which was provided by Highgate House Funds, as described below), which represented the value of the net assets of the two acquired Viasys entities plus $500,000.

•       A subordinated secured promissory note in the original principal amount of $3,500,000 bearing interest at the rate of 8% per annum payable in installments. This note was secured by collateral consisting of certain facilities maintenance contracts and by 500,000 unregistered shares of our common stock, which were placed in escrow.

•       A promissory note in the amount of $6,572,103 in favor of New Viasys Holdings payable solely from proceeds relating to the two acquired Viasys entities’ contract with the Commonwealth of Virginia Department of Transportation and secured by a security interest in certain collateral related to that contract.

•       An earn-out agreement that provided for potential additional consideration of up to $2 million, based revenue growth and earnings targets over the three year period ending April 30, 2008.

On September 29, 2006, in order to resolve a dispute over the potential earn-out payments, we and the two acquired Viasys entities entered into a mutual release and settlement agreement with New Viasys Holdings, pursuant to which the parties agreed to waive and release each other from certain closing conditions, payment obligations and indemnification claims under the Viasys stock purchase agreement, including our obligations to pay the $10,072,103 under the two promissory notes described above. Further, at closing under the Viasys settlement agreement, we released to New Viasys Holdings the 500,000 escrowed shares of our unregistered common stock and issued to it an additional 225,000 shares of our unregistered common stock, all 725,000 of which shares have registration rights. These shares were issued in the names of Mel Harris and Steven Posner, two of the owners of New Viasys Holdings, and Messrs. Harris and Posner were given the right during the 90-day period beginning on the first anniversary of the closing of the Viasys settlement agreement to require us to repurchase at a price of $6.50 per share any number of these shares they may specify. We also agreed to issue to Messrs. Harris and Posner at the closing convertible promissory notes in the amounts of $473,848.80 and $242,151.20, respectively. In addition, we agreed to pay to New Viasys Holdings the sum of $372,424, which amount was paid on November 17, 2006, and to pay within 60 days thereafter the amount of $426,333, including $93,000 in interest, which amount has not yet been paid.

We intend to merge the Viasys entities and Digital Communications Services, Inc., one of our smaller directly-owned subsidiaries. Like the Viasys entities, Digital Communications Services provides telecommunications construction services.

CCI Telecom, Inc.

On March 4, 2005, Charys Acquisition Company, Inc., one of our wholly-owned subsidiaries, was merged with and into CCI Telecom, Inc., pursuant to which CCI Telecom, the surviving entity, became one of our wholly-owned subsidiaries. As a result of the merger, each of the then existing CCI Telecom stockholders received one share of our common stock for each 26.88 shares of CCI Telecom common stock converted in the merger. In addition, each stockholder of CCI Telecom who elected not to participate in future earn-out payments as provided in the merger agreement received an additional 0.030712 share of our common stock, adjusted up to the next whole share, for each share of our common stock they received in the merger. A total of 795,342 shares of our common stock, adjusted for fractional shares, were issued to the CCI Telecom stockholders, each of whom also received registration rights with respect to all of the shares of our common stock received in the merger. For purposes of the calculation of the number of shares of our common stock to be issued in the merger, the parties assumed a value of $4.00 per share, or an aggregate value of $2,990,798.53. The earn-out period has expired, and no payments were earned or made with respect to the earn-out consideration.

Method IQ, Inc.

On December 22, 2005, we purchased all of the issued and outstanding shares of the capital stock of Method IQ, Inc. from Rock Creek Equity Holdings, LLC and J. Alan Shaw. The aggregate consideration for the purchase was $10,500,000, paid as follows:

•       A secured promissory note with an original principal balance of $5,250,000. As amended to date, this note has a current balance of $950,000 and was due on or before January 31, 2007. This note has not yet been paid.

•       $5,250,000 in value of shares of our common stock.

In addition to the foregoing consideration, we contributed $500,000 to the capital of Method IQ.

On May 1, 2006, the stock purchase agreement was amended by the parties to reflect the issuance of 1,315,000 shares of our common stock on June 5, 2006 in satisfaction of the stock consideration component of the purchase price. The aggregate $10,500,000 purchase price was subject to a one-time adjustment based upon our financial performance during the year following December 22, 2005, but no adjustment was required. Further, until June 22, 2007, Rock Creek Equity Holdings may be entitled to earn the following:

•       an additional 500,000 shares of our common stock;

•       options or other convertible securities representing the right to acquire up to an additional 250,000 shares of our common stock pursuant to a stock plan currently being developed by us, and if no stock plan exists, then Rock Creek Equity Holdings will be entitled to earn up to an additional 250,000 shares of our common stock; and

•       50,000 shares of our Series A Preferred Stock owned by Billy V. Ray, Jr.

During this period ending June 22, 2007, Method IQ is required to provide us with a list of target subsidiaries and target revenue for potential acquisition by us. Upon closing of the acquisition of each such target subsidiary, Rock Creek Equity Holdings shall be vested in a percentage of the securities described above. Based upon performance to date, we do not expect any such vesting to occur during the earn-out period.

We also agreed to register all shares of our common stock issued and issuable to Rock Creek Equity Holdings and Mr. Shaw pursuant to the Method IQ stock purchase agreement.

Financing Transactions

The following table summarizes our financing transactions, which are described in further detail below.

Transaction	Lender/Investor	Borrower/Obligor	Description	Current Maximum Amount
Private Offering of Securities	McMahan Securities Co. L.P., as Initial Purchaser	Charys Holding Company, Inc.	Private Offering of Units, Consisting of 8.75% Senior Convertible Notes and Warrants	$201,250,000
Crochet & Borel New Stream Revolving Credit Facility	New Stream Commercial Finance, LLC	Crochet & Borel Services, Inc.	Revolving Credit Facility	$35,000,000
Ayin Tower Management New Stream Revolving Credit Facility	New Stream Commercial Finance, LLC	Ayin Tower Management Services, Inc.	Revolving Credit Facility	$14,000,000
Complete Tower New Stream Revolving Credit Facility	New Stream Commercial Finance, LLC	Complete Tower Sources Inc.	Revolving Credit Facility	$9,000,000
Vision Financing	Purchasers Lead by Vision Opportunity Master Fund, Ltd.	Charys Holding Company, Inc.	Note and Warrant Purchase Agreement	$14,500,000
CCI Telecom CAPCO Financing	CAPCO Financial Company	CCI Telecom, Inc.	Revolving Credit Facility	$3,000,000
Frost Bank Financing	The Frost National Bank	Charys Holding Company, Inc.	Restructuring of CCI Telecom, Inc. Credit Facilities	400,000 Common Shares and 500,000 Series C Preferred Shares
Highgate House Financing	Highgate House Funds, Ltd.	Charys Holding Company, Inc.	Securities Purchase Agreement	966,370 Common Shares and Warrants to Purchase 1,000,000 Common Shares
Digital Communications Services Wachovia Credit Facility	Wachovia National Bank	Digital Communications Services, Inc.	Revolving Credit Facility	$1,000,000
Method IQ CAPCO Financing	CAPCO Financial Company	Method IQ, Inc.	Revolving Credit Facility	$2,000,000
Harris/Posner Financing	Mel Harris and Steve Posner	Charys Holding Company, Inc. and Billy V. Ray, Jr.	Securities Purchase Agreement	1,565,000 Common Shares and Warrants to Purchase 250,000 Common Shares
Series D Preferred Stock Financing	Various Investors	Charys Holding Company, Inc.	Securities Purchase Agreement	$9,000,000
Gottbetter Capital Subordinated Convertible Debt	Institutional Investors Lead by Gottbetter Capital Master, Ltd.	Charys Holding Company, Inc.	Subordinated Convertible Notes	$4,500,000

Private Offering of Securities

On February 14, 2007, we entered into the Unit Purchase Agreement with McMahan Securities Co. L.P., pursuant to which our separable units (consisting of our 8.75% Senior Convertible Notes and warrants) described in this prospectus were offered and sold. The offering and sale of these units were made by McMahan Securities to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933.

On February 16, 2007, we completed the sale of $175 million of the units. On March 6, 2007, McMahan Securities exercised its option to purchase and sell an additional $26.25 million of the units, the sale of which occurred on March 8, 2007.

The aggregate net proceeds of this offering of approximately $189.9 million were used by us toward the payments due under the purchase agreements for Cotton Holdings 1, Inc., Cotton Commercial USA, L.P., Cotton Restoration of Central Texas, LP, Complete Tower Sources Inc., Mitchell Site Acq, Inc. and Crochet & Borel Services, Inc., to refinance and/or pay off other indebtedness and for working capital and other general corporate purposes. For a description of the securities included in the units, see “Transactions Relating to this Offering” and “Description of the Notes and Warrants.”

Crochet & Borel New Stream Revolving Credit Facility

On August 28, 2006, Crochet & Borel Services, Inc. entered into a loan and security agreement with New Stream Commercial Finance, LLC to provide for a revolving credit facility of up to $35 million for Crochet & Borel. This senior credit facility, which has a one-year term, is secured by substantially all of Crochet & Borel’s assets and a pledge of all of our stock ownership in that subsidiary.

In connection with this financing, New Stream received warrants to purchase 2,000,000 shares of our common stock at a price of $4.80 per share. New Stream was also granted registration rights with respect to the shares of common stock underlying these warrants.

According to this New Stream loan agreement, as amended to date, Crochet & Borel is subject to the following minimum earnings before interest, taxes, depreciation and amortization and minimum tangible net worth financial covenants:

Fiscal Quarter Ending	Minimum Earnings Before Interest, Taxes, Depreciation and Amortization	Minimum Tangible Net Worth
October 31, 2006	$170,000	$1,000,000
January 31, 2007	$(300,000)	$38,000,000
April 30, 2007	$(365,000)	$40,000,000
July 31, 2007	$(415,000)	$45,000,000

In addition, Crochet & Borel is also subject to certain negative covenants that prevent it from conducting certain activities without New Stream’s consent. Such restricted activities include, among others, providing financing to any party, cancellation of indebtedness owed Crochet & Borel, acquisitions and other material corporate restructuring, related party transactions exceeding $100,000, creation of new liens on Crochet & Borel’s assets, transfers of assets not in the ordinary course of business and making certain restricted payments.

The current outstanding balance due under this New Stream loan agreement is approximately $2.3 million, which is due and payable by August 8, 2008. New Stream granted its consent to Crochet & Borel becoming a guarantor of our obligations under our 8.75% Senior Convertible Notes.

Ayin Tower Management New Stream Revolving Credit Facility

On November 8, 2006, Ayin Tower Management Services, Inc. entered into a loan and security agreement with New Stream providing for up to $14,000,000 in revolving credit to Ayin Tower Management, which expires on November 8, 2008. The actual amount of credit available under this New Stream loan agreement will be subject to quarterly adjustments based upon Ayin Tower Management’s earnings before interest, taxes, depreciation and amortization for specified periods. Proceeds of this New Stream loan agreement may be used by Ayin Tower Management to refinance its existing indebtedness, for transaction expenses, for working capital and for other general corporate purposes. This loan is secured by a pledge of all of the issued and outstanding capital stock of Ayin Tower Management. In addition, we issued to New Stream a five-year warrant to purchase 600,000 shares of our common stock at an exercise price of $4.00 per share. The shares of our common stock to be issued to New Stream upon the exercise of the warrant have registration rights.

The current outstanding balance due under this New Stream loan agreement is approximately $6.4 million, which is due and payable by November 8, 2008.

Complete Tower New Stream Revolving Credit Facility

On March 6, 2007, Complete Tower Sources Inc. entered into a loan and security agreement with New Stream providing for a revolving credit facility of up to $9 million, which expires on May 31, 2007. The actual amount of credit available under this New Stream loan agreement will be subject to adjustment primarily based upon the value of Complete Tower Sources’ receivables. Proceeds of this New Stream loan agreement may be used by Complete Tower Sources to refinance existing indebtedness, for transaction expenses, for working capital, and for other general corporate purposes, and for certain other specified purposes. Payment obligations under this New Stream loan agreement are secured by all of Complete Tower Sources’ property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired. In connection with and as a condition precedent to the closing of this New Stream loan agreement, Charys and Ayin Tower Management Services, Inc. delivered guarantees pursuant to which they agreed to guarantee payment and performance of Complete Tower Sources’ obligations under its New Stream loan agreement.

Under this New Stream loan agreement, Complete Tower Sources is subject to certain limitations, including limitations on its ability to incur additional debt or sell assets, to make certain investments and acquisitions, to grant liens, and to pay dividends and distributions. Complete Tower Sources is also subject to financial covenants that include a minimum interest coverage ratio and a minimum net borrowing availability.

The current outstanding balance due under this New Stream loan agreement is approximately $3.4 million, which is due and payable by May 31, 2007.

Vision Financing

In order to finance the acquisition of the initial 40% interest in each of Cotton Holdings 1, Inc., Cotton Commercial USA, L.P. and Cotton Restoration of Central Texas, LP, as of December 4, 2006, we entered into a note and warrant purchase agreement with various purchasers led by Vision Opportunity Master Fund, Ltd. and issued notes for $14.5 million. The subordinated convertible promissory notes sold in this financing bear interest at a rate of 8% per annum and are convertible into shares of our common stock based on an initial conversion price of $2.25 per share. For no additional consideration, each of the purchasers was also issued:  (i) Series A Warrants expiring on December 4, 2011 to purchase at an exercise price of $4.00 per share the number of shares of our common stock equal to 75% of the number of conversion shares (as defined in the Vision note and warrant purchase agreement) issuable upon conversion of the notes purchased by each purchaser, (ii) Series B Warrants expiring on December 4, 2011 to purchase at an exercise price of $5.00 per share the number of shares of our common stock equal to 75% of the number of conversion shares issuable upon conversion of the notes purchased by each purchaser, (iii) Series J Warrants expiring on September 7, 2007 to purchase at an exercise price of $3.25 per share the number of shares of our common stock equal to 100% of the number of conversion shares issuable upon conversion of the notes purchased by each purchaser, (iv) Series C Warrants expiring on December 4, 2011 to purchase at an exercise price of $4.00 per share the number of shares of our common stock equal to 75% of the number of conversion shares issuable upon conversion of the notes purchased by each purchaser, and (v) Series D Warrants expiring on December 4, 2011 to purchase at an exercise price of $5.00 per share the number of shares of our common stock equal to 75% of the number of conversion shares issuable upon conversion of the notes purchased by each purchaser. However, each of the purchasers was only issued Series J Warrants, Series C Warrants and Series D Warrants if such purchaser’s aggregate investment in us was equal to or greater than $10,000,000 (including only such purchaser’s investment in the Vision financing plus such purchaser’s investment in the Gottbetter financing described below). Further, a holder of Series C Warrants and Series D Warrants may not exercise such warrants unless such purchaser has first exercised its Series J Warrants. A holder’s Series C Warrants and Series D Warrants will become exercisable as to a number of shares of our common stock equal to 75% of the number of shares of our common stock acquired by that holder through the exercise of its Series J Warrants.

Prior to February 28, 2007, the outstanding balance under the Vision note and warrant purchase agreement was approximately $14,450,000, which was due and payable by December 4, 2009. On February 28, 2007 and March 1, 2007, Charys prepaid a total of $13,500,000 of the outstanding balance due Vision Opportunity Master Fund, Fort Mason Master, LP and Fort Mason Partners LP, using proceeds from the private offering of our separable units (consisting of our 8.75% Senior Convertible Notes and warrants) described in this prospectus. Upon the occurrence of such prepayments the following changes were made to the warrants held by Vision Opportunity Master Fund and the Fort Mason entities:  (i) their Series B Warrants were cancelled; (ii) their Series A Warrants were amended to reduce the exercise price of such warrants to $2.50 per share; and (iii) their Series J Warrants were amended to reduce the exercise price of such warrants to $2.40 per share. The following changes were also made to the warrants held by Opal Limited, which only held Series A Warrants and Series B Warrants and did not receive Series J Warrants, Series C Warrants or Series D Warrants:  (i) its Series B Warrants were cancelled; and (ii) its Series A Warrants were amended to reduce the exercise price of such warrants to $2.50 per share. None of the other warrants issued pursuant to the Vision note and warrant purchase agreement were affected in connection with this prepayment to Vision Opportunity Master Fund and the Fort Mason entities.

Of the $13,500,000 prepaid by us on February 28, 2007 and March 1, 2007, Vision Opportunity Master Fund received $10,000,000 and the two Fort Mason entities together received $3,500,000. Vision Opportunity Master Fund and the Fort Mason entities no longer hold any of the promissory notes issued pursuant to the Vision note and warrant purchase agreement. Each of Vision Opportunity Master Fund and the Fort Mason entities used the amounts prepaid to them to acquire units sold in the private offering of our separable units described in this prospectus.

CCI Telecom CAPCO Financing

On July 18, 2005, we arranged a financing for CCI Telecom, Inc. with CAPCO Financial Company, a division of Greater Bank N.A., to provide for an asset-based credit facility of up to $5,000,000. The maximum size of this facility has since been reduced to $3,000,000, and the interest rate charged is prime plus six percent. We guarantee all payments of CCI Telecom’s indebtedness under this facility.

CCI Telecom’s obligations under the CAPCO financing agreement are secured by a security interest in all of CCI Telecom’s personal property, including accounts receivable, contract rights, documents, instruments, deposit accounts, investment property, general intangibles and inventory. CAPCO’s consent is required if we desire to sell more than 25 percent of the outstanding shares of CCI Telecom. In addition, CCI Telecom may not execute any financing statements pledging accounts receivable, inventory or work in process in favor of any entity other than CAPCO.

The current outstanding balance due under this credit facility is approximately $2.2 million, which is due and payable by August 29, 2007.

In connection with this financing, on August 1, 2005, Venture Banking Group, an affiliate of CAPCO, received a warrant to purchase up to 862,069 shares of our common stock at $0.35 per share. The warrant expires on July 31, 2012. Venture Banking Group may from time to time convert this warrant, in whole or in part, into a number of shares of our common stock determined by dividing the aggregate fair market value of the shares minus the aggregate warrant price of such shares by the fair market value of one share. The fair market value of the shares will be the closing price of the shares reported for the business day immediately before Venture Banking Group delivers its notice of exercise to us. The shares of our common stock that may be received upon exercise of the warrant are entitled to registration rights.

On August 10, 2006, the warrant was exercised on a cashless basis, as a result of which 662,069 shares underlying the warrant were converted into 630,499 shares of our common stock. The rights to purchase the remaining 200,000 shares under the warrant were transferred to and are currently held by Venture Banking Group’s parent corporation, Greater Bay Bancorp, and by an affiliate of these entities, Greater Bay Bancorp Foundation.

Frost Bank Financing

Effective April 28, 2005, we entered into an agreement with The Frost National Bank relating to the restructuring of the credit facilities extended to CCI Telecom, Inc. and the cancellation of a term note in the amount of $1,709,201 provided by Frost Bank to CCI Telecom before our acquisition of that entity. Pursuant to the agreement, we issued to Frost Bank 400,000 shares of our Series B Preferred Stock, which were converted into 400,000 shares of our common stock on June 8, 2006. On July 29, 2005, pursuant to our agreement with Frost Bank, we made a cash payment of $2,500,000 to Frost Bank and delivered two promissory notes in favor of Frost Bank, in the aggregate amount of $400,000, both of which have since been paid in full.

On July 29, 2005, we also issued to Frost Bank 500,000 shares of our Series C Preferred Stock, which become convertible into 500,000 shares of our common stock beginning April 25, 2007 and expiring April 25, 2009. Subject to the applicable provisions of Delaware law, we, at our option, may at any time redeem the whole or any part of the outstanding Series C Preferred Stock and pay for each share redeemed the amount of $3.50 in cash.

Frost Bank also has demand registration rights with respect to our common stock issuable upon the conversion of the Series B Preferred Stock and the Series C Preferred Stock. As of the date of this prospectus, no demand has been made by Frost Bank to register shares of our common stock.

Highgate House Financing

In order to fund the purchase of Viasys Network Services, Inc. and Viasys Services, Inc., we arranged for $4,000,000 of financing with Highgate House Funds, Ltd. In connection with this financing, we issued to Highgate House:

•       A $4,000,000 secured debenture, which was convertible into shares of our common stock unless redeemed by us before March 17, 2006. On April 20, 2006, Highgate House converted $600,000 of the debenture into 750,000 shares of our common stock. We repaid approximately $3.3 million of this debenture and Highgate House converted the remaining $173,096 of the debenture into

216,370 shares of our common stock on May 19, 2006. Accordingly, the Highgate House convertible debenture was terminated.

•       Warrants to purchase an aggregate of 1,000,000 shares of our common stock, which warrants initially had exercise prices of (i) $0.25 for 200,000 shares, (ii) $0.50 for 400,000 shares, (iii) $0.75 for 200,000 shares, and (iv) $1.00 for 200,000 shares. Each of the exercise prices was reduced to $0.01 per share, except for the 400,000 shares exercisable at $0.50 per share, when the secured debenture was not redeemed in full before March 17, 2006. The warrants expire on November 16, 2008 and may be exercised at any time until their expiration, in whole or in part.

Pursuant to the securities purchase agreement with Highgate House and to further ensure our obligation to issue shares of our common stock upon conversion of the debenture or exercise of the warrants, we issued and escrowed 20,000,000 shares of our common stock with an escrow agent. The number of escrowed shares was reduced to 1,000,000 shares following the termination of the Highgate House debenture.

We also entered into an investor registration rights agreement with Highgate House, obligating us to register all of the shares issued or to be issued to Highgate House. We were required to file a registration statement by February 13, 2006 and have the registration statement declared effective within 90 days thereafter. We are in default under both of these requirements. The agreement provides for monthly liquidated damages in the amount of 2% per month of the outstanding principal amount of the debentures for each month we are in default. However, there is currently no principal amount of debentures outstanding, and no claims have been made by Highgate House based on our default under the registration rights agreement.

Digital Communications Services Wachovia Credit Facility

Digital Communications Services, Inc. has a line of credit with Wachovia National Bank that provides for an asset-based credit facility of up to $1,000,000. This line of credit accrues interest at a rate of prime plus 0.5%. The current outstanding balance due under this facility is approximately $999,999, which is due and payable by May 1, 2007.

This line of credit is secured by all of Digital Communications Services’ accounts receivable and equipment and a personal guarantee by one of the Digital Communications Services’ former shareholders.

Method IQ CAPCO Financing

On March 13, 2006, we arranged a financing for Method IQ, Inc. with CAPCO Financial Company to provide for an asset-based credit facility of up to $2,000,000. The current outstanding balance under this facility is approximately $290,000, which is due and payable by March 13, 2008. Interest accrues at a rate of prime plus 5.5%.

Method IQ’s obligations under its CAPCO financing agreement are secured by a security interest in all of Method IQ’s personal property, including accounts receivable, contract rights, documents, instruments, deposit accounts, investment property, general intangibles and inventory. In addition, Method IQ may not execute any financing statements pledging accounts receivable, inventory or work in process in favor of any entity other than CAPCO. Further, we guarantee all payments of Method IQ’s indebtedness under this facility.

In connection with this financing, on March 13, 2006, Venture Banking Group, an affiliate of CAPCO, received a seven year warrant to purchase up to 28,400 shares of our common stock at $1.69 per share. The shares of our common stock that may be received upon exercise of the warrant are entitled to registration rights.

Harris/Posner Financing

In order to complete the purchase of Method IQ, we arranged financing with Mel Harris and Steven Posner. On December 22, 2005, we and Billy V. Ray, Jr., our chief executive officer, executed a securities purchase agreement with Messrs. Harris and Posner pursuant to which they provided funding of $1,000,000 to us. In consideration for this funding, we issued to them:

•       A $1,000,000 secured convertible debenture, which was converted into 1,565,000 shares of our common stock on May 26, 2006; and

•       Warrants to purchase an aggregate of 250,000 shares of our common stock. The warrants provide for an exercise period of three years, expiring on December 22, 2008, with an exercise price equal to the lower of:  (a) $0.80 per share of the common stock; (b) 120 percent of the average closing bid price for the five trading days immediately preceding December 22, 2005; or (c) 80 percent of the lowest closing bid price for the five trading days immediately preceding the date of exercise.

We also agreed to file a registration statement with respect to the resale of the 1,565,000 shares issued upon the conversion of the secured debenture and the 250,000 shares underlying the warrants. In addition, we agreed to use our best efforts to have the registration statement declared effective by the Securities and Exchange Commission by May 15, 2006, but in no event later than June 13, 2006. Since we have not fulfilled this obligation by the required deadline, we are in default under the registration rights agreement. As of the date of this prospectus, we have not received any claim or notice of default under the registration rights agreement.

Series D Preferred Stock Financing

On May 19, 2006, we executed a securities purchase agreement with various investors whereby the investors purchased 1,300 shares of our newly created Series D Preferred Stock, having an aggregate stated value of $13,000,000, for a total consideration of $12,200,000, reflecting an issuance discount in the aggregate amount of $800,000. The shares of Series D Preferred Stock are currently convertible into an aggregate of 5,777,778 shares of our common stock at a conversion price of $2.25 per share.

In addition, the investors were issued warrants to purchase 4,333,332 shares of our common stock. Each warrant has an expiration date of five years from the date of issue and was initially exercisable at a price of $6.24, subject to adjustments. However, pursuant to the forbearance letter discussed below, the number of shares issuable upon exercise of the warrants was increased to 12,017,774, and the exercise price was reduced to $2.25 per share, subject to adjustment.

The Series D Preferred Stock accrues special payments representing amortization of principal at the rate of $416.67 per month per share, beginning on November 6, 2006, the first of which was due on December 1, 2006. Pursuant to the forbearance letter discussed below, the date for the initial payment was extended until January 5, 2007. However, as of the date of this prospectus, no special payments have been made. Shares of Series D Preferred Stock also accrue a quarterly cash dividend on their stated value of $10,000 per share at a rate of 8% per annum.

The Series D Preferred Stock is subject to mandatory redemption for cash (at the conversion amount plus unpaid dividends minus any special payments) on the expiration of 30 months following the initial issuance, and the failure to redeem on such date triggers penalties, including 3% monthly interest. Holders of shares of Series D Preferred Stock also have the right, at their option, to require us to redeem all or a portion of their Series D Preferred Stock upon the occurrence of certain triggering events.

At the closing, the parties executed an escrow agreement pursuant to which we delivered to the escrow agent 8,666,666 shares of our common stock, and the escrow agent will distribute some or all of the escrowed shares to the investors upon the conversion of the Series D Preferred Stock and/or exercise of the warrants.

The holders of Series D Preferred Stock were granted registration rights with respect to the shares of common stock underlying the preferred stock and warrants, which required us to file a registration statement under the Securities Act of 1933 within 90 days of May 19, 2006, and to have it declared effective within 90 days thereafter. We defaulted on our obligation to file a registration statement and, on November 8, 2006, delivered a forbearance letter to the holders of the Series D Preferred Stock, which sets forth the terms of a mutual understanding that was reached between us and the holders of the Series D Preferred Stock.

Pursuant to the terms of the forbearance letter, the holders of the Series D Preferred Stock agreed to forbear from exercising their rights and remedies with respect to our failure to file timely and have declared effective a registration statement. Specifically, the holders of the Series D Preferred Stock agreed to refrain from declaring an event of default, triggering event, redemption, other default or acceleration, or otherwise demand payment of any liquidated damages payable under our certificate of designation for the Series D Preferred Stock and the related registration rights agreement, securities purchase agreement, warrants and other documents dated May 19, 2005 and entered into in connection with the Series D Preferred Stock financing until January 5, 2007. As of the date of this prospectus, none of the holders of the Series D Preferred Stock have declared an event of default or a triggering event, or demanded payment of any liquidated damages in connection with our failure to file timely and have declared effective a registration statement. Such liquidated damages, if due, would equal 2% per month of the outstanding value of the Series D Preferred Stock ($13,000,000), beginning upon the expiration of the forbearance letter, with a maximum cap of 10% of such aggregate stated value.

We used $5,236,543 of the net proceeds of this offering to purchase and retire $4,000,000 of shares of Series D Preferred Stock (including $1,236,543 in accrued interest and redemption premiums).

Gottbetter Capital Subordinated Convertible Debt

On August 31, 2006, we closed a $20,000,000 financing, which was followed approximately two months later by a $1,000,000 tag-along financing, in the form of subordinated convertible notes. The aggregate principal amount of these notes issued was $22,105,263, reflecting a 5% original issuance discount. These notes were issued by us to a select group of new and existing institutional investors led by Gottbetter Capital Master, Ltd. and carried a 10% coupon rate and a 24-month term. These notes were convertible into our common stock at a conversion price of $2.25 per share, which resulted in approximately 9,824,561 shares issuable upon conversion of all of the notes. Further, in connection with our Vision financing, described above, we entered into a side letter agreement with the Gottbetter investors dated November 8, 2006, pursuant to which the investors waived certain preemptive rights and consented to the Vision financing, and pursuant to which we issued warrants to the Gottbetter investors to acquire approximately 11,030,614 shares of our common stock with an exercise price of $2.25 per share. We also granted registration rights with respect to the conversion shares and warrant shares that may be received by the Gottbetter investors upon conversion of their notes or exercise of their warrants.

The Gottbetter investors received a senior security interest, which was subordinate only to existing security interests granted to banks and our other senior debt lenders, in substantially all of our assets and the assets of our subsidiaries. We were required to make interest payments for the first nine months due on the Gottbetter notes, after which payments of principal and interest were scheduled to begin.

Beginning on February 22, 2007, and using proceeds from the private offering of our separable units described in this prospectus, we redeemed all of the Gottbetter notes with the exception of certain of these notes in the aggregate principal amount of approximately $4.5 million.

Competition

Remediation and Reconstruction.   We compete with many other companies in the sale of our disaster restoration and remediation services. The principal methods of competition in our remediation and reconstruction businesses include quality of service, name recognition, pricing, customer satisfaction and reputation. Competition in all of our geographic markets is strong. Historically, our competition in the market for disaster restoration and cleaning services comes mainly from local, independently owned firms such as South Pro and Blackman-Mooring, and a few national companies such as Belfor and Service Master.

Wireless Communications and Data Infrastructure.   The telecommunications engineering services, construction, installation and maintenance services, premise wiring services, tower and infrastructure services industries in which we operate are highly competitive, fragmented and include numerous service providers. Our competitors fall into three broad categories:

•       Independent service companies, such as Wireless Facilities, Inc., which provide a full range of wireless network services, and a large number of other companies that provide limited wireless services;

•       Construction and project management companies, such as Bechtel Group Inc. and General Dynamics, for the deployment of wireless networks; and

•       Information technology and consulting companies, such as Bearing Point, Inc., Logica and others, which have developed capabilities to deliver network consulting services to wireless service providers.

Although the services provided by many of these competitors are comparable to the services we provide, there are areas where certain competitors may have an advantage over us. For example, telecommunications equipment vendors presumably know the relative strengths and weaknesses of their products better than the service providers who have no product offerings; construction companies have more hands-on capabilities with respect to the construction aspects of a deployment project; and equipment vendors, construction companies and tower ownership and management companies have greater financial resources that allow them to offer financing and deferred payment arrangements. In addition, many of our competitors have significantly greater marketing resources, larger work forces and greater name recognition than we possess.

We believe our ability to compete depends on a number of additional factors, which are outside of our control, including the willingness of competitors to finance customers’ projects on favorable terms; the ability and willingness of customers to rely on their internal staffs to perform services themselves; and the customer’s desire to bundle equipment and services.

In our opinion, the principal competitive factors in our market include expertise in new and evolving technologies, industry experience, ability to deliver end-to-end services, ability to provide technology independent solutions, ability to deliver results within budget and on time, depth of resources, reputation and competitive pricing. In particular, we believe that the breadth of our service offerings, the efficiencies of our processes, our ability to integrate new technologies and equipment from multiple vendors will make it possible for us to compete.

The competitors of Method IQ, Inc. in the technology implementation and integration services industry in which we operate tend to fall into one of two categories.

•       Organizations selling customer premise equipment to telecommunications managers within client companies. These companies view the systems they are selling as a technology product sold on the merits of its features versus the competitors’ products. These companies tend to sell systems to the telecommunications departments within a company and generally do not develop relationships with senior management of their customers. Examples of these companies would be BellSouth, Avaya or Southeastern Telecom.

•       Consulting organizations that have some level of expertise within the contact center environment. The consultants are usually focused on running the request for proposal process for a product selection, or on the sale of a consulting engagement focused upon the business processes used within the contact center. There is rarely a time when the focus of the engagement is upon the entire set of needs of the company. An example of this type of competitor would be Alltel or EDS.

Legal Proceedings

Holcomb and Acosta Matters.   We are engaged in protracted litigation with our former president, Benjamin F. Holcomb, and our former vice president of business development, Edward K. Acosta, which is currently pending in the Superior Court of Fulton County, Georgia. The Holcomb complaint described below was filed in September 2005 and the Acosta Complaint described below was filed in November 2005. Messrs. Holcomb and Acosta were terminated by us in July 2005 and have filed a series of lawsuits seeking, among other things, damages for breach of their employment contracts and/or damages for alleged misstatements in our filings with the Securities and Exchange Commission. In addition, Messrs. Holcomb and Acosta have sought to encumber shares of our preferred stock through the appointment of a receiver of such shares currently held by our chief executive officer, Billy V. Ray, Jr., and/or to assert a derivative action purportedly in our name against our board of directors, several officers and certain third parties. Messrs. Holcomb and Acosta are represented by the same legal counsel in all such litigation. We believe that these matters are without merit and intend to defend them vigorously. These matters are described in more detail below.

Benjamin F. Holcomb v. Charys Holding Company, Inc., Civil Action File No. 2005CV105803, pending in the Superior Court of Fulton County, State of Georgia. In June 2004, we entered into an employment contract with our former president, Benjamin F. Holcomb. In July 2005, we terminated that employment contract. On September 1, 2005, Mr. Holcomb filed suit seeking damages in excess of $100,000 arising out of what Mr. Holcomb claims to be a breach of his employment contract arising from our alleged failure to pay him compensation to which he claims he was entitled. We believe Mr. Holcomb’s claims are without merit, and we intend to defend this litigation vigorously. This litigation is currently in discovery. As of the date of this prospectus, no trial date has been set.

Edward Acosta v. Charys Holding Company, Inc., Civil Action File No. 2005CV108667, pending in the Superior Court of Fulton County, State of Georgia. In July 2004, we entered into an employment contract with our former vice president of business development, Edward K. Acosta. In July 2005, we terminated the employment contract. On November 10, 2005, Mr. Acosta filed suit against us, Billy V. Ray, Jr., our chairman and chief executive officer, the law firm of Glast, Phillips & Murray, and Norman Reynolds, an attorney at Glast, Phillips (Mr. Reynolds and Glast, Phillips represent us in various matters) seeking damages in excess of $480,000 arising out of what Mr. Acosta claims to be a breach of his employment contract arising from our alleged failure to pay compensation to which he claims he was entitled and statements in our documents filed with the Securities and Exchange Commission, which Mr. Acosta claims to have been false and on which he allegedly relied in agreeing to become employed by us. This litigation is currently in discovery. We believe Mr. Acosta’s claims are without merit, and we intend to defend this litigation vigorously. As of the date of this prospectus, no trial date has been set.

Holcomb and Acosta “Derivative” Claims.   In November 2005, Messrs. Holcomb and Acosta sent identical letters to our chief executive officer, Mr. Ray, with copies to each member of our board of directors. These letters purported to be stockholder demand letters requiring us to take remedial action with regard to five allegedly improper transactions in 2004 and 2005:

•       Certain real property was sold by us to an entity allegedly controlled by insiders resulting in an improper gain to the insiders, who include certain of our directors and our chief executive officer;

•       Issuance of common shares worth $430,000 on Form S-8 to a consultant;

•       Acceptance of $140,000 as a loan from a consultant;

•       Improper issuance of shares to consultants; and

•       Improper accruing for $446,000 in payroll tax penalties owing from one of our subsidiaries.

Our board of directors met on November 10, 2005 and again on February 21, 2006 to discuss these allegations. Documents that the board might wish to review in evaluating and responding to those allegations were gathered by certain officers and directors and distributed prior to the February meeting, and a discussion was held. The board appointed a special committee of certain directors to conduct further investigation and evaluation of the allegations. The special committee was empowered to review the matters set forth in the allegations, and to have access to all of our records and all officers and directors they deem necessary to make a fully-informed evaluation of and response to the allegations, and whether any corrective action should be taken in light of them. The special committee met on numerous occasions and finalized its recommendations on April 5, 2006. Specifically, the special committee found that no remedial action demanded by Messrs. Holcomb and Acosta was necessary. On April 6, 2006, the special committee made its recommendation to the full board, and the board adopted the recommendation by unanimous vote.

Holcomb “Receivership” Litigation.   On February 13, 2006, Mr. Holcomb filed suit against our chief executive officer, Mr. Ray, in the Superior Court of Fulton County Georgia seeking the appointment of a receiver to take possession of 1,000,000 shares of our Series A Preferred Stock currently held by Mr. Ray and his wife, which the suit alleges Mr. Ray pledged in connection with certain of our transactions without the consent of Mr. Holcomb. Also named in the suit are Method IQ,  Inc., Mel Harris, Steven Posner, Glast Phillips & Murray PC, Rock Creek Equity Holding LLC, J. Alan Shaw, and SunTrust Banks, Inc. The basis for the suit is Mr. Holcomb’s allegation that, on or about April 19, 2004, Mr. Ray, Alec McLarty (one of our directors) and Mr. Holcomb formed BRG Holdings, LLC for the purpose of owning the shares of the Series A Preferred Stock, and that certain transactions in connection with which Mr. Ray pledged the shares of the Series A Preferred Stock (specifically, a pledge of 50,000 the Series A shares in connection with our acquisition of Method IQ and a pledge of 950,000 Series A shares in connection with the Harris-Posner transaction) were entered into without Mr. Holcomb’s consent. Although Mr. Ray had not yet been served with the complaint, Mr. Holcomb moved for the appointment of a receiver over Mr. Ray’s Series A shares, and a motion was heard by the court on February 21, 2006. Mr. Ray argued to the court that, notwithstanding the formation of BRG Holdings, there was never an agreement to transfer Mr. Ray’s Series A shares to that company, nor any consideration received therefor from BRG Holdings, and that none of the transactions complained of required Mr. Holcomb’s consent. The court summarily denied Mr. Holcomb’s motion on February 28, 2006, following which the complaint in the action was served on Mr. Ray. Mr. Ray believes that the allegations in Mr. Holcomb’s lawsuit are without merit, and he intends to defend this lawsuit vigorously.

Acosta “Derivative” Litigation.   Shortly after the denial of Mr. Holcomb’s appointment for a receiver over Mr. Ray’s Series A Preferred Stock discussed above, on March 10, 2006, Mr. Acosta filed a derivative lawsuit in the U.S. District Court of the Northern District of Georgia, Atlanta Division, purportedly on our behalf against all of the members of our board of directors, as well as our chief financial officer, Raymond

J. Smith, an advisor to the our board of directors, Marvin Rosen, Tony Gentile, IFG Private Equity, LLC, Janet Risher, the wife of Richard Mangiarelli, one of our former directors, Richard Schmidt, Paul Ferandell, Bruce Caldwell, Jimmy Villalobos, Ash Mascarenhas and Francis Zubrowski. The complaint is premised on the same allegations forming the basis of Messrs. Holcomb and Acosta’s prior stockholder demands, and seeks unquantified monetary damages, a judgment declaring that certain defendants have breached their fiduciary duties to us, an injunction against further violations, and attorneys’ fees. The complaint has not been validly served on any defendant. In light of the special committee and full board rejection of the claims, among other reasons, we believe Mr. Acosta’s lawsuit is without legal merit, and we intend to defend it vigorously.

Certified/LVI Environmental Services, Inc., Certified/LVI Environmental Services of New Orleans, Inc., LVI Environmental Services, Inc. (a Florida corporation), LVI Environmental Services, Inc. (an Oklahoma corporation) vs. Crochet & Borel Services, Inc. and Charys.   On September 19, 2006, we were served with a demand for arbitration arising out of the following. In 2005, Plaintiffs entered into subcontracts with our subsidiary, C&B, for restoration, debris removal and abatement work for damages caused by hurricanes Katrina, Rita and Wilma in Texas, Mississippi, Louisiana and Florida. Plaintiffs claim they are owed $12,619,558.33 for work done pursuant to those subcontracts, and also claim we guaranteed payment of $5,619,558.33. Plaintiffs have also filed suit in the 60th Judicial District Court of Jefferson County Texas, Cause No. B-I 77,721, Certified/LVI Environmental Services, Inc., Certified/LVI Environmental Services of New Orleans, Inc., LVI Environmental Services, Inc. (a Florida corporation), LVI Environmental Services, Inc. (an Oklahoma corporation) vs. Crochet & Borel Services, Inc. d/b/a C&B Services, Inc. and Charys Holding Company, Inc., asserting those same claims. We are challenging jurisdiction in Texas, and we dispute that plaintiffs have any claim against us directly, including the alleged guaranty. Pursuant to the agreement between C&B and plaintiffs, C&B is not obligated to pay plaintiffs until ten days after C&B receives payment. Because C&B anticipates that the amount owed to LVI will correspond to the amount C&B collects from property owners, insurers and/or FEMA for work done by LVI, the net financial impact of this litigation on us is not expected to be material.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

We operate as a holding company with operating subsidiaries in the following two primary business lines:

•       remediation and reconstruction; and

•       wireless communications and data infrastructure.

Our business is more fully described in “Description of Business” in this prospectus.

Beginning with the fiscal quarter ended July 31, 2006, we have classified our business and operating subsidiaries into the following two business lines for financial reporting purposes:

•       Disaster restoration and remediation services, including Crochet & Borel Services, Inc.; and

•       Wireless communications and data infrastructure, which covers the following four business lines:

•        Data and communication infrastructure services, including CCI Telecom, Inc., Digital Communications Services, Inc., Viasys Network Services, Inc. and Viasys Services, Inc.;

•        Tower and infrastructure services, including LFC, Inc.;

•        Technology implementation and integration services, including Method IQ, Inc.; and

•        Professional administrative services, including Personnel Resources Group of Georgia, Inc.

Plan of Operations.   Our proposed plan of operations for the next 12 months is to further develop our business plan in order to achieve profitability and improve the availability of working capital. We have identified the following steps in order to accomplish the plan:

•       First, we must integrate the businesses we have acquired within our two primary business lines.

•       Second, we must identify and take advantage of synergies that exist within and across our two primary business lines.

•       Third, we must increase revenue in all operating subsidiaries, while at the same time maintaining or improving gross margins.

•       Fourth, we must control, and in some cases reduce, general and administrative expenses while growing our business.

Need for Additional Employees.   If our operations continue to grow as expected:

•       We need to continue to develop our management team; and

•       At certain points in our development we will need to hire additional employees at various levels of responsibility.

Otherwise, we do not expect any significant change in the number of our employees.

Profitability.   Profitability is directly dependent upon our ability to manage the companies we have acquired consistently with our business strategy, which is described in “Description of Business—Business Strategy” in this prospectus.

Results of Operations

Comparison of consolidated results of operations for the years ended April 30, 2006 with April 30, 2005

	2006		2005		$ Change	% Change
Revenue	$48,570,912	100.0%	$7,482,699	100.0%	$41,088,213	549.1%
Gross profit	9,962,701	20.5%	1,876,102	25.1%	8,086,599	431.0%
Operating expenses	11,092,586	22.8%	3,960,101	52.9%	7,132,485	180.1%
Other income (expense)	(497,058)	(1.0)%	1,285,401	17.2%	(1,782,459)	N/M
Net loss	(1,626,943)	(3.4)%	(798,598)	(10.7)%	(828,345)	N/M
Net loss per share	$(0.13)		$(0.15)

Revenue.   Consolidated revenue increased by $41,088,213, or 549.1%, to $48,570,912 in fiscal 2006, due mainly to the acquisitions of Viasys Network Services, Inc., Viasys Services, Inc. and Method IQ, Inc. effective November 1, 2005. The following table presents our revenue by segment for the years ended April 30, 2006 and 2005.

	2006		2005		$ Change	% Change
Telecommunication Infrastructure Service	$38,773,892	79.8%	$2,693,273	36.0%	$36,080,619	1339.7%
Call Center System and Software Integration	6,147,454	12.7%	—	—	6,147,454	N/M
General Business Support Services	3,649,566	7.5%	4,289,426	57. %	(639,860)	(14.9)%
Other	—	—	500,000	6.7%	(500,000)	(100.0)%
Total	$48,570,912	100.0%	$7,482,699	100.0%	$41,088,213	549.1%

Telecommunication Infrastructure Services revenue was directly impacted by the acquisition of Viasys Network Services, Inc. and Viasys Services, Inc. effective November 1, 2005, plus the reporting of revenue for a full year for CCI Telecom, Inc. for which, in the prior year, we reported for only two months following the acquisition on March 3, 2005.

Call Center System and Software Integration includes the revenue of Method IQ, Inc. for the six months from the effective date of the acquisition, November 1, 2005.

General Business Support Services decreased by $639,860, or 14.9%, to $3,649,566. Overall gross client billings for fiscal 2006 declined 23.2% when compared to fiscal 2005. This decline was due mainly to a shift from professional employee organization type clients to administrative service organization clients. Six clients accounted for 40.0% of Personnel Resources Group of Georgia, Inc.’s gross billings in fiscal 2006.

Gross Profit.   Consolidated gross profit increased by $8,086,599, or 431.0%, to $9,962,701 in fiscal 2006 due to the acquisition of CCI Telecom, Inc. on March 4, 2005 and the fee income received by us, which was offset by a decline in gross profit in General Business Support Services. General Business Support Services in fiscal 2006 experienced a net loss in clients during the period directly impacting gross profits.

Operating Expenses.   Consolidated operating expenses increased by $7,132,485, or 180.1%, to $11,092,586 in fiscal 2006. The following table presents our operating expenses for the years ended April 30, 2006 and 2005.

	2006		2005		$ Change	% Change
General and administrative	$9,158,006	82.6%	$3,113,627	78.6%	$6,044,379	194.1%
Non-cash expenses for services	231,442	2.0%	698,057	17.6%	(466,615)	(66.8)%
Depreciation and amortization	1,703,138	15.4%	148,417	3.7%	1,554,721	1,047.5%
Total	$11,092,586	100.0%	$3,960,101	100.0%	$7,132,485	180.1%

General and administrative expenses increased by $6,044,379, or 194.1%, to $9,158,006 in fiscal 2006. The increase in general and administrative expenses is a result of the following:

•       Increased expenses of $1,088,790, or 85.5%, at the holding company level. These increased expenses are a result of the increase in corporate activities specifically related to acquisitions and financing undertaken during fiscal 2006 as compared to fiscal 2005.

•       Additional expenses of $2,236,598 at the subsidiary level are a result of the acquisition of Viasys Network Services, Inc., Viasys Services, Inc. and Method IQ, Inc. which occurred effective November 1, 2005.

Non-cash expenses for services decreased by $466,615, or 66.8%, to $231,442 in fiscal 2006, as we had more cash available to pay non-employees as compensation for services.

Depreciation and amortization increased by $1,633,426, or 1,100.6%, to $1,781,843 in fiscal 2006. The increased expenses are a result of the Viasys Network Services, Inc., Viasys Services, Inc. and Method IQ, Inc. acquisitions effective on November 1, 2005, and cover the six month period through April 30, 2005.

Other Income (Expense).   Consolidated other income (expense) decreased by $1,782,459 to net expense of $497,058 in fiscal 2006 as compared to the consolidated income of $1,285,401 in fiscal 2005. The following table presents our other income for the years ended April 30, 2006 and 2005:

	2006		2005		$ Change	% Change
Gain on debt retirement	$1,596,355	N/M	$1,450,985	112.9%	$145,370	10.0%
Gain (Loss) on sale of real estate	108,651	N/M	(34,753)	(2.7)%	143,404	N/M
Interest expense	(1,900,823)	N/M	(166,259)	(12.9)%	(1,734,564)	1,043.3%
Other income, net	(301,241)	N/M	35,428	2.8%	(336,669)	N/M
Total	$(497,058)	100.0%	$1,285,401	100.0%	$(1,782,459)	N/M

Gain on retirement of debt in the amount of $1,596,355 in fiscal 2006 was a result of a transaction on April 26, 2005 whereby we entered into an agreement with The Frost National Bank relating to the restructuring of the credit facilities and the cancellation of a term note provided by Frost Bank to CCI Telecom, Inc. Pursuant to this agreement, we issued to Frost Bank 400,000 shares of our Series B Preferred Stock and 500,000 shares of our Series C Preferred Stock. All common stock warrants previously issued by CCI Telecom to Frost Bank were terminated. Also, Frost Bank extended the final maturity of the existing credit line for a period of six months from February 1, 2005. The transaction is described more fully in the “Description of Business—Material Subsidiaries” and “—Financing Transactions” in this prospectus.

Interest expense increased by $1,734,564, or 1,043.3%, to $1,900,823 in fiscal 2006. The increased expenses are a direct result of the increase in debt levels resulting from acquisition activity and capital raised for working capital purposes. Total debt increased to $26,099,733 at April 30, 2006 from $5,421,215 at April 30, 2005. Also included in fiscal 2006 interest expense is $343,945 for the amortization of payment premium related to certain debt instruments.

Net Loss.   As a result of the factors described above, the net loss for fiscal 2006 was $1,626,943 as compared to a net loss of $798,598 in fiscal 2005. Net loss per weighted average common share on 11 million basic and diluted shares was $0.13, as compared to a fiscal 2005 net loss per weighted average common share on 5.4 million basic and diluted shares of $0.15.

Nine Months Ended January 31, 2007 Compared to the Nine Months Ended January 31, 2006

	2007		2006		$ Change	% Change
Revenue	$57,023,579	100.0%	$33,046,927	100.0%	$23,976,652	72.6%
Gross profit	11,029,893	19.3%	6,539,954	19.8%	4,489,939	68.7%
Operating expenses	24,872,816	43.6%	6,188,768	18.7%	18,684,048	301.9%
Other income (expense)	(53,862,226)	(94.5)%	952,786	2.9%	(54,815,012)	(5,753.1)%
Net earnings (loss)	$(67,705,149)	(118.7)%	$1,303,972	3.9%	$(69,009,121)	(5,292.2)%
Net earnings per share:
Basic	$(2.22)		$0.13		$(2.35)	(1,807.7)%
Diluted	$(2.22)		$0.11		$(2.33)	(2,118.2)%

Revenue.   Consolidated revenue increased by $23,976,652, or 72.6%, to $57,023,579 during the nine months ended January 31, 2007 as compared to the same period in the prior year due mainly to the acquisitions of Crochet & Borel Services, Inc., LFC, Inc. and Digital Communications Services, Inc. During this period, the recently acquired businesses increased our consolidated revenues by $15,753,711, while the existing business revenues increased by $8,222,941. The following table presents our revenues by segment of the nine months ended January 31, 2007 and 2006.

	2007		2006		$ Change	% Change
Disaster Restoration and Remediation Services	$7,392,442	13.0%	$—	0.0%	$7,392,442	N/A
Technology Implementation and Integration Services	6,955,156	12.2%	3,599,583	10.9%	3,355,573	93.2%
Data & Communication Services	33,465,330	58.7%	26,608,285	80.5%	6,857,045	25.8%
Tower and Infrastructure Services	6,825,520	12.0%	—	0.0%	6,825,520	N/A
Professional Administrative Services	2,385,131	4.2%	2,839,059	8.6%	(453,928)	(16.0)%
Total	$57,023,579	100.0%	$33,046,927	100.0%	$23,976,652	72.6%

The Disaster Restoration and Remediation Services and Tower and Infrastructure Services businesses were all acquired during the current fiscal year as previously described, consequently we reported no revenues during the nine months ended January 31, 2006.

Technology Implementation and Integration Services revenues, which includes Method IQ, Inc. increased by $3,355,573, or 93.2%, to $6,955,156. The Method IQ acquisition was effective November 1, 2005. The prior year revenues include only the three months from the effective date through January 31, 2006.

Data and Communication Services revenues for the nine months ended January 31, 2007 are from CCI Telecom, Inc., Digital Communications Services, Inc., Viasys Network Services, Inc. and Viasys Services, Inc. The Digital Communications Services acquisition was effective June 9, 2006 and the Viasys Network Services, Inc. and Viasys Services, Inc. acquisition was effective on November 1, 2005. The prior year revenues related to Digital Communications Services, Viasys Network Services, Inc. and Viasys Services, Inc. only include revenues generated from the effective date of the acquisition through January 31, 2006.

Professional Administrative Services revenues, which includes Personnel Resources Group of Georgia, Inc., decreased by $453,928, or 16.0%, to $2,385,131.

Cost of Revenues.   Consolidated cost of revenues increased by $19,486,713 or 73.5% to $45,993,686 during the nine months ended January 31, 2007 as compared to the same period in the prior year due mainly to the acquisition of Crochet & Borel Services, Inc., LFC, Inc., and Digital Communications Services, Inc. The following table presents our revenues by segment of the nine months ended January 31, 2007 and 2006.

	2007		2006		$ Change	% Change
Disaster Restoration and Remediation Services	$4,083,228	8.9%	$—	0.0%	$4,083,228	N/A
Technology Implementation and Integration Services	4,759,074	10.3%	2,456,154	9.3%	2,302,920	93.8%
Data & Communication Services	31,455,311	68.4%	22,048,874	83.2%	9,406,437	42.7%
Tower and Infrastructure Services	4,175,378	9.1%	—	0.0%	4,175,378	N/A
Professional Administrative Services	1,520,695	3.3%	2,001,945	7.6%	(481,250)	(24.0)%
Total	$45,993,686	100.0%	$26,506,973	100.0%	$19,486,713	73.5%

The Disaster Restoration and Remediation Services and Tower and Infrastructure Services businesses were all acquired during the current fiscal year as previously described, and consequently we did not incur any cost and/or expenses during the nine months ended January 31, 2006.

Technology Implementation and Integration Services cost of revenues, which includes Method IQ, Inc. increased by $2,302,920, or 93.8%, to $4,759,074. The Method IQ acquisition was effective November 1, 2005. The prior year cost of revenues include only the three months from the effective date through January 31, 2006.

Data and Communication Services cost of revenues for the nine months ended January 31, 2007 are from CCI Telecom, Inc., Digital Communications Services, Inc., Viasys Network Services, Inc. and Viasys Services, Inc. The Digital Communications Services acquisition was effective June 9, 2006 and the Viasys Network Services, Inc. and Viasys Services, Inc. acquisition was effective on November 1, 2005. The prior year cost of revenues related to Digital Communications Services, Inc., Viasys Network Services, Inc. and Viasys Services, Inc. only include revenues generated from the effective date of the acquisition through January 31, 2006.

Professional Administrative Services cost of revenues, which includes Personnel Resources Group of Georgia, Inc., decreased by $481,250, or 24.0%, to $1,520,695.

Gross Profit.   Consolidated gross profit increased by $4,489,940, or 68.7%, to $11,029,894 during the nine months ended January 31, 2007. The increase is due directly to the acquisitions of LFC, Inc., Digital

Communications Services, Inc. and Crochet & Borel Services, Inc. which collectively reported gross profits of $5,742,189.

Operating Expenses.   Consolidated operating expenses increased by $18,684,048, or 301.9%, to $24,872,816 for the nine months ended January 31, 2007 as compared to the same period in the prior year. The following table presents our operating expenses for the nine months ended January 31, 2007 and 2006.

	2007		2006		$ Change	% Change
General and administrative	$19,069,964	76.7%	$5,548,319	89.7%	$13,521,645	243.7%
Depreciation and amortization	5,802,852	23.3%	640,449	10.3%	5,162,403	806.1%
Total	$24,872,816	100.0%	$6,188,768	100.0%	$18,684,048	301.9%

General and administrative expenses increased by $13,521,645, or 243.7%, to $19,069,964 for the nine months ended January 31, 2007 as compared to the same period in the prior year. The increase in expenses is a result of the following:

•       Holding company expenses increased by $3,920,289, or 315.6%, as a result of increased corporate activities related to acquisitions and financing for the nine months ended January 31, 2007 as compared to the same period in the prior year.

•       The increased expenses are a direct result of the recent acquired companies LFC, Inc., Digital Communications Services, Inc., and Crochet & Borel Services, Inc. General and administrative expenses generated by these companies totaled $5,324,429, or 39.4%, of the periods reported expense.

Depreciation and amortization increased by $5,162,403, or 806.1%, to $5,802,852 for the nine months ended January 31, 2007. The increased expenses are a direct result of the acquisitions of LFC, Inc., Digital Communications Services, Inc. and Crochet & Borel Services, Inc. Depreciation and amortization expense generated by these recently acquired companies totaled $3,641,526, or 70.5%, of the periods reported expense.

Other Income.   Consolidated other expense increased by $54,815,012 from income of $952,786 the same period in the prior year to an expense of $53,862,226 for the nine months ended January 31, 2007. The following table presents our other income for the nine months ended January 31, 2007 and 2006.

	2007		2006		$ Change	% Change
Gain on debt retirement	$—	0.0%	$1,495,626	157.0%	$(1,495,626)	(100.0)%
Loss on impairment of goodwill	(17,157,767)	31.9%	—	0.0%	(17,157,767)	N/A
Gain on sale of discontinued operations	—	0.0%	229,044	24.0%	(229,044)	(100.0)%
Interest expense	(36,670,717)	68.1%	(630,115)	(66.1)%	(36,040,602)	5,719.7%
Investment Earnings (loss)	(197,028)	0.8%	—	0.0%	(197,028)	N/A
Gain (loss) on sale of property	109,214	(0.2)%	18,068	1.9%	91,146	504.5%
Other income, net	54,072	(0.1)%	(159,837)	(16.8)%	213,909	(133.8)%
Total	$(53,862,226)	100.0%	$952,786	100.0%	$(54,815,012)	(5,753,1)%

Gain on debt retirement in the amount of $1,495,626 during the nine months ended January 31, 2006 was a result of a transaction that closed on July 29, 2005 with The Frost National Bank relating to the retirement of the credit facility in the amount of $1.55 million that was due August 1, 2005. On July 29, 2005, Frost Bank released all debt security interests and liens relating to the credit line and terminated the agreement in consideration of having received from Charys a one-time cash payment of $2.5 million, a $300,000 promissory note from Charys in favor of Frost Bank, and 500,000 shares of Charys Series C preferred stock. The note bore interest at 12%, was due on August 28, 2006, and has been paid. There were no such transactions during the nine months ended January 31, 2007.

Upon completion of the transaction with Frost Bank, we recorded the cancellation of the remaining $2.05 million balance of the Frost Bank credit obligation. We also recorded debt and costs associated with the debt retirement, including the $300,000 promissory note, a fair value of $110,000 for the preferred stock issued and $43,645 in expenses associated with the retirement transaction, resulting in a net gain on the term loan retirement of $1.6 million for the nine months ended January 31, 2006, as shown in the accompanying consolidated statement of operations.

In addition to the debt retirement consideration, we executed a $100,000 promissory note in favor of Frost Bank for unpaid interest and legal fees. The note bore interest at 12%, was due on January 27, 2006, and has been paid.

Statement of Financial Accounting Standards No. 142 requires us to review the recorded values of our goodwill for impairment on an annual basis. Goodwill arises from the purchase price exceeding the assigned value of net assets of acquired businesses, and represents the value attributable to unidentifiable intangible elements being acquired. The evaluation methodology for potential impairment is inherently complex, and involves significant management judgment in the use of estimates and assumptions. We completed our annual evaluation during the second quarter of fiscal year 2007 and recorded an impairment charge of $17,157,767 in order to reduce the carrying value of goodwill to it’s respective fair market value. The impairment charge consists of an impairment in the amount of $14,899,162 for Viasys Services, Inc. and an impairment in the amount of $2,258,605 for Method IQ, Inc.

Gain on the sale of discontinued operations in the amount of $229,044 during the nine months ended January 31, 2006 was a result of the sale of Innovative Corporate Strategies, Inc. effective August 1, 2005.

Interest expense increased by $36,040,602, or 5719.7%, to $36,670,717 for the nine months ended January 31, 2007 as compared to the same period in the prior year. The increased expenses are as a result of several factors:

•       Interest expense accrued and paid for the period increased 728.2% to $5,218,819 as compared to the previous year. Included in interest expense are:

•        redemption premiums totaling $1,696,103 paid to two lenders at the date the indebtedness was redeemed as provided in the security purchase agreements;

•        the amortization of the recorded value of the common stock issued to certain lenders totaling $24,582,780;

•        the amortization of financing costs totaling $4,449,349; and

•        the cost of accrued dividends related to the Series D preferred stock in the amount of $723,667.

Investment loss was $197,028 for the nine months ended January 31, 2007. On September 8, 2006, we executed an agreement to acquire Cotton Holdings 1, Inc., Cotton Commercial USA, L.P. and Cotton Restoration of Central Texas, LP with cash, promissory notes and shares of our common stock, with allowances for various adjustments. The original closing date for the purchase was to be September 22, 2006 for the entire interest of the Cotton companies. However, by mutual agreement, the original purchase agreement was amended and restated whereby, on December 8, 2006, we acquired a minority interests of 40% in each of the Cotton companies. The Cotton companies generated a net loss for the two months December and January of $492,570 from which we incurred a loss of $197,028 for the three months ended January 31, 2007. The Cotton transaction is more fully described in Note 4 to the financial statements included in this prospectus beginning on page F-1. See also “Description of Business—Material Subsidiaries” and “—Material Acquisitions.”

Net Income.   As a result of the factors described above, net loss for the nine months ended January 31, 2007 was $67,705,149, as compared to net income of $1,303,972 for the nine months ended January 31, 2006.

Net loss per weighted average common share on 30.5 million basic and dilutive shares was $2.22 for the nine months ended January 31, 2007. Net earnings per common share on 9.8 million weighted average basic shares was $0.13 and on 12.2 million diluted shares was $0.11 for the nine months ended January 31, 2006.

Liquidity and Capital Resources

At January 31, 2007, our liquid working capital (cash, accounts receivable, costs in excess of billings, less current liabilities) was a deficiency of $44,236,430 as compared to a deficiency of $31,157,683 at April 30, 2006. The increase in the working capital deficiency of $13,078,747 is a direct result of the increase in debt related to acquisitions, which is more fully described in the “Description of Business—Material Subsidiaries” and “—Financing Transactions” sections of this prospectus.

The independent auditors’ report on our April 30, 2006 financial statements stated that our recurring losses raise substantial doubt about our ability to continue as a going concern. Our revenue had been insufficient to cover our operating costs and expenses. We anticipate, but cannot guarantee, that the receipt and application of the net proceeds of the private offering of our separable units (consisting of our 8.75% Senior Convertible Notes and warrants) described in this prospectus will address the doubt about our ability to continue as a going concern. To the extent we do not meet our revenue expectations, we may be required to raise additional capital from outside investors and/or bank or mezzanine lenders. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations.

Nine Months Ended January 31, 2007

During the nine months ended January 31, 2007, we increased our total debt outstanding to $143,210,669 from $25,924,223 at April 30, 2006. The increase by $117,286,446 in debt is a result of the following:

•       The net increase in debt is a result of the acquisition of Cotton Holdings 1, Inc., Cotton Commercial USA, L.P., Cotton Restoration of Central Texas, LP, Crochet & Borel Services, Inc. and Digital Communications Services, Inc., which increased total debt at the end of the period by $79,643,835; and

•       A net increase of $37,642,611 by all other subsidiaries at the end of the period.

At January 31, 2007, we had cash of $919,894 as compared $1,355,146 at April 30, 2006. The following explains the factors effecting the change in our cash balance:

Net Cash Used by Operating Activities.   Net cash provided by operating activities was $23,296,529 for the nine months ended January 31, 2007, as compared to net cash used of $2,442,658 for the same period in the prior year.

Net loss of $67,705,149 for the nine months ended January 31, 2007 was positively adjusted for the impact of non-cash items, including stock option expenses of $694,685, stock issued to pay interest of $52,000, a net $33,612,526 change in working capital, adjusted for $5,802,852 in amortization and depreciation expenses, a loss on investment in Cotton Holdings 1, Inc., Cotton Commercial USA, L.P. and Cotton Restoration of Central Texas, LP of $197,028, the amortization of financing costs to interest of

$33,554,170 and the loss on the impairment of goodwill of $17,157,767, offset by a net gain on the sale of property of $69,350.

Net Cash Provided by Investing Activities.   Net cash used in investing activities was $27,480,365 during the nine months ended January 31, 2007, as compared to net cash used in investing activities of $954,584 during the same period in the prior year. The net use of cash was impacted by the purchase of assets (principally the 19 towers) for $7,150,267, the investment in Cotton Holdings 1, Inc., Cotton Commercial USA, L.P. and Cotton Restoration of Central Texas, LP for $14 million and the increase on non-current assets in the amount of 8,822,766, offset by the net sale of property and equipment in the amount of $1,292,541 plus cash acquired principally in the Crochet & Borel Services, Inc. acquisition of $1,200,127.

Net Cash Provided by Financing Activities.   Net cash provided in financing activities was $3,748,584 during the nine months ended January 31, 2007, as compared to net cash provided of $3,588,959 during the same period during in the prior year. The net use of cash was impacted by the net repayment of $8,676,544 in borrowings offset by a net reduction in capitalized costs of $265,191, the sale of preferred stock in the net amount of $11,916,860, the proceeds from the exercise of common stock warrants in the amount of $220,676 and the proceeds from the exercise of common stock options by employees in the amount of $22,401.

Fiscal Year Ended April 30, 2006

At April 30, 2006, our liquid working capital (cash, accounts receivable, costs in excess of billings, less current liabilities) was a deficiency of $31,157,683 as compared to a deficiency of $4,717,622 at April 30, 2005. The increased working capital deficiency of $26,440,061 is a direct result of the increase in debt related to acquisitions which is more fully described in “Description of Business—Material Subsidiaries” and  “—Financing Transactions” section of this prospectus.

At April 30, 2006, our total debt was $26,099,733 as compared to $5,421,215 at April 30, 2005. The increase in debt is a direct result of the following:

•       Short term borrowings at April 30, 2006 increased to $20,113,930 as compared to $5,146,457 at April 30, 2005.

•       Long term borrowings at April 30, 2006 increased to $5,985,803 as compared to $274,758 at April 30, 2005.

Net Cash Used by Operating Activities.   Net cash used by operating activities was $954,947 for fiscal 2006 as compared to $162,081 for the same period in the prior year.

The net loss of $1,429,165 for fiscal 2006 was positively adjusted for the impact of the $1,596,355 gain related to the debt retirement, a gain of $337,695 on the sale of assets and a decrease in working capital of $259,745, offset by the issuance of shares for services and expenses of $964,875 plus depreciation and amortization expense of $1,703,138.

Net Cash Provided by Investing Activities.   Net cash used in investing activities was $826,745 in fiscal 2006 as compared to net cash provided during the same period in the prior year of $837,383.

During fiscal 2006, investing activities included proceeds from the sale of property of $1,416,184 and the cash acquired in acquisitions of Viasys Network Services, Inc. and Viasys Services, Inc. and Method IQ, Inc., offset by the purchase of equipment of $401,104 and an increase in non-current assets of $2,515,605.

Net Cash Provided by Financing Activities.   Net cash provided by financing activities was $2,050,774 during fiscal 2006 as compared to net cash provided of $410,762 during the same period during the prior year.

During fiscal 2006, financing activities included net proceeds from short and long term debt of $1,226,308 and proceeds from the sale of stock and exercise of options $941,449, offset by cash paid to secure borrowings of $116,985.

Commitments and Contractual Obligations

The following table summarizes our contractual obligations as of April 30, 2006:

	Payment due by period
	Total	1 year	2-3 years	4-5 years	5+ years
Capital Leases	$175,510	$86,102	$89,408	$—	$—
Operating Lease	4,288,798	1,242,575	1,272,859	729,022	1,044,342
Long Term Debt	5,896,395	—	5,896,395	—	—
Interest Expense	2,552,737	1,317,380	717,558	424,871	92,928
Total Obligations	$12,913,440	$2,646,057	$7,976,220	$1,153,893	$1,137,270

Earn-Out Provisions.   We have entered into certain earn-out agreements as part of the consideration for certain acquisitions. As of July 31, 2006, the maximum aggregate earn-out payable should each of the companies achieve the maximum results as provided for in the earn-out agreements is $65 million payable over the next two years. The terms of the purchase agreements relating to the acquisitions of CCI Telecom, Inc. and LFC, Inc. provide for additional earn-out consideration in cash or our common stock to the selling stockholders of these companies based on the companies achieving future financial performance targets as specified in the agreements. Under the CCI Telecom purchase agreement formula, the maximum amount of this earn-out liability was $5.4 million over fiscal years 2006 and 2007. No additional consideration was earned during fiscal 2006, and no earn-out will be paid in fiscal 2007. Under the LFC purchase agreement formula, the maximum amount of earn-out liability is $11.2 million over fiscal years 2007 to 2009. Under generally accepted accounting principles, additional consideration resulting in future periods from these earn-out contingencies, if any, will be recorded to goodwill at the time the contingency is resolved. Accordingly, our consolidated financial statements do not include any potential effects of these contingencies, which could be material.

Make-Whole Provisions.   We have entered into make-whole agreements as part of the stock consideration for certain acquisitions. As with the earn-out provisions, our obligations under these provisions are also subject to the companies achieving future financial performance targets as set forth in the agreements. The make-whole adjustment typically is effective when our common stock issued as part of a transaction trades at a price less than the targeted price level at a specific point of time or for a specific period. At such time additional shares and/or cash, at our sole discretion, will be delivered to the holder of the shares.

The following summarizes the make-whole provisions with respect to our acquisitions as well as the numbers of shares we might be required to issue (assuming the companies have achieved the specified performance targets) if our stock price is 25%, 50% and 75% below the applicable target price (all terms used in the table are as defined in the applicable purchase agreement).

				Estimated Maximum Number of Shares that may be issued
Acquisition	Targeted Per Share Price	Description	Determination Period/Make- Whole Date	25% below target	50% below target	75% below target
Crochet & Borel Services,
Inc.(A)	$8.18	Seller shall receive additional shares equal to the difference between $8.18 per share and the average price during the Determination Period, multiplied by the 8,008,000 shares and then divided by the market price of our common stock at the end of Determination Period.	30 days after the filing of our Form 10-KSB or Form 10-K, as the case may be, for our fiscal year ended April 30, 2008.	2,660,638	8,008,000	23,945,873
Cotton Holdings
1, Inc.(A)	$8.18	Sellers shall receive additional shares equal to the difference between $8.18 per share and the average price during the Determination Period, multiplied by the 1,955,532 shares and then divided by the market price of our common stock at the end of Determination Period.	30 days after the filing of our Form 10-KSB or Form 10-K, as the case may be, for our fiscal year ended April 30, 2008.	649,721	1,955,532	5,847,518
Mitchell Site
Acq, Inc.	$6.85	Seller shall receive additional shares equal to the difference between the number of shares initially issued and the quotient of 500,000 divided by the average closing price during the Determination Period.	90 calendar days following the effectiveness of the first filed registration statement providing for the registration of the shares issued to the seller.	24,314	72,940	218,819
Complete Tower
Sources Inc.	$6.85	Seller shall receive additional shares equal to the difference between the number of shares initially issued and the quotient of 4,000,000 divided by the average closing price during the Determination Period.	90 calendar days following the effectiveness of the first filed registration statement providing for the registration of the shares issued to the seller.	194,505	583,516	1,750,548

(A)            The Crochet & Borel Services, Inc. and Cotton Holdings 1, Inc. make-whole payments can be paid in cash or shares of our common stock at our option, subject to certain restrictions.

Going Concern

As of January 31, 2007, we had a $38,388,885 working capital deficit. That condition created uncertainty as to our ability to continue as a going concern in the absence of additional capital and/or financing, particularly in light of the historic (pre-acquisition) operating losses of certain acquired companies. We have been making the following efforts to improve our overall financial condition:

•                    increasing revenue at all operating subsidiaries, while maintaining or improving gross margins in the process;

•                    controlling, and in some cases reducing, general and administrative expenses that will not impede growth; and

•                    seeking additional sources of working capital to fund daily operations.

Quantitative and Qualitative Disclosure About Market Risk

We believe that we do not have any material exposure to interest or commodity risks. We are exposed to certain economic and political changes in international markets where we compete, such as inflation rates, recession, foreign ownership restrictions and trade policies and other external factors over which we have no control.

Our financial results are quantified in U.S. dollars and a majority of our obligations and expenditures with respect to our operations are incurred in U.S. dollars. Although we do not believe we currently have any materially significant market risks relating to our operations resulting from foreign exchange rates, if we enter into financing or other business arrangements denominated in currency other than the U.S. dollars, variations in the exchange rate may give rise to foreign exchange gains or losses that may be significant.

We do not use financial instruments for trading purposes and we are not a party to any leverage derivatives.

As discussed by our accountants in the audited financial statements included elsewhere in this prospectus, our revenue is currently insufficient to cover our costs and expenses. Our independent certified public accountants have stated in their report included elsewhere in this prospectus that we have incurred operating losses in the last two years, and that we are dependent upon management’s ability to develop profitable operations. These factors, among others, may raise substantial doubt about our ability to continue as a going concern. However, once the private offering of our separable units described in this prospectus has been consummated and the net proceeds applied, we do not expect to have a working capital deficit or any uncertainty as to our ability to continue as a going concern in the absence of additional capital and/or financing.

Significant Accounting Policies

Revenue Recognition

Construction Activities.   Income from construction contracts is recognized on the percentage-of-completion method, whereby recognition of earnings on contracts in progress is calculated based on the ratio of cost incurred to date to total expected cost to be incurred on each contract (“cost-to-cost” method). Contract costs include all direct material, labor, subcontract, travel, equipment costs, and related payroll taxes and insurance expense. Changes in job performance, job conditions, estimated profitability and warranty work, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Contract losses are recognized fully when they are determined. Change orders are recorded when approved by the customer.

Service Activities.   Revenue and related costs associated with service agreements are recognized at the time the work is completed and accepted by the customer, and if the agreement provides for no continuing obligation by us. Progress billings, which may be allowed under an agreement, are recorded as deferred revenue until such time the work is completed and accepted by the customer.

Use of Estimates and Significant Risks

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Revenue and costs relating to construction contracts and service agreements are particularly affected by management’s estimates. Contracts awarded are normally the result of competitive bidding, and many of our significant contracts are based on a fixed price, rather than cost-plus or time and materials. Initial cost estimates supporting our bids are necessarily based on facts and circumstances known at the time the estimates are made. Estimates of projected contract costs must be continuously updated over the period of contract performance. Unpredictable events can and do occur during contract performance, which can increase costs and erode the anticipated contract profit. Change orders to recover additional costs from the customer may not be approved, or could be subject to protracted negotiations and concessions by us. Considerable judgment must be applied to reasonably evaluate the potential outcomes of issues that arise during the contract performance period and the effect their resolution will have on the ultimate margins or losses that may be realized by us. Consequently, the estimates that support our revenue recognition and cost accrual decisions have a very significant impact on the results of operations reported by us.

Cash and Cash Equivalents

We consider all highly liquid investments with the original maturities of three months or less to be cash equivalents. Our subsidiaries have cash in depository accounts which exceed the level insured by the Federal Deposit Insurance Corporation. This uninsured risk is mitigated by maintaining depository accounts with high quality financial institutions.

Accounts Receivable

The allowance for doubtful accounts is established as losses are estimated to have occurred through a provision for bad debt charged to earnings. Losses are charged against the allowance when management believes the uncollectibility of a receivable is probable. Subsequent recoveries, if any, are credited to the allowance. The allowance for doubtful accounts is evaluated on a regular basis by management and is based on historical experience and specifically identified questionable receivables. The evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available. Allowance for doubtful accounts was $2,567,731 and $500,000 at April 30, 2006 and 2005, respectively.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are calculated on the straight-line and accelerated methods based on estimated useful lives which generally range from five to seven years for equipment, 10 years for leasehold improvements and 29 years for buildings.

Intangible Asset Valuation

Goodwill represents the excess of acquisition cost over the assigned fair value of the assets acquired, less liabilities assumed. SFAS No. 142, “Goodwill and Other Intangible Assets,” addresses financial accounting and reporting for acquired goodwill and other intangible assets. For purposes of goodwill impairment measurement, we are required to compare the fair value of the reporting unit with its carrying amount (net equity), including goodwill. If the fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired. We have made this assessment and determined that no impairment to goodwill is indicated as of April 30, 2006 and 2005, and thus did not record an impairment charge for the years then ended. However, we are exposed to the possibility that changes in market conditions could result in significant impairment charges in the future.

Earnings Per Share

Basic earnings or loss per common share is computed by dividing income available to common stockholders by the weighted average number of common stock outstanding for the period. Diluted earnings per common share, in addition to the weighted average determined for basic earnings per share, includes potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.

Income Taxes

We account for income taxes using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our consolidated financial statements or tax returns. In estimating future tax consequences, we consider all expected future events other than enactment of or changes in the tax law or rates. We file consolidated federal income tax returns.

Stock-Based Compensation

We have adopted Statement of Financial Accounting Standards No. 123, “Accounting for Stock Based Compensation,” and Statement of Financial Accounting Standards No. 148, as amended, and elected to use the intrinsic value method in accounting for our stock option plan. Accordingly, no compensation cost has been recognized in the consolidated financial statements for this plan.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

MANAGEMENT

Executive Officers and Directors

The following table sets forth information concerning our directors and executive officers as of the date of this prospectus:

Name	Age	Position	Class	Director Since
Billy V. Ray, Jr.	49	Chairman, Chief Executive Officer & Director	C	2004
Raymond J. Smith	54	Vice President, Chief Financial Officer & Secretary	N/A	N/A
Michael Oyster	50	Vice President & Director	A	2004
John Jordan	70	Director	C	2004
H. Alec McLarty	61	Director	B	2004
Neil L. Underwood	37	Director	B	2004
David S. Gergacz	57	Director	B	2004
Gisle Larsen	49	Director	A	2004
Dennis C. Hayes	56	Director	A	2004
Michael D. Brown	52	Director	C	2007

The members of our board of directors (the “Board of Directors”) are subject to change from time to time by the vote of the stockholders at special or annual meetings to elect directors. The number of the directors may be fixed from time to time by resolution duly passed by our board. Our Board has fixed the number of our directors at nine. Our Board is now classified, or staggered, with the directors serving one to three year terms. Messrs. Ray, Jordan and Brown are Class C directors, and each serves a term expiring in 2007. Messrs. McLarty, Underwood and Gergacz are Class B directors and each serves a term expiring in 2009. Messrs. Larsen, Oyster and Hayes are Class A directors and each serves a term expiring in 2008.

Each director will hold office for the term for which elected and until his successor is elected and qualified or until his earlier death, resignation or removal. Vacancies and newly created directorships resulting from any increase in the number of authorized directors may generally be filled by a majority of the directors then remaining in office. The directors elect officers annually. There are no family relationships among our directors and officers.

We may employ additional management personnel as our Board of Directors deems necessary. We have not identified or reached an agreement or understanding with any other individuals to serve in management positions, but do not anticipate any problem in employing qualified staff.

A description of the business experience during the past several years for each of our directors and executive officers is set forth below.

Billy V. Ray, Jr. has served as a member of the Board of Directors since 2004. Mr. Ray served as our president from December 2003 until June 25, 2004, when he was elected chairman of the board of directors. From September 2003 until the present, Mr. Ray has served as chief executive officer of Flagship Holdings, Inc., a single purpose corporation organized to function as an insurance holding company. From January 2004 until June 2005, Mr. Ray served as vice president of Realm National Insurance Company and was on the board of directors of Realm. From October 2001 until November 2003, Mr. Ray served as chief financial officer of Patton Management Group, Inc. From December 2000 until October 2001, Mr. Ray was executive vice president of mergers and acquisitions for Bracknell Corporation, Inc., a publicly traded company engaged in the business of providing telecommunications infrastructure. At various times from January 1997 to December 2000, Mr. Ray was chairman, chief executive officer and chief financial officer of, and a consultant to, Able Telcom Holding Corporation, Inc., a publicly traded company engaged in the business of providing telecommunications infrastructure. From 1995 to 1997, Mr. Ray was the president and founder of Ten-Ray Utility Construction, Inc., a utility construction company that operated primarily in Colorado, Oklahoma and Washington, DC, as a contractor and consultant on cost-plus projects for Alcatel North America and Lockheed Information Systems. Mr. Ray also served from 1990 to 1992 as a member of the board of directors and as a member of the Audit Committee and the Insurance and Profit Sharing Plan Committee of Dycom Industries, Inc., a New York Stock Exchange listed company engaged in the business of providing telecommunications infrastructure. Mr. Ray has a B.A. in accounting from the University of North Carolina at Greensboro and has been a certified public accountant since 1982.

Raymond J. Smith was appointed as our chief financial officer on June 25, 2004. From 2000 until June 2004, Mr. Smith was a financial consultant. From 1997 to 2000, Mr. Smith was chief financial officer for Professional Sports Car Racing, Inc. in Tampa, Florida. From 1993 until 1997, Mr. Smith was chief financial officer for WinterBrook Beverage Group, Inc. in Bellevue, Washington. From 1985 until 1993, Mr. Smith was vice president of finance for National Beverage Corp., a publicly traded company based in Ft. Lauderdale, Florida. From 1979 until 1985, Mr. Smith was the controller of Burnup & Sims, Inc., a publicly traded company engaged in the business of telecommunication construction. Mr. Smith has a B.S. in accounting from Philadelphia University and an MBA in finance from Temple University.

Michael Oyster has served as a member of the Board of Directors since 2004 and as executive vice president since 2006, responsible for business development and operations. Mr. Oyster has more than 25 years of experience in the communications, computer hardware and software industries. Through 2005, Mr. Oyster was president and chief operating officer of ZoEmail LLC, an early stage technology company focused on secure electronic messaging systems. From 2001 through 2003, Mr. Oyster worked for Equip Foundation, a non-profit leadership development association. From 1999 through 2001, Mr. Oyster was chief operating officer of Fusion Telecommunications International, a global telecommunications company. From 1998 to 1999, Mr. Oyster served as executive vice president of Network Plus, Inc., an integrated telecommunications company, and president of Network Plus Local Services, a competitive local exchange company and internet service provider. From 1997 until its acquisition by AT&T, Mr. Oyster served as vice president and regional company president of Teleport Communications Group, a pioneer local telecommunications company. Prior to 1997, Mr. Oyster was director of wholesale markets at AT&T holding various management positions over 20 years of service. Mr. Oyster has a B.A. in economics and finance from Olivet College and an M.S. in management from Purdue University.

John Jordan has served as a member of the Board of Directors since 2004. Mr. Jordan founded the Jordan Companies in 1985, a group of privately held, diversified companies engaged in energy related engineering, manufacturing and marketing activities, defense and aerospace consulting and international negotiations and representation. Mr. Jordan has served as chief executive officer and president of these companies for over 20 years. Mr. Jordan served as an officer in both the United States Air Force and the United States Marine Corps. Mr. Jordan is a graduate of Stanford University and the Marine Corps Command and Staff College senior officers’ programs at the National Defense University-Industrial College of the Armed Forces and the Naval War College.

H. Alec McLarty has served as a member of the Board of Directors since 2004. From 1996 until 2001, Mr. McLarty was the chief executive officer of Clarion Resources Communications Corp., a corporation providing international telecommunications. From 1999 until 2000, Mr. McLarty was a director of Abel Telecom Holding Inc. Mr. McLarty has served in various capacities from chief operating officer to chairman of the board of three major textile companies manufacturing socks and pantyhose. Mr. McLarty entered the telecom industry in 1987 and founded his first telecommunications company, U. S. Telnetics Inc., which was subsequently sold to Resurqens Communication Corp. Mr. McLarty has founded several other telecom companies and served as chief executive officer and chairman of each, the latest one being a joint venture formed in 1993 with Telenor (the telephone company in Norway) as the majority stockholder. This venture, which is engaged in the business of international telecommunications, established offices in Atlanta, New York, Los Angeles and Miami for domestic operations while establishing international companies with offices in Oslo, Luxembourg, London, Rome, Karachi, Hong Kong, and Kuala Lumpur. Mr. McLarty is a graduate of the University of Georgia with a B.A. in political science.

Neil L. Underwood has served as a member of the Board of Directors since 2004. Mr. Underwood currently serves as senior vice president and general manager, responsible for retail solutions in North America, of S1 Corporation, a publicly traded company engaged in the business of providing enterprise software to over 400 banks, thrifts and credit unions worldwide. Prior to joining S1 Corporation, Mr. Underwood played a role in launching the Americans division of Brokat Technologies, a $200 million financial services software supplier, serving as chief operating officer responsible for American’s sales, support, marketing and professional services. Mr. Underwood joined Brokat Technologies as a principal of TST, which was acquired by Brokat in May 1999. Mr. Underwood is a certified cash manager and has been a member and guest speaker for the Association of Financial Professionals since 1993. Mr. Underwood is a graduate of the Georgia Institute of Technology with a B.S. in industrial engineering and computer science.

David S. Gergacz has served as a member of the Board of Directors since 2004. Mr. Gergacz has more than 30 years of experience in the communications, computer hardware and software industries. Since 1996, Mr. Gergacz has served as the chairman of Signature Investments, a private investment company. He has held a number of senior executive positions, including chairman and chief executive officer, of Brite Voice Systems (now Intervoice - Brite), a computer hardware and software provider for the banking industry, from 1996 through 2000, chief executive officer of Cincinnati Bell Telephone, from 1995 through 1996, chief executive officer of Rogers Cantel, Canada’s largest wireless communications company, from 1993 through 1995, vice chairman of Unitel (now AT&T Canada), from 1993 through 1995, chief executive officer of Boston Technology (now Comverse), from 1991 through 1993, and president of Network Systems at Sprint, from 1984 to 1991. Mr. Gergacz also held various management positions at Bell Labs, AT&T and Nynex. Mr. Gergacz has a B.S. from Purdue University and is a member of Phi Beta Kappa.

Gisle Larsen has served as a member of the Board of Directors since 2004. Since 2004, Mr. Larsen has been the chief executive officer of iPhone, an international telecom operator in Scandinavia. Prior to his service with iPhone, from 2002 until 2004, Mr. Larsen was a director of business development at n-Tel Communications Ltd., a long distance international telecommunications provider, in Dubai, United Arab Emirates. Mr. Larsen has 15 years of executive management level experience within the information technology and telecommunications industries, including two years from 2000 until 2002 as chief executive officer for iOnosphere Asia & Middle East Ltd, a company developing a regional telecom solutions presence in Asia, Africa and the Middle East. Prior to that assignment, Mr. Larsen served for four years with Telenor International as director of international markets from 1996 until 1998, and director of business development from 1998 until 2000, during which time he was responsible for the establishment of wholesale telecom businesses in nine countries. Before 1996, Mr. Larsen worked with IBM and with BEST Decision Support Ltd., a software implementation company, which he co-founded. Mr. Larsen has an MBA from the Norwegian School of Management.

Dennis C. Hayes has served as a member of the Board of Directors since 2004. Mr. Hayes founded and continues to provide leadership for an Internet industry trade association that works closely with the United States Congress, the FCC and other agencies of the government to protect the interests of the Internet industry through legislative initiatives and advocacy. Mr. Hayes is the former chairman, president and chief executive officer of Hayes Microcomputer Products, Inc., which he founded, grew and provided executive leadership from a start up to a global company reaching revenue in excess of $240 million annually, with more than 1,500 employees. Mr. Hayes was inducted into the Technology Hall of Fame in 2004 as a direct result of his contributions to the industry.

Michael D. Brown was appointed a Director in April 2007. Mr. Brown was nominated by President George W. Bush, and was confirmed by the United States Senate, on August 1, 2002, as Deputy Director

of FEMA, and on March 3, 2003, as the first Under Secretary of Homeland Security. Mr. Brown’s nomination as Under Secretary of the Department of Homeland Security was preceded by his unique experience as the President’s appointee to lead a White House Transition Planning Office team for the newly created Department, making Mr. Brown the only Presidential nominee to work in a legacy agency (FEMA) on the transition team for the new Department, and as one of the four senior leaders overseeing the new Department. Mr. Brown also served on the Department’s Investment Review Board, overseeing the Department’s $41 billion budget and investment decisions from March 2003 to September 2005. Mr. Brown also served as the U.S. Representative to the North Atlantic Treaty Organization’s, or NATO, Civil Emergency Planning Committee from 2002 to 2005. In that role, Mr. Brown negotiated and mediated agreements among NATO member countries. Mr. Brown has a Bachelors of Arts, Public Administration/Political Science from Central State University (now the University of Central Oklahoma) and a Juris Doctorate from Oklahoma City University’s School of Law.

Other Significant Employees

We have several significant management employees of our wholly-owned subsidiaries. A description of the business experience during the past several years for each of such employees is set forth below.

Troy Crochet, age 39, is the founder and current president of Crochet & Borel Services, Inc. Mr. Crochet is certified by the Institute of Inspection Cleaning and Restoration Certification in Fire and Smoke Damage and Applied Drying Techniques. Mr. Crochet was also elected to serve on the Advisory Board for the Independent Mitigation and Cleaning/Conservation Organization as well as the Large Loss Committee for Disaster Kleenup International. Mr. Crochet graduated with an Associates Degree in Science from Panola College.

Pete Bell, age 37, is the co-founder and president and chief executive officer of Cotton Holdings 1, Inc., Cotton Commercial USA, L.P. and Cotton Restoration of Central Texas, LP. Mr. Bell also formed and serves on the Board of the Cotton Foundation, which assists children with disabilities. Prior to founding the Cotton companies in 1996, Mr. Bell worked in sales at Blackman Mooring Steamatic, a fire and water restoration company, where he was honored as the company’s Top National Salesman for two consecutive years. Mr. Bell holds a B.A. from Sam Houston State University.

Daryn Ebrecht, age 40, is the co-founder and chief operating officer of the Cotton companies. Prior to founding the Cotton companies in 1996, Mr. Ebrecht was a project manager for Blackman Mooring Steamatic, a fire and water restoration company, where he became the company’s youngest sales manager in the nation. From 1988 through 1992, Mr. Ebrecht was employed as a district and regional manager for Gates Rubber, one of largest automotive aftermarket manufacturers in the world. Mr. Ebrecht holds a B.B.A. in Management from Sam Houston State University.

Jimmy R. Taylor, age 51, has been the president and chief operating officer of Ayin Holding Company, Inc. since March 2006. From 2003 through March 2006, Mr. Taylor was the executive vice president for corporate development with CCI Telecom, Inc. Mr. Taylor worked in several senior positions with Crown Castle International Corporation, a wireless tower consolidator, from 1997 through 2003, with a focus on tower development for the wireless industry. Prior to that, Mr. Taylor had significant experience in site acquisition and land development in the oil and gas and wireless industries. Mr. Taylor has a B.B.A. in Petroleum Land Management from the University of Texas and a B.B.A. in Marketing from Angelo State University.

Matthew Mitchell, age 51, is currently employed as the president of Mitchell Site Acq, Inc. Prior to founding Mitchell Site Acq, Inc., Mr. Mitchell worked as an independent contractor providing lease acquisition, management, title and mineral research, abstracts, damage settlements and curative services primarily focused on the oil and gas industry. Mr. Mitchell has been a certified Professional Landman since 1991 and is a member of the American Association of Professional Landmen.

Carroll Castille, age 40, is currently employed as the president of Complete Tower Sources, Inc. Mr. Castille has over 17 years experience in the tower industry with an emphasis on coordinating and implementing carrier’s build plans, as well as problem solving as it relates to construction and cellular technology, manpower and work capacity.

Gerry W. Hall, age 61, is currently employed as the president of Viasys. Mr. Hall joined Viasys in 2005. Previously, Mr. Hall was a construction management consultant with Georgia Electric Company from 1999 through 2005. From 1998 through 1999, Mr. Hall was president and chief executive officer of Able Telecom. From 1991 through 1997, Mr. Hall was president of Georgia Electric Company. Mr. Hall is a licensed electrical contactor in five states, and has a B.S. from the Georgia Institute of Technology and an M.S. from George Washington University.

L. Ford Clark, age 52, has served since 1992 as the president of LFC, Inc. Mr. Clark has extensive experience and background in wireless site development, engineering and management of telecommunication tower and environmental consulting.

Committees of the Board of Directors

Compensation Committee.   Our Board of Directors has created a compensation committee to assist our board in meeting its responsibilities with regard to oversight and determination of executive compensation and to review and make recommendations to the board with respect to major compensation plans, policies and programs. The committee shall consist of not fewer than two members of the board, with the exact number being determined by the board. Each member shall meet the independence and outside director requirements of applicable tax and securities laws and regulations and stock market rules. The current members of the committee are H. Alec McLarty, as chairman, Neil L. Underwood and Gisle Larsen. We have adopted an amended charter for the compensation committee.

Audit Committee.   Our Board of Directors has created an audit committee which is directly responsible for the appointment, compensation and oversight of the work of any registered public accounting firm employed by us (including resolution of disagreements between our management and the auditor regarding financial disclosure) for the purpose of preparing or issuing an audit report or related work. The audit committee also reviews and evaluates our internal control functions. The members of the committee are David S. Gergacz, as chairman, and Neil L. Underwood. We have adopted an amended charter for the audit committee.

The members of the audit committee are independent as defined under Rule 4200(a)(15) of the NASD’s listing standards.

Our Board of Directors has determined that Mr. Gergacz is a financial expert. In addition, Mr. Gergacz is independent, as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934. In order to be considered to be independent, a member of an audit committee of a listed issuer that is not an investment company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee:

•       Accept directly or indirectly any consulting, advisory or other compensatory fee from the issuer or any subsidiary thereof, provided that, unless the rules of the national securities exchange or national securities association provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the listed issuer (provided that such compensation is not contingent in any way on continued service); or

•       Be an affiliated person of the issuer or any subsidiary thereof.

Mr.  Gergacz has acquired the status of financial expert through experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions, and overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements.

Nominating Committee.   Our Board of Directors has created a nominating committee which exercises the power and authority to recommend the appropriate size and composition of our board, nominees for election to our board and nominees for election to the committees. The committee shall consist of not less than three members of the board, with the exact number being determined by the board. Each member shall meet the independence requirements of applicable provisions of the federal securities laws and the rules promulgated thereunder and the applicable rules of The Nasdaq Stock Market. The current members of the committee are H. Alec McLarty and Dennis C. Hayes. The third membership position on this committee is currently vacant. We have adopted an amended charter for the nominating committee.

Finance Committee.   Our Board of Directors has created a finance committee that makes recommendations to the board of directors concerning financing matters related to acquisitions and our capital structure. The committee will consist of a minimum of three members of the board of directors, the majority of whom shall meet the same independence and experience requirements of our audit committee and the applicable provisions of federal law and the rules and regulations promulgated thereunder and the applicable rules of The Nasdaq Stock Market. The members of the committee are recommended by the Nominating Committee and are appointed by and serve at the discretion of the board of directors. The members of the committee are John Jordan, as chairman, and Dennis C. Hayes. The third membership position on this committee is currently vacant. We have adopted an amended charter for the finance committee.

Executive Committee.   Our Board of Directors has created an executive committee which exercises all the powers and authority of our Board between regular or special meetings of the Board in the management of our business and affairs, except to the extent limited by Delaware law. The members of the committee are Billy V. Ray, Jr., as chairman, H. Alec McLarty, David S. Gergacz, John Jordan and Michael Oyster.

Code of Ethics for Senior Executive Officers and Senior Financial Officers

We have adopted an amended Code of Ethics for Senior Executive Officers and Senior Financial Officers that applies to our president, chief executive officer, chief operating officer, chief financial officer, and all financial officers, including the principal accounting officer. The code provides as follows:

•       Each officer is responsible for full, fair, accurate, timely and understandable disclosure in all periodic reports and financial disclosures required to be filed by us with the Securities and Exchange Commission or disclosed to our stockholders and/or the public.

•       Each officer shall immediately bring to the attention of the audit committee, or disclosure compliance officer, any material information of which the officer becomes aware that affects the disclosures made by us in our public filings and assist the audit committee or disclosure compliance officer in fulfilling its responsibilities for full, fair, accurate, timely and understandable disclosure in all periodic reports required to be filed with the Securities and Exchange Commission.

•       Each officer shall promptly notify our general counsel, if any, or the president or chief executive officer as well as the audit committee of any information he may have concerning any violation of our Code of Business Conduct or our Code of Ethics, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in our financial reporting, disclosures or internal controls.

•       Each officer shall immediately bring to the attention of our general counsel, if any, the president or the chief executive officer and the audit committee any information he may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to us and the operation of our business, by us or any of our agents.

•       Any waiver of this Code of Ethics for any officer must be approved, if at all, in advance by a majority of the independent directors serving on our Board of Directors. Any such waivers granted will be publicly disclosed in accordance with applicable rules, regulations and listing standards.

We have posted a copy of our Code of Ethics on our website at www.charys.com. We will provide to any person without charge, upon request, a copy of our Code of Ethics. Any such request should be directed to our corporate secretary at 1117 Perimeter Center West, Suite N415, Atlanta, Georgia 30338, telephone (678) 443 2300, fax (678) 443 2320, or by e-mail info@charys.com.

Code of Business Conduct

We have adopted a Code of Business Conduct, which applies to us and all of our subsidiaries, whereby we expect each employee to use sound judgment to help us maintain appropriate compliance procedures and to carry out our business in compliance with laws and high ethical standards. Each of our employees is expected to read our Business Conduct Code and demonstrate personal commitment to the standards set forth in our Business Conduct Code. Our officers and other supervising employees are expected to be leaders in demonstrating this personal commitment to the standards outlined in our Business Conduct Code and recognizing indications of illegal or improper conduct. All employees are expected to report appropriately any indications of illegal or improper conduct. An employee who does not comply with the standards set forth in our Business Conduct Code may be subject to discipline in light of the nature of the violation, including termination of employment. We have posted a copy of the Business Conduct Code on our website at www.charys.com.

Directors Compensation

It is the policy of the Board of Directors that compensation for independent directors should be primarily equity-based. Employee directors are not paid for board service in addition to their regular compensation. Each non-employee director receives a fee for attending each meeting equal to $2,000 for attendance in person or $1,000 for telephonic attendance, plus reasonable travel fees. In addition, non-employee directors may receive project fees of $250 per hour. Also, non-employee directors receive stock grants and options. For the director’s initial term, the director receives 20,000 shares of our common stock and an option to purchase 100,000 shares of our common stock, and receives the same for each successive term that he is re-elected. Upon resignation or failing to be re-elected, the director will receive an additional 50,000 shares of our common stock.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than 10 percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors and greater than 10 percent stockholders are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of copies of such forms filed on Forms 3, 4, and 5, we are aware of seven persons who during the fiscal year ended April 30, 2006, were directors, officers, or beneficial owners of more than 10% of our common stock, and who failed to file, on a timely basis, reports required by Section 16(a) of the Securities Exchange Act of 1934 during such fiscal year as follows:

•       Gisle Larsen was a director during the year ended April 30, 2006. Mr. Larsen failed to timely file a Form 4 during the year ended April 30, 2006.

•       Michael Oyster was a director during the year ended April 30, 2006. Mr. Oyster failed to timely file two Forms 4 during the year ended April 30, 2006.

•       Richard Mangiarelli was a director during the year ended April 30, 2006. Mr. Mangiarelli failed to timely file a Form 4 during the year ended April 30, 2006.

•       Dennis C. Hayes was a director during the year ended April 30, 2006. Mr. Hayes failed to timely file a Form 3 and a Form 4 during the year ended April 30, 2006.

•       L. Ford Clark was an officer during the year ended April 30, 2006. Mr. Clark failed to timely file a Form 3 during the year ended April 30, 2006.

•       Gregory A. Buchholz was an officer during the year ended April 30, 2006. Mr. Buchholz failed to timely file a Form 3 and Form 4 during the year ended April 30, 2006.

•       Jerry J. Harrison was an officer during the year ended April 30, 2006. Mr. Harrison failed to timely file a Form 3 and Form 4 during the year ended April 30, 2006.

•       Lee Yarborough was an officer during the year ended April 30, 2006. Ms. Yarborough failed to timely file a Form 3 and Form 4 during the year ended April 30, 2006.

•       Gerry W. Hall was an officer during the year ended April 30, 2006. Mr. Hall failed to timely file a Form 3 and Form 4 during the year ended April 30, 2006.

Summary of Cash and Certain Other Compensation

The compensation program for our executives consists of three key elements:

•       A base salary;

•       A performance bonus; and

•       Periodic grants and/or options of our common stock.

Base Salary.   Our chief executive officer and all other senior executive officers receive compensation based on such factors as competitive industry salaries, a subjective assessment of the contribution and experience of the officer, and the specific recommendation by the chief executive officer.

Performance Bonus.   A portion of each officer’s total annual compensation is in the form of a bonus. All bonus payments to officers must be approved by the compensation committee based on the individual officer’s performance and company performance.

Stock Incentive.   Stock options are granted to executive officers based on their positions and individual performance. Stock options provide incentive for the creation of stockholder value over the long term and aid significantly in the recruitment and retention of executive officers. The compensation committee considers the recommendations of the chief executive officer for stock option grants to executive officers (other than the chief executive officer) and approves, disapproves or modifies such recommendation.

Summary Compensation Table

The following table sets forth, for the three years ended April 30, 2006, the total compensation paid to or accrued for our chief executive officer and the other executive officers as defined under the Securities and Exchange Commission rules with the next highest total annual salary and bonus.

				Long Term Compensation Awards
		Annual		Restricted	Securities
Name and	Fiscal	Compensation		Stock	Underlying	LTIP	All Other
Principal Position	Year	Salary	Bonus	Awards	Options/SARs	Payout	Compensation
Billy V. Ray, Jr.(1)	2006	$156,500	$-0-	-0-	-0-	$-0-	$-0-
Chief Executive Officer,	2005	$-0-	$-0-	-0-	-0-	$-0-	$-0-
Director	2004	$-0-	$-0-	-0-	-0-	$-0-	$-0-
Raymond J. Smith(2)	2006	$133,207	$-0-	-0-	-0-	$-0-	$-0-
Vice President, Secretary,	2005	$-0-	$-0-	-0-	450,000	$-0-	$-0-
Chief Financial Officer	2004	$-0-	$-0-	-0-	150,000	$-0-	$-0-

(1)          Mr. Ray’s employment contract commenced in 2004 and includes an automobile allowance of $6,000 per year.

(2)          Mr. Smith’s employment contract commenced in 2004 and includes an automobile allowance of $6,000 per year.

Option Grants in Fiscal Year 2006

The following table provides information relating to option grants to the Named Executive Officers during the fiscal year ended April 30, 2006.

Name	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in Fiscal Year 2006	Exercise Price per Share	Expiration Date
Billy V. Ray, Jr.	—	—	—	—
Raymond J. Smith	—	—	—	—

Aggregated Option Exercises in 2006 Fiscal Year and Year-End Option Values

The following table summarizes the number of shares and value realized by each of the Named Executive Officers upon the exercise of options during the fiscal year ended April 30, 2006 and the value of the outstanding options held by the Named Executive Officers at April 30, 2006:

	Shares Acquired	Value	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Billy V. Ray, Jr.	—	—	0	—	$0	—
Raymond J. Smith	—	—	600,000	—	$2,244,000	—

(1)          Based on the fair market value of our common stock as of April 28, 2006 of $4.14 per share, as reported on the Over-The-Counter Bulletin Board, less the exercise price payable upon exercise of such options.

Employment Agreements

On June 15, 2004, Billy V. Ray, Jr. and Raymond J. Smith executed employment agreements with us.

Pursuant to the terms of Mr. Ray’s agreement, Mr. Ray serves as our chief executive officer. Mr. Ray’s agreement automatically renews for an additional three-year term at the conclusion of the initial or successive three-year terms. Mr. Ray receives a base salary (currently $250,000), which varies according to the levels of our revenue and is set forth in Mr. Ray’s employment agreement. Mr. Ray is eligible to receive a discretionary bonus, car allowance and other benefits in addition to his base salary.

Pursuant to the terms of Mr. Smith’s agreement, Mr. Smith serves as our vice president and chief financial officer. Mr. Smith’s agreement automatically renews for an additional three-year term at the conclusion of the initial or successive three-year terms. Mr. Smith receives a base salary (currently $213,000), which varies according to the levels of our revenue and is set forth in to Mr. Smith’s employment agreement. Mr. Smith is eligible to receive a discretionary bonus, car allowance and other benefits in addition to his base salary. As part of his compensation pursuant to the employment agreement, Mr. Smith also received an option to purchase 600,000 shares of our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2007, information concerning ownership of our voting securities by:

•       Each person who owns beneficially more than 5% of the outstanding shares of common stock;

•       Each person who owns beneficially more than 5% of the outstanding shares of our preferred stock;

•       Each director;

•       Each named executive officer (Billy V. Ray, Jr., Raymond J. Smith and Michael Oyster); and

•       All directors and officers as a group.

	Common Stock Beneficially Owned(2)		Preferred Stock Beneficially Owned(2)
Name and Address of Beneficial Owner(1)	Number/Percentage		Number/Percentage
Billy V. Ray, Jr.(3)	4,452,237	9.9%	1,000,000	66.6%
Raymond J. Smith(4)	608,332	1.3%	-0 -	-0 -
David S. Gergacz	85,000	*	-0 -	-0 -
Dennis C. Hayes(5)	163,000	*	-0 -	-0 -
Gisle Larsen(6)	220,000	*	-0 -	-0 -
H. Alec McLarty	85,000	*	-0 -	-0 -
John Jordan	87,842	*	-0 -	-0 -
Michael Oyster(7)	493,332	1.1%	-0 -	-0 -
Neil L. Underwood	-0 -	-0 -	-0 -	-0 -
Michael D. Brown	-0 -	-0 -	-0 -	-0 -
All directors and officers as a group (10 persons)	6,194,743	13.7%	1,000,000	66.6%
Crochet Partners, Ltd.	7,258,000	16.1%	-0 -	-0 -
Frost Bank NA.	400,000	0.9%	500,000	33.3%

*                    Less than one percent.

(1)          Unless otherwise indicated, the address for each of these stockholders is c/o Charys Holding Company, Inc., 1117 Perimeter Center West, Suite N415, Atlanta, Georgia 30338. Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to his or her shares of the common and preferred stock beneficially owned.

(2)          For purposes of calculating the percentage beneficially owned, the number of shares of common stock deemed outstanding includes (i) 45,110,134 shares outstanding as of April 12, 2007, and (ii) shares issuable by us pursuant to options or warrants held by the respective person or group that may be exercised within 60 days following March 31, 2007, which we refer to in these footnotes as “Presently Exercisable Rights.”  Presently Exercisable Rights are considered to be outstanding and to be beneficially owned by the person or group holding such rights for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. As of March 31, 2007, we had 1,000,000 shares of Series A Preferred Stock outstanding, 500,000 shares of Series C Preferred Stock outstanding and 900 shares of Series D Preferred Stock outstanding.

(3)          All shares are owned by Billy V. Ray, Jr. and his wife, Melissa Shoaf Ray, as joint tenants with right of survivorship. Includes 16,665 shares issuable pursuant to Presently Exercisable Rights with an exercise price of $8.15 per share. Also includes the right to purchase up to 2,237,222 shares of common stock at $0.40 per share under the Amended and Restated Stock Purchase Agreement dated May 25, 2004, between Mr. Ray and us.

(4)          Includes 608,332 shares issuable pursuant to Presently Exercisable Rights, including 600,000 shares issuable at an exercise price of $0.40 per share and 8,332 shares issuable at an exercise price of $8.15 per share.

(5)          Includes 100,000 shares issuable pursuant to Presently Exercisable Rights with an exercise price of $1.05 per share.

(6)          Includes 200,000 shares issuable pursuant to Presently Exercisable Rights with an exercise price of $0.40 per share for 100,000 shares and $1.05 per share for the other 100,000 shares.

(7)          Includes 408,332 shares issuable pursuant to Presently Exercisable Rights, including 100,000 shares issuable at the exercise price of $1.05 per share, 300,000 shares issuable at the exercise price of $1.09 per share and 8,332 shares issuable at the exercise price of $8.15 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been certain transactions between various officers, directors and affiliates of ours, specifically as follows:

•       A short-term loan of $50,000 made to us by Richard Mangiarelli, a shareholder and former president and director of ours, during the year ended April 30, 2005 was exchanged for 240,000 shares of common stock on June 6, 2005.

•       Effective July 1, 2004, we acquired Personnel Resources of Georgia, Inc. from Billy V. Ray, Jr., our chief executive officer in exchange for a promissory note in the original principal amount of $250,000 bearing interest at the rate of 6% per annum. That promissory note has been paid in full.

•       On October 10, 2006, we entered into a second note agreement with JED Family Trust c/o Imperium Partner Group in the amount of $500,000. The note bears interest of 10% per annum. The note was necessary to secure proceeds for the purpose of a deposit in connection with our acquisition of Cotton Holdings 1, Inc., Cotton Commercial USA, L.P. and Cotton Restoration of Central Texas, L.P. The secured note was executed and guaranteed by our chief executive officer. The note was paid on November 9, 2006 with the proceeds from the senior secured convertible note issued that day.

•       On February 27, 2004, Janet Risher, Richard Schmidt and Billy V. Ray, Jr. executed a stock purchase agreement, pursuant to which Ms. Risher and Mr. Schmidt sold 2,185,150 shares of our common stock and 1,000,000 shares of our Series A Preferred Stock to Mr. Ray, resulting in a change of control of the company. Ms. Risher is the wife of Mr. Mangiarelli. The consideration for the purchase of these shares was $250,000, paid in the form of a promissory note. Pursuant to this stock purchase agreement, Mr. Ray has the right to acquire an additional 2,237,222 shares of our common stock from Ms. Risher and Mr. Schmidt at a purchase price of $0.40 per share. Further, for a period of three years from the date of the stock purchase agreement, Mr. Ray agreed not to vote his shares to increase the number of directors to more than 11 members and to vote his shares to elect or retain as directors Mr. Mangiarelli and John Jordan. That three-year period has expired. Mr. Mangiarelli resigned as a director on August 11, 2006, and Mr. Jordan remains as one of our Class C directors.

See also, “Description of Business—Material Acquisitions” and “—Financing Transactions” for information concerning transactions pursuant to which we purchased or signed agreements to purchase certain of our subsidiaries from certain persons who remain officers of these companies, and “Management” for information concerning the remuneration of our non-officer directors and for information concerning the compensation of certain of our officers.

DESCRIPTION OF THE NOTES AND WARRANTS

Subject to the terms and conditions of the purchase agreement dated February 14, 2007, between us and McMahan Securities Co. L.P., as initial purchaser, we sold to the initial purchaser, and the initial purchaser offered and sold, $175,000,000 principal amount of our 8.75% Senior Convertible Notes due February 16, 2012, referred to herein as the “notes,” with warrants to purchase 58,333,275 shares of common stock at $5.00 per share, referred to herein as “$5 warrants,” and warrants to purchase 58,333,275 shares of common stock at $4.00 per share, referred to herein as “$4 warrants,” and collectively with the $5 warrants, the “warrants.”  The notes, the $5 warrants and the $4 warrants were offered and sold in units, each unit consisting of $1,000 principal amount of notes, 333.333 $5 warrants and 333.333 $4 warrants. The securities in the units were immediately separable. We also granted the initial purchaser an option to purchase an additional 26,250 units from us during the 45-day period following the date of the purchase agreement.

On February 16, 2007, we completed the $175,000,000 private offering. On March 6, 2007, the initial purchaser exercised its option to purchase and sell the additional $26,250 units, the completion of which occurred on March 8, 2007.

With this prospectus, we are registering $201,250,000 principal amount of the notes, the full and unconditional guarantees of our obligations under the notes, referred to herein as the “guarantees,” the warrants and 223,610,889 shares of our common stock into which the notes are convertible and for which the warrants are exercisable, for resale by the selling securityholders identified in this prospectus.

We issued the notes under an indenture, dated as of February 16, 2007, between us and The Bank of New York Trust Company, N.A., as trustee, and the warrants under a warrant agent agreement, dated as of February 16, 2007, between us and The Bank of New York, N.A., as warrant agent. You may request a copy of the indenture from the trustee, or a copy of the warrant agent agreement from the warrant agent.

The following description is a summary of the material provisions of the notes, the indenture, the warrants and the warrant agent agreement, and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes, the indenture, the warrants and the warrant agent agreement, including the definitions of certain terms used in the indenture and the warrant agent agreement. Wherever particular provisions or defined terms of the indenture or form of note, warrant agent agreement or form of warrant certificate are referred to, these provisions or defined terms are incorporated in this prospectus by reference. We urge you to read the indenture and the warrant agent agreement because the, and not this description, define your rights as a holder of the notes and the warrants.

As used in this prospectus, “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in the City of New York. When we refer to “common stock,” we mean our common stock, par value $0.001 per share.

The Notes

General

The notes mature on February 16, 2012, unless earlier converted, redeemed or repurchased. Subject to fulfillment of certain conditions as described below, the notes may be converted into shares of our common stock at an initial conversion rate of 444.444 shares of common stock per $1,000 principal amount of notes. This is equivalent to an initial conversion price of approximately $2.25 per share of common stock. The conversion price (and, accordingly, the conversion rate) is subject to adjustment if certain events occur. Subject to our payment elections in the event of a “make-whole payment,” upon conversion of a note, each note holder will receive only shares of our common stock.

If any interest payment date, maturity date, redemption date or repurchase date falls on a day that is not a business day, the required payment will be made on the next succeeding business day with the same force and effect as if made on the date that the payment was due, and no additional interest will accrue on that payment for the period from and after the interest payment date, maturity date, redemption date or repurchase date, as the case may be, to that next succeeding business day.

The notes were issued only in denominations of $1,000 principal amount and integral multiples thereof. References to “a note” or “each note” in this prospectus refer to $1,000 principal amount of notes.

Ranking

The notes are our direct, unsecured obligations. The notes are subordinate in right of payment to our secured indebtedness existing on the date of issuance of the notes (including, future secured indebtedness obtained to refinance or otherwise replace such existing secured indebtedness) and up to an additional $10,000,000 of secured indebtedness obtained following the date of issuance of the notes, in each case, to the extent the terms of such secured indebtedness expressly require such subordination, and to any additional secured indebtedness beyond $10,000,000 that is approved by holders of a majority of the aggregate principal amount of the notes outstanding. The notes rank pari passu with our existing and future unsecured and unsubordinated indebtedness and senior to all other indebtedness. We have agreed, and have agreed to cause our subsidiaries not to, incur additional indebtedness, subject to certain exceptions set forth below.

In the event of any acceleration of the notes because of an event of default, the holders of any senior secured indebtedness then outstanding would generally be entitled to payment in full, in cash or other payment satisfactory to the holders of such secured indebtedness, of all obligations in respect to such secured indebtedness before the holders of notes would be entitled to receive any payment or other distribution.

Interest

The notes bear regular interest at a rate of 8.75% per annum. Interest (including any additional interest that may be payable as described under “Registration Rights” below) is payable quarterly in arrears on May 16, August 16, November 16 and February 16 of each year, commencing May 16, 2007 and ending on February 16, 2012. After February 16, 2012, we will not pay interest on the notes.

Interest on a note (including any additional interest) is paid to the person in whose name the note is registered at the close of business on November 1, February 1, May 1, or August 1, as the case may be (each, a “record date”), immediately preceding the relevant interest payment date (whether or not such day is a business day). Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months and accrues from February 16, 2007 or from the most recent date to which interest has been paid or duly provided for, whichever is later.

Sinking Fund

The notes do not have the benefit of any sinking fund.

Guarantees

C&B/Cotton Holdings, Inc., Crochet & Borel, Inc., Cotton Holdings 1, Inc., Cotton Commercial USA, L.P., Cotton Restoration of Central Texas, LP, Ayin Holding Company, Inc., Ayin Tower Management Services, Inc., Complete Tower Sources Inc., Mitchell Site Acq, Inc., LFC, Inc., Viasys Network Services, Inc. and Viasys Services, Inc. have irrevocably and unconditionally guaranteed our obligations under the notes and the indenture, including:

•       payment of principal and interest (including any additional interest) under the notes;

•       in the event we redeem any of the notes, payment of the redemption price and the interest make-whole payment (as described under “—Provisional Redemption”);

•       if any holder exercises the right to require the repurchase of notes, payment of the required repurchase price (as described under “—Repurchase of the Notes at the Option of the Holder”);

•       performance of all our other obligations, covenants and agreements under the notes and the indenture; and

•       in the case of any extension of time of payment or renewal of any notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, at redemption, by acceleration or otherwise.

Due to restrictions contained in agreements to which they were parties at the time of issuance of the notes, CCI Telecom, Inc., Method IQ, Inc. and Digital Communications Services, Inc. did not become guarantors of our obligations under our 8.75% Senior Convertible Notes. See “Risk Factors - While certain of our subsidiaries have guaranteed our obligations under our 8.75% Senior Convertible Notes, those subsidiaries’ obligations under those guarantees may be limited. Moreover, there are other material subsidiaries that have not guaranteed our obligations under the notes.”

Provisional Redemption

Prior to February 16, 2009, the notes are not redeemable. Thereafter, we have the right, at our option, at any time and from time to time on or after the dates set forth below, to redeem up to the corresponding percentage of the notes (based on the aggregate principal amount of notes of original issue) set forth below at a redemption price equal to 100% of the principal amount of notes, plus accrued and unpaid interest, if any, to but excluding the redemption date plus the interest make-whole payment described below:

DATE	PERCENTAGE OF NOTES		AGGREGATE PRINCIPAL AMOUNT(1)
February 16, 2009	25%		$50,312,500
February 16, 2010	50	%(2)	$100,625,000	(2)
February 16, 2011	100	%(2)	$201,250,000	(2)

(1)          Based on $201,250,000 aggregate principal amount of notes of original issue.

(2)          Includes any previously redeemed notes.

We may not redeem the notes unless (i) the volume weighted average trading price of our common stock on the market or stock exchange on which our common stock primarily trades has exceeded 200% of the conversion price then in effect for at least 20 trading days in the 30 consecutive trading day period ending on and including the trading day immediately before the date of mailing of the provisional redemption notice, (ii) a registration statement covering the shares of common stock issuable upon conversion of the notes is effective and available for use for the 60 days following the redemption date (as defined below), unless registration is not required under the Securities Act of 1933 and applicable state securities laws, and (iii) no default or event of default under the notes exists that is not cured or waived on or prior to the redemption date.

If a provisional redemption occurs, we also will make an interest make-whole payment in addition to the payment of accrued and unpaid interest described above. The interest make-whole payment would be equal to 50% of the present value of the aggregate amount of the interest that would otherwise have accrued from the redemption date through the maturity of the notes. The present value will be calculated using the bond equivalent yield on U.S. Treasury notes or bills having a term nearest in length to that of the remaining period from the redemption date through the maturity of the notes; provided, however, that if the period from such redemption date to the third anniversary of the notes’ issuance is less than one year, the weekly average yield on actually traded U.S. Treasury notes or bills adjusted to a constant maturity of one year will be used.

We must pay the interest make-whole payment on the notes called for provisional redemption, including any notes that are converted on or after the notice date with respect to the provisional redemption and prior to the redemption date. Accrued and unpaid interest will be payable in cash. If the redemption date is an interest payment date, the quarterly payment of interest becoming due on such date shall be payable to the holder of record as of the relevant record date. The interest make-whole payment will be payable in cash or, at our option, subject to certain conditions, in common stock or some combination thereof. If the interest make-whole payment (or any portion thereof) is to be made in shares of common stock, the number of shares to be issued will be determined by dividing the interest make-whole payment (or portion thereof) by 90% of the volume weighted average trading price for the 20 consecutive trading days ending on and including the trading day immediately prior to the redemption date.

Notice of any provisional redemption will be sent, by first-class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption (the “redemption date”), to the holder of each note to be redeemed to such holder’s last address as then shown upon the registry books of the registrar. The notice of redemption must state the redemption date, the redemption price, the amount of accrued interest and additional interest, if any, to be paid, whether the interest make-whole payment will be in cash or in common stock or some combination thereof and the manner in which notes should be surrendered for payment. If we elect to redeem less than all of the notes, the notes will be redeemed among the holders on a pro rata basis. Any notice that relates to a note to be redeemed in part only must also state the portion of the principal amount to be redeemed. Upon surrender of any note redeemed in part only, a new note or notes in principal amount equal to the unredeemed portion thereof will be issued. On and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption, unless we default in our obligations with respect thereto.

Holders of notes who are subject to the 9.99% Limitation (as defined below) may, by notice to us at least 10 days prior to the scheduled redemption date, extend the redemption date with respect to the portion of their notes that have been called for redemption, the conversion of which would cause them to violate the 9.99% Limitation, until the later of (i) the 70th day after the date scheduled for redemption, and (ii) the 61st day after we have disclosed the number of shares of common stock that are outstanding after the redemption date.

Repurchase of the Notes at the Option of the Holder

In the event of a change in control (as defined below) or in the event that the common stock (or other securities issuable upon conversion of the notes) is not listed or quoted for trading on a securities exchange or on the over-the-counter bulletin board (either such event, a “repurchase triggering event”), in either case, prior to maturity, each holder of notes will have the right, at the holder’s option and upon prior notice to us, to require us to repurchase all or any part of the holder’s notes on the date selected by us (the “repurchase date”) that is at least 20 business days following notice of, but no later than 45 business days after the occurrence of, the repurchase triggering event, for cash, at a price (the “repurchase price”) equal to 105% of the principal amount thereof, together with accrued and unpaid interest (including any additional interest) to the repurchase date. If the repurchase date is an interest payment date, the quarterly payment of interest becoming due on such date shall be payable to the holder of record as of the relevant record date.

A note holder may exercise the repurchase right with respect to all or a portion of our notes (provided that the principal amount of such notes must be $1,000 or an integral multiple thereof). We will notify each note holder of the occurrence of a repurchase triggering event within 15 days following such event. The notice will specify the events causing, and the procedures to exercise, the repurchase right.

A “change in control” shall occur when any of the following occurs:

•       any person (other than Mr. Ray, our current chairman and chief executive officer, and his affiliates), or any persons acting together which would constitute a “group” for purposes of Section 13(d) and 14(d) of the Exchange Act, together with any affiliates thereof, shall beneficially own (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, more than 50% of the total voting power of our then outstanding voting stock entitled to vote generally in the election of directors;

•       unless approved by the holders of a majority of the aggregate principal amount of the notes, any change in the size or composition of  our board of directors, the effect of which is that fewer than a majority of our directors immediately following the change were not directors on the date of issuance of the notes;

•       there shall be consummated any consolidation or merger of our company with the effect that immediately after such transaction our stockholders hold less than a majority of the combined voting power of the then outstanding voting stock of the person surviving such transaction; or

•       all or substantially all of our assets are directly or indirectly leased, exchanged or otherwise transferred or sold to any person or related group of persons.

A change in control will not be deemed to have occurred if at least 90% of the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) in the merger or consolidation consists of common stock, depository receipts or other certificates representing common equity interests traded on a U.S. securities exchange or quoted on the over-the-counter bulletin board (or which will be so traded or quoted immediately after the merger or consolidation), and as a result of such transaction the notes become convertible into such publicly traded common stock, depository receipts or other certificates representing common equity interests.

Conversion in Connection with a Change in Control

If a note is converted subsequent to the date we give notice of a change in control and prior to the related repurchase date, note holders may be entitled to receive additional shares of our common stock based on the effective date of the change in control and the cash price paid for our common stock in the change in control, if applicable, and otherwise the volume weighted average price of our common stock for the 20 consecutive trading days ending on and including the trading day immediately preceding the effective date of the change of control. The following table is intended to be illustrative of the number of additional shares a note holder may be entitled to receive for $1,000 principal amount of notes based upon different effective dates and stock prices:

	Stock Price
Effective Date	$2.00	$3.00	$4.00	$5.00	$6.00	$7.00	$8.00	$9.00	$10.00	$11.00	$12.00	$20.00
February 16, 2007	192.72	115.49	81.32	62.51	50.71	42.66	36.83	32.41	28.95	26.17	23.88	0
February 16, 2008	190.89	110.66	76.49	58.17	46.91	39.33	33.89	29.79	26.60	24.04	21.93	0
February 16, 2009	173.91	94.56	63.01	46.97	37.47	31.24	26.84	23.57	21.03	19.00	17.34	0
February 16, 2010	150.96	72.72	45.26	32.64	25.67	21.28	18.27	16.05	14.34	12.98	11.86	0
February 16, 2011	118.55	41.62	21.72	14.76	11.50	9.60	8.31	7.35	6.60	5.99	5.49	0
February 16, 2012	61.26	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0

If the stock price is (i) between two stock price amounts on the table, or the effective date is between two dates on the table, then the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 360-day year; (ii) in excess of $20.00 per share (subject to adjustment), no additional shares will be issued upon conversion; and (iii) less than $2.00 per share (subject to adjustment), no additional shares will be issued upon conversion. In no event will the total number of shares of common stock (including additional shares) issuable upon conversion in connection with a change of control exceed 637.164 per $1,000 principal amount of notes (subject to adjustment).

Simultaneously with any adjustment to the conversion price pursuant to the indenture (including an adjustment by reason of a change in control, if applicable), the illustrative stock prices and additional share numbers set forth in the table above will be automatically and proportionally adjusted.

Conversion Rights

Note holders are entitled to convert their notes, in denominations of $1,000 principal amount or multiples thereof, into our common stock at any time before the close of business on the last trading day prior to the maturity date of the notes, subject to the conditions described below. Each $1,000 principal amount of notes may be converted into our common stock at an initial conversion rate of 444.444 shares, which reflects an initial conversion price of approximately $2.25 per share. The conversion price (and, accordingly, the conversion rate) may be adjusted for certain events as described under “Conversion Price Adjustments.”

If we call the notes for redemption, note holders may convert their notes only until the close of business on the second business day prior to the redemption date unless we fail to pay the redemption price. If a note holder has already delivered a repurchase election with respect to a note as described under “—Repurchase of the Notes at the Option of the Holder,” such note holder may not surrender that note for conversion unless the note holder has first withdrawn the repurchase election in accordance with the indenture.

We will not issue fractional shares of common stock upon conversion of notes. Instead, we will round up the number of shares of common stock issuable to a holder upon conversion of the notes to the nearest whole share.

We will deliver to note holders, together with the full number of shares of our common stock into which a note (or portion thereof being converted) is convertible, accrued but unpaid interest (including any additional interest) on the principal amount of the note being converted to but excluding the conversion date.

If a note holder converts its notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of our common stock upon the conversion, unless the tax is due because the note holder requests the shares to be issued or delivered to another person, in which case the note holder will pay that tax.

Conversion Limitations

The number of shares of our common stock that may be acquired by a note holder upon conversion of any note is limited to the extent necessary to ensure that the total number of shares of our common stock beneficially owned by such note holder and its affiliates (after given effect to the conversion) will not exceed 4.99% (or such greater percentage up to a maximum of 9.99% (the “9.99% Limitation”) as such note holder may elect) of the total number of our issued and outstanding shares of common stock at that time.

Conversion Procedures

To convert a note into common stock a note holder must do the following:

•       complete and manually sign the conversion notice on the back of the note, or a copy of the conversion notice, and deliver this irrevocable notice to the conversion agent;

•       surrender the note to the conversion agent;

•       if required, furnish appropriate endorsements and transfer documents; and

•       if required, pay all transfer or similar taxes.

The date a note holder complies with these requirements is the conversion date under the indenture. If a note holder’s interest is a beneficial interest in a global note, to convert such note holder must comply with the last two requirements listed above and comply with the depositary’s procedures for converting a beneficial interest in a global note. The conversion agent (initially the trustee) will, on such note holder’s behalf, convert the notes into shares of our common stock. Note holders may obtain copies of the required form of the conversion notice from the conversion agent.

If a note holder converts a note into common stock, within three trading days, we will issue and deliver (or cause the conversion agent to issue and deliver) to the note holder (or note holder’s nominee) a stock certificate, or a book-entry transfer through DTC, representing the shares of common stock into which the note holder’s note has been converted. If the note holder does not timely receive its stock certificates, or a book-entry transfer is not timely made, and such note holder is required by their broker to purchase shares of common stock to cover a sale of the shares that such note holder expected to receive upon conversion, we will pay the amount by which the purchase price for the common stock (including any brokerage commissions) exceeds the aggregate price of the note holder’s sell order. We will also, at the note holder’s election, either reinstate the note (and the shares of common stock issuable upon its conversion) or issue and deliver (or cause to be issued and delivered) to the note holder the shares of common stock that the note holder should have received upon conversion.

Conversion Price Adjustments

If the volume weighted average price for the 20 consecutive trading days ending on the two-year anniversary of the notes is less than the conversion price in effect at that time, the conversion price will be readjusted based upon 110% of the 20-day volume weighted average price. In no event, however, will the conversion price be adjusted to below 66.67% of the conversion price in effect at that time or above such conversion price.

In addition, if we issue or sell shares of common stock (or warrants, options or rights to acquire common stock) at a price per share lower than the conversion price of the notes then in effect, we will reduce the conversion price to such lower price. For purposes of such an adjustment, warrants, options or other rights shall be deemed issued for the consideration received by us upon issuance (not including accrued interest or dividends), plus the exercise, conversion or exchange price thereof.

The conversion price is also subject to adjustment upon the following events:

•       the payment of cash dividends (including regularly scheduled cash dividends) and other cash distributions on our common stock;

•       the payment of dividends or distributions on our common stock payable in shares of our common stock or our other capital stock;

•       subdivisions, combinations or reclassifications of our common stock, including stock splits; and

•       distributions to all holders of our common stock of assets or indebtedness or warrants, options or rights to acquire securities.

In addition to these adjustments, to the extent permitted by applicable law (including any rule of any exchange or market upon which our securities may be traded), we may, after giving at least 15 days’ notice, decrease the conversion price by any amount for a period of at least 20 days (or such longer period as may be required by law) as our board of directors determines advisable in order that any stock dividend, subdivision of shares, distribution of shares to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by us or to our stockholders will not be taxable to the recipients thereof, or as our board of directors otherwise determines to be in our best interests. If at any time we were to make a distribution of property to our stockholders that would be taxable to the stockholders as a dividend for United States federal income tax purposes and, in accordance with the anti-dilution provisions of the notes, the conversion price of the notes is decreased, the decrease might be deemed to be the payment of a taxable dividend to holders of the notes even though such holders receive no cash or property. See “Certain United States Federal Income Tax Considerations—U.S. Holders—Constructive Dividends” and “—Non-U.S. Holders—Constructive Dividends.”

The applicable conversion price will not be adjusted for a change in the par value of the common stock or for accrued and unpaid interest.

No adjustment in the applicable conversion price is required unless the adjustment would require an increase or decrease of at least $0.01 of the applicable conversion price. If the adjustment is not made because the adjustment does not change the applicable conversion price by more than $0.01, then the adjustment that is not made will be carried forward and taken into account in any future adjustment.

Certain Covenants

So long as any of the notes remain outstanding, without the consent of the holders of at least a majority of the aggregate principal amount of outstanding notes,  we will not, and we will not permit our subsidiaries to, (i) suspend or otherwise cease conducting any substantial portion of our currently existing business, (ii) incur additional (x) indebtedness (other than in our ordinary course of business and other than indebtedness obtained to refinance or replace existing indebtedness that we did not repay from the proceeds of the sale of the notes, (y) up to $10,000,000 of additional secured indebtedness, and (y) up to $25,000,000 of indebtedness that is subordinated to the notes), (iii) create or permit to exist any additional lien on any of our assets (subject to certain exceptions), (iv) engage in any affiliated transaction, (v) pay any dividends or make any distributions on shares of our capital stock other than on our Series D Preferred Stock, (vi) redeem or purchase any of our securities (other than the notes), (vii) create or acquire any subsidiary (other than a subsidiary that agrees to guarantee our obligations under the notes), or (viii) sell, transfer or otherwise dispose of any of our assets (including the securities of our subsidiaries) other than in the ordinary course of our business. In addition, we have agreed not to make capital expenditures in any fiscal year in excess of $10,000,000, and not to acquire any equity interests in, or the assets of, any business, unless we meet certain EBITDA thresholds, and then only up to specified amounts by which we exceed such thresholds.

Merger and Sale of Assets By Us

The indenture provides that we may not consolidate with or merge with or into any other person or sell, convey, transfer or lease our properties and assets substantially as an entirety to another person, unless:

(i)            we are the surviving person, or

(ii)        the resulting, surviving or transferee person, if other than us, is organized and existing under the laws of the United States, any state thereof or the District of Columbia, the successor person assumes all of our obligations under the notes and the indenture, and the successor person’s equity securities are listed or quoted for trading on a national securities exchange or the over-the-counter bulletin board;

and

(x)           immediately after giving effect to such transaction, there is no event of default or event that, with notice or passage of time or both, would become an event of default under the indenture; and

(y)           we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, sale, conveyance, transfer or lease complies with these requirements.

Upon any permitted consolidation, merger, sale, conveyance, transfer or lease, the resulting, surviving or transferee person shall succeed to and be substituted for us, and may exercise our rights and powers under the indenture and the notes, and after any such contemplated transaction, we will be relieved of all obligations and covenants under the indenture and the notes.

An assumption by any person of our obligations under the notes and the indenture might be deemed for U.S. federal income tax purposes to be an exchange of the notes for new notes by the holders hereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

Events of Default; Notice

The following are events of default under the indenture:

•       we fail to pay principal of the notes when due at maturity, upon redemption, upon repurchase or otherwise;

•       we fail to pay any interest (including any additional interest) on the notes when due and such failure continues for a period of five business days;

•       we fail to provide timely notice of the occurrence of a repurchase triggering event;

•       we default in our obligation to convert the notes into shares of our common stock upon exercise of a holder’s conversion right and such default continues for a period of 10 days;

•       we default in our obligation to repurchase the notes at the option of a holder and such default continues for a period of 10 days;

•       we default in our obligation to redeem the notes upon a redemption date;

•       we default in the performance of our obligations under the registration rights agreement and such default continues for a period of 30 days after written notice to us by the trustee or the holders of at least 50% in principal amount of the outstanding notes;

•       we fail to perform or observe any of the covenants in the indenture which failure, in respect of certain covenants, continues for 30 days after written notice to us from the trustee or the holders of at least 50% in principal amount of the outstanding notes;

•       there occurs an event of default with respect to our or any of our subsidiaries’ indebtedness having a principal amount then outstanding, individually or in the aggregate, of at least $10,000,000, whether such indebtedness now exists or is hereafter incurred, which default or defaults;

(a)           shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; or

(b)          shall constitute the failure to pay such indebtedness at the final stated maturity thereof (after expiration of any applicable grace period); and

(c)           such default continues for a period of 30 days after written notice to us by the trustee or the holders of at least 50% in principal amount of the outstanding notes;

•       any final judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate shall be rendered against us or our subsidiaries and shall not be discharged for any period of 30 days during which time a stay of enforcement shall not be in effect or during which time an appeal has not been filed; and

•       certain events involving our bankruptcy, insolvency or reorganization, or the bankruptcy, insolvency or reorganization of any of our subsidiary guarantors.

The trustee may withhold notice to the holders of the notes of any default, except defaults in payment of principal or interest (including any additional interest) on the notes. However, the trustee must consider it to be in the interest of the holders of the notes to withhold this notice.

If an event of default occurs and continues, the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal and accrued and unpaid interest (including any additional interest) on the outstanding notes to be immediately due and payable. In case of certain events of bankruptcy or insolvency, the principal and accrued and unpaid interest (including any additional interest) on the notes will automatically become due and payable. However, if we cure all defaults, except the nonpayment of principal or interest (including any additional interest) that becomes due as a result of the acceleration, and meet certain other conditions, with certain exceptions, this declaration may be cancelled and the holders of a majority of the principal amount of outstanding notes may waive these past defaults.

The holders of a majority of outstanding notes have the right to direct the time, method and place of any proceedings for any remedy available to the trustee, subject to limitations specified in the indenture.

No holder of the notes may pursue any remedy under the indenture, except in the case of a default in the payment of principal or interest (including any additional interest) on the notes, unless:

•       the holder has given the trustee written notice of an event of default;

•       the holders of at least 50% in principal amount of outstanding notes makes a written request to the trustee to pursue the remedy;

•       the trustee does not receive an inconsistent direction from the holders of a majority in principal amount of the notes;

•       the holder or holders have offered security or indemnity satisfactory to the trustee against any costs, liability or expense of the trustee; and

•       the trustee fails to comply with the request within 60 days after receipt of the request and offer of indemnity.

Modification and Waiver

The consent of the holders of a majority in principal amount of the outstanding notes is required to modify or amend the indenture. However, a modification, amendment, supplement or waiver (including a waiver of past defaults) requires the consent of the holder of each outstanding note if it would:

•       extend the fixed maturity of any note;

•       reduce the rate or extend the time for payment of interest (including any additional interest) on any note;

•       reduce the principal amount of any note;

•       reduce any amount payable upon redemption or repurchase of any note;

•       affect our obligation to redeem any notes on a redemption date in a manner adverse to such holder;

•       affect our obligation to repurchase any note upon a repurchase triggering event in a manner adverse to such holder;

•       impair the right of a holder to institute suit for payment on any note;

•       change the currency in which any note is payable;

•       impair the right of a holder to convert any note or reduce the number of common shares, the amount of cash or the amount of any other property receivable upon conversion;

•       modify the provisions of the indenture relating to the guarantees;

•       reduce the quorum or voting requirements under the indenture;

•       change any obligation of ours to maintain an office or agency in the places and for the purposes specified in the indenture;

•       modify the provisions of the indenture relating to the ranking of the notes vis-à-vis other indebtedness;

•       subject to specified exceptions, modify certain of the provisions of the indenture relating to modification or waiver of provisions of the indenture; or

•       reduce the percentage of notes required for consent to any modification of the indenture.

We are permitted to modify certain provisions of the indenture without the consent of the holders of the notes, including to:

•       secure any notes;

•       evidence the assumption of our obligations by a successor person;

•       add covenants for the benefit of the holders of notes;

•       cure any ambiguity or correct any error in the indenture, so long as such action will not adversely affect the interests of holders;

•       establish the forms or terms of the notes;

•       evidence the acceptance of appointment by a successor trustee;

•       comply with the provisions of the Trust Indenture Act of 1939, as amended;

•       qualify or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended; and

•       make other changes to the indenture or forms or terms of the notes, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the holders of the notes.

Calculations in Respect of Notes

We are responsible for making all calculations called for under the indenture. These calculations include, but are not limited to, determinations of the market prices of our common stock and the notes, the amount of accrued interest (including any additional interest) payable on the notes and the conversion price of the notes. We will make all these calculations in good faith, and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee, any paying agent and the conversion agent, and each of the trustee, any paying agent and the conversion agent is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Information Concerning the Trustee

We have appointed The Bank of New York Trust Company, N.A., the trustee under the indenture, as paying agent, conversion agent, note registrar and custodian for the notes. The trustee or its affiliates may also provide banking and other services to us in the ordinary course of their business.

Form, Denomination, Exchange, Registration and Transfer

The notes were issued:

•       in fully registrable form;

•       without interest coupons; and

•       in denominations of $1,000 principal amount and integral multiples of $1,000.

Holders may present notes for conversion, registration of transfer and exchange at the office maintained by us for such purpose, which will initially be the corporate offices of the trustee in the City of New York.

Payment and Paying Agent

We maintain an office where we will pay the principal on the notes and note holders may present the notes for conversion, registration of transfer or exchange for other denominations, which shall initially be an office or agency of the trustee. We may pay interest by check mailed to the addresses of the note holders as they appear in the note register or, if a holder is a note holder with an aggregate principal amount in excess of $1,000,000, at such note holder’s written election, such holder will be paid, by wire transfer in immediately available funds.

Payments to DTC will be made by wire transfer of immediately available funds to the account of DTC or its nominee.

Satisfaction and Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the paying agent or the conversion agent, as the case may be, after the notes have become due and payable, whether at maturity, any redemption date, any purchase date, or upon conversion or otherwise, cash or common stock (as applicable under the terms of the indenture) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture. Such discharge is subject to terms contained in the indenture.

Purchase and Cancellation of Notes

We may, to the extent permitted by law, purchase notes in the open market or by tender offer at any price or by private agreement. Any notes purchased by us, to the extent permitted by law, may be reissued or resold or may, at our option, be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be promptly cancelled.

All notes surrendered for payment, redemption, registration of transfer, exchange or conversion shall, if surrendered to any person other than the trustee, be delivered to the trustee. All notes delivered to the trustee shall be cancelled promptly by the trustee. No notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.

Notices

Except as otherwise described herein, notice to registered holders of the notes will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing.

Rule 144A Information Request

We will furnish to the holders or beneficial holders of the notes or the underlying common stock, upon their request, the information, if any, required under Rule 144A(d)(4) under the Securities Act until such time as such securities are no longer “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, assuming these securities have not been owned by an affiliate of ours.

The Warrants

General

Each $4 warrant entitles the holder to purchase one share of our common stock at $4.00 per share, and each $5 warrant entitles the holder to purchase one share of our common stock at $5.00 per share, in each case, subject to adjustment as described below, at any time, and from time to time, in whole or in part, until February 16, 2012. Unless exercised, the warrants will automatically expire on February 16, 2012.

Exercise Limitations

Warrant holders may only exercise their warrants if a registration statement under the Securities Act or 1933 with respect to the common stock issuable upon exercise of the warrants is effective, or in the opinion of our counsel, the exercise of the warrants is exempt from the registration requirements of the Securities Act of 1933 and such shares are qualified for sale or exempt from qualification under applicable securities laws of the state or other jurisdiction in which the warrant holder resides.

The number of shares of our common stock that may be acquired by a warrant holder upon exercise of any warrant is limited to the extent necessary to ensure that the total number of shares of our common stock beneficially owned by that warrant holder and its affiliates (after given effect to the exercise) will not exceed 4.99% (or such greater percentage up to the 9.99% Limitation as the warrant holder may elect) of the total number of our issued and outstanding shares of common stock at that time.

Exercise Procedures

To exercise warrants for common stock a warrant holder must do the following:

•       complete and manually sign the subscription form on the back of the warrant certificate, or a copy of the subscription form, and deliver it to the warrant agent;

•       surrender the warrant certificate to the warrant agent;

•       if required, furnish appropriate endorsements and transfer documents;

•       if required, pay all transfer or similar taxes; and

•       deliver full payment of the $5.00 or $4.00 exercise price (subject to adjustment) for each share as to which the warrant is exercised by cash, certified check or bank draft, payable to us, or, at the warrant holder’s election, through a “cashless exercise.”

If a warrant holder exercises its warrants and elects to satisfy its obligation to pay the exercise price through a “cashless exercise,” then we will issue to that warrant holder the number of shares as to which it has exercised its warrant, less a number of shares equal in value to the aggregate exercise price otherwise payable (based upon the 20-day volume weighted average price of our common stock at the time of exercise).

If a warrant holder’s interest is a beneficial interest in a global warrant, to exercise it must comply with the last three requirements listed above and comply with the depositary’s procedures for converting a beneficial interest in a global warrant. The warrant agent will, on the warrant holder’s behalf, exercise the warrants into shares of our common stock. A warrant holder may obtain copies of the required form of the subscription from the warrant agent.

If a warrant holder exercises its warrants into common stock, within three trading days, we will issue and deliver (or cause the warrant agent to issue and deliver to the warrant holder (or its nominee) a stock certificate, or a book-entry transfer through DTC, representing the shares of common stock to which it is entitled. If the warrant holder does not timely receive its stock certificates, or a book-entry transfer is not timely made, and the warrant holder is required by its broker to purchase shares of common stock to cover a sale of the shares which the warrant holder’s expected to receive upon conversion, we will pay the warrant holder the amount by which the purchase price for the common stock (including any brokerage commissions) exceeds the aggregate price of the warrant holder’s sell order. We will also, at the warrant holder’s option, either reinstate the warrant holder’s warrant (and the shares of common stock issuable upon its exercise) or issue and deliver (or cause to be issued and delivered) to the warrant holder the shares of common stock that it should have received upon exercise.

We will not issue fractional shares of common stock upon exercise of warrants. Instead, we will round up the number of shares of common stock issuable to a holder upon exercise of the warrants to the nearest whole share.

Exercise Price Adjustments

If we issue or sell shares of common stock (or warrants, options or rights to acquire common stock) at a price per share lower than the exercise price of the warrants then in effect, we will reduce the exercise price to such lower price. For purposes of such an adjustment, warrants, options or other rights shall be deemed issued for the consideration received by us upon issuance (not including accrued interest or dividends), plus the exercise, conversion or exchange price thereof.

The exercise price is also subject to adjustment upon the following events:

•       the payment of cash dividends (including regularly scheduled cash dividends) and other cash distributions on our common stock;

•       the payment of dividends or distributions on our common stock payable in shares of our common stock or our other capital stock;

•       subdivisions, combinations, or reclassifications of our common stock, including stock splits; and

•       distributions to all holders of our common stock of assets or indebtedness or warrants, options or rights to acquire securities.

In addition to these adjustments, to the extent permitted by applicable law (including any rule of any exchange or market upon which our securities may be traded), we may, after giving you at least 15 days’ notice, decrease the exercise price by any amount for a period of at least 20 days (or such longer period as may be required by law) as our board of directors determines advisable in order that any stock dividend, subdivision of shares, distribution of shares to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by us or to our stockholders will not be taxable to the recipients thereof, or as our board of directors otherwise determines to be in our best interests. If at any time we were to make a distribution of property to our stockholders that would be taxable to the stockholders as a dividend for United States federal income tax purposes and, in accordance with the anti-dilution provisions of the warrants, the exercise price of the warrants is decreased, the decrease might be deemed to be the payment of a taxable dividend to holders of the warrants even though such holders receive no cash or property. See “Certain United States Federal Income Tax Considerations—U.S. Holders—Constructive Dividends” and “—Non-U.S. Holders—Constructive Dividends.”

The applicable exercise price will not be adjusted for a change in the par value of the common stock. No adjustment in the applicable exercise price is required unless the adjustment would require an increase or decrease of at least $0.01 of the applicable exercise price. If the adjustment is not made because the adjustment does not change the applicable exercise price by more than $0.01, then the adjustment that is not made will be carried forward and taken into account in any future adjustment.

Modification and Waiver

The consent of holders of a majority of the shares of common stock issuable upon exercise of all outstanding warrants is required to modify or amend the warrant agreement.

Form, Denomination, Exchange, Registration and Transfer

The warrants are issuable:

•       in fully registrable form; and

•       initially in denominations of 333.333 shares.

Holders may present warrants for exercise, registration of transfer and exchange at the office maintained by us for such purpose, which will be the corporate offices of the warrant agent in the City of New York.

Registration Rights

We entered into a registration rights agreement with the initial purchaser pursuant to which we agreed for the benefit of the holders of the notes and the warrants and the common stock issuable upon conversion of the notes (including any additional shares issued upon conversion in connection with a change of control) and exercise of the warrants that we would, at our cost:

•       no later than the 60th day after the original date of issuance of the notes and warrants, file a registration statement covering resales of the notes, the warrants and the common stock issuable upon conversion and exercise thereof pursuant to Rule 415 under the Securities Act of 1933;

•       use our best reasonable efforts to cause the registration statement to be declared effective under the Securities Act of 1933 no later than the 150th day after the original date of issuance of the notes and warrants; and

•       use our  best efforts to keep the registration statement effective until the earlier of:

(a)           the second anniversary of the original date of issuance of the notes and warrants; or

(b)          such time as all of the notes, the warrants and the common stock issuable upon conversion and exercise thereof cease to be outstanding or have been sold either pursuant to the registration statement or pursuant to Rule 144 under the Securities Act of 1933 or any similar provision then in force.

We may suspend the effectiveness of the registration statement or the use of the prospectus that is part of the registration statement during specified periods under certain circumstances relating to pending corporate developments, public filings with the Securities and Exchange Commission and similar events. Any such suspension period shall not exceed an aggregate of 60 days in any 12-month period, with the first day of any suspension period being at least 10 business days after the end of any prior suspension period.

In addition to interest payable to holders under the notes, we will pay each holder of notes additional interest from and including the 181st day following the original date of issuance of the notes and warrants to but excluding the second anniversary thereof, at a rate per annum equal to 2.0% of the principal amount of notes (whether converted or convertible into shares of common stock) by such holder the resale of which is not covered by an effective registration statement; provided, that, these penalties will not apply to the extent our failure to register  notes and shares is by reason of Rule 415 under the Securities Act of 1933 and related issues. We have agreed to file post-effective amendments to the registration statement or new registration statements covering resales of the notes, the warrants and the common shares issuable upon conversion of the notes and exercise of the warrants that are not covered by the initial registration statement as promptly as practicable, subject to the issues involving Rule 415 referred to above.

Replacement of Notes or Warrants

We will replace mutilated, destroyed, stolen or lost notes or warrants at the expense of the holder upon delivery to the trustee of the mutilated notes or warrants, or evidence satisfactory to us and the trustee or the warrant agent, as applicable, of the loss, theft or destruction of the notes or warrants. In the case of a lost, stolen or destroyed note or warrant, indemnity satisfactory to us and the trustee or the warrant agent, as applicable, may be required at the expense of the holder of such note or warrant before a replacement note or warrant will be issued.

Governing Law

The notes, indenture, warrants and warrant agent agreement are governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of April 12, 2007, 45,110,134 shares of our common stock were issued and outstanding, held of record by approximately 540 persons, and 1,500,900 shares of our preferred stock were issued and outstanding, held of record by five persons.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders, including the election of directors. Our stockholders do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding series of our preferred stock, holders of our common stock are entitled to receive ratably dividends, if any, as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to our stockholders after the payment of all our debts and other liabilities, subject to the prior rights of any series of our preferred stock then outstanding. The holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to provide for the issuance of shares of our preferred stock in one or more series and to fix the number of shares, designations, preferences, powers and relative participating, optional or other special rights and the qualifications or restrictions on the rights. The holders of our preferred stock do not have any cumulative voting rights or preemptive or subscription rights by virtue of their ownership of our preferred stock. The preferences, powers, rights and restrictions of different series of our preferred stock may vary with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, purchase funds and other matters. The issuance of a series of our preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or affect adversely the rights and powers, including voting rights, of the holders of our common stock. Likewise, any issuance may have the effect of delaying, deferring or preventing a change in control. As of the date of this prospectus, 1,000,000 shares of Series A Preferred Stock, 500,000 shares of Series C Preferred Stock and 900 shares of Series D Preferred Stock are issued and outstanding.

Series A Preferred Stock.   Pursuant to the Certificate of Designation, Preferences and Rights of Series A Preferred Stock of Charys Holding Company, Inc. filed on May 5, 2004 with the Secretary of State of Delaware, our board adopted a resolution creating a series of 1,000,000 preferred shares which possess the following characteristics:

•       The holders of outstanding shares of the Series A Preferred Stock shall not be entitled to receive any dividends, whether in form of cash, stock or other property.

•       Subject to the applicable provisions of Delaware law, we, at the option of our directors, and with the consent of a majority of the stockholders of the Series A Preferred Stock, may at any time or from time to time redeem the whole or any part of the outstanding Series A Preferred Stock. Any such redemption shall be pro rata with respect to all of the holders of the Series A Preferred Stock. Upon redemption we will pay for each share redeemed the amount of $0.001 per share, payable in cash.

•       Upon the dissolution, liquidation or winding up of us, whether voluntary or involuntary, the holders of the then outstanding shares of Series A Preferred Stock shall be entitled to receive out of our assets, the sum of $0.001 per share before any payment or distribution shall be made on our common stock or any other class of our capital stock ranking junior to the Series A Preferred Stock.

•       Holders of shares of the Series A Preferred Stock shall not have the right at any time to convert any shares of the Series A Preferred Stock into shares of our common stock.

•       On all matters submitted to a vote of our stockholders, including, without limitation, the election of directors, a holder of shares of the Series A Preferred Stock shall be entitled to the number of votes on such matters equal to the number of shares of the Series A Preferred Stock held by such holder multiplied by 250.

All of the shares of Series A Preferred Stock outstanding are owned by our chief executive officer, Billy V. Ray, Jr., and his wife.

Series B Preferred Stock.   Pursuant to the Certificate of Designation, Preferences and Rights of Series B Preferred Stock of Charys Holding Company, Inc. filed on July 25, 2005 with the Secretary of State of Delaware, our board adopted a resolution creating a series of 400,000 preferred shares which possess the following characteristics:

•       The holders of outstanding shares of the Series B Preferred Stock shall not be entitled to receive any dividends, whether in form of cash, stock or other property.

•       We shall not be entitled to redeem the whole or any part of the outstanding Series B Preferred Stock.

•       Upon the dissolution, liquidation or winding up of us, whether voluntary or involuntary, the holders of the then outstanding shares of Series B Preferred Stock shall be entitled to receive out of our assets the sum of $0.001 per share before any payment or distribution shall be made on our common stock or any other class of our capital stock ranking junior to the Series B Preferred Stock.

•       At any time, the holder of shares of the Series B Preferred Stock shall have the right, at such holder’s option, to convert any number of shares of the Series B Preferred Stock into shares of our common stock at the holder’s election on or before April 25, 2015.

•       Subject to adjustment, each share of the Series B Preferred Stock shall be convertible into one fully paid and nonassessable share of our common stock.

•       If we at any time subdivide (by any stock split, stock dividend, recapitalization or otherwise) the issued and outstanding or authorized common stock into a greater number of shares, the conversion rate in effect immediately prior to such subdivision will be proportionately increased. If we at any time combine (by combination, reverse stock split or otherwise) our issued and outstanding or authorized common stock into a smaller number of shares, the conversion rate in effect immediately prior to such combination will be proportionately decreased.

•       The shares of the Series B Preferred Stock shall rank senior to the shares of our common stock, and to the shares of all other series of our preferred stock with respect to dividends and distributions upon a liquidation.

•       If any shares of the Series B Preferred Stock are outstanding, we shall not, without the prior written consent of the holders of not less than two-thirds of the then outstanding shares of the Series B Preferred Stock, directly or indirectly, declare, pay or make any dividends or other distributions upon any of our common stock or any other series of our preferred stock. Notwithstanding the foregoing, we are not prohibited from declaring and paying a dividend in cash with respect to the shares of our common stock or any other series of our preferred stock so long as we simultaneously pay each holder of shares of the Series B Preferred Stock an amount in cash equal to the amount such holder would have received had all of such holder’s shares of the Series B Preferred Stock been converted to shares of our common stock on the business day prior to the record date for any such dividend or distribution.

•       The holders of the Series B Preferred Stock shall have no voting rights on any matter submitted to our stockholders for their vote, waiver, release or other action, or be considered in connection with the establishment of a quorum, except as may otherwise be expressly required by law or by applicable stock exchange rules.

Currently, we do not have any outstanding shares of Series B Preferred Stock.

Series C Preferred Stock.   Pursuant to the Certificate of Designation, Preferences and Rights of Series C Preferred Stock of Charys Holding Company, Inc. filed on July 25, 2005 with the Secretary of State of Delaware, our board adopted a resolution creating a series of 500,000 preferred shares which possess the following characteristics:

•       The holders of outstanding shares of the Series C Preferred Stock shall not be entitled to receive any dividends, whether in form of cash, stock or other property.

•       Subject to the applicable provisions of Delaware law, we, at the option of our directors, may at any time within two years of the date of the issuance of the Series C Preferred Stock, redeem the whole or any part of the outstanding Series C Preferred Stock. Any such redemption shall be pro rata with respect to all of the holders of the Series C Preferred Stock. Upon redemption we will pay for each share redeemed the amount of $3.50 per share, payable in cash.

•       Upon the dissolution, liquidation or winding up of us, whether voluntary or involuntary, the holders of the then outstanding shares of Series C Preferred Stock shall be entitled to receive out of our assets the sum of $0.001 per share before any payment or distribution shall be made on our common stock, or any other class of our capital stock ranking junior to the Series C Preferred Stock.

•       The holder of shares of the Series C Preferred Stock shall have the right, at such holder’s option, to convert any number of shares of the Series C Preferred Stock into shares of our common stock at the holder’s election beginning April 25, 2007 and expiring April 25, 2009.

•       Subject to adjustment, each share of the Series C Preferred Stock shall be convertible into one fully paid and nonassessable share of our common stock.

•       If we at any time subdivide (by any stock split, stock dividend, recapitalization or otherwise) the issued and outstanding or authorized common stock into a greater number of shares, the conversion rate in effect immediately prior to such subdivision will be proportionately increased. If we at any time combine (by combination, reverse stock split or otherwise) our issued and outstanding or authorized common stock into a smaller number of shares, the conversion rate in effect immediately prior to such combination will be proportionately decreased.

•       The shares of our Series C Preferred Stock shall rank senior to our common stock, and to the shares of all other series of our preferred stock, other than the Series B Preferred Stock with respect to distributions upon a liquidation. Except for the shares of our Series B Preferred Stock, without the prior written consent of the holders of not less than two-thirds of the outstanding shares of our Series C Preferred Stock, we shall not authorize or issue additional or other capital stock that is of senior or equal rank to the shares of our Series C Preferred Stock in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of us.

•       If any shares of our Series C Preferred Stock are outstanding, we shall not, without the prior written consent of the holders of not less than two-thirds of the then outstanding shares of our Series C Preferred Stock, directly or indirectly, declare, pay or make any dividends or other distributions upon any of our common stock or any other series of our preferred stock. We are not prohibited from declaring and paying a dividend in cash with respect to the shares of our common stock or any other series of our preferred stock so long as we simultaneously pay each holder of shares of our Series C Preferred Stock an amount in cash equal to the amount such holder would have received had all of such holder’s shares of our Series C Preferred Stock been converted to shares of our common stock on the business day prior to the record date for any such dividend or distribution.

•       Other than as set forth above, the holders of the Series C Preferred Stock shall have no voting rights on any matter submitted to our stockholders for their vote, waiver, release or other action, or be considered in connection with the establishment of a quorum, except as may otherwise be expressly required by law or by applicable stock exchange rules.

Series D Preferred Stock.   Pursuant to the Certificate of Designation, Preferences and Rights of Series D Preferred Stock of Charys Holding Company, Inc. filed on May 19, 2006 with the Secretary of State of Delaware, our board adopted a resolution creating a series of 1,300 preferred shares which possess the following characteristics:

•       Subject to adjustment, each share of the Series D Preferred Stock shall be convertible into such number of shares of our common stock equal to the stated value divided by the conversion price of $2.25.

•       The shares of the Series D Preferred Stock also accrue a quarterly cash dividend on their stated value of $10,000 at a rate of eight percent per annum.

•       Our Series D Preferred Stock accrues “special payments” at the rate of $416.67 per month per share, accruing beginning on November 6, 2006, with the first payment due on December 1, 2006. This initial due date was extended until January 5, 2007. However, as of the date of this prospectus, no special payments have been made.

•       The Series D Preferred Stock is subject to mandatory redemption for cash (at the conversion amount plus unpaid dividends but minus any special payments) on the expiration of 30 months following the initial issuance, and the failure to redeem on such date triggers penalties, including three percent monthly interest.

•       The shares of our Series D Preferred Stock shall rank senior to the shares of our common stock, but junior to the shares of Series A, Series B and Series C Preferred Stock with respect to dividends and distributions upon a liquidation.

•       The Series D Preferred Stock is subject to optional redemption by the holders at a premium equal to the greater of $11,500 or the product of $10,000 and the ratio of the conversion price to the closing sale price on the trading day immediately prior to the date of redemption, upon a breach by us of the terms of the Series D Preferred Stock, the related securities purchase agreement and related documents, the suspension of trading in our common stock, our bankruptcy or a violation by us of securities laws.

•       The holders of the Series D Preferred Stock shall have no voting rights on any matter submitted to our stockholders for their vote, waiver, release or other action, or be considered in connection with the establishment of a quorum, except as may otherwise be expressly required by law or by the applicable stock exchange rules.

Currently, there are 900 shares of Series D Preferred Stock outstanding.

Limitation of Liability

As permitted by the General Corporation Law of the State of Delaware, our restated certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•       for any breach of the director’s duty of loyalty to us or our stockholders;

•       for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•       under section 174 of the Delaware General Corporation Law, relating to unlawful payment of dividends or unlawful stock purchases or redemption of stock; and

•       for any transaction from which the director derives an improper personal benefit.

As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Our restated certificate of incorporation provides for the indemnification of our directors and officers, and, to the extent authorized by our board in its sole and absolute discretion, employees and agents, to the full extent authorized by, and subject to the conditions set forth in, the Delaware General Corporation Law.

Delaware Anti-Takeover Law

We are subject to the provisions of section 203 of the Delaware General Corporation Law. Section 203 prohibits publicly held Delaware corporations from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock. These provisions could have the effect of delaying, deferring or preventing a change in control of us or reducing the price that certain investors might be willing to pay in the future for shares of our common stock.

Transfer Agent

The transfer agent of our common stock is Fidelity Transfer Company, 1800 South West Temple, Suite 301, Salt Lake City, Utah 84115, telephone (801) 484-7222.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This summary is for general information only. Any U.S. federal tax advice contained herein is not written to be used for, and the recipient cannot use such advice for, the purpose of avoiding any penalties asserted under the Internal Revenue Code of 1986, as amended. Each holder is notified that such advice was written to support the promotion or marketing of the transaction or matter addressed herein. Each holder should seek advice from an independent tax advisor with respect to the transaction or matter addressed herein based on such holder’s particular circumstances. Thus, for example, holders are advised to consult their tax advisors with regard to the particular tax consequences to them of purchasing, holding and disposing of a note, warrant or a share of common stock, including the applicability of any state, local or foreign tax laws, or subsequent revisions thereof.

The following is a general discussion of certain U.S. federal income tax considerations relevant to a holder of a note, warrant and common stock acquired on conversion of a note or exercise of a warrant. This discussion is based on the Internal Revenue Code of 1986, Treasury regulations promulgated thereunder, administrative positions of the Internal Revenue Service, or the IRS, and judicial decisions now in effect, all of which are subject to change or new interpretations (possibly with retroactive effect) or to different interpretations. There can be no assurance that the IRS will not challenge one or more of the conclusions described herein. We have not obtained, and do not intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of acquiring, holding or disposing of a note, warrant or share of common stock. This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of the holder’s circumstances (for example, a person subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986). In addition, it is not intended to apply in its entirety to all categories of investors, some of which (like dealers in securities, banks, insurance companies, tax-exempt organizations, persons holding a note, warrant or share of common stock as part of a “straddle,” “hedge,” “conversion transaction” or other risk reduction transaction, persons who have a “functional currency” other than the U.S. dollar, and investors in partnerships or other pass-through entities) may be subject to special rules. The discussion also does not discuss U.S. federal estate and gift tax law. In addition, this discussion is limited to an original purchaser of a note who acquires the note at its original issue price within the meaning of Section 1273 of the Internal Revenue Code of 1986 and who will hold the note or common stock acquired on its conversion, as well as the associated warrants and common stock acquired on its exercise, as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986.

U.S. Holders

The following discussion is limited to U.S. federal income tax consequences relevant to a U.S. Holder. As used herein, a “U.S. Holder” is a beneficial owner of a note, warrant or a share of common stock that is, for U.S. federal income tax purposes, (i) a citizen or resident alien individual of the United States, (ii) a corporation (or an entity treated as a corporation) organized under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax without regard to its source, or (iv) a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) the trust was in existence on August 20, 1996 and properly elected to continue to be treated as a United States person. The term “U.S. Holder” also includes certain former citizens and former long-term residents of the United States whose income and gain in respect of the notes, warrants and shares of common stock will be subject to U.S. taxation.

Interest Income.   A. U.S. Holder will be required to recognize as ordinary income any interest paid or accrued on a note in accordance with its regular method of tax accounting. Under certain circumstances, we may be entitled to redeem all or a portion of the notes, in which event we will also make an interest make-whole payment. In addition, under certain circumstances, we will be required to pay additional interest on the notes if we fail to comply with certain of our obligations under the registration rights agreement. The Treasury regulations contain special rules for determining the payment schedule and the yield and maturity of a debt instrument in the event the debt instrument provides for a contingency that could result in the acceleration or deferral of one or more payments. For purposes of determining the yield and maturity of the notes, it should be presumed on the issue date that we will not exercise the redemption option (and therefore will not make an interest make-whole payment), because such exercise (and interest make-whole payment) would not minimize the yield of the notes. The payment schedule of the notes, without taking into account any additional interest payments in the event of a registration default, should be used for purposes of determining the yield and maturity of the notes because such payment schedule is significantly more likely to occur. However, if we exercise our redemption option and make an interest make-whole payment or if we are otherwise required to pay additional amounts on the notes, the yield and maturity of the notes should be redetermined using the new payment schedule by treating the notes as retired and reissued on that date.

Holders of notes may be entitled to receive additional shares of our common stock upon conversion of their notes in connection with a change of control. The issuance of these shares should not cause the notes to be treated as contingent debt obligations for tax purposes.

Conversion for Common Stock.   A U.S. Holder will not recognize income, gain or loss on conversion of a note solely into our common stock, except with respect to any amount attributable to accrued interest on the note, which will be treated as interest for federal income tax purposes, as discussed above. The U.S. Holder’s tax basis in the common stock received on conversion of a note will be the same as the holder’s adjusted tax basis in the converted note at the time of conversion, and the holding period for such common stock received on conversion will include the holding period of the converted note. However, a U.S. Holder’s tax basis in the common stock received on conversion of a note that is attributable to accrued interest generally will equal the amount of such accrued interest included in income, and the holding period for such shares would begin as of the day after the date of conversion.

Distributions on Common Stock.   If we make cash distributions on our common stock, the distributions generally will be treated as dividends (and a possible dividends received deduction in the case of a corporate holder) to a U.S. Holder of our common stock to the extent paid out of our current and accumulated earnings and profits as determined under U.S. federal income tax principles. A distribution in excess of our current and accumulated earnings and profits is treated as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in the share of common stock on which it is paid (which adjusted basis must therefore be reduced) and thereafter as gain from the sale or exchange of that share. Dividends received in taxable years beginning on or before December 31, 2010 by U.S. Holders who are individuals are subject to a maximum rate of 15%, provided such individual U.S. Holder meets a certain holding period requirement.

Sale, Exchange, Redemption, Repurchase or Other Disposition of a Note or Share of Common Stock for Cash.   Except as set forth above under “Conversion for Common Stock,” a U.S. Holder generally will recognize capital gain or loss on a sale, redemption, repurchase or other taxable disposition of a note or share of common stock in an amount equal to the difference between:

•       the amount of cash and fair market value of any property received on the disposition (other than amounts attributable to accrued interest on a note, which will be treated as interest for federal income tax purposes); and

•       the holder’s adjusted tax basis in the note or share of common stock (as the case may be).

A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to the holder. (For a discussion of the holder’s basis in shares of our common stock acquired on conversion of a note, see “U.S. Holders—Conversion for Common Stock”). Gain or loss from the taxable disposition of a note or share of common stock generally will be long-term capital gain or loss if the note or share of common stock was held for more than one year at the time of disposition. The deductibility of capital losses is subject to limitations.

Constructive Dividends.   The conversion price of the notes is subject to adjustment under certain circumstances. Under Section 305(c) of the Internal Revenue Code of 1986 and Treasury regulations issued thereunder, certain adjustments to (or the failure to make adjustments to) the conversion price of the notes that increase the proportionate interest of the holders of the notes in our assets or earnings and profits may result in a taxable constructive distribution of our common stock to the holders of the notes, whether or not the holders ever convert the notes. Such a constructive distribution will be treated as a dividend. For a discussion of the taxation of dividends, see “U.S. Holders—Distributions on Common Stock.” Generally, a holder’s tax basis in a note will be increased to the extent any constructive distribution is treated as a dividend. Moreover, if there is an adjustment (or a failure to make an adjustment) to the conversion price of the notes that increases the proportionate interest of the holders of outstanding common stock in our assets or earnings and profits, such increase in the proportionate interest of the holders of the common stock generally will be treated as a constructive distribution of our common stock to those holders, taxable as a dividend. As a result, a holder of a note or share of common stock could have taxable income as a result of an event even though he or she receives no cash or property.

Holders of notes may be entitled to receive additional shares of our common stock upon conversion of their notes in connection with a change of control. The issuance of such additional shares may also be deemed to be a taxable distribution as described above.

Non-U.S. Holders

The following discussion is limited to U.S. federal income tax consequences relevant to a Non-U.S. Holder. As used herein, a “Non-U.S. Holder” is a beneficial owner of a note, warrant or share of common stock that, for U.S. federal income tax purposes, is not a U.S. Holder.

Interest Income.   The payment to a Non-U.S. Holder of interest on a note generally will not be subject to a 30% U.S. federal withholding tax provided that the Non-U.S. Holder (1) does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Internal Revenue Code of 1986 and Treasury regulations; (2) is not a controlled foreign corporation that is related to us through stock ownership as provided in the Internal Revenue Code of 1986 and U.S. Treasury regulations; (3) is not a bank whose receipt of interest on the notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and (4)(a) provides its name and address on an IRS Form W-8BEN and certifies under penalties of perjury that it is not a U.S. person, or (b) causes the bank, brokerage house, or other financial institution that holds the notes on behalf of the Non-U.S. Holder in the ordinary course of its trade or business (a “financial institution”) to certify to us, under penalty of perjury, that it has received an IRS Form W-8BEN from the beneficial owner and furnishes us with a copy thereof. In the case of financial institutions that have entered into a withholding agreement with the IRS to become qualified intermediaries, an alternative method may be applicable for satisfying the certification requirement described in (4)(b).

If a Non-U.S. Holder cannot satisfy the requirements described in the immediately preceding paragraph, payments of interest made to the Non-U.S. Holder will be subject to a 30% U.S. federal withholding tax, unless the Non-U.S. Holder provides us with a properly executed (1) IRS Form W-8BEN claiming an exemption from or reduction in the rate of withholding under the benefit of a tax treaty, or (2) IRS Form W-8ECI stating that the interest paid on the note is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. In addition, the Non-U.S. Holder may, under certain circumstances, be required to obtain a U.S. taxpayer identification number (“TIN”).

If a Non-U.S. Holder of a note is engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of such trade or business, the Non-U.S. Holder will be subject to U.S. federal income tax on such interest in the same manner as if it were a U.S. Holder, unless the Non-U.S. Holder can claim an exemption under the benefit of a tax treaty. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Conversion for Common Stock.   A Non-U.S. Holder generally will not recognize any income, gain or loss on the conversion of a note into our common stock. However, common stock treated as issued for accrued interest may be treated as interest that would be subject to the rules described above for the payment of interest, see “Non-U.S. Holders—Interest Income.”

The conversion rate of the note is subject to adjustment in certain circumstances. Any such adjustment could, in certain circumstances, give rise to a deemed distribution to a Non-U.S. Holder of the notes, see “Non-U.S. Holders—Constructive Dividends.” In such case, the deemed distribution may be subject to the rules described below regarding the U.S. federal withholding tax on dividend income, see “Non-U.S. Holders—Distributions on Common Stock.”

Distributions on Common Stock.   In general, distributions paid to a Non-U.S. Holder on our common stock will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits determined under U.S. federal income tax principles. Dividends will be subject to U.S. federal withholding tax at a 30% rate or at a lower rate that may be specified by an applicable income tax treaty. A Non-U.S. Holder will generally be required to provide, in order to obtain a reduced rate of withholding under a tax treaty, an IRS Form W-8BEN establishing the Non-U.S. Holder’s eligibility for benefits under a tax treaty.

A Non-U.S. Holder will not be subject to a withholding tax on dividend income that is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States if the Non-U.S. Holder provides us with a properly executed IRS Form W-8ECI stating that the dividend income is so connected. Instead, such dividend income will be subject to U.S. federal income tax in the same manner as if the Non-U.S. Holder were a U.S. resident, unless the Non-U.S. Holder can claim an exemption under the benefit of a tax treaty. A Non-U.S. Holder that is a corporation may also be subject to a “branch profits tax” equal to 30% (or lower applicable tax treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business within the United States.

Sale, Exchange, Redemption, Repurchase or Other Disposition of a Note or Share of Common Stock for Cash.   Generally, a Non-U.S. Holder will not be subject to U.S. federal income tax with respect to gain realized on the sale, exchange, redemption, repurchase, retirement or other disposition of our common stock or a note unless (1) the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States; (2) in the case of a Non-U.S. Holder who is a nonresident alien individual, such individual is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or (3) we are or have been a “U.S. real property holding corporation” within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986 at any time during the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period. Notwithstanding (1) and (2), a Non-U.S. Holder will not be subject to U.S. federal income tax if a treaty exemption applies and the appropriate documentation is provided. We believe that we are currently not, and do not anticipate becoming, a “U.S. real property holding corporation.”

Constructive Dividends.   Under certain circumstances, a Non-U.S. Holder may be deemed to have received a constructive dividend. See “U.S. Holders—Constructive Dividends” above and “Warrants” below. Any such constructive dividend you receive will be treated in the same manner as an actual dividend you receive, as discussed above under “Non-U.S. Holders—Distributions on Common Stock.” We intend to deduct U.S. federal withholding tax with respect to any such constructive dividend from interest payments on your notes. If we deduct U.S. federal withholding tax from interest payments on your notes under these circumstances, you should consult your own tax adviser as to whether you can obtain a refund for all or a portion of any tax withheld.

Warrants

A holder will not recognize income, gain or loss upon the cash exercise of a warrant, and likely will not recognize income, gain or loss upon a cashless exercise of a warrant. The IRS may argue, however, that the surrender of one or more warrants in payment of the exercise price of another warrant upon a cashless exercise results in taxable gain or loss to the exercising holder in an amount equal to the excess of the fair market value of the warrants deemed surrendered to pay the exercise price over the holder’s tax basis in such warrants. With respect to a Non-U.S. Holder, he may not be subject to any federal income tax with respect to any such gain, as the surrender of warrants would be treated in the same manner as a disposition of a note or share of our common stock. See “Non-U.S. Holders—Sale, Exchange, Redemption, Repurchase or Other Disposition of a Note or Share of Common Stock for Cash.”

We have assumed that no amount paid for a unit will be included in the basis of any warrants issued with respect to such unit or included in the shares that are acquired upon the exercise of any such warrants and that the entire amount paid for a unit by a holder will be included in the note with respect to such unit that is held by such holder. Therefore, a holder’s adjusted tax basis in a warrant generally will equal zero, except to the extent it is increased as provided two paragraphs below. The holder’s tax basis in the common stock received upon the exercise of a warrant will be his basis in the warrant plus the amount of cash he pays for the shares of common stock upon the exercise of the warrant, except that if the holder makes a cashless exercise of a warrant and the IRS successfully argues that a cashless exercise results in taxable gain to the exercising holder, such holder will have a basis in his shares equal to his basis in the warrant, plus the gain he is required to recognize by virtue of the cashless exercise. A holder’s holding period in any shares of common stock that are received upon the exercise of a warrant will begin on the day after the date of exercise, except that with respect to the cashless exercise of a warrant, it is possible that a holder may have a holding period in shares of common stock received in exchange for the surrender of one or more warrants which includes the holding period of the warrants so surrendered.

A holder will recognize gain or loss upon the taxable disposition of a warrant in an amount equal to the difference between his basis in the warrant and any proceeds from the taxable disposition of a warrant. Gain or loss from the taxable disposition of a warrant will be long-term capital gain or loss if the warrant was held for more than one year at the time of disposition. The deductibility of capital losses is subject to limitations. In addition, a Non-U.S. Holder may not be subject to federal income tax with respect to any gain realized upon any such disposition, as a warrant would be treated in the same manner as a disposition of a note or share of our common stock. See “Non-U.S. Holders—Sale, Exchange, Redemption, Repurchase or Other Disposition of a Note or Share of Common Stock for Cash.”

The exercise price of the warrants is subject to adjustment under certain circumstances. As with adjustments to the conversion price of the notes, an adjustment to the exercise price of a warrant that increases the proportionate interest of the holders of the warrants in our assets or earnings and profits may result in a taxable constructive distribution of our common stock to the holders of the warrants, whether or not the holders ever exercise the warrants. Such a constructive distribution will be treated as a dividend. For a discussion of the taxation of dividends, see “U.S. Holders—Distributions on Common Stock” and “Non-U.S. Holders—Distributions on Common Stock.” Generally, a holder’s tax basis in a warrant will be increased to the extent any constructive distribution is treated as a dividend. Moreover, if there is an adjustment (or a failure to make an adjustment) to the exercise price of the warrants that increases the proportionate interest of the holders of outstanding common stock in our assets or earnings and profits, such increase in the proportionate interest of the holders of the common stock generally will be treated as a constructive distribution of our common stock to those holders, taxable as a dividend. As a result, a holder of a warrant or share of common stock could have taxable income as a result of an event even though he or she receives no cash or property.

Information Reporting and Backup Withholding

If you are a U.S. Holder of a note, warrant or share of common stock, information reporting requirements generally will apply to all payments we make to you and to the proceeds of a sale of the note, warrant or share of common stock made to you, unless you are a corporation or other exempt recipient. In addition, backup withholding will apply to those payments if you fail to provide a taxpayer identification number or a certification of exempt status or if you fail to report your interest and dividend income in full.

In general, if you are a Non-U.S. Holder you will not be subject to backup withholding with respect to payments of interest on the notes or dividends on our common stock provided we do not have actual knowledge or reason to know that you are a United States person and you have given us the certification described above under “Non-U.S. Holders—Interest Income.” Such payments of interest or dividends, however, may be subject to certain reporting requirements.

Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds where the sale is effected outside the United States through a non-U.S. office of a non-U.S. broker and payment is not received in the United States. In addition, if you are a Non-U.S. Holder you will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of a note, warrant or share of common stock within the United States or conducted through certain U.S.-related financial intermediaries, if the payer receives the certification described above under “Non-U.S. Holders—Interest Income” and does not have actual knowledge or reason to know that you are a United States person, as defined in the Internal Revenue Code of 1986, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

CERTAIN PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS

General

Provisions of our certificate of incorporation and bylaws concern matters of corporate governance and the rights of our stockholders, such as the ability of our board of directors to issue shares of our common and preferred stock and to set the voting rights, preferences, and other terms of our preferred stock without further stockholder action. These provisions could also delay or frustrate the removal of incumbent directors or the assumption of control of our board of directors by our stockholders, and may be deemed to discourage takeover attempts, mergers, tender offers, or proxy contests not first approved by our board of directors, which some stockholders may deem to be in their best interests.

Board of Directors

The business and affairs of Charys are managed under the direction of our board of directors. Our board is now classified, or staggered with the directors serving one to three year terms. The number of members on our board of directors is fixed by, and may be increased or decreased from time to time by, the affirmative vote of a majority of the members at any time constituting our board of directors.

Newly created directorships resulting from any increase in the number of directors and any vacancies on our board of directors resulting from death, resignation, disqualification, removal or other causes shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term for which the new directorship was created or the vacancy occurred and until the director’s successor shall have been elected and qualified or until his earlier death, resignation, or removal. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director. Our board of directors may not have less than one member.

Whenever the holders of any class or series of our capital stock are entitled to elect one or more directors under any resolution or resolutions of our board of directors designating a series of our preferred stock, vacancies and newly created directorships of a class or series may be filled by a majority of the directors then in office elected by the applicable class or series, by a sole remaining director so elected, or by the unanimous written consent, or the affirmative vote of a majority of the outstanding shares of the class or series entitled to elect the directors.

Any director may be removed from office only by the affirmative vote of the holders of a two-thirds or more of the combined voting power of our then outstanding shares of capital stock entitled to vote at a meeting of stockholders called for that purpose, voting together as a single class.

Meetings of Stockholders

Our Bylaws provide that a special meeting of our stockholders may only be called by:

•       The holders of at least 10 percent of the outstanding shares of our capital stock entitled to vote at the proposed special meeting; or

•       Our board of directors by means of a duly adopted resolution.

Special stockholder meetings may not be called by any other person or in any other manner. Our bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at the special meeting.  Our bylaws provide that any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any such meeting may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by stockholders holding not less than the number of votes required to take such action.

The next annual meeting of our stockholders will be held in 2007, on a date and at a place and time designated by our board of directors.

Limitation of Liability

Our certificate of incorporation provides that any director or officer of Charys shall not be personally liable to us or our stockholders for monetary damages for breach of his or her fiduciary duty as a director; provided, however, the provision shall not eliminate or limit the liability of the director or officer:

•       For any breach of the director’s duty of loyalty to us or our stockholders,

•       For acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, or

•       Under the Delaware Statutes.

Indemnification.   Our certificate of incorporation provide that Charys shall indemnify anyone who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by Charys or in its right, by reason of the fact that he is or was a director, officer, employee, or agent of Charys, or is or was serving at our request as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if:

•       The liability did not result from any act or failure to act which constituted a breach of that person’s fiduciary duties in his capacity as a director or officer, and involved intentional misconduct, fraud, or a knowing violation of law; or

•       The person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

Further, our certificate of incorporation permit us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by Charys or in its right, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of Charys, or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with defense or settlement of the action or suit, if:

•       The liability did not result from any act or failure to act which constituted a breach of that person’s fiduciary duties in his capacity as a director or officer, and involved intentional misconduct, fraud or a knowing violation of law; or

•       The person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests.

However, we are prohibited from indemnifying any person with respect to any action, suit, or proceeding by a court of competent jurisdiction, if he has been finally adjudged to be liable to Charys, unless, and only to the extent that, the court of competent jurisdiction determines upon application that the person is fairly and reasonably entitled to indemnification in view of all the circumstances of the case. Our bylaws contain similar indemnification and limitation of liability provisions.

Amendment of Bylaws

Under our certificate of incorporation, our bylaws may be amended by our board of directors or by the affirmative vote of the holders of at least a majority of the combined voting power of the outstanding shares of our capital stock then outstanding and entitled to vote, voting together as a single class.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our certificate of incorporation permits us to limit the liability of our directors to the fullest extent permitted under the Delaware General Corporation Law. As permitted by the Delaware General Corporation Law, our bylaws and certificate of incorporation also include provisions that eliminate the personal liability of each of our officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for or on behalf of Charys. To the fullest extent allowed by the Delaware General Corporation Law, we will defend, indemnify and hold harmless our directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability. However, we will not indemnify any officer or director against, or reimburse for, any expense incurred in connection with any claim or liability arising out of the officer’s or director’s own negligence or misconduct in the performance of duty.

The provisions of our bylaws and certificate of incorporation regarding indemnification are not exclusive of any other right we have to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our certificate of incorporation or bylaws.

We believe that the indemnity provisions contained in our bylaws and the limitation of liability provisions contained in our certificate of incorporation are necessary to attract and retain qualified persons for these positions. Other than as disclosed in “Description of Business—Legal Proceedings” in this prospectus, no pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

SELLING SECURITYHOLDERS

Each selling securityholder may from time to time offer and sell any or all of its securities that are registered under this prospectus. Because no selling securityholder is obligated to sell its securities, and because the selling securityholders may also acquire publicly traded notes, warrants or shares of our common stock, we can only estimate how many notes, warrants and shares each selling securityholder will own after the offering. In this prospectus, the term “selling securityholder” includes each securityholder, and its transferees, pledgees, donees, assignees or other successors in interest.

Pursuant to the registration rights agreements, all expenses incurred with respect to the registration of the notes, warrants and shares of common stock covered by this prospectus will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by any selling securityholders in connection with their sale of securities.

All of the securities being offered by this prospectus are being offered by the selling securityholders, who may from time to time offer and sell pursuant to this prospectus up to an aggregate of $201,250,000 principal amount of the notes, warrants to purchase 67,083,267 shares of our common stock at $5.00 per share, warrants to purchase 67,083,267 shares of our common stock at $4.00 per share, and 223,610,889 shares of our common stock into which the notes are convertible and for which the warrants are exercisable.

During the last five years, none of the selling securityholders has been convicted in a criminal proceeding, or been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

The following table sets forth, with respect to each selling securityholder:

•       The notes, warrants and shares of common stock beneficially owned as of the date of this prospectus and prior to the offering contemplated hereby;

•       The maximum amount of notes, warrants and shares of common stock that may be sold by the selling securityholder under this prospectus; and

•       The number and percentage of notes, warrants and shares of common stock that will be owned after the offering by the selling securityholder, assuming that all of the notes, warrants and shares offered are sold by the selling securityholder.

Selling Securityholders

	Ownership Before Offering				To Be Offered				Ownership After Offering
									Notes(1)		$5 Warrants(2)		$4 Warrants(3)		Shares(4)
Name and Address of Selling Security Holder	Notes (1)	$5 Warrants (2)	$4 Warrants (3)	Shares (4)	Notes (1)	$5 Warrants (2)	$4 Warrants (3)	Shares (4)	Number	Percentage	Number	Percentage	Number	Percentage	Number	Percentage

Aristeia International Limited c/o Aristeia Capital LLC 136 Madison Avenue 3rd Floor New York, NY 10016	15,104,000
Aristeia Partners LP c/o Aristeia Capital LLC 136 Madison Avenue 3rd Floor New York, NY 10016	2,396,000
Aristeia Special Investments Master LP c/o Aristeia Capital LLC 136 Madison Avenue 3rd Floor New York, NY 10016	6,000,000
Basso Holdings Ltd. c/o Basso Capital Management, L.P. 1266 East Main Street 4th Floor Stamford, CT 06902	2,215,000
Five Sticks, L.P. c/o Basso Capital Management, L.P. 1266 East Main Street 4th Floor Stamford, CT 06902		100,000
Basso Fund Ltd. c/o Basso Capital Management, L.P. 1266 East Main Street 4th Floor Stamford, CT 06902	180,000	76,000
Basso Multi-Strategy Holding Fund, Ltd. c/o Basso Capital Management, L.P. 1266 East Main Street 4th Floor Stamford, CT 06902	605,000	324,000
CNA CA Master Account, L.P. Two Greenwich Plaza 3rd Floor Greenwich, CT 06830	5,000,000
Fort Mason Master, LP 4 Embarcadero Center Suite 2050 San Francisco, CA 94111	3,500,000	9,485,073

	Ownership Before Offering				To Be Offered				Ownership After Offering
									Notes(1)		$5 Warrants(2)		$4 Warrants(3)		Shares(4)
Name and Address of Selling Security Holder	Notes (1)	$5 Warrants (2)	$4 Warrants (3)	Shares (4)	Notes (1)	$5 Warrants (2)	$4 Warrants (3)	Shares (4)	Number	Percentage	Number	Percentage	Number	Percentage	Number	Percentage

Deutsche Bank AG London 100 Plaza One 2nd Floor Jersey City, NJ 07311	30,000,000
Silvercreek Limited Partnership c/o Silvercreek Management Inc. 1670 Bayview Avenue Suite 308 Toronto, Ontario Canada M4G 3C2	3,820,000	1,270,000	1,270,000
Silvercreek II Limited c/o Silvercreek Management Inc. 1670 Bayview Avenue Suite 308 Toronto, Ontario Canada M4G 3C2	2,700,000	885,000	885,000

*                       Less than 1%

(1)                 Each 8.75% Senior Convertible Note has a principal amount of $1,000 and is initially convertible into 444.444 shares of our common stock (reflecting an initial conversion price of $2.25 per share).

(2)                 Each $5 Warrant represents the right to purchase 333.333 shares of our common stock at an exercise price of $5.00 per share.

(3)                 Each $4 Warrant represents the right to purchase 333.333 shares of our common stock at an exercise price of $4.00 per share.

(4)                 The number of Shares reflected for each Selling Security Holder includes all shares of our common stock beneficially owned by such Selling Security Holder.

PLAN OF DISTRIBUTION

The selling securityholders may, from time to time, sell any or all of their notes, warrants or shares of common stock on any stock exchange, market or trading facility on which the notes, warrants or shares are traded or in private transactions. We will supplement this prospectus to disclose the names of any transferees, pledgees, donees, assignees or other successors in interest to such securityholders that intend to offer notes, warrants or shares of common stock through this prospectus. These sales may be at fixed or negotiated prices.

Sales may be made on the Over-The-Counter Bulletin Board or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated private transactions, or in a combination of these methods. Each selling securityholder will act independently of us in making decisions with respect to the form, timing, manner and size of each sale. The selling securityholders may sell all or any part of the notes, warrants or shares offered in this prospectus through an underwriter. We are not aware of any existing arrangements between any of the securityholders and any broker, dealer, underwriter or agent relating to the distribution of this prospectus. If the selling securityholders notify us that they have a material arrangement with a broker-dealer or underwriter for the resale of notes, warrants or shares of common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling securityholders and the broker-dealer or underwriter.

The selling securityholders may use any one or more of the following methods when selling notes, warrants or shares:

•       Ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•       Block trades in which the broker-dealer will attempt to sell the notes, warrants or shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•       Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•       An exchange distribution in accordance with the rules of the applicable exchange;

•       Privately-negotiated transactions;

•       Short sales that are not violations of the laws and regulations of any state or the United States;

•       Broker-dealers may agree with the selling securityholders to sell a specified number of such notes, warrants or shares at a stipulated price per share;

•       Through the writing of options on the notes, warrants or shares;

•       A combination of any such methods of sale; and

•       Any other method permitted pursuant to applicable law.

The selling securityholders may also sell notes, warrants or shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus. The selling securityholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of notes or shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling securityholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver notes, warrants or shares in connection with these trades.

The selling securityholders may also sell the notes, warrants or shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling securityholders and/or the purchasers of notes or shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling securityholders will attempt to sell notes or shares of common stock in block transactions to market makers or other purchasers at a price that may be below the then market price.

The selling securityholders cannot assure that all or any of the notes, warrants or shares offered in this prospectus will be issued to, or sold by, the selling securityholders. The selling securityholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

We will not receive any of the proceeds from the sale of the notes, warrants or shares of common stock, although we are required to pay all fees and expenses incident to the registration of the notes, warrants and shares, including fees and disbursements of counsel to the selling securityholders, but excluding brokerage commissions or underwriter discounts.

The selling securityholders, alternatively, may sell all or any part of the notes, warrants or shares offered in this prospectus through an underwriter. No selling securityholders has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling securityholders may pledge their notes, warrants or shares to their brokers under the margin provisions of customer agreements. If a selling securityholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged notes, warrants or shares. The selling securityholders and any other persons participating in the sale or distribution of the notes, warrants or shares will be subject to applicable provisions of the Securities Act of 1933, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the notes, warrants or shares by, the selling securityholders or any other such person. In the event that the selling securityholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling securityholders will not be permitted to engage in short sales of the notes, warrants or shares of common stock.

Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regard to short sales, the selling securityholder can only cover its short position with the securities it receives from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling securityholder will not be permitted to engage in a short sale of notes or common stock. All of these limitations may affect the marketability of the notes and shares.

We have agreed to indemnify the selling securityholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the selling securityholders or their respective pledgees, donees, assignees or other successors in interest may be required to make in respect of such liabilities.

Each selling securityholder will pay all commissions and its own expenses, if any, associated with the sale of the notes, warrants or shares of common stock, other than the expenses associated with preparing this prospectus and the registration statement of which it is a part.

Penny Stock

As we are subject to the “penny stock” rules of the SEC, all of our shares to be sold by the selling securityholders as of the date of this prospectus will be subject to the “penny stock” rules. Please refer to a discussion of the “penny stock” rules in “Risk Factors” on page 16 in this prospectus.

LEGAL MATTERS

The validity of the Securities will be passed upon for us by Morris Manning & Martin, LLP, Atlanta, Georgia.

EXPERTS

Our consolidated financial statements for the years ended April 30, 2006 and 2005 appearing in this prospectus have been audited by Miller Ray Houser & Stewart, LLP, our independent registered public accounting firm, as indicated in their audit report, and are so included in this prospectus in reliance on the report given on the authority of said firm as experts in accounting and auditing.

The combined financial statements of Complete Tower Sources Inc. and Mitchell Site Acq, Inc. for the year ending December 31, 2005, appearing in this prospectus, have been audited by the accounting firm of Kolder, Champagne, Slaven & Company, LLC, and are so included in this prospectus in reliance on the report given on the authority of said firm as experts in accounting and auditing.

The financial statements of Cotton Holdings 1, Inc. for the years ending October 31, 2006 and 2005, appearing in this prospectus, have been audited by the accounting firm of Melton & Melton, L.L.P., and are so included in this prospectus in reliance on the report given on the authority of said firm as experts in accounting and auditing.

CHANGE OF INDEPENDENT PUBLIC ACCOUNTING
FIRM DURING FISCAL YEAR 2005

On April 28, 2005, we dismissed our independent public accounting firm, Malone & Bailey, P.C. The change in independent public accounting firm was approved by our Board of Directors.

The reports of our financial statements for the years ended April 30, 2004 and 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or application of accounting principles, except that the report of Malone & Bailey, P.C. for the years ended April 30, 2004 and 2003, included an explanatory paragraph regarding substantial doubt as to our ability to continue as a going concern. During the years ended April 30, 2004 and 2003, and the subsequent interim period through April 28, 2005, we have not had any disagreements with Malone & Bailey, P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

We engaged Miller Ray Houser & Stewart LLP as our independent public accounting firm as of April 28, 2005 for our fiscal years ended April 30, 2005 and 2006. We had not consulted Miller Ray Houser & Stewart LLP previously. There have been no unresolved disagreements with our auditors on matters of accounting or financial disclosure.

A current report on Form 8-K was timely filed by us reflecting our change in our independent public accounting firm. The current report included the letter from Malone & Bailey, P.C. agreeing with the disclosures we made in that current report.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, and must file reports, proxy statements and other information with the Securities and Exchange Commission, such as current, quarterly and annual reports on Forms 8 K, 10-QSB and 10-KSB. Our executive officers, directors and beneficial owners of 10 percent or more of our common stock also file reports relative to the acquisition or disposition of shares of our common stock or acquisition, disposition or exercise of our common share purchase options or warrants. These filings are a matter of public record and any person may read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Further, the Securities and Exchange Commission maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission under the Securities Act of 1933 a registration statement on Form SB-2 with respect to the shares being offered in this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. The omitted information may be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street N.E., Washington, D.C. 20549, as described above. Copies of such material can be obtained from the public reference section of the Securities and Exchange Commission at prescribed rates.

For further information with respect to Charys and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes and schedules filed as a part thereof.

No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus. Any such information or representation must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.

CHARYS HOLDING COMPANY, INC.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders
Charys Holding Company, Inc.
(f/k/a Spiderboy International, Inc.)

We have audited the consolidated balance sheets of Charys Holding Company, Inc. and subsidiaries (f/k/a Spiderboy International, Inc.), a Delaware corporation, as of April 30, 2006 and 2005, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended April 30, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Charys Holding Company, Inc. and subsidiaries (f/k/a Spiderboy International, Inc.) as April 30, 2006 and 2005, and the results of their operations and their cash flows for each of the years in the two-year period ended April 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company currently has a significant working capital deficit with a limited borrowing capacity. Those conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MILLER RAY HOUSER & STEWART LLP
Atlanta, Georgia
August 18, 2006

Charys Holding Company, Inc.
(f/k/a Spiderboy International, Inc.)
Consolidated Balance Sheets

	As of April 30,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$1,355,146	$1,086,064
Accounts receivables, net of allowance for doubtful accounts	10,282,560	2,498,350
Costs and estimated earnings in excess of billings on uncompleted contracts, net of contract loss provision	1,677,591	2,990,989
Prepaid expenses	2,869,642	324,414
Other current assets	1,681,357	198,766
Total current assets	17,866,296	7,098,583
Property and equipment:
Land and buildings	1,623,080	—
Equipment and vehicles	8,008,370	673,010
Furniture and fixtures	784,157	118,353
Leasehold improvements	142,130	130,566
Less accumulated depreciation and amortization	(1,147,553)	(178,889)
Property and equipment, net	9,410,184	743,040
Other assets:
Goodwill	20,061,917	3,974,834
Amortizable intangible assets, net of accumulated amortization:
Customer relationships	6,772,259	—
Contract backlog	—	129,000
Financing costs, net of accumulation amortization	1,821,094	112,500
Other non-current assets	2,769,047	221,826
Total other assets	31,424,317	4,438,160
Total assets	$58,700,797	$12,279,783

See notes to consolidated financial statements.

Charys Holding Company, Inc.
(f/k/a Spiderboy International, Inc.) (Continued)
Consolidated Balance Sheets

	As of April 30,
	2006	2005
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,681,114	$3,801,936
Accrued expenses	7,605,535	1,949,954
Accrued acquisition costs	3,441,820	—
Billings in excess of costs and estimated earnings on uncompleted contracts	786,153	394,678
Deferred revenue	1,824,428	—
Short-term borrowings:
Unrelated parties	11,022,544	4,804,000
Related parties	7,296,171	308,512
Current portion of long-term debt:
Unrelated parties	1,287,823	33,945
Related parties	507,392	—
Total current liabilities	44,452,980	11,293,025
Long-term debt:
Unrelated parties	5,670,518	13,820
Related parties	315,285	260,938
Total liabilities	50,438,783	11,567,783
Stockholders’ equity:
Preferred stock; $0.001 par value; 5,000,000 shares authorized, 1,900,000 and 1,400,00 shares issued and outstanding for 2006 and 2005:
Series A	1,000	1,000
Series B	400	400
Series C	500	—
Common stock; $0.001 par value; 300,000,000 shares authorized, 17,069,804 and 7,968,649 shares issued and outstanding for 2006 and 2005	17,070	7,969
Additional paid in capital	14,478,024	5,508,446
Accumulated deficit	(6,234,980)	(4,805,815)
Total shareholders’ equity	8,262,014	712,000
Total liabilities and shareholders’ equity	$58,700,797	$12,279,783

See notes to consolidated financial statements.

Charys Holding Company, Inc.
(f/k/a Spiderboy International, Inc.)
Consolidated Statement of Operations

	Years Ended April 30,
	2006	2005
Net revenues	$48,570,912	$7,482,699
Cost of revenues	38,608,211	5,606,597
Gross profit	9,962,701	1,876,102
Operating expenses:
General and administrative	9,389,448	3,811,684
Depreciation and amortization	1,703,138	148,417
Total operating expenses	11,092,586	3,960,101
Loss from continuing operations	(1,129,885)	(2,083,999)
Other income (expense):
Gain on debt retirement	1,596,355	1,450,985
Gain (loss) on sale of property and equipment, net	108,651	(34,753)
Interest expense	(1,900,823)	(166,259)
Other income (expense), net	(301,241)	35,428
Total other income (expense)	(497,058)	1,285,401
Net loss from continuing operations, before income taxes	(1,626,943)	(798,598)
Income tax expense (benefit)	—	—
Net loss from continuing operations	(1,626,943)	(798,598)
Discontinued operations:
Loss from discontinued operations	(31,266)	—
Gain on disposal of discontinued operations	229,044	—
Income from discontinued operations, net of income taxes	197,778	—
Net loss	$(1,429,165)	$(798,598)
Per share data—basic and diluted:
Net loss	$(0.13)	$(0.15)
Weighted average common shares outstanding	11,034,626	5,382,983

See notes to consolidated financial statements.

Charys Holding Company, Inc.
(f/k/a Spiderboy International, Inc.)
Consolidated Statements of Changes in Shareholders’ Equity

	Preferred Stock—		Preferred Stock—		Preferred Stock—				Additional
	Series A		Series B		Series C		Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at April 30, 2004	1,000,000	$1,000	—	$—	—	$—	4,862,767	$4,863	$1,831,076	$(4,007,217)	$(2,170,278)
Shares issued for services							1,663,481	1,664	1,989,279		1,990,943
Shares issued for acquisition							1,097,442	1,097	492,752		493,849
Shares issued for real estate							344,959	345	1,035,739		1,036,084
Shares issues for debt retirement			400,000	400					159,600		160,000
Net loss										(798,598)	(798,598)
Balance at April 30, 2005	1,000,000	$1,000	400,000	$400	—	$—	7,968,649	$7,969	$5,508,446	$(4,805,815)	$712,000
Shares issues for debt retirement					500,000	500			109,500		110,000
Restricted stock sales							1,362,302	1,362	863,058		864,420
Exercise of stock options							685,996	686	76,343		77,029
Shares issued for sale of subsidiary							40,000	40	9,160		9,200
Shares issued for services							847,500	848	932,027		932,875
Shares issued for acquisitions							5,015,357	5,015	4,655,449		4,660,464
Shares issued for interest payments on debt							160,000	160	31,840		32,000
Shares issued for conversion of debt							990,000	990	649,010		650,000
Issue of common stock warrants for financing									1,643,191		1,643,191
Net loss										(1,429,165)	(1,429,165)
Balance at April 30, 2006	1,000,000	$1,000	400,000	$400	500,000	$500	17,069,804	$17,070	$14,478,024	$(6,234,980)	$8,262,014

See notes to consolidated financial statements.

Charys Holding Company, Inc.
(f/k/a Spiderboy International, Inc.)
Consolidated Statements of Cash Flows

	12 Months Ended April 30,
	2006	2005
Cash Flows From Operating Activities:
Net loss	$(1,429,165)	$(798,598)
Adjustments:
Stock options expense	—	15,986
Stock issued for services	932,875	698,058
Stock issued for note interest	32,000
Income from debt retirement	(1,596,355)	(1,450,985)
(Gain) loss on sale of property and equipment	(108,651)	33,353
(Gain) on sale of discontinued operation	(229,044)	—
Depreciation and amortization expense	1,703,138	148,417
Net change in current assets and liabilities:		—
Accounts receivable	2,710,207	1,324,522
Costs and estimated earnings in excess of billings on uncompleted contracts	364,321	(681,334)
Prepaid expenses	(1,489,008)	(4,736)
Other current assets	(1,007,375)	(88,768)
Accounts payable and accrued expenses	(2,030,135)	644,432
Billings in excess of costs and estimated earnings on uncompleted contracts	438,293	(2,428)
Deferred revenue	753,952	—
Net cash (used in) operating activities	(954,947)	(162,081)
Cash Flows From Investing Activities:
Purchase of property and equipment	(401,104)	(38,223)
Proceeds from sale of property and equipment	1,416,184	1,060,735
Cash acquired in acquisitions	673,780	27,794
Increase in other non-current assets	(2,289,914)	(100,423)
Net cash (used in) provided by investing activities	(601,054)	949,883
Cash Flows From Financing Activities:
Proceeds from exercise of common stock options	77,029	—
Proceeds from sale of restricted common stock	864,420	—
Cash paid for financing costs	(342,676)	(112,500)
Net proceeds (repayments) on short-term borrowings:
Unrelated parties	2,498,335	215,617
Related parties	(476,000)	224,512
Net proceeds (repayments) on long-term debt:
Unrelated parties	(884,837)	(29,367)
Related parties	88,812	—
Net cash provided by financing activities	1,825,083	298,262
Net increase in cash	269,082	1,086,064
Cash, beginning of period	1,086,064	—
Cash, end of period	$1,355,146	$1,086,064

See notes to consolidated financial statements.

Charys Holding Company, Inc.
(f/k/a Spiderboy International, Inc.)
Notes to Consolidated Financial Statements
Years Ended April 30, 2006 and 2005

1.                 Nature of Business

Charys Holding Company, Inc. (“Charys” or “Company”), a Delaware corporation, is a telecommunications infrastructure and general business service provider incorporated on April 16, 2004. The Company is headquartered in Atlanta, Georgia with operations through its subsidiaries across the United States.

Charys is the successor to Spiderboy International, Inc. (“Spiderboy”), a Minnesota corporation, as the result of a merger and name change approved by the shareholders on June 25, 2004. The merger between Spiderboy and Charys was organized to change the corporate domicile. Charys was a newly formed corporation with only minimal capital and no other assets or liabilities. The merger agreement provided for the existing stockholders of Spiderboy to receive one share of Charys’ common stock for every 10 shares of common stock of Spiderboy (in effect, a one-for 10 reverse split). In addition, the one outstanding share of Charys was cancelled. As a result, the former stockholders of Spiderboy became the only stockholders of the newly merged corporation.

The Company’s wholly owned subsidiaries and their principal lines of business are as follows:

•       LFC, Inc. (“LFC”) provides support services to the wireless communication industry, in addition to constructing, operating and leasing cellular towers for cellular telecommunication transmissions. LFC is headquartered in Houston, Texas, and was acquired by Charys effective April 30, 2006 (see Note 6).

•       Viasys Services, Inc./Viasys Network Services, Inc. (collectively “Viasys”) designs, installs and maintains wired and wireless communication networks and infrastructure, installs intelligent transportation systems, provides industrial maintenance services, and provides underground utility construction services to government, telecommunications and industrial customers. Viasys is headquartered in Lakeland, Florida, and was acquired by Charys effective November 1, 2005 (see Note 6).

•       Method IQ, Inc. (“MIQ”) provides technical support, hardware/software sales and professional services to telecommunications companies. MIQ is headquartered in Alpharetta, Georgia, and was acquired by Charys effective November 1, 2005 (see Note 6).

•       CCI Telecom, Inc. (“CCI”) designs, constructs and maintains telecommunications infrastructure for customers that include major communication companies and defense contractors. Formed in 1980, it is headquartered in San Antonio, Texas with satellite offices in Dallas and Houston, Texas, and Lee, Massachusetts. CCI was acquired by Charys on March 4, 2005 (see Note 6).

•       Aeon Technologies, Ltd. (“Aeon”), a wholly-owned subsidiary of CCI, was acquired on April 9, 2006 (see Note 6). Headquartered in Addison, Texas, the company provides construction and project management services to the telecommunications industry, including construction of cell site towers and installation and testing of complex communications networks.

•       Personnel Resources of Georgia, Inc. (“PRG”) is a Professional Employer Organization (“PEO”) providing leased employee and turn-key human resource services for companies with operations in the Southeast United States. It is headquartered in Greenville, South Carolina, and was acquired by Charys effective July 1, 2004 (see Note 6).

•       Innovative Corporate Solutions, Inc. (“ICS”) is a development stage company formed and acquired in 2004 to provide employer payroll and human resource services. ICS was sold by Charys effective August 1, 2005 (see Note 17).

2.                 Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Charys and its subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation. Revenues and expenses of acquired companies (except for PRG—see Note 6) are included as of the effective the date of acquisition. The acquisition of PRG was accounted for as a transfer of assets. Accordingly, the accounts and transactions of PRG are presented in the consolidated balances of Charys as if the acquisition had occurred as of the beginning of fiscal year 2005.

Revenue and Cost Recognition

Construction Activities.   Income from construction contracts is recognized on the percentage-of-completion method, whereby recognition of earnings on contracts in progress is calculated based on the ratio of cost incurred to date to total expected cost to be incurred on each contract (“cost-to-cost” method). Contract costs include all direct material, labor, subcontract, travel, equipment costs, and related payroll taxes and insurance expense. Changes in job performance, job conditions, estimated profitability, and warranty work, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Contract losses are recognized fully when they are determined. Change orders are recorded when approved by the customer.

Service Activities.   Revenues and related costs associated with service agreements are recognized at the time the work is completed and accepted by the customer, and if the agreement provides for no continuing obligation by the Company. Progress billings which may be allowed under an agreement are recorded as deferred revenue until such time the work is completed and accepted by the customer.

Staff Leasing Services.   The Company accounts for the revenues of PRG, its staff leasing subsidiary, in accordance with EITF No. 99 19, “Reporting Revenues Gross as a Principal Versus Net as an Agent”. PRG’s revenues are derived from its gross billings, which are based upon the payroll cost of its worksite employees and a markup computed as a percentage of the payroll cost. The gross billings are invoiced concurrently with each periodic payroll of its worksite employees. Revenues are recognized ratably over the payroll period as worksite employees perform their service at the client worksite. Because PRG is generally not responsible for the output and quality of work performed by the worksite employees, revenues in the accompanying consolidated statements of operations are presented net of worksite employee payroll costs (i.e. the “net method”). PRG actively manages all other services provided to its customers, such as employee benefits and workers’ compensation insurance. PRG determines the service specifications, selects service providers and products, acts as primary obligor on benefit and insurance contracts, and is exposed to loss should its fees charged to customers for these services be insufficient to cover the related costs. Accordingly, billings for these services are reported at gross in accordance with EITF 99 19.

In determining the pricing markup component of the gross billings, PRG takes into consideration its estimates of the costs directly associated with its worksite employees, including payroll taxes, benefits and workers’ compensation insurance costs, plus an acceptable gross profit margin. As a result, PRG’s operating results are significantly impacted by its ability to accurately estimate, control and manage its direct costs relative to the revenues derived from the markup component of its gross billings.

Consistent with its revenue recognition policy, PRG’s direct costs do not include the payroll cost of its worksite employees. PRG’s direct costs associated with its revenue generating activities are comprised of all other costs related to its worksite employees, such as the employer portion of payroll-related taxes, employee benefit plan premiums and workers’ compensation insurance premiums.

Use of Estimates and Significant Risks

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Revenues and costs relating to construction contracts and service agreements are particularly affected by management’s estimates. Contracts awarded are normally the result of competitive bidding, and many of the Company’s significant contracts are based on a fixed price, rather than cost-plus or time and materials. Initial cost estimates supporting the Company’s bids are necessarily based on facts and circumstances known at the time the estimates are made. Estimates of projected contract costs must be continuously updated over the period of contract performance. Unpredictable events can and do occur during contract performance, which can increase costs and erode the anticipated contract profit. Change orders to recover additional costs from the customer may not be approved, or could be subject to protracted negotiations and concessions by the Company. Considerable judgment must be applied to reasonably evaluate the potential outcomes of issues that arise during the contract performance period and the effect their resolution will have on the ultimate margins or losses that may be realized by the Company. Consequently, the estimates that support the Company’s revenue recognition and cost accrual decisions have a very significant impact on the results of operations reported by the Company.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company’s subsidiaries have cash in depository accounts which exceed the level insured by the Federal Deposit Insurance Corporation. This uninsured risk is mitigated by maintaining depository accounts with high quality financial institutions.

Accounts Receivable

The allowance for doubtful accounts is established as losses are estimated to have occurred through a provision for bad debt charged to earnings. Losses are charged against the allowance when management believes the uncollectibility of a receivable is probable. Subsequent recoveries, if any, are credited to the allowance. The allowance for doubtful accounts is evaluated on a regular basis by management and is based on historical experience and specifically identified questionable receivables. The evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available. Allowance for doubtful accounts was $2,567,731 and $500,000 at April 30, 2006 and 2005.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are calculated on the straight-line and accelerated methods based on estimated useful lives which generally range from five to seven years for equipment, 10 years for leasehold improvements, and 29 years for buildings.

Intangible Asset Valuation

Goodwill represents the excess of acquisition cost over the assigned fair value of the assets acquired, less liabilities assumed. SFAS No. 142, “Goodwill and Other Intangible Assets”, addresses financial accounting and reporting for acquired goodwill and other intangible assets. SFAS No. 142 requires goodwill to be tested for impairment annually at the same date every year and when an event occurs or circumstances change such that it is reasonably possible that an impairment may exist. The Company’s annual testing date is April 30.

The annual impairment test is a two-step process. First, it requires a comparison of the book value of net assets to the fair value of the related operations that have goodwill assigned to them. The fair values of the related operations are estimated using discounted cash flows. The cash flow forecasts are adjusted by an appropriate discount rate derived from the Company’s market capitalization. If the fair value is determined to be less than book value, a second step is performed to compute the amount of the impairment. In this process, a fair value for goodwill is estimated, based in part on the fair value of the operations used in the first step, and is compared to its carrying value. The shortfall of the fair value below carrying value represents the amount of goodwill impairment. The Company has made this assessment and determined that no impairment to goodwill is indicated as of April 30, 2006 and 2005, and thus did not record an impairment charge for the years then ended. However, the Company is exposed to the possibility that changes in market conditions could result in significant impairment charges in the future.

Finite-lived acquired intangible assets are amortized on a straight-line method and include the following: customer relationships, 6 to 22 years, and contract backlog, 1 year. In accordance with SFAS No. 144, the potential impairment of finite-lived acquired intangible assets is evaluated when appropriate. If the carrying value is no longer recoverable based upon the undiscounted cash flows of the asset, the amount of the impairment is the difference between the carrying amount and the fair value of the asset.

Earnings Per Share

Basic earnings or loss per common share is computed by dividing income available to common stockholders by the weighted-average number of common stock outstanding for the period. Diluted earnings per common share, in addition to the weighted average determined for basic earnings per shares, includes potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.

Income Taxes

The Company accounts for income taxes using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s consolidated financial statements or tax returns. In estimating future tax consequences, the Company considers all expected future events other than enactment of or changes in the tax law or rates. The Company files consolidated federal income tax returns.

Reclassifications

Certain amounts in the accompanying 2005 consolidated financial statements have been reclassified in order to conform to the 2006 consolidated financial statements presentation.

3.                 Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As of April 30, 2006, the Company has a $26.6 million working capital deficit with a limited borrowing capacity. The present condition continues to create uncertainty as to the Company’s ability to continue as a going concern in the absence of additional capital and/or financing, particularly in light of the historic (pre-acquisition) operating losses of acquired companies. Management’s plan to improve its overall financial condition includes the following:

•       Increasing revenues at all operating subsidiaries, while maintaining or improving gross margins in the process.

•       Control, and in some cases reduce, general and administrative expenses that will not impede growth.

•       Seek additional sources of working capital through both debt and equity transactions to fund daily operations, as well as needed acquisitions.

•       Acquire companies that fit the Company’s business strategy and acquisition model.

Specifically, Charys believes its access and expertise in the capital markets will result in additional working capital that will enable its present and future subsidiaries to increase revenue-generating activities, access and expertise which is typically constrained as individual private companies. It also believes continued strategic acquisitions of companies providing heretofore fragmented telecommunications construction and infrastructure services will provide the necessary integration to attain contracts of greater revenue volume and scope of services. Contract management operations of acquired companies will be reviewed and management replaced if necessary to improve gross profit performance to acceptable levels. In most cases, Charys intends to retain selling owners of acquired companies as senior management, who will receive a large majority of the purchase consideration by achieving specific revenue, gross profit and net income targets. Charys will seek reductions in employee costs by consolidating payroll, benefits, and employee insurance management for its subsidiaries under PRG, its PEO subsidiary. Business insurance and contract performance bonding, which represent significant expense to individual subsidiaries, will be centrally managed at the corporate level to achieve greater cost efficiencies.

The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

4.                 Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable (generally unsecured), accounts payable and notes payable approximate fair value due to the short maturity of the instruments and the provision for what management believes to be adequate reserves for potential losses. The fair values of lines-of-credit and long-term debt approximate their carrying amount since the currently effective rates reflect market rates for debt of similar credit quality.

5.                 Costs and Estimated Earnings on Contracts/Contract Backlog

Costs and estimated earnings on all contracts and backlog information as of April 30, 2006 and 2005, and for the years then ended, are as follows:

	2006	2005
Costs incurred on uncompleted contracts	$72,059,721	$42,697,555
Estimated earnings	1,947,783	6,717,159
Less allowance for uncompleted contract losses	(1,433,854)	(350,000)
Net contract revenues recognized to date on uncompleted contracts	72,573,650	49,064,714
Less billings to date	(71,682,212)	(46,468,403)
Net revenues recognized over billings	$891,438	$2,596,311
Included in the accompanying 2006 and 2005 consolidated balance sheets under the following captions:
Costs and estimated earnings in excess of billings on uncompleted contracts, net of allowance	$1,677,591	$2,990,989
Billings in excess of costs and estimated earnings on uncompleted contracts	(786,153)	(394,678)
Excess of costs and estimated earnings over billings	$891,438	$2,596,311
Total amended contracts value	$80,426,637	$54,104,022
Revenue recognized to date, net of contract loss allowance	(72,573,650)	(49,064,714)
Unearned contracts value—backlog	$7,852,987	$5,039,308

6.                 Acquisitions

Personnel Resources of Georgia, Inc.

Effective July 1, 2004, the Company acquired all outstanding shares of PRG from Billy V. Ray, Jr., the controlling stockholder and CEO of Charys. Under the terms of the Stock Purchase Agreement between Charys and Mr. Ray, the minimum to be paid is $250,000, with additional consideration contingent upon five times the total earnings before interest, taxes, and depreciation of PRG over a period ending 12 months after the July 30, 2004 closing date of the acquisition, to a maximum of $1,250,000. The stock purchase was financed by a note to Mr. Ray for $250,000, with 6% interest payable monthly and commencing one year after the closing date. The note and additional consideration, if any, is payable two years after the closing date, and may be paid in cash or the common stock of Charys at the option of the Company. The total consideration to be paid, including the $250,000 minimum, is subject to reduction depending upon the ultimate outcome of certain pre-acquisition contingent liabilities of PRG, as disclosed in more detail in Note 9. Given the historic and projected performance of PRG and management’s assessment of the likelihood the contingent liabilities will be realized, management believes it is remote that the total consideration to be paid will exceed $250,000. Unpaid principal and interest remaining on the acquisition note was $123,750 at April 30, 2006.

Due to the common control and absence of non-controlling minority interests in PRG, the transaction was characterized as a transfer of assets, or potentially an exchange of shares, in accordance with SFAS No. 141 , and not as a purchase. Under SFAS No. 141, a transfer of net assets or exchange of shares between entities under common control is accounted for by the receiving entity (Charys) recognizing the assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity (PRG), and not at fair value in the case where the purchase method of accounting applies. Accordingly, the initial $250,000 consideration was reflected in the accompanying 2005 consolidated balance sheet as a reduction of stockholders’ equity. As required by SFAS No.141, the accompanying 2005 consolidated financial statements are presented as if the transfer had occurred as of the beginning of that period.

CCI Telecom, Inc.

Effective March 4, 2005, the Company, through a wholly-owned subsidiary, acquired all of the outstanding common stock of CCI Telecom, Inc. As initial consideration, the CCI shareholders received cash and 795,342 shares of Charys common stock, valued at $0.45 per share, which was the closing price on the acquisition date. In connection with this acquisition, Charys also issued 302,100 common stock to consultants required under an agreement dated February 27, 2004.

Under the terms of the purchase agreement, the CCI shareholders may also be entitled to additional earn-out consideration in cash or Charys common stock over a two-year period following the acquisition, based on the performance of CCI. Under the purchase agreement formula, the maximum amount of the earn-out liability could be $5.4 million. The purchase agreement also provided for potential additional consideration to be paid, either in cash or Charys common stock, based on both the future stock performance of Charys and future earnings performance of CCI (see Note 9—Other Contingencies). Under the purchase agreement formula, the maximum amount of this additional consideration could have been $2.9 million. As of May 11, 2006, the conditions for the potential additional stock-based consideration were satisfied and this contingent obligation was canceled. Additional consideration resulting in future periods from the earn-out provision, if any, will be recorded to goodwill at the time this contingency is resolved, and is not reflected in the Company’s purchase accounting for this acquisition.

The Company determined the total cost of the acquisition at $715,060, with $3.2 million in net liabilities assumed, resulting in an excess of consideration over value received of $3.9 million. The intangible asset identified as having value was the acquired contract backlog, which was valued at $172,000. Accordingly, this value was recorded in the purchase accounting as an amortizable intangible asset, with the remainder of the excess consideration of $3.7 million recorded as goodwill as of the acquisition date. The contract backlog intangible asset is being amortized at a rate which approximates the completion rate of the underlying acquired contracts. Due to the short term nature of the acquired contracts, this intangible asset was fully amortized during fiscal year 2006.

Method IQ, Inc.

Effective November 1, 2005, Charys acquired all outstanding common stock of Method IQ, Inc. MIQ shareholders received at closing a 5% secured promissory note for $5,250,000 and 525,000 shares of Charys common stock (“Initial Stock Tranche”), valued at $0.94 per share, The stock consideration also included 397,750 shares of Charys common stock (“Second Stock Tranche”), due 180 days after the effective date, with a make whole value of $4.00 per share on the last trading day before such issuance, and 397,750 shares of Charys common stock (“Second Stock Tranche”), due 365 days after the effective date with a make whole value of $4.00 per share on the last trading day before such issuance. A make whole provision exists for the Initial Stock Tranche of $4.50 average market price for at lease three consecutive Trading days prior to or including the date which is six months from the Effective date. The make whole provision requires, at Charys’ option, that additional stock be issued in accordance with the agreement or additional cash on the date of the Third Stock Tranche. The purchase agreement also provides for potential additional consideration to be paid, either in cash or Charys common stock, based on both the future stock performance of Charys and future earnings performance of Method IQ (see Note 9—Other Contingencies). As of May 11, 2006, the conditions for the potential additional stock-based consideration were satisfied and this contingent obligation was canceled.

The Company determined the total cost of the acquisition at $5.6 million with $1.2 million in net liabilities assumed, resulting in an excess of consideration over value received of $6.8 million. The intangible asset identified as having value was the acquired customer relationships, which was valued at $4.7 million. Accordingly, this value was recorded in the purchase accounting as an amortizable intangible asset, with the remainder of the excess consideration of $2.1 million recorded as goodwill as of the acquisition date. The customer relationships intangible asset is being amortized at a rate which approximates the remaining life of the underlying relationships, determined by the valuation to be eleven years.

Viasys Network Services, Inc. and Viasys Services, Inc. (collectively “Viasys”)

Effective November 1, 2005, the Company acquired all outstanding common stock of Viasys Network Services, Inc and Viasys Services, Inc. As initial consideration, the Viasys shareholders received cash and an 8% subordinated secured promissory note for $3,500,000. Under the purchase agreement, the Company placed common stock with a market value of $500,000 on the closing date in escrow pursuant to the Escrow Agreement which, among other matters, provides for the release of the Charys shares upon payment of the final installment of principal and interest on the promissory note. The final installment on the note is due fifteen months after the closing date. In connection with this acquisition, Charys also issued 4,879,967 common shares to consultants required under an agreement dated November 17, 2005.

The Company determined the total cost of the acquisition at $11.4 million, with $1.6 million in net liabilities acquired, resulting in an excess of consideration over value received of $13.0 million. The intangible asset identified as having value was the acquired customer relationships, which was valued at $2.1 million. Accordingly, this value was recorded in the purchase accounting as an amortizable intangible asset, with the remainder of the excess consideration of $10.9 million recorded as goodwill as of the acquisition date. The customer relationship intangible asset is being amortized at a rate which approximates the remaining life of the underlying relationships, determined by the valuation to be seven years.

Aeon Technologies, Ltd.

Effective April 9, 2006, a wholly-owned subsidiary of CCI acquired 100% of the net assets of Aeon. The Aeon partners received at closing a $226,000 note payable 30 days after closing, an 8% subordinated secured promissory note for $472,927, and 227,516 shares of Charys common stock valued at $4.00 per share. The secured promissory note is due in three payments of $157,642 on the anniversary of the closing date.

The Company determined the total cost of the acquisition at $1.6 million with $593,253 in net assets acquired, resulting in an excess of consideration over value received of $1.0 million. Based on an internal assessment, the Company determined than none of this excess value was attributable to amortizable intangible assets, and recorded the $1.0 million to goodwill.

LFC, Inc.

Effective April 30, 2006, LFC Acquisition Company, Inc, an indirect wholly owned subsidiary of Charys Holding Company, Inc merged with LFC, Inc. All LFC common stock and other equity security was cancelled and retired. The consideration LFC shareholders received was cash of $2.0 million and 562,840 shares of Charys common stock, valued at $2.64 per share, which was the closing price on the acquisition date. In connection with this acquisition, Charys also recorded $2.0 million in accrued acquisition costs for 250,000 unissued common shares to consultants required under an agreement dated April 24, 2006.

The Company determined the total cost of the acquisition at $5.7 million with $3.4 million in net assets acquired, resulting in an excess of consideration over value received of $2.3 million. The intangible asset identified as having value was the acquired customer relationships, which was valued at $307,000. Accordingly, this value was recorded in the purchase accounting as an amortizable intangible asset, with the remainder of the excess consideration of $2.0 million recorded as goodwill as of the acquisition date.

The customer relationships intangible asset is being amortized at a rate which approximates the remaining life of the underlying , determined by the valuation to be twenty two years.

Summary of Assets Acquired/Liabilities Assumed

The following summary presents the estimated fair values of the assets acquired and liabilities assumed of the acquired companies as of the effective date of acquisitions:

	CCI	Viasys	Method, IQ	LFC	AEON
Current assets	$6,119,857	7,096,418	2,554,790	1,544,295	897,794
Property and equipment	715,108	5,999,792	615,460	4,028,213	191,034
Other non-current assets	146,847	102,684	32,732	7,130	—
Total assets acquired	6,981,812	13,198,894	3,202,982	5,579,638	1,088,828
Current liabilities (other than debt obligations)	4,246,438	9,470,353	3,262,261	935,446	238,431
Debt obligations—Current portion	6,258,939	4,361,330	978,484	211,048	121,177
Debt obligations—non-current portion	—	1,012,893	147,062	1,010,811	135,917
Total liabilities assumed	10,505,377	14,844,576	4,387,807	2,157,305	495,525
Net assets acquired (liabilities assumed)	$(3,523,565)	(1,645,682)	(1,184,825)	3,422,333	593,303
Total purchase price	715,060	11,386,935	5,643,998	5,701,136	1,614,242
Excess of purchase price over net assets acquired (Liabilities assumed)	4,238,625	13,032,617	6,828,823	2,249,913	1,020,939
Less: Excess purchase price allocated to amortizable intangible assets	172,000	2,090,000	4,740,000	307,000	—
Goodwill	$4,066,625	10,942,617	2,088,823	1,942,913	1,020,939

Pro Forma Information

Unaudited pro forma information for the Company is presented below as if all acquisitions had taken place as of May 1 for each of the fiscal years presented. As previously noted, the acquisition of PRG was accounted for as a transfer of assets, and thus results of its operations for the years presented are included in the accompanying audited consolidated statements of operations and not as pro forma information. This pro forma information does not purport to be indicative of the results of operations which would have resulted had the acquisitions been consummated at the dates assumed. Amounts are stated in thousands, except for the per share data.

	Years Ended April 30,
	2006	2005
	(Unaudited)	(Unaudited)
Revenues	$84,983	$79,901
Net loss	$(3,584)	$(6,588)
Basic and diluted per share loss	$(0.22)	$(0.63)

7.                 Goodwill and Other Intangible Assets

Goodwill represents the excess purchase price over the fair value of the net tangible and other intangible assets acquired. In accordance with SFAS 142, the Goodwill and indefinite-lived balances are not amortized, but instead are subject to an annual assessment of impairment by applying a fair-value based test. Other intangible assets are amortized over their useful lives, as applicable. The changes in the carrying value of goodwill are as follows:

Balance, April 30, 2004	$—
Goodwill acquired through CCI acquisition	3,974,834
Balance, April 30, 2005	3,974,834
Goodwill acquired through VSI acquisition	10,942,617
Goodwill acquired through CCI acquisition	91,791
Goodwill acquired through Method IQ acquisition	2,088,823
Goodwill acquired through LFC merger	1,942,913
Goodwill acquired through AEON acquisition	1,020,939
Balance, April 30, 2006	$20,061,917

Amortizable intangible assets are summarized as follows:

		Years Ended April 30, 2005
	Useful lives	Gross Carrying Value	Accumulated Amortization
Definite life intangible assets
Contract backlog	1 year	$172,000	$43,000
Total definite life intangible assets		$172,000	$43,000

		Years Ended April 30, 2006
	Useful lives	Gross Carrying Value	Accumulated Amortization
Definite life intangible assets
Customer relationships	6 to 22 years	$7,137,000	$364,741
Contract backlog	1 year	172,000	172,000
Total definite life intangible assets		$7,309,000	$536,741

Aggregate amortization of intangible assets was $493,740 and $43,000, for the years ended April 30, 2006 and 2005, respectively. Estimated amortization expense is as follows:

Years ending April 30,
2007	$780,817
2008	780,817
2009	780,817
2010	780,817
2011	780,817

8.                 Debt

Short-Term Borrowings.

Borrowings due on demand or with stated maturities of less than one year are as follows at April 30, 2005 and 2004:

	2006	2005
Unrelated parties:
Prime plus 5.5% - 6%, Asset backed Notes, due on demand	$1,920,511	$4,550,000
Libor plus 6%, Asset backed Notes, due on demand	2,105,840	—
8% Note, due through February 2007, secured by Charys Stock	3,469,952	—
8% - 20% Individual Investor Notes, due through February 2007, secured by real property	1,426,241	89,000
12% Convertible Debenture, due December 2006, secured by Charys Stock	1,000,000	—
12% Mortgage Loan, due March 2007, secured by real property	800,000	—
12% Bank Note, due August 2006, unsecured	300,000	—
Other	—	165,000
Total short-term borrowings—unrelated parties	$11,022,544	$4,804,000
Related parties:
5% Notes, due through September 2006, secured by MIQ Stock	$5,000,000	$—
5% Notes, due through September 2006	2,148,850	—
Other	147,321	308,512
Total short-term borrowings—related parties	$7,296,171	$308,512

The convertible debenture is convertible into shares of common stock at the option of the holder.

The related party notes of $5,000,000 is due to Rock Creek Equity Holdings, LLC and the $2,148,850 is due to L. Ford Clark, Melysa and J. Clark and resulted due to the acquisition of MIQ and the merger with LFC, Inc respectively. Refer to the acquisitions footnote for further information regarding the transactions.

Long-Term Debt.

Borrowings with stated maturities of greater than one year are as follows at April 30, 2006 and 2005:

	2006	2005
Unrelated parties:
8% Convertible Debenture, due November 2008, secured by contract rights and assets	$3,400,000	$—
Loans under asset backed security agreements, interest of 4.95% - 36%, due through February 2011	2,160,973	32,356
Construction Notes, interest rate based on prime plus 0.5% - 2%, due through April 2012, secured by equipment	1,221,859	—
Capital leases on equipment with finance companies due through January 2009	175,510	15,409
Total long-term debt—unrelated parties	6,958,342	47,765
Less current portion	(1,287,823)	(33,945)
Non-current debt—unrelated parties	$5,670,519	$13,820
Related parties:
6%-8% Notes, due through April 2009	$822,677	$260,938
Less current portion of related parties note	(507,392)	—
Non-current debt—related parties	$315,285	$260,938

Aggregate maturities required on all long-term debt at April 30, 2006 are as follows:

Years ending April 30,
2007	$1,795,215
2008	1,052,853
2009	4,095,354
2010	391,800
2011	282,450
Thereafter	163,346
$7,781,018

The convertible debenture is convertible at the option of the holder until payment in full of the principal and accrued interest, all or any part of the principal amount of the debenture, plus redemption premium and accrued and unpaid interest, into common shares of the company stock.

The related party notes are with various officers or related parties of officers of the company or its subsidiaries, that arose due to the acquisitions.

CCI Debt Restructuring

As of the CCI acquisition on March 4, 2005, the credit facilities assumed by the Company and their status were as follows:

•       Revolving line of credit with The Frost National Bank (“Frost Bank”) with a borrowing base at the lesser of $5 million or 80% of eligible accounts receivable and 50% of net costs and estimated earnings in excess of billings on uncompleted contracts. Interest on the outstanding borrowings was based on the prime rate plus 3% and borrowings were collateralized by all assets of CCI. At the acquisition date, CCI’s outstanding borrowings under the line of credit totaled $4.55 million. The line of credit was under an extension agreement dated February 1, 2005, which reduced the maximum borrowings to $4.55 million and required CCI to pay monthly interest-only payments at the prime rate plus 3% until August 1, 2005, at which time the outstanding principal would be due in full.

•       Term loan with Frost Bank, the outstanding principal balance of which was $1.71 million at the acquisition date. The loan was under an extension agreement dated February 1, 2005, in which CCI would pay monthly interest-only payments at the prime rate plus 3% until September 20, 2005, at which time the outstanding principal would be due in full.

•       Effective April 25, 2005, Charys entered into an agreement (the “Agreement”) with Frost Bank relating to the retirement of these credit facilities. Pursuant to the terms of the Agreement, Frost Bank unconditionally canceled the outstanding obligation due under the term loan, the balance at that time of which was $1.67 million. The terms under which Charys satisfied CCI’s obligation to Frost Bank for the term loan were as follows:

•       Charys issued Frost Bank 400,000 shares of the Company’s Series B preferred stock (see Note 11). Each share of the preferred stock is convertible into one share of Charys’ common stock. The shares are non-voting and are not under any mandatory redemption requirements.

•       All common stock warrants previously issued by CCI to Frost Bank were terminated.

•       Frost Bank extended the final maturity of the existing credit line for a period of six months from February 1, 2005 until August 1, 2005 (the “Forbearance Period”). The line of credit was renewed at $4.55 million, which were the outstanding borrowings under the credit line at April 25, 2005.

Upon execution of the Agreement on April 25, 2005, the Company recorded the cancellation of the outstanding balance of the Frost Bank term loan. The Company also recorded costs associated with the debt retirement, including a fair value of $160,000 for the preferred stock issued and $59,371 for accrued professional and consultant fees, resulting in a net gain on the term loan retirement of $1.45 million for the year ended April 30, 2005, as shown in the accompanying 2005 consolidated statement of operations.

To complete the restructuring of CCI’s debt, the Agreement also provided for Frost Bank to release of all debt security interests and liens relating to the credit line in consideration for it receiving the following during the Forbearance Period:

•       Delivery to Frost Bank of a one-time cash payment of $2.5 million, reduced by any net pay-down during the Forbearance Period.

•       Execution by Charys of a $300,000 promissory note in favor of Frost Bank at 12% interest, maturing 13 months after issuance.

•       Issuance by Charys of 500,000 shares Series C preferred stock to Frost Bank, with each share to be non-voting, convertible into one share of Charys’ common stock, and not under mandatory redemption requirements. The shares issued are restrictive as to their disposition by Frost Bank. However, Charys agreed to file a registration statement with the Securities and Exchange Commission to cover the common stock issuable upon the conversion of the preferred stock.

•       Delivery of a put option by Charys to Frost Bank with respect to the Series C preferred stock held by Frost Bank to sell the shares to Michael J. Novak, the previous president of CCI, at a price of $3.50 per share.

On July 29, 2005 and prior to the expiration of the Forbearance Period, Charys, through its subsidiary CCI, closed on a new $5 million asset based credit facility with CAPCO Financial Company (“CAPCO”). The finance agreement provides for CAPCO to make cash advances to CCI based on 85% of accounts receivables that are 90 days or less from invoice date. The initial term of this agreement is 12 months from the closing date. Interest is payable on outstanding borrowings at the prime rate plus 6%. CAPCO will also receive a seven-year warrant to purchase up to 862,069 shares of Charys common stock at $0.29 per share. The facility is secured by a first lien position on the assets of CCI. The initial draw-down of the facility was approximately $2.6 million, of which $2.5 million, combined with a $300,000 unsecured note and the issuance of 500,000 shares of Series C preferred stock, was used to pay-off the existing Frost Bank line of credit obligation of $4.55 million under the terms of the Agreement, which also occurred on July 29, 2005.

9.                 Commitments and Contingencies

Commitments and contingencies not otherwise disclosed in these notes to the consolidated financial statements are as follows:

Operating Leases

The Company and its subsidiaries lease office space, equipment, automobiles, and office equipment under long-term, non-cancelable operating leases expiring in various years through 2015. Total rent expense for all leases for the years ended April 30, 2006 and 2005 was $ 1,086,976 and $293,080. Future minimum lease payments under non-cancelable operating leases at April 30, 2006 are as follows:

Years ending April 30,
2007	$1,242,575
2008	734,994
2009	537,865
2010	373,024
2011	355,998
Thereafter	1,044,342
$4,288,799

Litigation and Claims

Dissenting Former CCI Shareholders

On April 18, 2005, as a result of the March 4, 2005 merger with CCI Telecom, three former stockholders of CCI notified CCI of their intentions to pursue their rights as provided for under Nevada law demanding cash payment for their shares. The aggregate demand for cash payment by the three former stockholders is less than $250,000. The Company believes the former stockholders claims are without merit and intends to defend against this claim. The ultimate disposition and estimated loss exposure is not determinable at this time.

Lumbermen’s Mutual Casualty Company

In November 2005, Charys closed upon a contract with certain parties (“Sellers”) to acquire the outstanding stock of Viasys Network Services Inc. and Viasys Services Inc. (collectively “Viasys”) as discussed in detail in a Current Report on Form 8-K as filed with the Securities and Exchange Commission (the “Acquisition Agreement”). At the time of closing this transaction, numerous lawsuits were pending against Viasys. The Acquisition Agreement requires Sellers to indemnify Charys for all losses that exceed an aggregate of $1 million which may be incurred in connection with one particular lawsuit that was pending at the time of the closing of the Acquisition Agreement, Lumbermen’s Mutual Casualty Company (“Plaintiff”) v. Able Telecommunications & Power, Inc. (“ATP”), Transportation Safety Contractors, Inc. (“TSC”) and Georgia Electric Company (“GEC”) filed in September 2003 in the United States District Court, Northern District of Georgia, Atlanta Division. ATP, GEC and TSC are predecessors of Viasys and are hereinafter referred to as Defendants. In the lawsuit, Plaintiff seeks to recover approximately $4.5 million under a General Indemnity Agreement executed on March 6, 2000 between Plaintiff and Able

Telecom Holding Corporation (“Able”), the former parent of Defendants. Plaintiff issued bonds on behalf of a subsidiary of Able, from the period of approximately April 2000 through August 2001. Plaintiff allegedly incurred various losses due to the subsidiaries’ failure and inability to pay its subcontractors and suppliers on various jobs across the country and made various payments to bond claimants.

Subsequent to fiscal year 2006, in May 2006 the parties entered into a settlement agreement which provided for a payment of $200,000 cash to the Plaintiff and the issuance of 400,000 shares of Charys common stock with registration rights, and with the obligation to issue up to an additional 100,000 shares of common stock if the market price of the stock is less than $4.83 per share as of the close of business on the date of the first day the shares can be publicly sold without restriction.

Litigation By Former Officers

The Company is in protracted litigation with two of its former officers, Benjamin Holcomb and Edward Acosta, resulting from Charys’ termination of their employment contracts in July 2005. The former officers are seeking a combined $580,000 in damages for breach of their employment contracts and compensation due by Charys. Management believes these claims are without merit and intends to defend against them vigorously. As the litigation is in its early stages, estimated loss exposure, if any, is not determinable at this time and no effects of this contingency are included in the accompanying financial statements.

As more fully described in the Company’s 2006 Annual Report on Form 10 KSB, these former officers have filed a series of other lawsuits alleging various improper actions and financial reporting by Company management. The suits claim unspecified monetary damages. The Company believes these claims are also without merit and has not recorded any loss contingency in the accompanying consolidated financial statements.

Other Contingencies

IRS Penalty Assessment

The tax penalty contingency of PRG referred to in Note 6 relates to IRS penalty assessments associated with the timing and method used by PRG to pay payroll taxes, primarily relating to fiscal year 2004 before its acquisition by Charys. PRG had been notified of penalty assessments of approximately $375,000 relating to an erroneous method PRG had used to pay the taxes, which were included in accrued expenses in the accompanying 2005 consolidated balance sheet. The Company believed the amount of this assessment to be egregious in light of the circumstances that caused it. The IRS abated this penalty in its entirety during fiscal year 2006.

Contingent Acquisition Liabilities

The terms of the purchase agreements relating to the acquisition of CCI and LFC provide for additional (“earn-out”) consideration in cash or Charys common stock to the selling stockholders of these companies based on the companies achieving future financial performance targets as specified in the agreements. Under the CCI purchase agreement formula, the maximum amount of this earn-out liability is $5.4 million over fiscal years 2006 and 2007, and no additional consideration was earned during 2006. Earn-out liability for LFC is $11.2 million over fiscal years 2007—2009. Under generally-accepted accounting principles, additional consideration resulting in future periods from these earn-out contingencies, if any, will be recorded to goodwill at the time the contingency is resolved. Accordingly, the accompanying consolidated financial statements do not include any potential effects of these contingencies, which could be material.

Acquisition “Make-Whole” Contingencies

The purchase agreements for the acquisition of CCI, MIQ, and the purchase of real estate from CCI Associates contain “make-whole” provisions, whereby Charys was committed to issuing additional common shares or paying cash to the sellers if the future market price of the Company’s stock failed to achieve certain levels defined in the respective purchase agreements. The maximum additional consideration which could have been paid under the make-whole provisions relating to the CCI and MIQ acquisitions was $8.15 million. The maximum effect of the make-whole provision relating to the real estate purchase agreement was $905,000. The make-whole contingencies for MIQ and CCI had not been recorded, as they were also subject to the companies achieving future performance targets defined in the purchase agreements. The $905,000 make-whole contingency for CCI Associates real estate purchase was reflected in equity in the accompanying 2005 consolidated financial statements, as required by generally accepted accounting principles. As of May 11, 2006, Charys’ common stock price had achieved the value required under these purchase agreements and was relieved of any potential obligations for these make whole contingencies.

10.          Reserves for Contract Losses

As more fully described in the Company’s 2005 Annual Report, the Company had recorded a $500,000 reserve in the purchase accounting for the acquisition of CCI to reflect what the Company believed to be the net billable value for costs and estimated earnings on uncompleted contracts as of the March 4, 2005 acquisition date. Subsequent to the acquisition, CCI has utilized the reserve for contract losses only on those jobs specifically identified as uncompleted contracts at the date of acquisition. During the period March 4, 2005 to April 30, 2005, $150,000 of this reserve was utilized. The remaining reserve of $350,000 was utilized during the twelve months ended April 30, 2006 upon completion of the jobs related to the reserve.

The Company recorded in the third quarter a $750,000 reserve in the purchase accounting for the acquisition of Viasys to reflect what the Company believed to be the net billable value for costs and estimated earnings on uncompleted contracts as of the November 1, 2005 acquisition date. Subsequent to the acquisition, Viasys determined that the net billable value for costs and estimated earnings on uncompleted contracts as of November 1, 2005 acquisition date required and additional reserve of $2,156,000. The company recorded in the fourth quarter an additional reserve in the purchase accounting of $2,156,000. During the twelve months ended April 30, 2006, Viasys utilized $1,472,000 of the reserve for contract losses only on those jobs specifically identified as uncompleted contracts at the date of acquisition.

11.          Stockholders’ Equity

Preferred Stock

Series A. On December 16, 2003, Spiderboy issued two consultants 500,000 shares each of Series A preferred stock. The Series A preferred stock is not entitled to receive any dividends and is not convertible into shares of Charys’ common stock. A holder of the Series A preferred stock is entitled to 250 votes per share. The shares are not under any mandatory redemption requirements. The holders of shares of the Series A preferred stock of Spiderboy received one share of Series A preferred stock of Charys for every share of Series A preferred stock of Spiderboy.

Series B. On April 25, 2005, Charys issued Frost Bank 400,000 shares of Series B preferred stock (see Note 8—CCI Debt Restructuring). The shares are non-voting, and each share is convertible into one share of Charys’ common stock. The shares are not under any mandatory redemption requirements.

Series C. On July 29, 2005, Charys issued Frost Bank 500,000 shares of Series C preferred stock in as partial consideration for the retirement of CCI debt (see Note 8—CCI Debt Restructuring). The shares were valued at the $0.22 per share market price of the Company’s common stock as of that date, for a total value of $110,000. The shares are non-voting, and each share is convertible into one share of Charys’ common stock. The shares are not under any mandatory redemption requirements.

Common Shares Issued under Consulting and Purchase Agreements

Charys signed a Consulting Agreement on February 27, 2004, with seven individuals. These consulting agreements grant up to 4,300,000 shares of Charys’ common stock to the consultants in full consideration for general business consulting services to be provided, including business planning, acquisitions, and capital development. Shares to be issued under these agreements are to be:

•       One-third registered securities pursuant to a registration statement on Form S 8

•       One-third restricted shares under Rule 144, but possessing piggyback registration rights, and

•       Remaining one-third restricted shares under Rule 144 with no registration rights.

A liability of $1.3 million had been accrued as of April 30, 2004 for the initial 966,664 shares of common stock initially issuable under these agreements at a market value of $1.30 per share. During the year ended April 30, 2005, these shares were issued and the recorded liability was relieved. Of the remaining 3,333,336 shares of common stock available under Consulting Agreement, during the year ended April 30, 2006 a total of 1,871,327 shares became issuable. At April 30, 2006, the Company has a recorded liability of $2.5 million for these issuable shares included in accrued expenses in the accompanying 2006 consolidated balance sheet, which represents the market price of the stock at the various times these shares were earned. No contingent liability has been recorded for the remaining shares available for issue under the Consulting Agreement.

As presented in the accompanying 2006 consolidated statement of changes in shareholders’ equity, a total of 5,862,857 shares common stock were issued in accordance with various agreements for consultant services, and for acquisition transactions described elsewhere in these notes. The Company assigned the current market price to these shares as of the time at which the parties became entitled to the shares, as management believes this provides the best indicator of value received.

Stock-Based Compensation

The Company has two incentive stock option plans under which, in combination, provide for compensatory grants of common stock options to employees, directors and independent consultants, and an option agreement with the Chief Executive Officer. The length of the option period under each plan is not to exceed ten years, and the exercise price must be at least 85% of the market price of the Company’s common stock at the date of the grant. Options to purchase 7,327,222 are available under these plans and CEO agreement. Transactions under the plan and agreement are summarized below:

		Weighted
	Average	Exercise
	Shares	Price
Outstanding at April 30, 2004	2,327,222	0.40
Granted	2,100,000	0.40
Exercised	—	—
Forfeited	—	—
Outstanding at April 30, 2005	4,427,222	0.40
Granted	1,080,000	1.15
Exercised	(230,996)	0.36
Forfeited	(794,169)	0.40
Outstanding at April 30, 2006	4,482,057	0.58
Exercisable at April 30,2004	—	—
Exercisable at April 30,2005	4,427,222	0.40
Exercisable at April 30,2006	4,482,057	0.58
Remaining reserved for grant at April 30, 2006	1,820,000

Stock options granted to non-employee consultants was 0 and 200,000 in 2006 and 2005 respectively. The fair value and expense recognized for these options was $0 and $15,986 in 2006 and 2005 respectively.

Prior to February 1, 2006 the Company accounts for stock-based compensation to employees and directors in accordance with SFAS No. 123, “Accounting for Stock Based Compensation”, which allows the continued use of the intrinsic value method provided under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” in lieu of a fair value measurement. The intrinsic method provides for the recognition of stock option expense at the value in which the market price exceeds that of the exercise price at the time the options are exercisable. Had compensation cost for the plan been determined on the fair value of the options on the grant date, the Company’s net income and earnings per share would have been as follows:

	2006	2005
Net loss, as reported	$(1,429,165)	$(798,598)
Deduct: Total stock-based employee compensation expense determined under fair value—based method for all awards, net of related tax effects	(100,000)	(465,500)
Pro forma net loss	$(1,529,165)	$(1,264,098)
Loss per share:
Basic and diluted—as reported	$(0.13)	$(0.15)
Basic and diluted—pro forma	$(0.14)	$(0.23)

Effective February 1, 2006, the company adopted SFAS 123R on a modified prospective basis. Under this method, the Company records compensation cost, on a prospective basis, for the portion of outstanding awards for which the requisite service has not yet been rendered as of February 1, 2006 based upon the grant-date fair value of those awards. Total stock-based compensation expense for stock option grants recognized during the year ended April 30, 2006 was $0.

There were no options granted during the three months ended April 30, 2006. In calculating the impact for options granted prior to the effective date of SFAS 123 R, the fair market value of the options at the date of the grant was estimated using a Black-Scholes option pricing model. Assumptions utilized in the model are evaluated and revised, as necessary, to reflect, market conditions and experience. Expected volatility has been calculated based on the historical volatility of the company’s stock prior to the grant date. The expected term represents the option exercise period of ten years. The risk-free rate is equivalent to the U.S Treasury yield in effect at the time of grant for the estimated life of the option grant.

Variables used under this model were as follows:

	2006	2005
Expected dividends	-0-	-0-
Risk-free interest rate	4.43%	4.09%
Volatility	45%	29%

Common Stock Warrants

During the year ended April 30, 2006, the Company issued warrants totaling 3,390,469 shares of common stock to various financing institutions and private parties in connection with financing and acquisition activities. The Company used the Black-Scholes options pricing model for measuring the fair value of these warrants, resulting in a total recorded value of $1.7 million as reflected in the accompanying 2006 consolidated statement of changes in shareholders’ equity. A summary of these warrants and valuation variables used is as follows:

Expiration years	2008 - 2013
Expected dividends	-0-
Risk-free interest rate	4.09% - 4.81%
Volatility	29% - 49%

Earnings Per Share

The computation of basic and diluted earnings per share is as follows for the years ended April 30, 2006 and 2005.

	2006	2005
Numerator:
Net loss	$(1,429,165)	$(798,598)
Denominator:
Weighted average shares outstanding—basic	11,034,626	5,382,983
Effect of dilutive securities—common stock options, warrants, convertible Series B and C preferred stock	—	—
Weighted average shares outstanding—diluted	11,034,626	5,382,983
Net loss per share of common stock:
Basic and diluted	$(0.13)	$(0.15)

12.          Segment Reporting

The Company’s operations have been classified into three business segments, telecommunication infrastructure services, Call Center Systems and Software Integration, and general business support services. This segmentation best describes the business activities of the Company and how management assesses the Company’s performance. Information about the nature of these segment services, geographic operating areas and customers is described in Note 1. Summarized financial information by business segment for fiscal years 2006 and 2005 is presented below. All segment revenues were derived from external customers. No segment information for 2005 is depicted for call center systems and software integration. As previously disclosed, the Company had no operations in this business segment until its purchase acquisition of MIQ on November 1, 2005. Amounts are stated in thousands.

	Years Ended April 30,
	2006	2005
Net revenues:
Telecommunications infrastructure services	$38,774	$2,693
General Business Services	3,652	4,290
Call Center Systems and Software Integration	6,147	—
	$48,573	$6,983
Depreciation and amortization:
Telecommunications infrastructure services	$1,345	$110
General Business Services	39	38
Call Center Systems and Software Integration	318	—
	$1,702	$148
Income (Loss) from operations:
Telecommunications infrastructure services	$1,303	$(506)
General Business Services	(433)	(461)
Call Center Systems and Software Integration	382	—
	$1,252	$(967)
Interest expense:
Telecommunications infrastructure services	$913	$136
General Business Services	21	20
Call Center Systems and Software Integration	152	—
	$1,086	$156
Segment assets:
Telecommunications infrastructure services	$44,613	$11,802
General Business Services	329	385
Call Center Systems and Software Integration	9,815	—
	$54,757	$12,187
Goodwill:
Telecommunications infrastructure services	$17,973	$3,975
General Business Services	—	385
Call Center Systems and Software Integration	2,089	—
	$20,062	$4,360

The following are reconciliations of reportable segment revenues, results of operations, assets and other significant items to the Company’s consolidated totals (amounts stated in thousands):

	Years Ended April 30,
	2006	2005
Net revenues:
Total for reportable segments	$48,573	$6,983
Corporate	—	500
Total consolidated net revenues	$48,573	$7,483
Depreciation and amortization:
Total for reportable segments	$1,702	$148
Corporate	1	—
Total consolidated depreciation and amortization	$1,703	$148
Loss from operations:
Total for reportable segments	$1,252	$(967)
Corporate	(2,413)	(1,117)
Total consolidated loss from operations	$(1,161)	$(2,084)
Interest expense:
Total for reportable segments	$1,086	$156
Corporate	815	10
Total consolidated interest expense	$1,901	$166
Segment assets:
Total for reportable segments	$54,757	$12,187
Corporate	3,945	92
Total consolidated assets	$58,702	$12,279
Goodwill:
Total for reportable segments	$20,062	$3,975
Corporate	—	—
Total consolidated goodwill	$20,062	$3,975

Corporate revenues of $500,000 realized during the year ended April 30, 2005 relate to non-recurring fees earned in connection with Charys’ assignment of its interests in a Commercial Real Estate and Sale Agreement, and are not relevant to any business segment. Corporate costs are allocated to business segments where management has determined the costs represent jointly used assets or are otherwise relevant to segment operations. Unallocated costs substantially represent general corporate development and acquisition activities.

13.          Income Taxes

The Company files a consolidated federal tax return with its subsidiaries. There was no current federal tax provision or benefit recorded for the years ended April 30, 2006 and 2005. The Company has net operating loss carryovers for income tax purposes of $13.7million as of April 30, 2006, which expire over the years 2013 through 2021.

Deferred taxes were comprised of deferred tax assets of $6.3and 2.1 million, and $0deferred tax liabilities, as of April 30, 2006 and 2005. Deferred tax assets were derived substantially from the net operating loss carryovers available at these dates, and were computed at an effective combined federal and state income tax rate of 38%. Because it is uncertain as to whether the Company will have taxable income in future periods to realize any deferred tax benefits arising from the loss carryovers, the Company recorded an allowance that off-sets the entire balance of the deferred tax assets as of April 30, 2006 and

2005. Accordingly, no deferred tax effects are presented in the accompanying consolidated financial statements. The deferred tax asset valuation allowance increased by $4.2 million and $1.4 million during the years ended April 30, 2006 and 2005, with $3.7 million of the increase in 2006 attributable to net operating loss carryovers acquired in the purchases of MIQ and Viasys.

The following is a reconciliation from the expected federal statutory income tax rate to the Company’s actual income tax rate for the years ended April 30, 2006 and 2005:

	2006	2005
Income tax (benefit) expected	(0.34)%	(0.34)%
Valuation allowance	0.34%	0.34%
Actual income tax (benefit)	—%	—%

14.          Related Party Transactions

Transactions with related parties were as follows:

•       A significant customer of PRG is owned by an officer of PRG, who acquired this company in June 2005, prior to the acquisition of PRG by Charys. Net revenues (net of payroll costs) attributable to this customer were $95,696 and $681,018 for the years ended April 30, 2006 and 2005.

•       PRG provides support services to a company owned by the officers of PRG which had been in existence prior to the acquisition of PRG in 2005. Fees paid to PRG by this related company were $195,133 and $37,461 during the years ended April 30, 2006 and 2005.

•       PRG has a month-to-month operating lease for its office space with a PRG officer-employee, who was an owner of a predecessor company of PRG. Rent expense under the lease was $14,300 and $26,217 for the years ended April 30, 2006 and 2005.

•       An ICS officer made advances to ICS to fund operating expenses totaling $33,766 and $160,539 during the years ended April 30, 2006 and 2005. As disclosed in Note 17, this company was sold to its president effective August 1, 2005, resulting in a gain on sale to the Company of $229,044 during 2006.

•       Principal and interest payments totaling of $151,300 and $10,938 were made during the years ended April 30, 2006 and 2005 relating to the PRG acquisition note payable to Charys’ Chief Executive Officer.

•       A short-term loan of $50,000 made to the Company by a shareholder during the year ended April 30, 2005 was exchanged for 240,000 common shares on June 6 , 2005.

•       The Company received $1.1 million in cash from a company owned by the president of Viasys in exchange for a promissory note during the year ended April 30, 2006.

•       During the year ended April 30, 2006, the Company issued a $5.25 million promissory note to a company owned by the officers of MIQ in exchange for all outstanding common stock of MIQ. $250,000 of this note was paid by the Company in 2006.

•       During the year ended April 30, 2006, the Company recorded debt of $2.1 million owed to the seller and current president of LFC in exchange for all outstanding common stock of LFC. No amounts were due or paid regarding this debt during 2006.

•       The Company recorded debt of $700,000 to entities owned by the president of CCI for the asset purchase of Aeon during the year ended April 30, 2006. No amounts were due or paid regarding this debt during 2006.

•       The Company provided an advance of $72,142 to Rock Creek, which is owned by officers of MIQ.

15.          Employee Benefit Plans

The Company’s operating subsidiaries sponsor contributory defined contribution retirement plans which cover substantially all of their employees over age 21 that have completed one year of service consisting of at least 1,000 hours of service. The plans are administered by third-party administrators. The sponsoring subsidiaries may elect to make matching contributions based upon a percentage of the participant’s deferred salary contributions They may also elect to make additional contributions, the amount and timing of which is at the discretion of each sponsor’s board of directors. Total amounts contributed to these plans were $0 and $6,726 for the years ended April 30, 2006 and 2005.

16.          Supplemental Cash Flow Information

Non-Cash Financing and Investing Activities—2005

•       The acquisition of CCI was a non-cash transaction, other than the nominal amount of cash acquired and cash paid, as shown in the accompanying 2005 consolidated statement of cash flows. As disclosed in Note 6, the Company acquired $7.3 million in assets and assumed $6.3 million in current liabilities and debt in exchange for common stock and a seller note.

•       The Company purchased real estate property on April 29, 2005 in a non-cash transaction in which the Company acquired the property in exchange for common stock and assumption of mortgages and purchase related liabilities totaling $1.3 million.

•       On March 18, 2005, common stock valued at $1.3 million was exchanged for a liability due to consultants that had been accrued as of April 30, 2004 (see Note 11—Common Shares Issued under Consulting and Purchase Agreements).

Non-Cash Financing and Investing Activities—2006

•       The acquisitions of MIQ, Viasys, LFC, and Aeon during fiscal year 2006 were non-cash transactions other than the nominal amount of cash acquired presented in the 2006 consolidated statements of cash flows. As disclosed in Note 6, the Company acquired a total of $23.1 million in assets and assumed $21.9 million in current liabilities and debt in exchange for common stock and seller notes.

•       A total of $310,224 in costs related to a new asset-based credit facility for CCI was capitalized, which included accrued expenses of $182,490 and a common stock warrant valued at $45,027. The cash portion of this transaction was $82,707, and is included in the accompanying 2006 consolidated statement of cash flows.

•       $2.05 million in CCI bank debt was retired in exchange for a $300,000 promissory note, preferred stock valued at $110,000, and $9,367 in accrued expenses relating to the retirement transaction (see Note 6—CCI Debt Restructuring). The cash portion of this transaction was $34,278, and is included in the accompanying 2006 consolidated statement of cash flows. In addition, accrued expenses of $100,000 were restructured into a short-term promissory note as a part of this debt restructuring.

•       A $50,000 short-term loan was exchanged for common stock.

•       The Company sold the common stock of ICS, issuing 40,000 shares of its common stock valued at $9,200 in exchange for transferring the net liabilities ICS to the buyer in the amount of $238,044 (see Note 17).

•       $600,000 of short-term convertible debt was converted into common stock.

•       Common stock warrants with a total value of $1.7 million were granted in connection with acquisition and financing activities. $1.6 million of these warrants were capitalized as financing costs, included as other non-current assets in the accompanying 2006 balance sheet, and are being amortized over the life of the related debt instrument.

•       As disclosed in Note 11 (Common Shares Issued under Consulting and Purchase Agreements), the Company was liable to issue $2.5 million of common stock at April 30, 2006 to consultants as a result of acquisitions and financing activities in 2006. Of this amount, $1.4 million was included in the purchase price of the acquisitions, and was recorded as accrued acquisition costs in the accompanying 2006 consolidated balance sheet. $1.1 million of this liability was recorded to accrued expenses.

•       As disclosed in Note 6 (Acquisitions—LFC, Inc.), the Company was liable to issue $2.0 million of common stock to consultants as a result of the LFC acquisition. This non-cash transaction was recorded to accrued acquisition costs in the accompanying 2006 consolidated balance sheet.

Cash Paid for Interest/Income Taxes

Cash paid for interest was $732,832 and $145,198 for the years ended April 30, 2006 and 2005. Cash paid for income taxes was $28,331 and $0 for the years ended April 30, 2006 and 2005.

17.          Discontinued Operation

Effective August 1, 2005, the Company sold all outstanding common shares of ICS, a wholly-owned development stage subsidiary, to an officer of ICS. The Company issued the buyer 40,000 shares of Charys’ common stock with a fair value of $9,200 in exchange for the buyer assuming net liabilities of ICS of $238,244, resulting in the Company realizing a gain on the sale of $229,044 as reflected in the accompanying 2006 consolidated statements of operations.

18.          Selected Quarterly Consolidated Financial Data (Unaudited)

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
Year Ended April 30, 2006
Net revenues	$6,055,196	$5,222,246	$21,769,487	$15,526,483
Gross profit	$1,241,172	$1,248,451	$4,050,331	$3,425,247
Net earnings (loss)	$1,200,117	$(261,041)	$364,896	$(2,733,137)
Diluted net earnings (loss) per share	$0.11	$(0.03)	$0.02	$(0.18)
Year Ended April 30, 2005
Net revenues	$1,663,903	$1,286,108	$975,216	$3,557,472
Gross profit	$692,850	$516,093	$263,431	$403,728
Net earnings (loss)	$117,536	$14,373	$(821,891)	$(108,616)
Diluted net earnings (loss) per share	$0.02	$0.00	$(0.16)	$(0.02)

19.          Subsequent Events

Material events occurring subsequent to April 30, 2006 not otherwise disclosed in other notes to these financials are as follows:

Crochet & Borel Services, Inc. Acquisition

On June 5, 2006 (effective May 1, 2006), Charys, Crochet & Borel Services, Inc. (“C&B”), and Troy Crochet closed an agreement whereby Mr. Crochet sold to Charys 249 shares of C&B, representing 49.8% of its outstanding capital stock. On a second closing date yet to be determined, Mr. Crochet has agreed to sell Charys the remaining 251 shares of C&B. In consideration for the sale of 100% of C&B stock, Charys agreed to pay $200 million. As of June 5, 2006, Charys delivered cash consideration of $1 million, a promissory note of $19 million, and 4 million common shares to the Seller. On the second closing date, Charys has agreed to deliver additional consideration of $80 million in cash and 3,333,000 common shares of Charys, subject to potential adjustments as defined in the Purchase Agreement. The Purchase Agreement provides for other terms and provisions, which are more fully disclosed in Charys’ 2006 Annual Report on Form 10 KSB.

Steven Posner, Sean Posner & Mel Harris Financing

On May 1, 2006, the Company borrowed $1 million from three individuals at 9.5% interest. The loan principal matures May 1, 2007. As additional consideration for the loan, the Company paid these individuals a fee collectively totaling 250,000 shares of Charys common stock and a warrant to purchase 100,000 shares of Charys common stock at $5.00 per share with registration rights. The proceeds of the loan were used as the non-refundable down payment for the acquisition of Crochet & Borel Services, Inc.

Mitchell Site Acq, Inc. Agreement

On June 20, 2006, a wholly-owned subsidiary of Charys, Ayin Holding Company Inc. (“Ayin”), executed an agreement for the acquisition of 100% of the outstanding capital stock of Mitchell Site Acq, Inc. for $27 million. The agreement is subject to Charys having obtained third party financing, on commercially reasonable terms, sufficient to pay the purchase price and consummate the acquisition transaction. Specific terms and provisions for this contingent acquisition are more fully disclosed in Charys’ 2006 Annual Report on Form 10 KSB.

Complete Tower Sources Stock Purchase Agreement

On June 20, 2006, Ayin entered into a stock purchase agreement with Complete Tower Sources Inc., a Louisiana corporation (“CTSI”) and its sole shareholder, whereby Ayin would purchase all of the issued and outstanding capital stock of CTSI for the aggregate purchase price of $71 million, subject to adjustment as provided in the CTSI Stock Purchase Agreement. The CTSI Stock Purchase Agreement is subject to Charys having obtained third party financing, on commercially reasonable terms, sufficient to pay the purchase price and consummate the acquisition transaction. Specific terms and provisions for this contingent acquisition are more fully disclosed in Charys’ 2006 Annual Report on Form 10 KSB.

Tower Company of Louisiana, LLC Agreement

On June 20, 2006, Ayin executed a Tower Asset Purchase Agreement (“APA”) and Tower Asset Exclusive Option Agreement (“Option Agreement”) with The Tower Company of Louisiana, LLC (“TCLA”), and Boihem Investment Company, LLC, as sole member of TCLA (the “Seller”). At the closing of the APA, Ayin will purchase 53 of TCLA’s cell towers and related tower assets for a fixed sum of $325,000 per tower, as defined in the APA. The agreements are subject to Charys having obtained third party financing, on commercially reasonable terms, sufficient to pay the purchase price and consummate the acquisition transaction. Specific terms and provisions for this contingent acquisition are more fully disclosed in Charys’ 2006 Annual Report on Form 10 KSB.

Termination of the Highgate House Financing

On May 19, 2006, Charys and various investors executed a Securities Purchase Agreement whereby the investors, for a total consideration of $12.2 million, purchased 1,300 shares of Charys’ newly created Series D preferred stock. In addition, the investors were issued warrants for the purchase of 4,333,333 shares of Charys’ common stock. Each warrant has an expiration date five years from date of issue and may be exercised at an initial price of $6.24 per share, subject to adjustment. The current exercise price for the warrants is adjusted to $5.88 per share until May 31, 2007 and $5.35 per share after May 31, 2007. The Series D preferred stock accrues “special payments” at the rate of $416.67 per month per share, accruing beginning on November 6, 2006, and the first payment due on November 30, 2006. The shares of the Series D preferred stock also accrue a quarterly cash dividend on their stated value of $10,000 at a rate of eight percent per annum. The Series D preferred stock is subject to mandatory redemption for cash (at the conversion amount plus unpaid dividends but minus any special payments) on the 30 month anniversary of initial issuance, and the failure to redeem on such date triggers penalties, including three percent monthly interest. The Series D preferred stock is subject to optional redemption by the holders, at a premium, upon certain triggering events. Contemporaneously with the execution and delivery of the agreement, the investors were granted registration rights with respect to the Registrable Securities (as defined in a Registration Rights Agreement), under the Securities Act of 1933 which required Charys to file a registration statement within 90 days of the Series D Closing Date and to have it declared effective within 90 days thereafter.

Charys Holding Company, Inc.

Condensed Consolidated Financial Statements

January 31, 2007 and 2006

(Unaudited)

Charys Holding Company, Inc.
Condensed Consolidated Balance Sheet
January 31, 2007
(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$919,894
Accounts receivables, net of allowance for doubtful accounts	49,310,279
Costs and estimated earnings in excess of billings on uncompleted contracts, net of contract loss provision	3,283,366
Prepaid expenses	1,878,244
Other current assets	3,969,301
Total current assets	59,361,084
Property and equipment, net of accumulated depreciation and amortization	15,306,308
Other assets:
Goodwill	208,646,779
Amortizable intangible assets, net of accumulated amortization	11,076,963
Financing costs, net of accumulated amortization	130,352,187
Acquisition costs	11,100,467
Investment, other	3,103,164
Other non-current assets	403,162
Total other assets	364,682,722
Total assets	$439,350,114

See notes to consolidated financial statements.

Charys Holding Company, Inc.
Condensed Consolidated Balance Sheet
January 31, 2007
(Unaudited)

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,760,369
Accrued expenses	15,539,810
Accrued acquisition costs	2,370,376
Billings in excess of costs and estimated earnings on uncompleted contracts	893,748
Deferred revenue	1,738,182
Short-term borrowings:
Unrelated parties	15,283,154
Related parties	31,699,950
Current portion of long-term debt:
Unrelated parties	985,793
Related parties	478,587
Total current liabilities	97,749,969
Long-term debt:
Unrelated parties	33,741,386
Related parties	48,021,799
Mandatory redeemable preferred stock—Series D; $0.001 par value; 1,300 shares authorized, issued and outstanding	13,000,000
Total liabilities	192,513,154
Stockholders’ equity:
Preferred stock; $0.001 par value; 5,000,000 shares authorized, 1,500,000 shares issued and outstanding:
Series A	1,000
Series C	500
Common stock; $0.001 par value; 300,000,000 shares authorized, 38,807,457 issued and outstanding	38,807
Additional paid-in capital	320,736,778
Accumulated deficit	(73,940,125)
Total shareholders’ equity	246,836,960
Total liabilities and shareholders’ equity	$439,350,114

See notes to consolidated financial statements.

Charys Holding Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2007	2006	2007	2006
Net revenues	$15,047,705	$21,769,487	$57,023,579	$33,046,927
Cost of revenues	13,284,408	17,719,156	45,993,686	26,506,973
Gross profit	1,763,297	4,050,331	11,029,893	6,539,954
Operating expenses:
General and administrative	6,415,476	2,870,934	19,069,964	5,548,319
Depreciation and amortization	2,172,943	382,768	5,802,852	640,449
Total operating expenses	8,588,419	3,253,702	24,872,816	6,188,768
Income (loss) from operations	(6,825,122)	796,629	(13,842,923)	351,186
Other income (expense):
Loss on Impairment of goodwill	—	—	(17,157,767)	—
Interest expense	(25,665,284)	(410,063)	(36,670,717)	(630,115)
Earnings in Investment	(197,028)		(197,028)
Gain on sale of discontinued operations	—	—	—	229,044
Gain on sale of property and equipment, net	39,864	6,260	109,214	18,068
Other income, net	11,954	(27,930)	54,072	1,335,789
Total other (expense) income	(25,810,494)	(431,733)	(53,862,226)	952,786
Net (loss) income from operations, before income taxes	(32,635,616)	364,896	(67,705,149)	1,303,972
Income tax expense (benefit)	—	—	—	—
Net (loss) earnings	(32,635,616)	364,896	(67,705,149)	1,303,972
Per share data—basic:
Net (loss) earnings	(0.87)	0.03	(2.22)	0.13
Weighted average common shares outstanding	37,397,568	12,379,768	30,491,216	9,813,681
Per share data—diluted:
Net (loss) earnings	(0.87)	0.02	(2.22)	0.11
Weighted average common shares outstanding	37,397,568	16,953,137	30,491,216	12,227,268

Charys Holding Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	2007	2006
Cash Flows From Operating Activities:
Net (loss) earnings	$(67,705,149)	$1,303,972
Adjustments:
Stock options expense	694,685	31,891
Stock issued for note interest	52,000	108,538
Income from debt retirement	—	(1,596,355)
Loss on impairment of goodwill	17,157,767	—
Loss on investment in affiliate—Cotton Companies	197,028	—
Amortization of financing costs to interest	33,554,170	—
(Gain) loss on sale of property and equipment	(69,350)	(18,068)
(Gain) on sale of discontinued operation	—	(226,110)
Depreciation and amortization expense	5,802,852	640,451
Net change in current assets and liabilities	33,612,526	(2,686,977)
Net cash provided by (used in) operating activities	23,296,529	(2,442,658)
Cash Flows From Investing Activities:
Purchase of property and equipment	(7,150,267)	(257,778)
Proceeds from sale of property and equipment	1,292,541	—
Investment in affiliate—Cotton Companies	(14,000,000)	—
Cash acquired in acquisitions	1,200,127	363,346
(Increase) decrease in other non-current assets	(8,822,766)	(1,060,152)
Net cash used in investing activities	(27,480,365)	(954,584)
Cash Flows From Financing Activities:
Proceeds from exercise of common stock options	22,401	70,000
Proceeds from sale of restricted common stock	—	859,120
Proceeds from sale of mandatory redeemable preferred stock	11,916,860	—
Proceeds from exercise of common stock warrants	220,676	—
(Increase) decrease in capitalized financing costs, net	265,191	(116,985)
Net proceeds (repayments) on short-term borrowings:
Unrelated parties	(19,069,242)	1,650,501
Related parties	(7,147,599)	1,100,000
Net proceeds (repayments) on long-term debt:
Unrelated parties	17,586,797	137,573
Related parties	(46,500)	(111,250)
Net cash provided by financing activities	3,748,584	3,588,959
Net increase (decrease) in cash	(435,252)	191,717
Cash and cash equivalents, beginning of period	1,355,146	1,086,064
Cash and cash equivalents, end of period	$919,894	$1,277,781

See notes to condensed consolidated financial statements.

Charys Holding Company, Inc.
Notes to Consolidated Financial Statements
Three and Nine Months Ended January 31, 2007 and 2006
(Unaudited)

1.                 Basis of Financial Statement Presentation

The accompanying unaudited consolidated financial statements of Charys Holding Company, Inc. (“Charys” or the “Company”) have been prepared in accordance with principles generally accepted in the United States of America for interim financial information and applicable rules of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. The interim financial statements and notes should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-KSB/A for the year ended April 30, 2006 (“2006 Annual Report”). Operating results for the three months and nine months ended January 31, 2007 are not necessarily indicative of the results that may be expected for the fiscal year ending April 30, 2007.

2.                 The Company

The accompanying consolidated financial statements include the accounts of Charys and its wholly-owned subsidiaries, as follows:

CCI Telecom, Inc. (“CCI”)
Personnel Resources of Georgia, Inc. (“PRG”)
Method IQ, Inc. (“MIQ”)
Viasys Services, Inc./Viasys Network Services, Inc. (collectively “Viasys”)
LFC, Inc. (“LFC”)
Crochet & Borel Services, Inc. (“C&B”)
Digital Communications Services, Inc. (“DCS”)
Ayin Tower Management, Inc./Ayin Holding Company, Inc. (collectively “Ayin”)

3.                 Going Concern

The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern. As of January 31, 2007, we had a $38 million working capital deficit with a limited borrowing capacity. The present condition continues to create uncertainty as to our ability to continue as a going concern in the absence of additional capital and/or financing, particularly in light of the historic (pre-acquisition) operating losses of certain acquired companies. Our plan to improve our overall financial condition includes the following:

•       Increasing revenues at all operating subsidiaries, while maintaining or improving gross margins in the process.

•       Control, and in some cases reduce, general and administrative expenses that will not impede growth.

•       Seek additional sources of working capital through both debt and equity transactions to fund daily operations and acquisitions.

•       Acquire companies that fit the Company’s business strategy and acquisition model.

Specifically, we believe our access and expertise in the capital markets will result in additional working capital that will enable our present and future subsidiaries to increase revenue-generating activities, access and expertise which is typically constrained as individual private companies. We also believe continued strategic acquisitions of companies providing heretofore fragmented telecommunications construction and infrastructure services will provide the necessary integration to attain contracts of greater revenue volume and scope of services. Management of acquired companies will be reviewed and management replaced if necessary to improve gross profit performance to acceptable levels. The accompanying consolidated financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

4.                 Acquisitions

Cotton Companies

On September 8, 2006, we originally executed an agreement to acquire 100% of the interests in Cotton Holdings 1, Inc., its subsidiaries and certain affiliated partnerships (“Cotton Companies” or “Cotton”) for $75 million, payable in the form of cash, promissory notes and shares of our common stock, with allowances for various adjustments. The original closing date for the purchase was to be September 22, 2006. However, by mutual agreement, the original purchase agreement was amended and restated whereby, on December 8, 2006, we acquired a 40% interest in each of the Cotton Companies.

The consideration for the 40% interest was $14 million in cash, a secured promissory note in the amount of $10 million due on March 8, 2007 or earlier if permanent financing was obtained by us, and 1,555,532 shares of our common stock. The shares received by the sellers of the Cotton Companies carry piggyback registration rights. The remaining 60% interest in each of the Cotton Companies was to be purchased by us by March 8, 2007 for $32.2 million in cash. We completed the acquisition of the remaining interests in the Cotton Companies in the fourth quarter of fiscal 2007 (see Note 11—Subsequent Events).

In this current quarter, we accounted for our 40% investment in the Cotton Companies under the equity method of accounting. Total consideration and costs incurred for this acquisition was $49.5 million. Our 40% interest in the carrying value of Cotton’s net assets was $3.3 million, resulting in an excess of purchase price over net assets of $46.2 million. We did not attribute any excess purchase price to underlying equity in the net assets, as we believe the carrying value of the net assets to represent fair value. Accordingly, the $46.2 million excess purchase price was recorded to goodwill in its entirety. During the period from December 8, 2006 to January 31, 2007, Cotton’s reported net loss was $492,571. Our interest in this loss was $197,000, for which we reduced our initial $3.3 million carrying value in this investment.

Summarized unaudited information for the Cotton Companies as of January 31, 2007 and for the period December 8, 2006 to January 31, 2007 is as follows:

Current assets	$11598,181
Property and equipment, net	3,811,634
Total assets	$15,409,815
Current liabilities	$5,839,875
Long-term debt	1,252,030
Shareholders’ equity	8,317,910
Total liabilities and shareholders’ equity	$15,409,815
Revenues, net	$6,250,889
Cost of services	3,791,179
Gross profit	2,459,720
General and administrative expense	2,716,946
Other expenses, net	235,345
Net loss	$(492,571)

Crochet & Borel Services, Inc.

Effective May 2006, we purchased all of the outstanding shares of C&B (the “C&B Shares”) from Troy D. Crochet pursuant to a stock purchase agreement (the “C&B Purchase Agreement”). The consideration for the C&B Shares was 8,008,000 shares of our common stock and $78,932,514, composed of $1 million in cash payable at closing, a “Seller Note” in the amount of $19 million and cash consideration of $57,562,848 which is payable on January 31, 2009 (the “Final Determination Date Cash Consideration”). On January 12, 2007, we amended the C&B Purchase Agreement to combine the Seller Note and the Final Determination Date Cash Consideration into a single promissory note (“C&B Note”) in the amount of $77,932,514 bearing interest at the rate of 4.74% per annum and payable as provided under the terms of the note agreement. The C&B Note is secured by a security agreement pursuant to which we and our wholly-owned subsidiaries, C&B and Ayin Holdings, granted Mr. Crochet a security interest in certain assets subject to all liens on any collateral of any grantor existing on the date of the security agreement.

The 8,008,000 shares of our common stock Mr. Crochet is to receive were split into two components:  (1) 7,258,000 shares that were issued to Mr. Crochet on the closing date, and (2) 750,000 shares that we have agreed to issue to Mr. Crochet within 15 days after the closing of the private offering of our securities (see Note 11- Subsequent Events). The actual number of shares of our common stock that Mr. Crochet may receive is subject to adjustment as provided in the C&B Purchase Agreement. The shares of our common stock issued and to be issued to Mr. Crochet have registration rights.

Complete Tower Sources Inc./Mitchell Site Acq, Inc.

On October 27, 2006, Charys and Ayin executed a letter agreement (“Letter Agreement”) with Matthew Mitchell and Lori Mitchell amending certain terms of the stock purchase agreements with respect to Ayin’s acquisition of Complete Tower Sources Inc. (“CTSI”) and Mitchell Site Acq, Inc. (“MSAI”) that initially closed on August 15, 2006.

Pursuant to the Letter Agreement, the total sales price for CTSI was increased by $5 million to $76 million, to be paid as follows: (i) a newly issued promissory note dated October 20, 2006 to Ms. Mitchell in the amount of $42,955,852 due on December 18, 2006; (ii) a newly issued promissory note dated

October 20, 2006 to Ms. Mitchell in the amount of $14,200,000 payable in two annual installments commencing December 10, 2007; (iii) the amount of $5 million which has been paid to Ms. Mitchell on September 1, 2006; and (iv) a sum of $13,844,148 to be paid to certain employees of CTSI within five days following December 18, 2006.

In addition to the foregoing, in consideration for Ms. Mitchell entering into a three year non-competition agreement, we agreed to issue to the seller $4 million in value of shares of our common stock divided by the average closing trading price per share of our common stock for the ten trading days ending on the closing date.

Pursuant to the Letter Agreement, the total sales price for MSAI was increased by $2 million to $29 million, to be paid as follows: (i) a newly issued promissory note dated October 20, 2006 to Mr. Mitchell in the amount of $20,812,500 due on December 18, 2006; (ii) a newly issued promissory note dated October 20, 2006 to Mr. Mitchell in the amount of $2.7 million payable in two annual installments commencing December 10, 2007; (iii) a newly issued goodwill purchase agreement promissory note dated October 20, 2006 to Mr. Mitchell in the amount of $2.7 million payable in two annual installments commencing December 10, 2007; (iv) the amount of $2 million which has been paid to Mr. Mitchell on September 1, 2006; and (v) a sum of $787,500 to be paid to certain contractors of MSAI within five days following December 18, 2006.

Pursuant to the Letter Agreement, all of the promissory notes that had been issued at the original closing on August 15, 2006 were cancelled and replaced with the notes newly issued under the Letter Agreement. With respect to the cancellation and replacement of those closing notes due on September 30, 2006, we paid the Mitchells an extension payment of $2 million on October 27, 2006 for their agreement to extend the payment date of new notes to December 18, 2006. On December 14, 2006, the Letter Agreement was amended to provide that amounts due on December 18, 2006 were extended until February 15, 2007.

Upon the final closing of the CTSI acquisition, Ayin has agreed, by February 15, 2007, (i) to pay off CTSI’s line of credit obligation to the Whitney National Bank in an amount up to $2.4 million and any obligations under any credit cards belonging to CTSI, and (ii) to cause all personal guarantees of Ms. Mitchell for these obligations to be cancelled. In addition, upon the final closing, Carroll Castille, the current senior vice president and managing director of CTSI, will enter into an employment agreement to serve as CTSI’s president. Under the terms of the employment agreement, Mr. Castille will receive no base salary, but will be entitled to a bonus of at least $250,000, but no more than $1million, based upon CTSI’s year-end audited financial results compared to its projected financial performance for the year. Mr. Castille will also enter into a three year non-competition agreement at closing.

Both Mr. and Ms. Mitchell will enter into employment agreements with MSAI at the final closing of that acquisition. Mr. Mitchell will serve as MSAI’s president, and Ms. Mitchell will serve as vice-president. Under the terms of the agreements, neither Mr. Mitchell nor Ms. Mitchell will receive a base salary, but both of them will be entitled to a bonus based on MSAI’s year-end audited financial results compared to its projected financial performance for the year. The bonus payable each year will be split between Mr. Mitchell and Ms. Mitchell and will be no less than $250,000, but no more than $1million (in the aggregate).

Due to the negotiations occurring subsequent to the initial closings resulting in significant changes to the original terms and additions of material actions to be performed by Charys to consummate the acquisitions, we have not recorded the acquisitions of CTSI or MSAI as of January 31, 2007, nor have we included the results of operations of these companies in the accompanying 2007 consolidated financial statements. The deposits and extension payment made by Charys, totaling $9 million, was recorded to acquisition costs in the accompanying 2007 consolidated balance sheet. We completed the acquisitions of CTSI and MSAI in the fourth quarter of  fiscal 2007 (see Note 11—Subsequent Events).

Acquisition Costs

Consideration paid to prospective sellers and incurred acquisition-related service costs for uncompleted acquisitions are capitalized as acquisition costs until such time as an acquisition is completed. Capitalized acquisition costs of $11.1 million as of January 31, 2007 substantially relate to the pending acquisitions of CTSI and MSAI.

5.                 Debt

Imperium Financing

On November 9, 2006, we issued a senior secured convertible note (“Imperium Note”) to Imperium Master Fund, Ltd. (“Imperium”) for $1 million plus an issuance discount of $52,632, for an aggregate debt amount of $1,052,632. Payments of principal on this note commence July 1, 2007. The note balance matures on August 30, 2008. The initial conversion price of the Imperium Note was $4.88 per share, which is subject to adjustment from time to time as defined in the debt agreement. On December 4, 2006, the conversion price was adjusted to $2.25 per share. In connection with the Imperium Note, we issued a warrant to purchase 551,531 of our common shares at $2.25 per share, expiring August 30, 2011. We used $500,000 of the proceeds from this note to pay off a 10% secured demand note to the JED Family Trust. The remaining net proceeds of $485,000 were used for general working capital needs.

Vision Financing

In order to finance the acquisition of the initial 40% interest in the Cotton Companies, as of December 4, 2006, Charys entered into a Note and Warrant Purchase Agreement (the “Vision Note and Warrant Purchase Agreement”) with various purchasers led by Vision Opportunity Master Fund, Ltd. (“Vision”) and issued notes for $14.5 million (such financing, the “Vision Financing”). The subordinated convertible promissory notes sold in the Vision Financing interest at a rate of 8% per annum and are convertible into shares of Charys’ common stock based on an initial conversion price of $2.25 per share. For no additional consideration, each of the purchasers was also issued:  (i) Series A Warrants expiring on December 4, 2011 to purchase at an exercise price of $4.00 per share the number of shares of Charys’ common stock equal to 75% of the number of conversion shares (as defined in Vision Note and Warrant Purchase Agreement) issuable upon conversion of the notes purchased by each purchaser; (ii) Series B Warrants expiring on December 4, 2011 to purchase at an exercise price of $5.00 per share the number of shares of Charys’ common stock equal to 75% of the number of conversion shares issuable upon conversion of the notes purchased by each purchaser; (iii) Series J Warrants expiring on September 7, 2007 to purchase at an exercise price of $3.25 per share the number of shares of Charys’ common stock equal to 100% of the number of conversion shares issuable upon conversion of the notes purchased by each purchaser; (iv) Series C Warrants expiring on December 4, 2011 to purchase at an exercise price of $4.00 per share the number of shares of Charys’ common stock equal to 75% of the number of conversion shares issuable upon conversion of the notes purchased by each purchaser; and (v) Series D Warrants expiring on December 4, 2011 to purchase at an exercise price of $5.00 per share the number of shares of Charys’ common stock equal to 75% of the number of conversion shares issuable upon conversion of the notes purchased by each purchaser. However, each of the purchasers was only issued Series J Warrants, Series C Warrants and Series D Warrants if such purchaser’s aggregate investment in Charys was equal to or greater than $10 million (including only such purchaser’s investment in the Vision Financing plus such purchaser’s investment in the Gottbetter Financing described below). Further, a holder of Series C Warrants and Series D Warrants may not exercise such warrants unless such purchaser has first exercised its Series J Warrants. A holder’s Series C Warrants and Series D Warrants will become exercisable as to a number of shares of common stock equal to 75% of the number of shares of common stock acquired by that holder through the exercise of its Series J Warrants.

Prior to February 28, 2007, the outstanding balance under the Vision Note and Warrant Purchase Agreement was approximately $14,450,000, which was due and payable by December 4, 2009. On February 28, 2007 and March 1, 2007, Charys prepaid a total of $13,500,000 of the outstanding balance due Vision, Fort Mason Master, LP (“Fort Mason Master”) and Fort Mason Partners LP (“Fort Mason Partners” and, together with Fort Mason Master, the “Fort Mason Investors”), using proceeds from the Private Offering. Upon the occurrence of such prepayments the following changes were made to the warrants held by Vision and the Fort Mason Investors:  (i) their Series B Warrants were cancelled; (ii) their Series A Warrants were amended to reduce the exercise price of such warrants to $2.50 per share; and (iii) their Series J Warrants were amended to reduce the exercise price of such warrants to $2.40 per share. None of the other warrants issued pursuant to the Vision Note and Warrant Purchase Agreement were affected in connection with this prepayment to Vision and the Fort Mason Investors.

Of the $13,500,000 prepaid by Charys on February 28, 2007 and March 1, 2007, Vision received $10,000,000 and the Fort Mason Investors together received $3,500,000. Vision and the Fort Mason Investors no longer hold any of the promissory notes issued pursuant to the Vision Note and Warrant Purchase Agreement. Each of Vision and the Fort Mason Investors used the amounts prepaid to them to acquire units sold in the Private Offering.

Gottbetter Convertible Debt Financing

On August 31, 2006, we closed a $20,000,000 financing, which was followed approximately two months later by a $1,000,000 tag-along financing, in the form of subordinated convertible notes (collectively, the “Gottbetter Notes”). The aggregate principal amount of the Gottbetter Notes issued was $22,105,263, reflecting a 5% original issuance discount (such financing, the “Gottbetter Financing”). The Gottbetter Notes were issued by us to a select group of new and existing institutional investors led by Gottbetter Capital Master, Ltd. (the “Investors”) and carried a 10% coupon rate and a 24-month term. The Gottbetter Notes were convertible into our common stock at a conversion price of $2.25, which resulted in approximately 9,824,561 shares issuable upon conversion of all of the Gottbetter Notes. Further, in connection with our Vision Financing, we entered into a side letter agreement with the Investors dated November 8, 2006, pursuant to which the Investors waived certain preemptive rights and consented to the Vision Financing, and pursuant to which we issued warrants to the Investors to acquire approximately 11,030,614 shares of our common stock with an exercise price of $2.25 per share. We also granted registration rights with respect to the conversion shares and warrant shares that may be received by the Investors upon conversion of the Gottbetter Notes or exercise of their warrants.

The Investors received a senior security interest, which was subordinate only to existing security interests granted to banks and our other senior debt lenders, in substantially all of our assets and the assets of our subsidiaries. We were required to make interest payments for the first nine months due on the Gottbetter Notes, after which payments of principal and interest were scheduled to begin.

Beginning on February 22, 2007, and using proceeds from the Private Offering, we redeemed all of the Gottbetter Notes with the exception of certain of the Gottbetter Notes in the aggregate principal amount of approximately $4.5 million.

New Stream Revolving Credit Facility—Ayin

On November 8, 2006, Ayin Tower Management entered into a Loan and Security Agreement with New Stream Commercial Finance, LLC providing for up to $14 million in revolving credit to Ayin Tower Management, which expires on November 8, 2008 (the “Loan Agreement”). The actual amount of credit available is subject to quarterly adjustments based upon a formula defined in the Loan Agreement. Advances made under the Loan Agreement may be used to refinance Ayin’s existing indebtedness or for transaction expenses, working capital and other general corporate purposes. Outstanding advances bear a floating interest rate of LIBOR plus 4.85%, as well as a monthly facility fee of 0.65%, and are secured by all assets of Ayin. In connection with the Loan Agreement, Charys entered into an agreement to pledge all of its capital stock in Ayin as collateral and issued New Stream a five-year warrant to purchase 600,000 shares of Charys’ common stock.

Jade Special Strategy Financing

On January 1, 2007, we issued a subordinated convertible note (“Jade Note”) to Jade Special Strategy, LLC (“Jade”) for $380,000. Principal and accrued interest at 4.0% are due December 31, 2007. At the sole election of Jade, all or any portion of the Jade Note may be convertible into our common shares at a conversion price of $5.00 per share. This Jade Note was given in exchange for, and in cancellation of, a warrant held by Jade to purchase 250,000 shares of our common stock.

HarPos Bridge Financing

On January 8, 2007, we closed on a bridge loan for $800,000 with HarPos Funding, LLC (“HarPos Financing”). The principal and accrued interest of $184,200 on the HarPos Financing, as well as the principal amount and accrued interest due on loans made on September 29, 2006 from Steven Posner, Mel Harris and Sean Posner in the principal amount of $1,000,000 (the “Posner Harris Financing”), were due on the earlier of April 8, 2007 or upon Charys obtaining permanent financing, which has occurred. Neither the HarPos Financing nor the Posner Harris Financing have been repaid as of the date of this prospectus. In connection with this note, HarPos Financing was issued warrants for 250,000 common shares at a purchase price of $2.25 per share, expiring January 8, 2011. In addition, we executed consulting agreements with Mel Harris and Steven Posner, members of HarPos Financing, for which they each received 100,000 restricted common shares.

Financing Costs

Costs related to completed or in-progress non-acquisition financing activities are capitalized as financing costs. These costs are amortized to interest expense over the term of the related debt instrument. A substantial amount of the financing costs as of January 31, 2007 represent the amortized fair value of common stock warrants granted in association with various financing occurring during the 2007 fiscal year, which are being amortized over periods ranging from 12 to 36 months. The annual interest expense to be amortized relating to capitalize financing costs is as follows (amounts in thousands):

Fiscal Years Ending April 30	Total
2007	$18,659
2008	60,364
2009	38,357
2010	111
2011	51
Thereafter	$130,352

6.                 Commitments and Contingencies

Litigation and Claims

Dissenting Former CCI Shareholders. On April 18, 2005, as a result of the March 4, 2005 merger with CCI Telecom, Inc. (“CCI”), three former stockholders of CCI notified CCI of their intentions to pursue their rights as provided for under Nevada law demanding cash payment for their shares. The aggregate demand for cash payment by the three former stockholders is less than $250,000. We believe the former stockholders claims are without merit and intend to defend against this claim. The ultimate disposition and estimated loss exposure is not determinable at this time.

Litigation By Former Officers. We are in protracted litigation with two of our former officers, Benjamin Holcomb and Edward Acosta, resulting from Charys’ termination of their employment contracts in July 2005. The former officers are seeking a combined $580,000 in damages for breach of their employment contracts and compensation due by Charys. We believe these claims are without merit and intend to defend against them vigorously. As the litigation is in its early stages, estimated loss exposure, if any, is not determinable at this time and no effects of this contingency are included in the accompanying financial statements. As more fully described in the Company’s 2006 Annual Report, these former officers have filed a series of other lawsuits alleging various improper actions and financial reporting by Company management. The suits claim unspecified monetary damages. We believe these claims are also without merit and have not recorded any loss contingency in the accompanying consolidated financial statements.

Certified/LVI Environmental Services, Inc. et al vs. Crochet & Borel Services, Inc. and Charys. On September 19, 2006, we were served with a demand for arbitration arising out of the following: In 2005, Plaintiffs entered into subcontracts with our subsidiary, C&B, for restoration, debris removal and abatement work for damages caused by Hurricanes Katrina, Rita and Wilma in Texas, Mississippi, Louisiana and Florida. Plaintiffs claim they are owed $12.6 million for work done pursuant to those subcontracts, and also claim we guaranteed payment of $5.6 million. Plaintiffs have also filed suit in a Texas district court, asserting those same claims. We are challenging jurisdiction in Texas, and we dispute that Plaintiffs have any claim against us directly, including the alleged guaranty. Pursuant to the agreement between C&B and Plaintiffs, C&B is not obligated to pay Plaintiffs until ten days after C&B receives payment. Because C&B anticipates receiving the corresponding payment, the net financial impact of this litigation on us is not expected to be material.

Other Contingencies

Contingent Acquisition Liabilities. The terms of the purchase agreements relating to the acquisitions of CCI, C&B and LFC provide for additional (“earn-out”) consideration in cash or Charys common stock to the selling stockholders of these companies based on the companies achieving future financial performance targets as specified in the agreements. Under the CCI purchase agreement formula, the maximum amount of this earn-out liability is $5.4 million over fiscal years 2006 and 2007. No additional consideration has been earned by the former CCI stockholders to date. Earn-out liability for LFC is $11.2 million over fiscal years 2007 through 2009. During the third quarter of fiscal year 2007, LFC met certain defined performance targets, resulting in an additional consideration payment in the form of common stock valued at $546,000, which we recorded to goodwill. Under the C&B and Cotton purchase agreement formula as amended, the maximum amount of this earn-out liability is $65.0 million over fiscal years 2008 and 2009. No additional consideration has been earned by the former C&B stockholders to date. Under generally-accepted accounting principles, additional consideration resulting in future periods from these earn-out contingencies, if any, will be recorded to goodwill at the time the contingency is resolved. Accordingly, the accompanying consolidated financial statements do not include any potential effects of these contingencies, which could be material.

Acquisition “Make Whole” Contingencies. The C&B make-whole payments can be paid in cash or shares of our common stock at our option, subject to certain restrictions. Our obligation to make these payments is subject to the combined companies’ achieving their consolidated earn-out target for the fiscal year ended April 30, 2008, subject to adjustment on the same basis as the earn-out payments. The Seller of C&B shall receive additional shares equal to the difference between $8.18 per share and the average price during the Determination Period, multiplied by the 8,008,000 shares and then divided by the market price of our common stock at the end of Determination Period.

Estimated Maximum Number of Shares that may be issued
25% below target	50% below target	75% below target
2,660,638	8,008,000	23,945,873

The Cotton make-whole payments can be paid in cash or shares of our common stock at our option, subject to certain restrictions. Our obligation to make these payments is subject to the combined companies’ achieving their consolidated earn-out target for the fiscal year ended April 30, 2008, subject to adjustment on the same basis as the earn-out payments. The Seller of Cotton shall receive additional shares equal to the difference between $8.18 per share and the average price during the Determination Period, multiplied by the 1,955,532 shares and then divided by the market price of our common stock at the end of Determination Period.

Estimated Maximum Number of Shares that may be issued
25% below target	50% below target	75% below target
649,721	1,955,532	5,847,518

7.                 Stockholders’ Equity

Common Shares Issued

During the three months ended January 31, 2007, we issued 1,995,152 shares of Charys’ common stock at an aggregate value of $4.6 million to consultants for services substantially related to our acquisition and financing activities, based on market prices at the time we incurred the related obligations, which range from $1.20 to $8.55. 1,047,249 shares of common stock at a market price of $2.64 for a total market value of $2.8 million were issued to the former stockholders of LFC relating to the acquisition of LFC. A further 206,931 common shares at a market value of $546,000 were issued to the former LFC owners as additional earn-out consideration due to the company meeting certain performance targets in accordance with the purchase agreement relating to that acquisition. Warrants for 630,499 common shares held by a financial institution were exercised at $0.35 per share.

Stock-Based Compensation

The Company has two employee stock option plans under which provides for compensatory grants of common stock options to employees, a non employee, directors and independent consultants stock incentive plan, and the Chief Executive Officer (“CEO”) has a right to purchase shares pursuant to a certain agreement dated May 25, 2004. The length of the option period under each employee stock option plan does not to exceed ten years, and the exercise price must be at least 85% of the market price of the Company’s common stock at the date of the grant. The two employee stock option plans provide for the issuance of up to 8,000,000 shares. There are 4,000,000 shares available under the non employee, directors and independent consultants stock incentive plan. The CEO has the right to purchase up to 2,237,222. Transactions under the plan and agreement are summarized below:

	Shares	Weighted Average Exercise Price
Outstanding at April 30, 2006	4,482,057	0.58
Granted	453,417	5.68
Exercised	(123,222)	0.39
Forfeited	(97,006)	0.40
Outstanding at January 31, 2007	4,715,246	1.08
Exercisable at January 31, 2007	4,422,552	0.83
Remaining reserved for grant at January 31, 2007	1,366,583

During the three months ending January 31, 2007 and 2006, no stock options were granted to non-employee consultants. During the nine months ending January 31, 2007 and 2006, stock options granted to non-employee consultants were 25,000 and 0, respectively. The fair value and expense recognized for these options was $139,500 and $0 in the nine months ended January 31, 2007 and 2006, respectively.

Prior to February 1, 2006 we accounted for stock-based compensation to employees and directors in accordance with SFAS No. 123, “Accounting for Stock Based Compensation” which allows the continued use of the intrinsic value method provided under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” in lieu of a fair value measurement. The intrinsic method provides for the recognition of stock option expense at the value in which the market price exceeds that of the exercise price at the time the options are exercisable. Had compensation cost for the Plan been determined on the fair value of the options on the grant date, our net income and earnings per share would have been as follows for the three and nine months ended January 31, 2006.

	Three Months Ended January 31,	Nine Months Ended January 31,
	2006	2006
Net earnings, as reported	$364,896	$1,303,972
Deduct:
Total stock based employee expense determined under fair value method for all awards, net of related tax effected	0	(10,529)
Proforma net earnings	$364,896	$1,293,443
Net earnings per share of common stock:
Basic—as reported	$0.03	$0.13
Basic—pro forma	$0.03	$0.13
Diluted—as reported	$0.03	$0.11
Diluted—pro forma	$0.03	$0.11

Effective February 1, 2006, we adopted SFAS 123R on a modified prospective basis. Under this method, the Company records compensation cost, on a prospective basis, for the portion of outstanding awards for which the requisite service has not yet been rendered as of February 1, 2006 based upon the grant-date fair value of those awards. Total stock-based compensation expense for stock option grants recognized during the three and nine months ended January 31, 2007 was $77,568 and $555,187, respectively.

During the three months ended January 31, 2007, we granted stock options to employees totaling 173,417 shares valued at $232,699. In calculating the impact for options granted during the current reporting period and prior reporting periods, the fair market value of the options at the date of the grant was estimated using a Black-Scholes option pricing model. Assumptions utilized in the model are evaluated and revised, as necessary, to reflect, market conditions and experience. Expected volatility has been calculated based on the historical volatility of our common stock prior to the grant date. The expected term represents the option exercise period. The risk-free rate is equivalent to the U.S Treasury yield in effect at the time of grant for the estimated life of the option grant.

Common Stock Warrants

During the three months ended January 31, 2007, we issued warrants to purchase 42,017,471 shares of common stock to various financing institution and private parties in connection with acquisition and financing activities. Refer to Notes 4 and 5 for further details on these transactions. We used the Black-Scholes options pricing model for measuring the fair value of these warrants, resulting in a total recorded value of $99.3 million to financing costs. The warrant valuation variables for these warrants are expected volatility of 109%, expected term of five years, and risk free interest rate of 4.73%.

Earnings Per Share

The computation of basic and diluted earnings per share is as follows for the three and nine months ended January 31, 2007 and 2006.

	Three Months Ended January 31,		Nine Months Ended January 31,
	2007	2006	2007	2006
Numerator:
Net (loss) earnings	$(32,635,616)	364,896	$(67,705,149)	$1,303,972
Denominator:
Weighted average shares outstanding—basic	37,397,568	12,379,768	30,491,216	9,813,681
Effect of dilutive securities—common stock options, warrants, convertible preferred stock	N/A	4,573,369	N/A	2,413,587
Weighted average shares outstanding—diluted	37,397,568	16,953,137	30,491,216	12,227,268
Net (loss) earnings per share of common stock:
Basic	(0.87)	0.03	$(2.22)	$0.13
Diluted	(0.87)	0.02	$(2.22)	$0.11

8.                 Segment Reporting

We classify our operations into two main business lines: (1) remediation and reconstruction, and (2) wireless communications and data infrastructure. This segmentation best describes our business activities and how we assess our performance. Information about the nature of these segment services, geographic operating areas and customers is described in the Company’s 2006 Annual Report. Summarized financial information by business segment for the three months and nine months ended January 31, 2007 and 2006 is presented below. All segment revenues were derived from external customers. No segment information for 2005 is depicted for Disaster Restoration and Remediation Services and Tower Services and Infrastructure Services. As more fully disclosed in the Company’s 2006 Annual Report, we had no operations in these business segments until our acquisitions of MIQ (Technology Implementation and Integration) on November 1, 2005, LFC (Tower Services and Infrastructure Services) on April 30, 2006 and C&B (Disaster Restoration and Remediation Services) on May 1, 2006. Viasys (included in Data and Communication Infrastructure) and MIQ (Technology Implementation and Integration) were acquired effective November 1, 2005 (amounts are stated in thousands).

	Three Months Ended January 31,		Nine Months Ended January 31,
	2007	2006	2007	2006
Net revenues:
Disaster Restoration and Remediation	$746	$	$7,392	$—
Data and Communication Infrastructure	9,447	17,292	33,465	26,608
Tower Services and Infrastructure Services	1,878	—	6,826	—
Technology Implementation and Integration	2,434	3,600	6,955	3,600
Professional Administration Services	542	877	2,386	2,839
	15,048	21,769	57,024	33,047
Depreciation and amortization:
Disaster Restoration and Remediation	1,273	—	3,207	—
Data and Communication Infrastructure	396	204	1,434	445
Tower Services and Infrastructure Services	331	—	647	—
Technology Implementation and Integration	161	92	478	92
Professional Administration Services	8	8	32	24
	2,169	304	5,798	561
Income (Loss) from operations:
Disaster Restoration and Remediation	(2,774)	—	(2,940)	—
Data and Communication Infrastructure	(1,479)	943	(4,941)	1,236
Tower Services and Infrastructure Services	(267)	—	142	—
Technology Implementation and Integration	(239)	515	(716)	515
Professional Administration Services	(89)	—	(221)	(76)
	(4,849)	1,458	(8,676)	1,675
Interest expense:
Disaster Restoration and Remediation	848	—	1,331	—
Data and Communication Infrastructure	350	214	1,109	411
Tower Services and Infrastructure Services	168	—	491	—
Technology Implementation and Integration	59	23	184	23
Professional Administration Services	2	1	2	8
	1,427	238	3,117	442
Segment assets:
Disaster Restoration and Remediation	192,276	—	192,276	—
Data and Communication Infrastructure	30,905	38,579	30,905	38,579
Tower Services and Infrastructure Services	19,190	—	19,190	—
Technology Implementation and Integration	10,219	11,305	10,219	11,305
Professional Administration Services	371	669	371	699
	252,961	50,553	252,961	50,553
Goodwill:
Disaster Restoration and Remediation	143,550	—	143,550	—
Data and Communication Infrastructure	12,224	13,723	12,224	13,723
Tower Services and Infrastructure Services	3,601	—	3,601	—
Technology Implementation and Integration	3,087	6,635	3,087	6,635
Professional Administration Services	—	—	—	—
	162,462	20,358	162,462	20,358

The following are reconciliations of reportable segment revenues, results of operations, assets and other significant items to the Company’s consolidated totals (amounts stated in thousands):

	Three Months Ended January 31,		Nine Months Ended January 31,
	2007	2006	2007	2006
Net revenues:
Total for reportable segments	$15,048	$21,769	$57,024	$33,047
Corporate	—	—	—	—
Total consolidated net revenues	15,048	21,769	57,024	33,047
Depreciation and amortization:
Total for reportable segments	2,169	304	5,798	561
Corporate	4	79	5	79
Total consolidated depreciation and amortization	2,173	383	5,803	640
Income (Loss) from operations:
Total for reportable segments	(4,849)	1,458	(8,676)	1,675
Corporate	(1,976)	(661)	(5,167)	(1,324)
Total consolidated loss from operations	(6,825)	797	(13,843)	351
Interest expense:
Total for reportable segments	1,427	238	3,117	442
Corporate	24,238	172	33,554	188
Total consolidated interest expense	25,665	410	36,671	630
Segment assets:
Total for reportable segments	252,961	50,553	252,961	50,553
Corporate	186,389	1,830	186,389	1,830
Total consolidated assets	439,350	52,383	439,350	52,383
Goodwill:
Total for reportable segments	162,462	20,358	162,462	20,358
Corporate	146,185	—	146,185	—
Total consolidated goodwill	308,647	20,358	308,647	20,358

9.                 Related Party Transactions

•       A short-term loan of $50,000 made to the Company by a shareholder during the year ended April 30, 2005 was exchanged for 240,000 common shares on June 6, 2005.

•       A former customer of PRG was owned by an officer of PRG. Net revenues (net of payroll costs) attributable to this customer were $0 and $16,791 for the three months ended January 31, 2007 and 2006, and $0 and $95,696 for the nine months ended January 31, 2007 and 2006.

•       PRG has a month-to-month operating lease for its office space with a PRG officer, who was an owner of a predecessor company of PRG. Rent expense under the lease was $1,300 and $3,900 during the three months ended January 31, 2007 and 2006, and $13,000 and $11,700 for the nine months ended January 31, 2007 and 2006.

•       Principal and interest payments totaling of $0 and $40,500 during the three months ended January 31, 2007 and 2006, and $42,200 and $117,500 during the nine months ended January 31, 2007 and 2006 were made relating to the PRG acquisition note payable to Charys’ Chief Executive Officer.

•       On October 10, 2006, we entered into a secured note agreement with JED Family Trust c/o Imperium Partner Group in the amount of $500,000. The secured note was executed and guaranteed by Charys’ Chief Executive Officer.

•       On January 12, 2007, we executed a secured promissory note for $77.9 million in favor of Troy Crochet, the former shareholder and current president of C&B, relating to amounts owed to him under our purchase agreement to acquire C&B (see Note 4—Crochet & Borel Services, Inc.).

•       During the three months ended January 31, 2007, we issued Ford Clark, the former shareholder and current president of LFC, a total of 1,254,180 common shares with a market value of $3,311,035 as consideration due under our purchase agreement to acquire LFC (see Note 7—Common Shares Issued).

10.          Supplemental Cash Flow Information

Non-Cash Financing and Investing Activities—Nine Months Ended October January 31, 2006

•       A total of $310,224 in costs related to a new asset-based credit facility for CCI was capitalized, which included accrued expenses of $182,490 and a common stock warrant valued at $45,027. The cash portion of this transaction was $82,707, and is included in the accompanying statement of cash flows for the nine months ended January 31, 2006.

•       $2.05 million in CCI bank debt was retired in exchange for a $300,000 promissory note, preferred stock valued at $110,000, and $9,367 in accrued expenses relating to the retirement transaction. The cash portion of this transaction was $34,278, and is included in the accompanying statement of cash flows for the nine months ended January 31, 2006. In addition, accrued expenses of $100,000 were restructured into a short-term promissory note as a part of this debt restructuring.

•       A $50,000 short-term loan was exchanged for common stock.

•       Equipment valued at $9,971was purchased via a capital lease obligation.

•       We sold all the common stock of a subsidiary, Innovative Corporate Solutions, Inc. (“ICS”), issuing 40,000 shares of its common stock valued at $9,200 in exchange for transferring the net liabilities ICS to the buyer in the amount of $238,044.

•       The acquisition of VSI effective November 1, 2005 was a non-cash transaction, other than $276,869 in acquired cash, which is included in the accompanying consolidated statement of cash flows for the nine months ended January 31, 2006. We acquired $5.6 million in net assets and assumed $5.4 million in debt obligations in exchange for financing notes.

•       The acquisition of MIQ effective November 1, 2005 was a non-cash transaction, other than $86,477 in acquired cash, which is included in the accompanying consolidated statement of cash flows for the nine months ended January 31, 2006. We assumed $1.2 million in net liabilities in exchange for common shares and financing notes.

Non-Cash Financing and Investing Activities—Nine Months Ended January 31, 2007

•       The acquisition of C&B effective May 1, 2006 was substantially a non-cash transaction, in which $38.7 million of net assets, including cash of $1.2 million, were acquired by Charys paying $1 million in cash, issuing common stock and a promissory note to the seller, and incurring other contractual obligations to the seller.

•       The acquisition of DCS was a non-cash transaction, in which $440,000 of net liabilities were assumed by Charys incurring contractual obligations to issue stock and pay cash to the seller.

•       Common stock valued at $2 million was issued to settle an accrued acquisition expense.

•       Additional common stock consideration valued at $3.2 million was issued to the seller of MIQ, which we recorded to goodwill.

•       As was disclosed in the second quarter, we issued $3.0 million in common stock as part of the settlement of the Lumbermen lawsuit. The value of this stock, along with the $200,000 cash portion of the settlement, was recorded to Viasys goodwill, as this suit had represented an unreserved acquisition contingency.

•       Common stock warrants valued at $26.7 million were granted relating to the Series D redeemable preferred stock and new C&B revolving credit facility.

•       Common stock valued at $32.1 million was issued relating to the subsequent purchase agreement with Cotton Holdings 1, Inc. and related companies (Note 4—Acquisitions).

•       $2.8 million in common stock was issued and $3.1 million in short-term obligations were incurred in exchange for cancellation of a $3.5 million Viasys acquisition note.

11.          Subsequent Events

Private Offering of Securities

On February 14, 2007, Charys entered into and closed a Unit Purchase Agreement (the “Unit Purchase Agreement”) with the initial purchaser thereunder (the “Initial Purchaser”) for the offering and sale of $175 million of securities in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Charys also granted to the Initial Purchaser an option to purchase and sell an additional $26.25 million of the securities during the forty-five day period following February 14, 2007.

On February 16, 2007, Charys completed the $175 million private offering. On March 6, 2007, the Initial Purchaser exercised its option to purchase and sell the additional $26.25 million of the securities, the completion of which occurred on March 8, 2007.

All of these securities were sold to qualified institutional buyers in separable Units (the “Units”), each consisting of $1,000 principal amount of 8.75% Senior Convertible Notes due February 16, 2012 (the “Notes”), Warrants to purchase 333,333 shares of Charys’ common stock at $4 per share (the “$4 Warrants”) and Warrants to purchase 333,333 shares of Charys’ common stock at $5 per share (the “$5 warrants” and, together with the $4 warrants, the “Warrants”), in each case, subject to adjustment under certain circumstances. The Warrants expire on February 16, 2012. The Notes are initially convertible into 444.444 shares of Charys’ common stock per $1,000 principal amount (reflecting an initial conversion price of $2.25 per share), and are provisionally redeemable by Charys after two years if Charys’ common stock reaches certain specified stock prices and certain other conditions are met. A cash reserve covering the first two quarters of interest due under the Notes has been set aside out of the net proceeds of the private offering.

The number of shares of Charys’ common stock that may be acquired by a holder of Notes upon conversion of any such Notes is limited to the extent necessary to ensure that the total number of shares of Charys’ common stock beneficially owned by such holder and its affiliates (after giving effect to the conversion) will not exceed 4.99% (or such greater percentage up to a maximum of 9.99% as such holder may elect) of the total number of Charys’ then issued and outstanding shares of common stock. Similarly, the number of shares of Charys’ common stock that may be acquired by a holder of Warrants upon exercise of any such Warrants is limited to the extent necessary to ensure that the total number of shares of Charys’ common stock beneficially owned by such holder and its affiliates (after giving effect to the exercise) will not exceed 4.99% (or such greater percentage up to a maximum of 9.99% as such holder may elect) of the total number of Charys’ then issued and outstanding shares of common stock.

Charys has agreed to file with the Securities and Exchange Commission (the “SEC”), within 60 days after February 16, 2007, a registration statement to cover resales of a portion of the Notes, the Warrants and the underlying common shares. Charys has also agreed to use its best efforts to cause the registration statement to be declared effective by the Securities and Exchange Commission within 150 days after February 16, 2007. If the resale registration statement is not effective within 180 days of February 16, 2007, or if it is not effective as to all of the Notes and underlying shares, the interest rate on the Notes not registered will be increased by 2% from the 181st day until the earlier of the date such Notes and underlying shares are registered or February 16, 2009, subject to certain exceptions. However, these penalties will be waived to the extent that the registration statement does not become effective within the specified period of time or as to all of the Notes and underlying shares due to issues involving Rule 415 under the Securities Act.

The Notes and the Warrants are currently traded on the PORTAL Market or directly between qualified buyers.

The aggregate net proceeds of this private offering (the “Private Offering”) were used by Charys toward the payments due under the purchase agreements for the Cotton Companies, CTSI, MSAI and C&B, to refinance and/or pay off other indebtedness and for working capital and other general corporate purposes.

Charys Holding Company, Inc. and Subsidiaries

The following financial statements and pro forma financial information are for Complete Tower Sources Inc., Mitchell Site Acquisition, Inc. and Cotton Holdings 1, Inc. and Subsidiaries.

Audited Consolidated Financial Statements of Cotton Holdings 1, Inc. and Subsidiaries as of, and for the Years Ended, October 31, 2006 and 2005:
Independent Auditors’ Report	F-110
Consolidated Balance Sheet	F-111
Consolidated Statement of Income (Loss) and Retained Earnings	F-112
Consolidated Statement of Cash Flows	F-113
Notes to Consolidated Financial Statements	F-114
Unaudited Condensed Financial Statements of Cotton Company, Inc. and Subsidiaries as of, and for the Nine Months Ended, January 31, 2007 and 2006:
Condensed Balance Sheet	F-121
Condensed Statements of Income	F-122
Condensed Statements of Cash Flows	F-123
Notes to Interim Financial Statements (Unaudited)	F-124
The following Pro Forma Financial Statements reflect the acquisition of Complete Tower Sources Inc., Mitchell Site Acq, Inc. and Cotton Holdings 1, Inc. and Subsidiaries:

Unaudited Pro Forma Financial Information of Charys Holding Company, Inc. and Subsidiaries:
Pro Forma Combined Condensed Consolidated Balance Sheet as of January 31, 2007	F-126
Notes to Pro Forma Combined Condensed Balance Sheet	F-128
Pro Forma Combined Condensed Statements of Operations for the Nine Months Ended January 31, 2007	F-130
Notes to Pro Forma Combined Condensed Statement of Operations	F-131
Pro Forma Combined Condensed Statements of Operations for the Year Ended April 30, 2006	F-133
Notes to Pro Forma Combined Condensed Statement of Operations	F-134

COMPLETE TOWER SOURCES INC.
Financial Report
Year Ended December 31, 2005

The Stockholder and Board of Directors
Complete Tower Sources, Inc.
Carencro, Louisiana

We have audited the accompanying balance sheet of Complete Tower Sources, Inc. as of December 31, 2005, and the related statement of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of Complete Tower Sources Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Complete Tower Sources, Inc as of December 31, 2005, and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audit was made primarily to form an opinion oil the basic financial statements, as stated in the preceding paragraph. The supplementary information contained on page 13 is presented for purposes of additional analysis and, although not required for a fair presentation of financial position, results of operations, and cash flows, was subjected to the audit procedures applied in the audit of the basic financial statements. In our opinion, the supplementary information is fairly presented in all material respects in relation to the basic financial statements taken as a whole.

/s/ KOLDER, CHAMPAGNE, SLAVEN & COMPANY, LLC
Lafayette, Louisiana
March 7, 2006

COMPLETE TOWER SOURCES, INC.
Balance Sheet
December 31, 2005

ASSETS
Current Assets:
Cash	$7,187,412
Contract receivables	10,607,526
Inventory	313,558
Prepaid expenses	6,029
Cost and estimated earnings in excess of billings on uncompleted contracts	2,235,166
Employee advances	49,676
Total current assets	20,399,367
Property and Equipment:
Leasehold improvement	312,673
Machinery and equipment	1,516,333
Vehicles	1,264,766
Furniture and office equipment	11,520
3,105,292
Less: accumulated depreciation	(633,401)
Property and equipment—net	2,471,891
TOTAL ASSETS	$22,871,258
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$3,857,081
Accrued wages	67,624
Accrued bonuses	7,482,093
Line of credit	2,179,329
Billings in excess of costs and estimated earnings on uncompleted contracts	930,959
Notes payable—current portion	214,290
Other	154,007
Total current liabilities	14,885,383
Long-term liabilities:
Notes payable	529,024
TOTAL LIABILITIES	$5,414,407
Stockholders’ Equity:
Common stock, $100 stated value per share, 10,000 shares Authorized, 100 shares issued and outstanding	10,000
Retained earnings	7,446,851
Total stockholders’ equity	7,456,851
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$22,871,258

The accompanying notes are an integral part of these financial statements.

COMPLETE TOWER SOURCES, INC.
Statement of Income and Retained Earnings
For the Year Ended December 31, 2005

Contract revenue earned	$41,0612,853
Cost of revenues earned	20,012,582
Gross profit	20,049,271
General and administrative expenses	14,355,242
Net income before non-operating expenses	5,694,029
Non-operating expenses:
Loss on disposal of assets	43,909
Net income	5,650,120
Beginning retained earnings	2,883,901
Distribution to shareholder	(1,087,170)
Ending retained earnings	$7,446,851

The accompanying notes are an integral part of these financial statements.

COMPLETE TOWER SOURCES, INC.
Statement of Cash Flows
For the Year Ended December 31, 2005

Cash Flows From Operating Activities:
Net Income	$5,650,120
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	456,422
Changes in current assets and liabilities:
Contract receivable	(2,286,699)
Inventory	(102,916)
Prepaid expenses	(6,029)
Cost and estimated earnings in excess of billings on uncompleted contracts	(1,537,686)
Employee advances	6,096
Accounts payable	(1,987,381)
Accrued wages	(1,044,375)
Billings in excess of costs and estimated earnings on uncompleted contracts	(287,682)
Other liabilities	(45,856)
Net cash provided by operating activities	6,296,107
Cash Flows Used for Investing Activities:
Purchase of property and equipment	(1,163,701)
Cash Flows From (Used) For Financing Activities:
Net increase in notes payable	116,242
Net increase in line of credit	1,500,000
Net decrease due to shareholder	(442,489)
Distributions to stockholder	(1,087,170)
Net cash flows used by financing activities	(13,417)
Increase in cash	5,118,989
Cash, beginning of year	2,068,423
Cash, end of year	$7,187,412
Supplemental information:
Interest paid	$123,232

The accompanying notes are an integral part of these financial statements.

COMPLETE TOWER SOURCES, INC.
Notes to Financial Statements

1)               Organization and Business Activity

Complete Tower Sources, Inc. (the “Company”) was incorporated in the State of Louisiana in January 2003. The Company is engaged in a single industry-the construction and installation of communication towers principally in the state of Louisiana. These projects normally are performed under fixed-price contracts. The length of contracts vary but is typically between three months and six months.

2)               Summary of Significant Accounting Policies

A.             Revenue and Cost Recognition

The Company recognizes revenues from fixed-priced and modified fixed-price construction contracts on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. That method is used because management considers total cost to be the best available measure of progress on the contracts. Because of inherent uncertainties in estimating cost, it is at least reasonably possible that the estimates used will change within the near term.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, change orders, and settlements, are accounted for as changes in estimates in the current period.

The asset, “Cost and estimated earnings in excess of billings on uncompleted contracts,” represent revenues recognized in excess of amounts billed. The liability, “Billings in excess of costs and estimated earnings on uncompleted contracts,” represent billings in excess of revenues recognized.

B.              Contract Receivables

Contract receivables are recorded when invoices are issued and are presented in the balance sheet net of the allowance for doubtful accounts. Contract receivables are written off when they are determined to be uncollectible. The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions in the industry, and the financial stability of its customers.

C.              Inventory—Parts and Equipment

Parts inventories are stated at the lower of cost or market determined on the first-in, first-out basis. Inventories of equipment in process of construction are valued based upon the costs incurred to construct the equipment. The costs include labor, materials and allocable overhead.

D.             Property and Equipment

Property and equipment are stated at cost. Expenditures for property and equipment and items that substantially increase the useful lives of existing assets are capitalized at cost and depreciated over the estimated useful lives using the straight-line method. Estimated useful lives of the assets are generally from five to ten years. Routine expenditures for repairs and maintenance are expensed as incurred. The cost and related accumulated depreciation of property and equipment disposed of are eliminated from the accounts, and any resulting gain or loss is recognized.

COMPLETE TOWER SOURCES, INC.
Notes to Financial Statements (Continued)

E.              Cash Flows

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturities of three months or less to be cash equivalents.

F.               Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

G.            Income Taxes

For income tax purposes, the Company has elected to be taxed as an S Corporation under Section 1362 of the Internal Revenue Code. Accordingly, there is no provision for income taxes as the income, losses and credits are passed through to the shareholder.

H.            Advertising

The Company charges the costs of advertising to expense as incurred.

3)               Contract Receivables

Contract receivables consist of:
Billed—
Completed contracts	$9,192,870
Contracts in progress	1,414,656
10,607,526
Less allowance for doubtful amounts	—-
$10,607,526

Receivables from Cingular Wireless ($2,459,515), NSORO ($3,404,848), and Louisiana Tower Development Company, LLC ($3,015,363) represent over 20% of total contract receivables.

4)               Uncompleted Contracts

Cost, estimated earnings, and billings on uncompleted contracts are summarized as follows:

Cost incurred on uncompleted contracts	$2,832,407
Estimated earnings	2,214,048
5,046,455
Billings to date	(3,742,248)
$1,304,207

COMPLETE TOWER SOURCES, INC.
Notes to Financial Statements (Continued)

Included in the accompanying balance sheet under the following captions:

Cost and estimated earnings in excess of billings on uncompleted contracts	$2,235,166
Billings in excess of costs and estimated earnings on uncompleted contracts	(930,959)
$1,304,207

5)               Backlog

As of December 31, 2005 the Company had no work to be performed from contractual agreements on which work had not yet begun.

6)               Line of Credit

The Company maintains a $2,300,000 secured bank line of credit originally dated February 5, 2003. The line has a one-year term, plus extensions, and includes a due on demand feature. The interest which accrues at a rate of .50 percentage points over an index which is the prime rate of interest established by the bank as its prime lending rate which was 7.25 % at December 31, 2005. and is payable monthly. As security on the loan all corporate assets are pledged and a personal guarantee extended by the Company’s sole shareholder.

7)               Notes Payable

As of December 31, 2005 notes payable consisted of the following:
Note payable to Citicapital due 11/22/09; payable monthly; interest at 5.25%; secured by equipment with a book value of $124,067 at December 31, 2005	$117,615
Note payable to Whitney National Bank due 7/15/09; payable monthly; interest at 6.0%; secured by 2005 Kenworth truck with a book value of $78,566 at December 31, 2005	60,450
Note payable to Whitney National Bank due 2/28/07; payable monthly; interest at 5.35%; secured by Kobel Blade Runner with a book value of $62,077 at December 31, 2005	43,523
Note payable to Ford Credit due 12/8/09; payable monthly; interest at 7.1%; secured by 2005 Ford F-350 Truck with a book value of $32,536 at December 31, 2005	33,788
Note payable to Ford Credit due 5/28/09; payable monthly; interest at 6.7%; secured by 2004 Ford F-450 Truck with a book value of $29,572 at December 31, 2005	31,185
Note payable to Ford Credit due 10/3/09; payable monthly; interest at 9.64%; secured by 2003 Ford F-250 Truck with a book value of $23,950 at December 31, 2005	25,253
Note payable to Hibernia National Bank due 11/11/08; payable monthly; interest at 4.9%; secured by 2003 Dodge 3500 Truck with a book value of $17,708 at December 31, 2005	18,733

COMPLETE TOWER SOURCES, INC.
Notes to Financial Statements (Continued)

Note payable to Hibernia National Bank due 12/11/08; payable monthly; interest at 4.89%; secured by 2003 Dodge 3500 Truck with a book value of $17,475 at December 31, 2005	18,458
Note payable to Citicapital due 8/15/06; payable monthly; interest at 7.5%; secured by 1998 CLM Skytrac Equipment with a book value of $18,176 at December 31, 2005	7,510
Note payable to Chrysler Financial due 3/1/08; payable monthly; non-interest bearing; secured by 2004 Dodge 1500 Truck with a book value of $14,371 at December 31, 2005	12,291
Note payable to Ford Motor Credit due 12/17/09; payable monthly; interest at 7.9%; secured by 2005 Ford F-350 Truck with a book value of $32,933 at December 31, 2005	33,191
Note payable to Ford Motor Credit due 4/7/09; payable monthly; interest at 1.9%; secured by Ford F-250 King Ranch Truck with a book value of $42,865 at December 31, 2005	41,269
Note payable to John Deere Credit due 5/20/08; payable monthly; non-interest bearing; secured by 2004 John Deere Tractor with a book value of $17,007 at December 31, 2005	14,430
Note payable to Ford Motor Credit due 7/10/10; payable monthly; interest at 4.9%; secured by 2006 Ford F-350 Truck with a book value of $32,982 at December 31, 2005	33,246
Note payable to Kubota Credit due 10/27/08; payable monthly; non-interest bearing; secured by 2005 Kubota with a book value of $42,023 at December 31, 2005	36,680
Note payable to Ford Motor Credit due 12/9/10; payable monthly; interest at 8.0%; secured by 2006 Ford F-450 Truck with a book value of $40,422 at December 31, 2005	28,828
Note payable to Chrysler Financial due 12/22/10; payable monthly; interest at 8.9%; secured by 2006 Dodge Truck with a book value of $35,373 at December 31, 2005	25,972
Note payable to Whitney Bank due 10/1/10; payable monthly; Interest at 7.6%; secured by 2005 Ford F-450 Truck with a book value of $39,415 at December 31, 2005	32,342
Note payable to Whitney Bank due 10/1/10; payable monthly; interest at 7.0%; secured by Kenworth with a book value of $100,700 at December 31, 2005	104,475
Note payable to Chrysler Financial due 3/1/08; payable monthly; non-interest bearing; secured by 2004 Dodge 1500 Truck with a book value of $14,285 at December 31, 2005	12,687
Note payable to Ford Credit due 4/15/08; payable monthly; non-interest bearing; secured by 2003 Ford F-150 Truck with a book value of $11,011 at December 31, 2005	11,388
Total notes payable	$743,314
Less: current maturities included in current liabilities	214,290
Maturities included in long-term liabilities	$529,024

COMPLETE TOWER SOURCES, INC.
Notes to Financial Statements (Continued)

Maturities of long-term debt are as follows:

Year Ended December 31	Total
2006	$214,290
2007	189,553
2008	169,328
2009	122,532
2010	47,611
$743,314

8)               Management and Shareholder Bonus Plan

The Company has a key employee bonus retention and loyalty agreement to pay certain employees a bonus based on employee performance and Company profits. The Company also provides a distribution to the sole shareholder for income tax planning and payment purposes.

9)               Concentration of Credit Risk

The Company maintains cash accounts at one commercial bank. The bank balances are secured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At times the bank balances may be in excess of the FDIC limit. The Company’s uninsured cash balance at December 31, 2005 was $1,845,612.

10)        Major Customers and Suppliers

Revenue from customers for the year ended December 31, 2005, which amount to 10% or more of the Company’s total revenues are as follows:

	Amount	% of Total Revenue
Cingular Wireless	6,415,910	15.68%
Louisiana Tower Development Co., LLC	9,214,786	22.52%
NSORO, LLC	19,125,030	46.74%

Purchases for the year ended December 31, 2005 included purchases from one major supplier that individually accounted for 11% of the supplies and materials used by the Company. The Company’s accounts payable to this vendor was $1,030,828 as of December 31, 2005. Management believes no risk is present under this arrangement due to other suppliers being readily available.

11)        Related Party Transactions

The spouse of Lori Mitchell, the sole shareholder of the Complete Tower Sources, Inc., is the sole stockholder of Mitchell Site Acquisition, Inc. Mitchell Site Acquisition, Inc. billed Complete Tower Sources, Inc. $1,770,857 for tower site acquisition services during the year 2005. At December 31, 2005, $873,407 of the total amount billed was included in accounts payable.

12)        Employee Benefit Plans

The Company adopted a 401(k) profit sharing plan in September 2005 which covers substantially all of its employees meeting minimum age and service requirements. The plan provides for elective contributions

COMPLETE TOWER SOURCES, INC.
Notes to Financial Statements (Continued)

by employees up to the maximum limit allowed by tax regulations. Under the terms of the plan, the company contributes fifty cents per dollar contributed by the employee up to 3% of total salary. For the year ended December 31, 2005, the Company matched participant’s contributions in the amount of $14,359.

The Company also provides health insurance to employees. The company pays one hundred percent of the employee’s health insurance premium. For the year ended December 31, 2005, the Company paid $209,907 for employee health insurance.

13)        Risk Management

The Company is exposed to various risks of loss related to torts; theft of, damage to and destruction of assets; errors and omissions and natural disasters for which the Company carries commercial insurance. There have been no significant reductions in coverage from the prior year and settlements have not exceeded coverage in the past years.

14)        Subsequent Event

The Company’s shareholder is negotiating a sale of the Company’s stock with a third party. The transaction is expected to be completed in March or April 2006.

SUPPLEMENTAL INFORMATION

COMPLETE TOWER SOURCES, INC.
Schedule of General and Administrative Expenses
For the Year Ended December 31, 2005

General and Administrative Expenses:
Advertising	$47,225
Auto Expenses	768,491
Per diem	269,431
Entertainment	19,065
Insurance	666,210
Office expense	49,620
Postage & Freight	9,010
Bank charges	3,531
Salaries	2,837,753
Salaries—bonuses	8,023,558
Payroll taxes	387,628
Employee benefits	244,838
Professional fees	40,537
Small tools & supplies	149,587
Safety supplies & equipment	40,170
Rent	67,500
Repairs and maintenance	32,948
Depreciation	456,422
Licenses & permits	13,124
Interest	141,903
Dues & subscriptions	1,187
Training & education	22,360
Utilities and telephone	63,144
Total general and administrative expenses	$14,355,242

COMPLETE TOWER SOURCES, INC.

Financial Report

Year Ended December 31, 2004

The Stockholder and Board of Directors
Complete Tower Sources, Inc.
Carencro, Louisiana

We have audited the accompanying balance sheet of Complete Tower Sources, Inc. as of December 31, 2004, and the related statement of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of Complete Tower Sources Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Complete Tower Sources, Inc. as of December 31, 2004, and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audit was made primarily to form an opinion on the basic financial statements, as stated in the preceding paragraph. The supplementary information contained on page 12 is presented for purposes of additional analysis and, although not required for a fair presentation of financial position, results of operations, and cash flows, was subjected to the audit procedures applied in the audit of the basic financial statements. In our opinion, the supplementary information is fairly presented in all material respects in relation to the basic financial statements taken as a whole.

/s/ KOLDER, CHAMPAGNE, SLAVEN & COMPANY, LLC
Lafayette, Louisiana
May 9, 2005

COMPLETE TOWER SOURCES, INC.

Balance Sheet

December 31, 2004

ASSETS

Current Assets:
Cash	$2,068,423
Contract receivables	8,320,827
Inventory	210,642
Cost and estimated earnings in excess of billings on uncompleted contracts	697,480
Employee advances	55,772
Total current assets	$11,353,144
Property and Equipment:
Leasehold improvement	20,810
Machinery and equipment	1,125,938
Vehicles	948,632
Furniture and office equipment	9,856
2,105,236
Less: accumulated depreciation	(340,624)
Property and equipment—net	1,764,612
TOTAL ASSETS	$13,117,756
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$5,844,462
Accrued wages	1,111,999
Line of credit	779,329
Billings in excess of costs and estimated earnings on uncompleted contracts	1,218,641
Notes payable—current portion	202,375
Other	199,864
Total current liabilities	$9,356,670
Long-term liabilities:
Notes payable	424,696
Due to shareholder	442,489
Total long-term liabilities	867,185
TOTAL LIABILITIES	$10,223,855
Stockholders’ Equity:
Capital stock, $100 stated value per share, 10,000 shares Authorized, 100 shares issued and outstanding	10,000
Retained earnings	2,883,901
Total stockholders’ equity	2,883,901
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,117,756

The accompanying notes are an integral part of these financial statements.

COMPLETE TOWER SOURCES, INC.

Statement of Income and Retained Earnings

For the Year Ended December 31, 2004

Contract revenue earned	$22,791,902
Cost of revenues earned	16,046,184
Gross profit	6,745,718
General and administrative expenses	4,932,992
Net Income	1,812,726
Beginning retained earnings	1,466,175
Distribution to shareholder	(395,000)
Ending retained earnings	$2,883,901

COMPLETE TOWER SOURCES, INC.

Statement of Cash Flows

For the Year Ended December 31, 2004

Cash Flows From Operating Activities:
Net Income	$1,812,726
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	262,047
Changes in current assets and liabilities:
Contract receivable	(5,178,954)
Inventory	(146,797)
Cost and estimated earnings in excess of billings on uncompleted contracts	(6,971)
Employee advances	(39,447)
Accounts payable	4,076,464
Accrued wages	994,102
Billings in excess of costs and estimated earnings on uncompleted contracts	1,106,784
Other liabilities	107,290
Net cash provided by operating activities	2,987,424
Cash Flows Used for Investing Activities:
Purchase of property and equipment	(1,333,229)
Cash Flows From (Used) For Financing Activities:
Net increase in notes payable	356,751
Net decrease in line of credit	(300,000)
Distributions to stockholder	(395,000)
Net cash flows used by financing activities	(338,249)
Increase in cash	1,315,946
Cash, beginning of year	752,477
Cash, end of year	$2,068,423
Supplemental information:
Interest paid	$82,666

The accompanying notes are an integral part of these financial statements.

COMPLETE TOWER SOURCES, INC.
Notes to Financial Statements

1)               Organization and Business Activity

Complete Tower Sources, Inc. (the “Company”) was incorporated in the State of Louisiana in January 2003. The Company is engaged in a single industry-the construction and installation of communication towers principally in the state of Louisiana. These projects normally are performed under fixed-price contracts. The length of contracts vary but is typically between three months and six months.

2)               Summary of Significant Accounting Policies

A.             Revenue and Cost Recognition

The Company recognizes revenues from fixed-priced and modified fixed-price construction contracts on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. That method is used because management considers total cost to be the best available measure of progress on the contracts. Because of inherent uncertainties in estimating cost, it is at least reasonably possible that the estimates used will change within the near term.

Contact costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation. Selling, general, and administrative costs are charged to expenses incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, change orders, and settlements, are accounted for as changes in estimates in the current period.

The asset, “Cost and estimated earnings in excess of billings on uncompleted contacts,” represent revenues recognized in excess of amounts billed. The liability, “Billings in excess of costs and estimated earnings on uncompleted contracts,” represent billings in excess of revenues recognized.

B.              Contract Receivables

Contract receivables are recorded when invoices are issued and are presented in the balance sheet net of the allowance for doubtful accounts. Contract receivables are written off when they are determined to be uncollectible. The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions in the industry, and the financial stability of its customers.

C.              Inventory—Parts and Equipment

Parts inventories are stated at the lower of cost or market determined on the first-in, first-out basis. Inventories of equipment in process of construction are valued based upon the costs incurred to construct the equipment. The costs include labor, materials and allocable overhead.

D.             Property and Equipment

Property and equipment are stated at cost. Expenditures for property and equipment and items that substantially increase the useful lives of existing assets are capitalized at cost and depreciated over the estimated useful lives using the straight-line method. Estimated useful lives of the assets are generally from five to ten years. Routine expenditures for repairs and maintenance are expensed as incurred. The cost and related accumulated depreciation of property and equipment disposed of are eliminated from the accounts, and any resulting gain or loss is recognized.

COMPLETE TOWER SOURCES, INC.
Notes to Financial Statements (Continued)

E.              Cash Flows

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturities of three months or less to be cash equivalents.

F.               Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

G.            Income Taxes

For income tax purposes, the Company has elected to be taxed as an S Corporation under Section 1362 of the Internal Revenue Code. Accordingly, there is no provision for income taxes as the income, losses and credits are passed through to the shareholder.

H.            Advertising

The Company charges the costs of advertising to expense as incurred.

3)               Contract Receivables

Contract receivables consist of:
Billed - Completed contracts	$3,077,969
Contracts in progress	5,242,858
Less allowance for doubtful amounts	—
$8,320,827

Receivables from Cingular Wireless ($2,650,991), and Louisiana Tower Development Company, LLC ($4,691,856) represent over 20% of total contract receivables.

4)               Uncompleted Contracts

Cost, estimated earnings, and billings on uncompleted contracts are summarized as follows:

Costs incurred on uncompleted contracts	$3,524,518
Estimated earnings	810,639
4,335,157
Billings to date	(4,856,318)
$(521,161)

Included in the accompanying balance sheet under the following captions:

Costs and estimated earnings in excess of billings on uncompleted contracts	$697,480
Billings in excess of costs and estimated earnings on uncompleted contracts	(1,218,641)
$(521,161)

COMPLETE TOWER SOURCES, INC.
Notes to Financial Statements (Continued)

5)               Backlog

As of December 31, 2004 the Company had $496,352 of work to be performed from contractual agreements on which work had not yet begun.

6)               Line of Credit

The Company maintains an $800,000 secured bank line of credit dated February 5, 2003. The line has a one-year term, plus extensions, and includes a due on demand feature. The interest, which accrues at a rate of .50 percentage points over an index which is the prime rate of interest established by the bank as its prime lending rate which was 5.25 % at December 31, 2004, and is payable monthly. As security on the loan all corporate assets are pledged and a personal guarantee extended by the Company’s sole shareholder.

7)               Long-Term Debt

As of December 31, 2004 long-term debt consisted of the following:

Note payable to Citicapital due 11/22/09; payable monthly; interest at 5.25%; secured by equipment with a book value of $155,744 at December 31, 2004	$141,289
Note payable to Whitney National Bank due 7/15/09; payable monthly; interest at 6.0%; secured by 2005 Kenworth truck with a book value of $100,491 at December 31, 2004	75,105
Note payable to Whitney National Bank due 2/28/07; payable monthly; interest at 5.35%; secured by Kobel Blade Runner with a book value of $82,210 at December 31, 2004	73,660
Note payable to GMAC due 12/31/05; payable monthly; non-interest bearing; secured by four 2003 Chevy 3500 Trucks with a book value of $112,328 at December 31, 2004	63,074
Note payable to Ford Credit due 12/8/09; payable monthly; interest at 7.1%; secured by 2005 Ford F-350 Truck with a book value of $40,843 at December 31, 2004	41,536
Note payable to Ford Credit due 5/28/09; payable monthly; Interest at 6.7%; secured by 2004 Ford F-450 Truck with a book value of $38,444 at December 31, 2004	39,264
Note payable to Ford Credit due 5/11/09; payable monthly; interest at 5.68%; secured by 2004 Ford F-250 Truck with a book value of $40,099 at December 31, 2004	38,752
Note payable to Ford Credit due 10/3/09; payable monthly; interest at 9.64%; secured by 2003 Ford F-250 Truck with a book value of $30,197 at December 31, 2004	30,007

COMPLETE TOWER SOURCES, INC.
Notes to Financial Statements (Continued)

Note payable to Hibernia National Bank due 11/11/08; payable monthly; interest at 4.9%; secured by 2003 Dodge 3500 Truck with a book value of $23,958 at December 31, 2004	25,153
Note payable to Hibernia National Bank due 12/11/08; payable monthly; interest at 4.89%; secured by 2003 Dodge 3500 Truck with a book value of $23,643 at December 31, 2004	24,809
Note payable to Citicapital due 8/15/06; payable monthly; interest at 7.5%; secured by 1998 CLM Skytrac Equipment with a book value of $24,992 at December 31, 2004	21,377
Note payable to Chrysler Financial due 3/1/08; payable monthly; non-interest bearing; secured by 2004 Dodge 1500 Truck with a book value of $18,909 at December 31, 2004	18,437
Note payable to Chrysler Financial due 3/1/09; payable monthly; non-interest bearing; secured by 2004 Dodge 1500 Truck with a book value of $18,797 at December 31, 2004	18,327
Note payable to Ford Motor Credit due 4/15/08; payable monthly; non-interest bearing; secured by 2003 Ford F-150 Truck with a book value of $15,905 at December 31, 2004	16,281
Total notes payable	$627,071
Less: current maturities included in current liabilities	202,375
Maturities included in long-term liabilities	$424,696

Maturities of long term-debt are as follows:

Year Ended December 31	Total
2005	$202,375
2006	147,529
2007	113,164
2008	100,474
2009	63,529
$627,071

8)               Accrued Wages

Included in accrued wages is a bonus in the amount of $999,999 for the vice president of operations.

9)               Due to Shareholder

As of December 31, 2004 the Company owes the sole shareholder $442,489. The balance accrues interest at the rate of 6%. The outstanding balance is not expected to be repaid within one year.

COMPLETE TOWER SOURCES, INC.
Notes to Financial Statements (Continued)

10)        Concentration of Credit Risk

The Company maintains cash accounts at one commercial bank. The bank balances are secured by the Federal Deposit Insurance Corporation (EDIC) up to $100,000. At times the bank balances may be in excess of the EDIC limit.

11)        Major Customers and Suppliers

Revenue from customers for the year ended December 31, 2004, which amount to 10% or more of the Company’s total revenues are as follows:

	Amount	% of Total Revenue
Bechtel Communications	5,501,332	24.14%
Cingular Wireless	6,782,722	29.76%
Louisiana Tower Development Co., LLC	6,822,634	29.93%
NSORO, LLC	2,306,338	10.12%

Purchases for the year ended December 31, 2004 included purchases from one major supplier that individually accounted for 29% of the supplies and materials used by the Company. The Company’s accounts payable to this vendor was $639,421 as of December 31, 2004. Management believes no risk is present under this arrangement due to other suppliers being readily available

12)        Related Party Transactions

The spouse of Lori Mitchell, the sole shareholder of the Complete Tower Sources, Inc., is the sole stockholder of Mitchell Site Acq, Inc. Mitchell Site Acq, Inc. billed Complete Tower Sources, Inc. $441,010 for tower site acquisition services during the year 2004.

The Company has a contract with a company solely owned by the vice president of operations for consulting services. The Company has charged to operations and included in accounts payable $1,000,000 in consulting fees to this company at December 31, 2004.

COMPLETE TOWER SOURCES, INC.
Schedule of General and Administrative Expenses
For the Year Ended December 31, 2004

General and Administrative Expenses:
Advertising	$46,900
Auto Expenses	301,515
Per diem	349,781
Travel	903
Entertainment	12,274
Insurance	696,410
Office expense	56,068
Postage & Freight	43,364
Bank charges	1,422
Salaries	2,228,189
Payroll taxes	279,195
Employee benefits	154,860
Professional Fees	16,169
Small tools & supplies	100,788
Safety supplies & equipment	43,838
Rent	84,500
Repairs and maintenance	67,743
Depreciation	262,047
Licenses & permits	12,245
Interest	101,337
Commissions	2,872
Dues & subscriptions	595
Training & education	13,950
Utilities and telephone	56,027
Total general and administrative expense	$4,932,992

Complete Tower Sources, Inc.
Condensed Financial Statements
Nine Months Ended January 31, 2007 and 2006
(Unaudited)

Complete Tower Sources, Inc.
Condensed Balance Sheet
(Unaudited)

	At January 31,
	2007	2006
ASSETS
Current Assets:
Cash and cash equivalents	$5,938,814	$7,326,174
Accounts receivables, net of allowance for doubtful accounts	10,586,289	10,970,345
Costs and estimated earnings in excess of billings on uncompleted contracts, net of contract loss provision	916,373	6,029
Prepaid expenses	—	—
Other current assets	467,423	1,349,518
Total current assets	17,908,899	19,652,065
Property and equipment, net of accumulated depreciation and amortization	2,527,190	2,475,445
Other assets	—	—
TOTAL ASSETS	$20,436,089	$22,127,511
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,361,946	$11,314,151
Accrued expenses	—	—
Accrued acquisition costs	—	—
Billings in excess of costs and estimated earnings on uncompleted contracts	62,500	—
Deferred revenue	—	—
Short-term borrowings:	—	—
Current portion of long-term debt	—	—
Total current liabilities	$2,424,446	11,314,151
Long-term debt	2,876,574	2,999,029
TOTAL LIABILITIES	5,301,020	14,313,180
Stockholders’ Equity:
Preferred stock	10,000	10,000
Common stock	—	—
Additional paid-in capital	15,125,097	7,804,331
Total stockholders’ equity	15,135,087	7,814,331
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$20,436,107	$22,127,511

Complete Tower Sources, Inc.
Condensed Statements of Income
(Unaudited)

	Nine Months Ended January 31,
	2007	2006
Net revenues	$32,597,052	$35,227,377
Cost of revenues	21,281,550	26,667,304
Gross profit	11,315,501	8,560,073
Operating expense:
General and administrative	2,178,360	2,222,338
Depreciation and amortization	432,933	342,542
Total operating expenses	2,611,293	2,564,881
Income (loss) from operations	8,704,208	5,995,193
Other income (expense):
Interest expense	182,664	124,221
Gain on sale of property and equipment, net	992	46,313
Other income, net	0	0
Total other (expense) income	183,657	170,535
Net (loss) earnings	$8,520,552	$5,824,658

Complete Tower Sources, Inc.
Condensed Statements of Cash Flows
(Unaudited)

	Nine Months Ended January 31,
	2007	2006
Cash Flows From Operating Activities:
Net (loss) earnings	$8,520,552	$5,824,658
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	432,933	342,542
Net change in current assets and liabilities	(3,469,283)	1,728,994
Net cash provided by (used in) operating activities	5,484,201	7,896,194
Cash Flows From Investing Activities:
Sale (Acquisition) of property and equipment	(408,976)	(659,507)
Net cash used in investing activities	(408,976)	(659,507)
Cash Flows From Financing Activities:
Net proceeds (repayments) on long-term debt:	(112,774)	1,128,778
	(1,165,542)	(187,745)
Net cash provided by financing activities	(1,278,316)	941,033
Net increase (decrease) in cash	3,796,910	8,177,720
Cash and cash equivalents, beginning of period	2,141,905	(851,546)
Cash and cash equivalents, end of period	$5,938,814	$7,326,174

Notes to Interim Financial Statements (Unaudited)

1.                 Basis of Interim Financial Statement Presentation

The accompanying unaudited condensed statements of operations and cash flows of Complete Tower Sources Inc. (“CTSI”) for the nine months ended January 31, 2007 and 2006 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and applicable rules of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. The accompanying interim statements and notes referred to above should be read in conjunction with the financial statements and notes thereto included in the Company’s audited financial statements for the year ended December 31, 2006. Operating results for the nine months ended January 31, 2007 are not necessarily indicative of the results of the Company that may be expected in future periods.

MITCHELL SITE ACQUISITION, INC.
Financial Report
Year Ended December 31, 2005

The Stockholder
Mitchell Site Acquisition, Inc.
Lafayette, Louisiana

We have audited the accompanying balance sheet of Mitchell Site Acquisition, Inc. as of December 31, 2005, and the related statement of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of Mitchell Site Acquisition, Inc.’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mitchell Site Acquisition, Inc. as of December 31, 2005, and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ KOLDER, CHAMPAGNE, SLAVEN & COMPANY, LLC
Lafayette, Louisiana
March 7, 2006

MITCHELL SITE ACQUISITION, INC.
Balance Sheet
December 31, 2005

ASSETS
Current Assets:
Cash	$842,077
Investments	24,984
Accounts Receivable	1,506,829
Advances	17,500
Prepaid expenses	3,370
Total current assets	$2,394,760
Property and Equipment:
Office equipment and furniture	54,488
Vehicles	109,767
164,255
Less: accumulated depreciation	(41,609)
Property and equipment—net	122,646
TOTAL ASSETS	$2,517,406
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$268,292
Payroll taxes payable	245,387
Income Taxes payable	92,319
Deferred income taxes	13,800
Customer deposits	480,000
Interest payable	30,902
Current portion of notes payable	6,261
Total current liabilities	1,136,961
Long-term liabilities:
Due to owner	750,000
Notes payable	26,335
Deferred income taxes	57,700
Total long-term liabilities	834,035
TOTAL LIABILITIES	1,970,996
Stockholders’ Equity:
Capital stock, no par—1,000 shares authorized	34,441
Retained earnings	511,969
Total stockholders’ equity	546,410
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,517,406

The accompanying notes are an integral part of these financial statements.

MITCHELL SITE ACQUISITION, INC.

Statement of Income
For the Year Ended December 31, 2005

Operating Revenues:
Consulting income	$8,636,399
Operating Expenses:
Advertising	5,131
Auto expenses	6,468
Contract labor	2,157,320
Travel and entertainment	18,180
Meals	11,911
Insurance	18,686
Office Expense	17,393
Postage & freight	6,976
Bank charges	4,440
Officer salary	4,200,000
Employee salary	1,700,000
Professional fees	24,393
Site fees	201,732
Rent	25,215
Repairs and maintenance	21,808
Depreciation	29,669
Gifts	904
Dues & subscriptions	453
Tax expense	83,384
Charity	250
Licenses & permits	50
Utilities & telephone	15,945
Total operating expenses	8,550,308
Net income (loss) from operations	86,091
Other Income (Expense):
Interest Income	59,892
Interest Expense	(38,187)
Miscellaneous	795
Loss on disposal of fixed assets	(277)
Total other income	22,223
Net income before income taxes	108,314
Income tax expense	31,828
Net Income	$76,486

The accompanying notes are an integral part of these financial statements.

MITCHELL SITE ACQUISITION, INC.
Statement of Changes in Stockholders’ Equity
For the Year Ended December 31, 2005

	Common Stock	Retained Earnings	Total Stockholders’ Equity
Balance, December 31, 2004	$34,441	$562,324	$596,765
Adjustment made to retained earnings for 2004	—	(126,841)	(126,841)
Net Income	76,486	76,486	—
Distribution to stockholders	—	—	—
Balance, December 31, 2005	$34,441	$511,969	$546,410

The accompanying notes are an integral part of these financial statements.

MITCHELL SITE ACQUISITION, INC.
Statement of Cash Flows
For the Year Ended December 31, 2005

Cash Flows Provided By (Used In) Operating Activities:
Net Income	$76,486
Adjustments to reconcile net income to net cash used in operating activities:
Deferred income tax benefit	(13,373)
Depreciation	29,669
Loss on disposal of assets	277
Changes in current assets and liabilities:
Accounts receivables	(1,477,378)
Due from stockholder	—
Advances	250,000
Investments	(10,181)
Prepaid expenses	15,205
Accounts payable	179,831
Due to employee	(8,538)
Other accrued expenses	76,139
Income taxes payable	32,568
Customer deposits	480,000
Net cash flows used in operating activities	(369,295)
Cash Flows Provided By (Used In) Investing Activities:
Purchase of property and equipment	(65,177)
Insurance reimbursement for casualty loss	33,947
Net cash flows used in investing activities	(31,230)
Cash Flows Provided By (Used In) Financing Activities:
Proceeds from note payable to owner	750,000
Net increase in notes payable	20,588
Net cash flows provided by financing activities	770,588
Increase in cash	370,063
Cash, beginning of year	472,014
Cash, end of year	$842,077
Supplemental information:
Income taxes paid	$1,712
Interest paid	$7,285

The accompanying notes are an integral part of these financial statements.

MITCHELL SITE ACQUISITION, INC.
Notes to Financial Statements

1.                 Organization and Business Activity

Mitchell Site Acquisition, Inc. (the “Company”) was incorporated in the State of Louisiana in August 1998. The Company is engaged in a single industry-site acquisition, zoning, permitting, and project management in the telecommunications industry principally in the state of Louisiana

2.                 Summary of Significant Accounting Policies

A.             Accounts Receivable

Receivables are carried at their estimated collectible amounts. Credit is generally extended on a short-term basis, although receivables do not bear interest, a finance charge may be applied to such receivables that are past due. Receivables are charged to bad debt expense as they are deemed uncollectible based upon a periodic review of the accounts. At December 31, 2005 no allowance for uncollectible accounts was considered necessary. One company, Complete Tower Sources, Inc., made up 69% of the Company’s receivables as of December 31, 2005.

B.              Property and Equipment

Property and equipment are stated at cost. Expenditures for property and equipment and items that substantially increase the useful lives of existing assets are capitalized at cost and depreciated over the estimated useful lives using the straight-line method. Estimated useful lives of the assets are generally from five to ten years. Routine expenditures for repairs and maintenance are expensed as incurred. The cost and related accumulated depreciation of property and equipment disposed of are eliminated from the accounts, and any resulting gain or loss is recognized.

C.              Cash and Cash Equivalents

All cash and cash equivalents which include investments with original maturities of three months or less are considered cash and cash equivalents for purposes of the statement of cash flows.

D.    Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

E.              Advertising

The Company charges the costs of nondirect-response advertising to expense as incurred.

F.               Concentration of Credit Risk

The Company maintains two cash accounts at one commercial bank. The bank balances are secured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. As of December 31, 2005 the Company exceeded the FDIC limit by $1,728,437.

G.            Income Taxes

The provision for income taxes is comprised of current and deferred components. The current component represents the amount of federal and state income taxes that are currently reportable to the respective tax authorities and is measured by applying statutory rates to the Company’s taxable income as reported in its income tax returns.

Deferred income taxes are provided for the temporary differences between the carrying values of the Company’s assets and liabilities for financial reporting purposes and their corresponding income tax basis. These temporary differences are attributable to depreciation and the change from cash basis to accrual for income tax purposes. As a result, the basis of property and equipment for financial reporting exceeds its tax basis by the cumulative amount that accelerated depreciation exceeds straight-line depreciation. Deferred income taxes have been recorded for the excess, which will be taxable in future periods through reduced depreciation deductions for tax purposes.

3.                 Long-term Debt

Ford Motor Credit, $33,447 note dated September 14, 2005, maturity date September 23, 2010, monthly payments of $677 including interest of 7.95%, secured by 2005 F-150	$32,596
Less: current maturities included in current liabilities	6,251
Maturities included in long-term liabilities	$26,335

Maturities of long-term debt are as follows:

Year Ended December 31	Total
2006	$6,261
2007	6,276
2008	6,794
2009	7,354
2010	5,911
Total	$32,596

4.                 Major Customers

Revenue from customers for the year ended December 31, 2005, which amounts to 10% or more of the Company’s total revenues are as follows:

	Amount	% of Total Revenue
Karne Manfre Roth / Cingular Wireless	$3,651,396	43.42%
Wayne Kent / Cingular Wireless	1,438,778	17.11%
Complete Tower Sources, Inc.	1,770,857	21.06%

5.                 Related Party Transactions

At December 31, 2005, the Company’s related parties, along with a description of their relationship to the Company, is as follows: Matthew Mitchell, 100% owner of the Company; Lori Mitchell, spouse of Matthew Mitchell; Complete Tower Sources, Inc., 100% owned by Lon Mitchell; and CSF, LLC, 100% owned by Matthew Mitchell.

At December 31, 2005 the related party transaction are as follows:

Salary and bonus expense (Matthew Mitchell)	$4,200,000
Salary expense (Lori Mitchell)	1,700,000
Due to owner, including interest (Matthew Mitchell)	780,902
Consulting income (Complete Tower Sources, Inc.)	1,770,857
Accounts receivable (Complete Tower Sources, Inc.)	873,407
Rent expense (CSF, LLC)	14,536

6.                 Operating Leases

The Company currently leases two office spaces. One has a monthly payment of $3,000 which expires on September 30, 2008. The other has a monthly payment of $617 which expires on March 31, 2006.

Future minimum lease payments are as follows:

Year Ended December 31	Amount
2006	$37,851
2007	36,000
2008	7,000
Total	$100,851

7.                 Provision for Income Taxes

Federal and state income taxes are as follows at December 31, 2005:

Income Tax Expense:
Current income taxes	$45,201
Deferred income tax (benefit)	(13,373)
Provision for income taxes	$31,828

Deferred income tax results from timing differences in the recognition of depreciation for tax cost recovery and financial reporting and the change from cash basis to accrual for income tax purposes. The Company has applied the liability method in computing the deferred income tax, using applicable tax rates.

8.                 Subsequent Event

The Company’s shareholder is negotiating a sale of the Company’s stock with a third party. The transaction is expected to be completed in March or April 2006.

9.                 Risk Management

The Company is exposed to various risks of loss related to torts; theft of, damage to and destruction of assets; errors and omissions and natural disasters for which the Company carries commercial insurance. There have been no significant reductions in coverage from the prior year and settlements have not exceeded coverage in the past years.

10.          Prior Period Adjustment

The total prior period adjustment of $126,841 decreasing retained earnings consists of the following components. Retained earnings has been adjusted for 2004 federal and state income taxes not properly accrued at December 31, 2004 in the amount of $59,751. Additionally, the deferred tax liability did not include a provision for a change in accounting method requiring the Company to change from cash to accrual reporting for tax purposes. At December 31, 2004 the deferred tax liability was understated by $67,090.

MITCHELL SITE ACQUISITION, INC.

Financial Report

Year Ended December 31, 2004

The Stockholder

Mitchell Site Acquisition, Inc.

Lafayette, Louisiana

We have audited the accompanying balance sheet of Mitchell Site Acquisition, Inc. as of December 31, 2004, and the related statement of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of Mitchell Site Acquisition, Inc.’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mitchell Site Acquisition, Inc. as of December 31, 2004, and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ KOLDER, CHAMPAGNE, SLAVEN & COMPANY, LLC
Lafayette, Louisiana
July 29, 2005

MITCHELL SITE ACQUISITION, INC.

Balance Sheet
December 31, 2004

ASSETS
Current Assets:
Cash	$472,014
Investments	14,803
Accounts Receivable	29,451
Advances	257,500
Prepaid taxes and expenses	18,575
Total current assets	$802,343
Property and Equipment:
Office equipment and furniture	51,899
Vehicles	108,171
160,070
Less: accumulated depreciation	(38,708)
Property and equipment—net	121,362
TOTAL ASSETS	$923,705
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$88,461
Payroll taxes payable	200,150
Due to employee	8,538
Current portion of notes payable	2,102
Total current liabilities	299,251
Long-term liabilities:
Notes payable	9,906
Deferred income taxes	17,783
Total long-term liabilitiesVehicles	27,689
TOTAL LIABILITIES	326,940
Stockholders’ Equity:
Capital stock, no par—1,000 shares authorized	34,441
Retained earnings	562,324
Total stockholders’ equity	596,765
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$923,705

The accompanying notes are an integral part of these financial statements.

MITCHELL SITE ACQUISITION, INC.
Statement of Income
For the Year Ended December 31, 2004

Operating Revenues:
Consulting income	$7,731,685
Recovery of bad debt	9,000
Total operating revenues	7,740,685
Operating Expenses:
Advertising	5,115
Auto expenses	3,909
Contract labor	2,464,265
Travel and entertainment	15,177
Meals	9,938
Insurance	14,395
Office Expense	10,133
Postage & freight	6,168
Bank charges	2,500
Officer salary	3,635,000
Professional fees	16,143
Site fees	212,714
Rent	15,178
Repairs and maintenance	3,696
Equipment rental	672
Depreciation	23,061
Gifts	1,100
Dues & subscriptions	905
Tax expense	97,410
Bad debt	5,576
Charity	100
Licenses & permits	725
Utilities & telephone	16,918
Total operating expenses	7,845,798
Net income (loss) from operations	(105,113)
Other Income (Expense):
Interest Income	8,252
Interest Expense	(2,216)
Other Income	505
Gain on sale of fixed assets	19,913
Total other incomeVehicles	26,454
Net income (loss) before income taxes	(78,659)
Deferred income tax expense (benefit)	(127,717)
Net Income	$49,058

The accompanying notes are an integral part of these financial statements.

MITCHELL SITE ACQUISITION, INC.
Statement of Changes in Stockholders’ Equity
For the Year Ended December 31, 2004

	Common Stock	Retained Earnings	Total Stockholders’ Equity
Balance, December 31, 2003	$34,441	$513,266	$547,707
Net Income	—	49,058	49,058
Distribution to stockholders	—	—	—
Balance, December 31, 2004	$34,441	$562,324	$596,765

The accompanying notes are an integral part of these financial statements.

MITCHELL SITE ACQUISITION, INC.

Statement of Cash Flows

For the Year Ended December 31, 2004

Cash Flows Provided By (Used In) Operating Activities:
Net Income (loss)	$49,058
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred income tax (benefit)	(127,717)
Depreciation	23,061
Gain on sale of assets	(19,913)
Changes in current assets and liabilities:
Accounts receivables	540,846
Due from stockholder	9,538
Advances	(267,500)
Investments	(114)
Prepaid expenses	(12,471)
Accounts payable	65,700
Due to employee	8,538
Other accrued expenses	93,289
Net cash flows provided by operating activities	362,315
Cash Flows Provided By (Used In) Investing Activities:
Purchase of property and equipment	(124,556)
Proceeds from sale of assets	40,037
Net cash flows used in investing activities	(84,519)
Cash Flows Provided By (Used In) Financing Activities:
Net decrease in notes payable	(11,819)
Increase in cash	265,977
Cash, beginning of year	206,037
Cash, end of year	$472,014
Supplemental information:
Income taxes paid	$—
Interest paid	$2,216

The accompanying notes are an integral part of these financial statements.

MITCHELL SITE ACQUISITION, INC.
Notes to Financial Statements

1.                 Organization and Business Activity

Mitchell Site Acquisition, Inc. (the “Company”) was incorporated in the State of Louisiana in August 1998. The Company is engaged in a single industry-site acquisition, zoning, permitting, and project management in the telecommunications industry principally in the state of Louisiana.

2.                 Summary of Significant Accounting Policies

A.             Accounts Receivable

Receivables are carried at their estimated collectible amounts. Credit is generally extended on a short-term basis, although receivables do not bear interest, a finance charge may be applied to such receivables that are past due. Receivables are charged to bad debt expense as they are deemed uncollectible based upon a periodic review of the accounts. At December 31, 2004 no allowance for uncollectible accounts was considered necessary. One company, Tower Engineering, made up 78% of the Company’s receivables as of December 31, 2004.

B.              Property and Equipment

Property and equipment are stated at cost. Expenditures for property and equipment and items that substantially increase the useful lives of existing assets are capitalized at cost and depreciated over the estimated useful lives using the straight-line method. Estimated useful lives of the assets are generally from five to ten years. Routine expenditures for repairs and maintenance are expensed as incurred. The cost and related accumulated depreciation of property and equipment disposed of are eliminated from the accounts, and any resulting gain or loss is recognized.

C.              Cash and Cash Equivalents

All cash and cash equivalents which include investments with original maturities of three months or less are considered cash and cash equivalents for purposes of the statement of cash flows.

D.             Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

E.              Advertising

The Company charges the costs of nondirect-response advertising to expense as incurred.

F.               Concentration of Credit Risk

The Company maintains two cash accounts at one commercial bank. The bank balances are secured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. As of December 31, 2004 the Company exceeded the FDIC limit by $444,636.

G.  Deferred Income Taxes (Benefit)

For income tax reporting, the Company uses accounting methods that result in different amounts than what is recognized for GAAP financial statement reporting. As a result, the basis of property and equipment for financial reporting exceeds its tax basis by the cumulative amount that accelerated depreciation exceeds straight-line depreciation. Deferred income taxes will have to be recorded for the excess, which will be taxable in future periods through reduced depreciation deductions for tax purposes. Either deferred income taxes or benefit will have to be recorded for the difference between cash basis used for income tax reporting and accrual basis used for GAAP financial statement reporting.

3.                 Long-term Debt

Ford Motor Credit, $12,312 note dated October 22, 2004, maturity date October 1, 2009, monthly payments of $253 including interest of 8.49%, secured by 2004 Ford Taurus (paid in full in March 2005)	12,008
Less: current maturities included in current liabilities	2,102
Maturities included in long-term liabilities	$9,906

Maturities of long-term debt are as follows:

Year Ended December 31	Total
2005	$2,102
2006	2,287
2007	2,489
2008	2,709
2009	2,421
$12,008

4.                 Major Customers

Revenue from customers for the year ended December 31, 2004, which amounts to 10% or more of the Company’s total revenues are as follows:

	Amount	% of Total Revenue
Karne Manfre Roth / Cingular Wireless	$3,502,115	45.31%
Wayne Kent / Cingular Wireless	3,653,575	47.27%

5.                 Related Party Transactions

At December 31, 2004, the Company’s related parties, along with a description of their relationship to the Company, are as follows:  Matthew Mitchell, 100% owner of the Company; Lori Mitchell, spouse of Matthew Mitchell; and Complete Tower Sources, Inc., 100% owned by Lori Mitchell.

At December 31, 2004 the related party transaction are as follows:

Salary and bonus expense (Matthew Mitchell)	$3,635,000
Salary expense (Lori Mitchell)	1,285,000
Due to employee (Lori Mitchell)	8,538
Consulting income (Complete Tower Sources, Inc.)	325,660
Advance (Matthew Mitchell)	250,000

6.                 Operating Leases

The Company currently leases two office spaces. Both have terms of twelve months. One has a monthly payment of $950 and expires on November 30, 2005. The other has a monthly payment of $617 which expires on March 31, 2006.

Future minimum lease payments are as follows:

Year Ended December 31	Total
2005	$18,804
2006	1,851
Total	$20,655

7.                 Provision for Income Taxes

Federal and state income taxes are as follows at December 31, 2004:

Income Tax Expense:
Current income taxes	$—
Deferred income tax (benefit)	(127,717)
Provision for income taxes	$(127,717)

Deferred income tax (benefit) results from timing differences in the recognition of depreciation for tax cost recovery and financial reporting and the change from cash basis to accrual for income tax purposes. The Company has applied the liability method in computing the deferred income tax, using applicable tax rates.

Mitchell Site Acq., Inc.
Condensed Financial Statements
Nine Months Ended January 31, 2007 and 2006
(Unaudited)

Mitchell Site Acq., Inc.
Condensed Balance Sheet
(Unaudited)

	At January 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$1,919,196	$2,300,544
Accounts receivables, net of allowance for doubtful accounts	3,161,221	1,154,119
Costs and estimated earnings in excess of billings on uncompleted contracts, net of contract loss provision	—	—
Prepaid expenses	—	—
Other current assets	1,000	274,157
Total current assets	5,081,417	3,728,820
Property and equipment, net of accumulated depreciation and amortization	111,543	122,646
Other assets	—	—
Total assets	$5,192,960	$3,851,466
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$128,101	$352,844
Accrued expenses	—	—
Accrued acquisition costs	—	—
Billings in excess of costs and estimated earnings on uncompleted contracts	—	—
Deferred revenue	—	—
Short-term borrowings:	—	750,000
Current portion of long-term debt:	—	6,261
Total current liabilities	128,101	1,109,105
Long-term debt:	82,864	82,677
Total liabilities	210,965	1,191,782
Stockholders’ equity:
Preferred stock	—	—
Common stock	34,441	34,441
Additional paid-in capital	—	—
Accumulated deficit	4,947,554	2,625,243
Total shareholders’ equity	4,981,995	2,659,684
Total liabilities and shareholders’ equity	$5,192,960	$3,851,466

Mitchell Site Acq., Inc.
Condensed Statements of Income
(Unaudited)

	Nine Months Ended January 31,
	2007	2006
Net revenues	$6,680,169	$5,603,659
Cost of revenues	2,173,061	1,354,187
Gross profit	4,507,108	4,249,472
Operating expenses:
General and administrative	1,162,659	5,218,781
Depreciation and amortization	7,792	2,901
Total operating expenses	1,170,450	5,221,682
Income (loss) from operations	3,336,657	(972,210)
Other income (expense):
Interest expense	1,818	38,004
Gain on sale of property and equipment, net	0	277
Other income, net	(22,721)	(1,734,018)
Total other (expense) income	(20,903)	(1,695,737)
Net (loss) earnings	$3,357,560	$723,526

Mitchell Site Acq., Inc.
Condensed Statements of Cash Flows
(Unaudited)

	Nine Months Ended January 31,
	2007	2006
Cash Flows From Operating Activities:
Net (loss) earnings	$3,357,560	$723,074
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities
Depreciation and amortization expense	7,792	2,901
Net change in current assets and liabilities	(1,707,033)	138,300
Net cash provided by (used in) operating activities	1,658,319	864,275
Cash Flows From Investing Activities:
Sale (Acquisition) of property and equipment	(1,572)	3,918
Net cash used in investing activities	(1,572)	3,918
Cash Flows From Financing Activities:
Net proceeds (repayments) on long-term debt:	1,057	27,079
Increase (decrease) in deferred taxes	—	39,917
Net cash provided by financing activities	1,057	66,996
Net increase (decrease) in cash	1,657,803	935,189
Cash and cash equivalents, beginning of period	261,393	1,365,355
Cash and cash equivalents, end of period	$1,919,196	$2,300,544

Notes to Interim Financial Statements (Unaudited)

1.                 Basis of Interim Financial Statement Presentation

The accompanying unaudited condensed statements of operations and cash flows of Mitchell Site Acq, Inc. (“MSAI”) for the nine months ended January 31, 2007 and 2006 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and applicable rules of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. The accompanying interim statements and notes referred to above should be read in conjunction with the financial statements and notes thereto included in the Company’s audited financial statements for the year ended December 31, 2006. Operating results for the nine months ended January 31, 2007 are not necessarily indicative of the results of the Company that may be expected in future periods.

COTTON HOLDINGS 1, INC. AND SUBSIDIARIES

Financial Report

Year Ended October 31, 2006 and October 31, 2005

February 7, 2007

To the Stockholders of
Cotton Holdings 1, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Cotton Holdings 1, Inc. and Subsidiaries as of October 31, 2006 and 2005, and the related consolidated statements of income (loss) and retained earnings and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cotton Holdings 1, Inc. and Subsidiaries as of October 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ MELTON & MELTON, L.L.P.

COTTON HOLDINGS 1, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
October 31, 2006 and 2005

	2006	2005
ASSETS
Current Assets:
Cash	$4,892,303	$—
Accounts receivable	7,366,062	36,210,989
Inventory	109,444	—
Cost and estimated earnings in excess of billings on uncompleted contracts	172,265	162,190
Prepaid expenses and other	253,700	118,970
Total current assets	12,793,774	36,492,149
Property and Equipment	4,308,474	3,520,011
Other Assets	40,037	18,562
TOTAL ASSETS	$17,142,285	$40,030,722
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Lines of credit	$300,000	$800,000
Current maturities of long-term debt	761,760	815,211
Bank overdraft	—	183,847
Accounts payable	2,359,802	13,755,557
Taxes payable	1,772,342	908,098
Accrued liabilities	1,360,832	2,384,322
Billings in excess of costs and estimated earnings on uncompleted contracts	539,441	170,890
Deferred taxes	—	739,899
Total current liabilities	7,094,177	19,757,824
Long-Term Debt, net of current liabilities	1,591,153	1,921,851
Minority Interest	1,888,029	1,756,978
Stockholders’ Equity:
Capital stock, $.01 par value, 1,000 shares authorized, issued, and outstanding	10	10
Retained earnings	6,568,916	16,594,059
	6,568,926	16,594,069
	$17,142,285	$40,030,722

(See Notes to Consolidated Financial Statements)

CONSOLIDATED HOLDINGS 1, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME (LOSS) AND RETAINED EARNINGS
For the Years Ended October 31, 2006 and 2005

	2006	2005
Sales	$50,572,499	$67,378,308
Cost of Sales	29,781,366	37,256,089
	20,791,133	30,122,219
Operating Expenses:
General and administrative	20,941,971	12,050,904
Depreciation	1,001,693	874,416
Interest	309,672	154,669
	22,253,336	13,079,989
Income (loss) from operations	(1,462,203)	17,042,230
Other Income (Expenses)	371,016	(63,653)
Income (loss) before state income taxes and minority interests	(1,091,187)	16,978,577
State Income Taxes:
Current	777,653	3,603
Deferred	(739,899)	309,494
	37,754	313,097
Income (loss) before minority interest	(1,128,941)	16,665,480
Minority Interest	131,051	1,756,978
Net income (loss)	(1,259,992)	14,908,502
Retained Earnings, beginning of year	16,594,059	1,949,269
Add: Contributions	1,880,000	—
Less: Distributions	(10,645,151)	(263,712)
Retained Earnings, end of year	$6,568,916	$16,594,059

(See Notes to Consolidated Financial Statements)

COTTON HOLDINGS 1, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
For the Years Ended October 31, 2006 and 2005

	2006	2005
Cash Flows From Operating Activities:
Net Income (loss)	$(1,259,992)	$14,908,502
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	1,001,693	874,416
Bad debt expense	486,145	702,960
(Gain) loss on sale of assets	(136,598)	87,135
Deferred taxes	(739,899)	309,494
Minority interest	131,051	1,756,978
Transfer of partnership interest as compensation	1,680,000	—
Cash provided by (used for) the change in:
Accounts receivable	28,358,782	(30,476,872)
Inventory	(109,444)	—
Cost and estimated earnings in excess of billings on uncompleted contracts	(10,075)	2,507,615
Prepaid expenses and other	(134,730)	72,880
Other assets	(21,475)	(5,599)
Accounts payable	(11,395,755)	9,203,216
Taxes payable	864,244	3,603
Accrued liabilities	(1,023,490)	1,634,091
Billings in excess of costs and estimated earnings on uncompleted contracts	368,551	170,890
Total adjustments	19,319,000	(13,159,193)
Net cash provided by operating activities	18,059,008	1,749,309
Cash Flows Used for Investing Activities:
Purchase of assets	(862,363)	(583,826)
Net cash used in investing activities	(862,363)	(583,826)
Cash Flows From Financing Activities:
Increase (decrease) in bank overdraft	(183,847)	110,966
Advances on line of credit	625,011	1,730,042
Retirements on line of credit	(1,125,011)	(1,950,042)
Retirements of long-term debt	(1,175,344)	(792,737)
Receipts of contributions from stockholders	200,000	—
Payments of distributions to stockholders	(10,645,151)	(263,712)
Net cash used in financing activities	(12,304,342)	(1,165,483)
Net change in cash	4,892,303	—
Cash, beginning of year	—	—
Cash, end of year	$4,892,303	$—
Supplemental Cash Flow Information:
Cash paid during the year for:
Interest	$219,230	$154,669
Noncash Financing Activities:
Assets acquired through assumption of long-term debt	$791,195	$1,793,954

(See Notes to Consolidated Financial Statements)

COTTON HOLDINGS 1, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2006

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Cotton Holdings 1, Inc. and Subsidiaries (the “Company”) is in the business of fire and water restoration content and structural mold remediation, and disaster management services to both commercial and residential customers located throughout the United States. Services are also provided in foreign countries when requested by its customers.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Cotton Holdings 1, Inc., and its wholly owned and majority owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that these estimates and assumptions provide a reasonable basis for the fair presentation of the consolidated financial statements.

Accounts Receivable

Accounts receivable are recorded in the consolidated balance sheet at their outstanding balances adjusted for an allowance for doubtful accounts. Receivable balances are charged off in the period in which they are deemed uncollectible by management. Recoveries of receivables previously charged off are recorded as income when received. The allowance for doubtful accounts is determined by analyzing the payment history and credit worthiness of each customer.

Inventory

The Company’s inventory is composed of consumable products used in the fire and water restoration industry and is stated at the lower of cost or market using the first-in, first-out (FIFO) method.

Property and Equipment

Property and equipment are stated at cost. Improvements or betterments of a permanent nature are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. The costs of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains or losses resulting from property disposals are credited or charged to operations currently.

Depreciation is provided for consolidated financial statement purposes using the straight-line method based on the following estimated useful lives:

Furniture and fixtures	3 - 5 years
Leasehold improvements	10 years
Office equipment	3 - 5 years
Machinery and equipment	5 - 10 years
Transportation equipment	5 years

Revenue and Cost Recognition on Contracts

Contract revenues from time-and-materials contracts are recognized currently as the work is performed. Unbilled receivables on time-and-materials contracts represent earned but unbilled revenues resulting from disaster recovery services and are included in accounts receivable in the accompanying consolidated balance sheet.

Contract revenues from fixed price construction contracts are recognized on the percentage-of-completion method, measured by the percentage of contract costs incurred to date to total estimated costs for each contract, commencing when progress reaches a point where experience is sufficient to estimate final results with reasonable accuracy. This method is used because management considers contract costs incurred to be the best available measure of progress on these contracts. Because of the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

Contract costs include all direct material, labor, and subcontractor costs and those indirect costs related to contract performance, such as payroll taxes and insurance. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

The asset “costs and estimated earnings in excess of billings on uncompleted contracts” represents revenues recognized in excess of amounts billed. The liability “billings in excess of costs and estimated earnings on uncompleted contracts” represents billings in excess of revenues recognized.

Income Taxes

The Company has elected to be treated as an “S” corporation for federal income tax purposes. Under this election, the earnings and losses of the corporation flow through to the shareholders to be taxed at the individual level rather than the corporate level. Generally, the corporation will not accrue federal income tax. Because of prior earnings before “S” corporation status, the Company is liable for a built-in gains tax. The Company is also responsible for income taxes in several states. A provision for the built-in gains tax and state income taxes has been recorded in the accompanying consolidated financial statements.

Deferred taxes are determined based upon the liability method, in which deferred tax assets and liabilities are recognized based on differences between the financial statement and tax bases of assets, liabilities, and carryforwards using enacted tax rates. Valuation allowances are established when necessary to reduce deferred assets to the amount expected to be realized. The principal sources of temporary differences are federal built-in gains taxes and cash-basis reporting for state income tax purposes.

Advertising

The Company charges the costs of advertising to expense as incurred.

NOTE 2—ACCOUNTS RECEIVABLE

Accounts receivable at October 31, 2006 and 2005 consist of the following:

	2006	2005
Trade	$6,687,734	$7,785,110
Unbilled	47,488	28,498,352
Affiliate	968,707	883,245
	7,703,929	37,166,707
Less: Allowance for doubtful accounts	337,867	955,718
	$7,366,062	$36,210,989

NOTE 3—COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

	2006	2005
Costs incurred on contracts in progress	$2,222,843	$173,918
Estimated earnings to date	998,573	55,357
	$3,221,416	$229,275
Less: Billings to date	3,588,592	237,975
	$(367,176)	$(8,700)
Included in the accompanying consolidated balance sheet under the following captions:
Costs and estimated earnings in excess of billings on uncompleted contracts	$172,265	$162,190
Billings in excess of costs and estimated earnings on uncompleted contracts	(539,441)	(170,890)
	$(367,176)	$(8,700)

NOTE 4—PROPERTY AND EQUIPMENT

Property and equipment at October 31, 2006 and 2005 consist of the following:

	2006	2005
Furniture and fixtures	$193,718	$119,660
Leasehold improvements	641,385	285,475
Office equipment	311,305	282,814
Machinery and equipment	1,341,167	803,212
Transportation equipment	4,293,487	4,083,075
	6,781,062	5,574,236
Less: Accumulated Depreciation	2,472,588	2,054,225
	$4,308,474	$3,520,011

NOTE 5—LINES OF CREDIT

The Company’s subsidiaries have three revolving lines of credit available totaling $3,000,000 as of October 31, 2006, which are due on demand. As of October 31, 2006, there is $300,000 outstanding on these lines of credit. Interest is payable monthly at the bank’s variable prime rate (8.25% at October 31, 2006) plus 1%. Borrowings under these credit facilities are collateralized by substantially all assets of the Company and are secured by the guarantees of the stockholders.

As of October 31, 2005, the Company’s subsidiaries had three revolving lines of credit available totaling $3,000,000, which were due on demand. As of October 31, 2005 there was $800,000 outstanding on these lines of credit. Interest is payable monthly at the bank’s variable prime rate (6.75% at October 31, 2005) plus 1%. Borrowings under these credit facilities were collateralized by substantially all assets of the Company and are secured by the guarantees of the stockholders.

Under the terms of these agreements, the Company must maintain certain financial covenants. In addition, the agreements also contain working capital and debt restrictions. As of October 31, 2005, the Company was in compliance with all such covenants.

NOTE 6—LONG-TERM DEBT

Long-term debt at October 31, 2006 and 2005 consisted of the following:

	2006	2005
Notes (89), payable to various financial institutions in monthly installments of $77,100, including interest at various rates ranging between 0.0%—8.25%, maturing at various dates through September 2011, collateralized by property and equipment	$2,352,913	$2,737,052
Less: Current maturities of long-term debt	761,760	815,211
	$1,591,153	$1,921,851

As of October 31, 2006, future maturities of long-term debt are as follows:

For the Year Ended October 31:
2007	$761,760
2008	681,701
2009	691,649
2010	185,449
2011	32,354
$2,352,913

NOTE 7—DEFERRED TAXES

As of October 31, 2005, the deferred taxes consist of the following:

Built-in gains tax	$430,405
Cash-basis reporting—state income taxes	309,494
$739,899

NOTE 8—COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company has several noncancelable operating leases for office, warehouse facilities, and vehicles. Five of the office and warehouse leases are with affiliate entities related through common ownership (see Note 10). The terms of these operating leases range from two to five years. Rental expense under these operating leases amounted to approximately $1,047,000 and $738,000 for the years ended October 31, 2006 and 2005, respectively.

Minimum required future rental payments under these operating leases as of October 31, 2006 are approximately as follows:

For the Year Ended October 31:
2007	$1,601,000
2008	1,475,000
2009	1,351,000
2010	1,142,000
2011	820,000
$6,389,000

Profit Sharing Plan

The Company has a 401(k) profit sharing plan (the “Plan”) covering substantially all employees. Eligible participants may contribute a portion of their annual compensation to the Plan, not to exceed the Internal Revenue Service limit. The Company may make discretionary contributions to the plan on an annual basis. There were no discretionary contributions made to the plan for the years ended October 31, 2006 and 2005.

NOTE 9—CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk are limited to cash and accounts receivable. The Company maintains its cash in bank accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts, and management believes the Company is not exposed to any significant risk on cash accounts.

The Company grants credit primarily to commercial customers throughout the United States. These customers rely, in large part, on insurance claims and the federal government to pay for the services provided by the Company. As such, these claims are subject to contractual adjustments, with the remaining balance to be paid by the customer.

The Company derives a large portion of its revenues from catastrophic events, mainly from hurricanes and tropical storms. For the years ended October 31, 2006 and 2005, approximately 13% and 51%, respectively, of the Company’s revenues were generated from these storm-related events.

NOTE 10—RELATED PARTY TRANSACTIONS

During the years ended October 31, 2006 and 2005, the Company engaged in the following transactions with related parties:

Related Party	Nature of Transaction	2006	2005
Partnerships with common ownership	Office and warehouse leases (5)	$669,000	$547,000

NOTE 11—LITIGATION AND CLAIMS

The Company is involved in litigation which arises in the ordinary course of business. In management’s opinion, the outcome of any such litigation will not materially affect the Company’s financial condition.

NOTE 12—TRANSFER OF PARTNERSHIP INTEREST

On October 1, 2006, the Company transferred 7.5% of its limited partnership interest in Cotton Commercial USA, LP to Blake Stansell (a 10% Limited Partner) in accordance with his employment agreement. The 7.5% limited partnership interest was valued at $1,680,000 and is recognized as compensation expense and contributed capital in the accompanying consolidated statement of income (loss) and retained earnings.

NOTE 13—PURCHASE AGREEMENT

On July 10, 2006, the stockholders of the Company entered into a letter of intent with Charys Holding Company, Inc. (a Delaware corporation), whereby Charys Holding Company, Inc. will purchase all the outstanding shares of common stock in the Company. A purchase agreement was entered into on September 1, 2006 and was amended and restated on December 8, 2006. On December 8, 2006, Charys Holding Company, Inc. purchased 40% of the outstanding shares in the Company. The agreement also has provisions for Charys Holding Company, Inc. to purchase the remaining 60% Outstanding shares in the Company within 90 days of the effective date of the agreement, which is expected to be fully consummated by approximately March 8, 2007. The transaction is broken down as follows:

Cotton Commercial USA, LP Ownership	Before	After
Cotton Holdings 1, Inc.	77.5%	77.5%
Blake Stansell	17.5%	10.5%
Chad Weigman	5.0%	3.0%
C&B/Cotton Holdings, Inc.*	0.0%	9.0%

Cotton Holdings 1, Inc. Ownership	Before	After
Pete Bell	43.5%	26.1%
Daryn Ebrecht	43.5%	26.1%
James Scaife	5.0%	3.0%
Randall Thompson	5.0%	3.0%
Bryan Michalsky	3.0%	1.8%
C&B/Cotton Holdings, Inc.*	0.0%	40.0%

Cotton Restoration of Central Texas, LP	Before	After
Russell White	5.0%	3.0%
Johnny Slaughter	5.0%	3.0%
Cotton Holdings 1, Inc.	90.0%	90.0%
C&B/Cotton Holdings, Inc.*	0.0%	4.0%

*                    C&B/Cotton Holdings, Inc. is a wholly owned subsidiary of Charys Holding Company, Inc. which was created for this transaction.

Cotton Company, Inc.

Condensed Financial Statements

Nine Months Ended January 31, 2007 and 2006

(Unaudited)

Cotton Company, Inc.
Condensed Balance Sheet
(Unaudited)

	At January 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$2,147,923	$8,627,763
Accounts receivables, net of allowance for doubtful accounts	7,893,612	18,630,909
Costs and estimated earnings in excess of billings on uncompleted contracts, net of contract loss provision	—	—
Prepaid expenses	—	—
Other current assets	1,556,646	991,526
Total current assets	11,598,181	28,250,198
Property and equipment, net of accumulated depreciation	3,811,634	3,822,010
and amortization	3,811,634	3,822,010
Other assets	—	—
Total assets	$15,409,815	$32,072,208
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,312,840	$7,790,670
Accrued expenses	339,325	379,104
Accrued acquisition costs	—	—
Billings in excess of costs and estimated earnings on uncompleted contracts	533,052	—
Deferred revenue	—	—
Short-term borrowings:	100,000	100,000
Current portion of long-term debt:	554,658	176,208
Total current liabilities	5,839,875	8,445,982
Long-term debt:	1,252,030	2,520,249
Total liabilities	7,091,905	10,966,231
Stockholders’ equity:
Preferred stock	—	—
Common stock	(90,443)	—
Additional paid-in capital	—	—
Accumulated deficit	8,408,353	21,105,977
Total shareholders’ equity	8,317,910	21,105,977
Total liabilities and shareholders’ equity	$15,409,815	$32,072,208

Cotton Company, Inc.
Condensed Statements of Income
(Unaudited)

	Nine Months Ended January 31,
	2007	2006
Net revenues	$29,489,384	$74,183,710
Cost of revenues	19,961,343	38,260,596
Gross profit	9,528,041	35,923,114
Operating expenses:
General and administrative	13,703,645	13,919,137
Depreciation and amortization	499,109	563,551
Total operating expenses	14,202,754	14,482,688
Income (loss) from operations	(4,674,713)	21,440,426
Other income (expense):
Interest expense	21,966	127,005
Gain on sale of property and equipment, net
Other income, net	648,793	668,698
Total other (expense) income	670,759	795,703
Net (loss) earnings	$(5,345,472)	$20,644,723

Cotton Company, Inc.
Condensed Statements of Cash Flows
(Unaudited)

	Nine Months Ended January 31,
	2007	2006
Cash Flows From Operating Activities:
Net (loss) earnings	$(5,345,472)	$20,644,723
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities
Depreciation and amortization expense	499,109	563,551
Net change in current assets and liabilities	2,904,373	(10,665,795)
Net cash provided by (used in) operating activities	(1,941,990)	10,542,479
Cash Flows From Investing Activities:
Sale (Acquisition) of property and equipment	51,383	(1,328,179)
Net cash used in investing activities	51,383	(1,328,179)
Cash Flows From Financing Activities:
Net proceeds (repayments) on long-term debt:	(1,294,681)	(27,876)
	(4,801,885)	(1,368,450)
Net cash provided by financing activities	(6,096,566)	(1,396,326)
Net increase (decrease) in cash	(7,987,174)	7,817,974
Cash and cash equivalents, beginning of period	10,135,098	809,789
Cash and cash equivalents, end of period	$2,147,924	$8,627,763

Notes to Interim Financial Statements (Unaudited)

1.                 Basis of Interim Financial Statement Presentation

The accompanying unaudited condensed statements of operations and cash flows of Cotton Company Inc. (“Cotton”) for the nine months ended January 31, 2007 and 2006 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and applicable rules of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. The accompanying interim statements and notes referred to above should be read in conjunction with the financial statements and notes thereto included in the Company’s audited financial statements for the year ended October 31, 2006. Operating results for the nine months ended January 31, 2007 are not necessarily indicative of the results of the Company that may be expected in future periods.

CHARYS HOLDING COMPANY, INC. AND SUBSIDIARIES

PRO FORMA FINANCIAL INFORMATION
(Unaudited)

JANUARY 31, 2007

Charys Holding Company, Inc. and Subsidiaries
Pro Forma Combined Condensed Consolidated Balance Sheet
January 31, 2007
(Unaudited)

	Charys Holding Company, Inc.	Complete Tower Sources, Inc.	Adjustments	Mitchell Site Acq., Inc.	Adjustments	Cotton Companies	Adjustments	Consolidated Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$919,894	$5,938,814	—	$1,919,196	—	$2,147,923	—	$10,925,828
Accounts receivables, net of allowance for doubtful accounts	49,310,279	10,586,289	—	3,161,221	—	7,893,612	—	70,951,401
Costs and estimated earnings in excess of billings on uncompleted contracts, net of contract loss provision	3,283,366	916,373	—	—	—	—	—	4,199,739
Prepaid expenses	1,878,244	—	—	1,000	—	—	—	1,879,244
Other current assets	3,969,301	467,423	—	—	—	1,556,645	—	5,993,369
Total current assets	59,361,084	17,908,899	—	5,081,417	—	11,598,181	—	93,949,581
Property and equipment, net of accumulated depreciation and amortization	15,306,308	2,527,190	—	111,543	—	3,811,634	—	21,756,675
Other assets:
Goodwill	208,646,779		62,814,437		22,518,481		57,532,747	351,512,444
Amortizable intangible assets, net of accumulated amortization	11,076,963		3,997,085		499,632		—	15,573,680
Financing costs, net of accumulation amortization	130,352,187							130,352,187
Acquisition costs	11,100,467							11,100,467
Minority Interests	3,103,164							3,103,164
Other non-current assets	403,162							403,162
Total other assets	364,682,722	—	66,811,522	—	23,018,113		57,532,747	512,045,104
Total Assets	$439,350,114	$20,436,089	$66,811,522	$5,192,960	$23,018,113	$15,409,815	$57,532,747	$627,751,360
LIABILITIES AND SHAREHOLDERS EQUITY
Current liabilities:
Accounts payable	$28,760,369	$2,361,928		$128,101		$4,312,840	—	$35,563,237
Accrued expenses	15,539,810					339,325	—	15,879,135
Accrued acquisition costs	2,370,376		500,000		500,000	—	500,000	3,870,376
Billings in excess of costs and est. earnings on uncompleted contracts	893,748	62,500				533,052	—	1,489,300
Deferred revenue	1,738,182					—	—	1,738,182
Short-term borrowings:
Unrelated parties	15,283,154					100,000	—	15,383,154
Related parties	31,699,950					—	—	31,699,950
Current portion of long-term debt:
Unrelated parties	985,793					554,658	—	1,540,451
Related parties	478,587							478,587
Total current liabilities	97,749,969	2,424,428	500,000	128,101	500,000	5,839,875	500,000	107,642,372
Long-term debt:
Unrelated parties	33,741,386	2,876,574	57,459,524	82,864	19,390,476	1,252,030	44,254,406	159,057,260
Related parties	48,021,799		19,990,000		7,610,000		5,100,000	80,721,799

Charys Holding Company, Inc. and Subsidiaries
Pro Forma Combined Condensed Consolidated Balance Sheet (Continued)
January 31, 2007
(Unaudited)

Mandatory redeemable preferred stock-Series D; $0.001 par value; 1,300 shares authorized, issued and outstanding	13,000,000							13,000,000
Total liabilities	192,513,154	5,301,002	77,949,524	210,965	27,500,476	7,091,905	49,854,406	360,421,432
Stockholders’ equity:
Preferred stock; $0.001 par value; 5,000,000 shares authorized, 1,500,000 shares issued and outstanding:
Series A	1,000							1,000
Series C	500							500
Common stock; $0.001 par value; 3,000,000 shares authorized, 38,807,457 shares issued and outstanding	38,807	10,000	(10,000)	34,441	(34,441)	(90,442)	90,442	38,807
Additional paid-in capital	320,736,778		3,997,085		499,632		15,996,252	341,229,747
Accumulated deficit	(73,940,125)	15,125,087	(15,125,087)	4,947,554	(4,947,554)	8,408,353	(8,408,353)	(73,940,126)
Total shareholders’ equity	246,836,960	15,135,087	(11,138,002)	4,981,995	(4,482,363)	8,317,910	7,678,341	267,329,928
Total liabilities and shareholders’ equity	$439,350,114	$20,436,089	$66,811,522	$5,192,960	$23,018,113	$15,409,815	$57,532,747	$627,751,360

NOTES TO PRO FORMA COMBINED CONDENSED BALANCE SHEET

Represents effects of the excess of purchase price over net assets acquired, as follows:

(A)       Complete Tower Sources, Inc.

Consideration paid	$57,459,524
Promissory note to Seller	19,990,000
Additional acquisition liability to Seller	0
Accrued acquisition costs	500,000
Shares issued	3,997,085
Total purchase price	81,946,609
Net assets acquired, excluding debt assumed	15,135,087
Debt assumed	0
Net assets acquired	15,135,087
Excess of purchase price over net assets acquired	66,811,522
Estimated allocation of excess purchase price to amortizable intangible assets	0
Goodwill	$62,814,437

(B)        Mitchell Site Acq, Inc.

Consideration paid	$19,390,476
Promissory note to Seller	7,610,000
Additional acquisition liability to Seller	0
Accrued acquisition costs	500,000
Shares issued to consultants	499,632
Total purchase price	28,000,108
Net assets acquired, excluding debt assumed	4,981,995
Debt assumed	0
Net assets acquired	4,981,995
Excess of purchase price over net assets acquired	23,018,113
Estimated allocation of excess purchase price to amortizable intangible assets	499,632
Goodwill	$23,018,481

(C)        Cotton Holdings, Inc.

Consideration paid	$44,254,406
Promissory note to Seller	5,100,000
Additional acquisition liability to Seller	0
Accrued acquisition costs	500,000
Shares issued to consultants	15,996,252
Total purchase price	65,850,658
Net assets acquired, excluding debt assumed	10,224,598
Debt assumed	(1,906,688)
Net assets acquired	8,317,910
Excess of purchase price over net assets acquired	57,532,748
Estimated allocation of excess purchase price to amortizable intangible assets	0
Goodwill	$57,532,748

The extent to which the excess purchase price over the net assets acquired may represent acquired amortizable intangible assets cannot be reasonably determined by the Company at this time. Thus, no allocation of any excess purchase price to amortizable intangible assets has been made in the accompanying pro forma information. The Company will obtain an independent valuation to determine the existence of amortizable intangible asset value and carrying life, and make adjustments to these allocations as necessary based on the results of that valuation. The results of that valuation, in terms of intangible asset amortization expense, could have a material effect on the 2007 pro forma results of operations.

CHARYS HOLDING COMPANY, INC AND SUBSIDIARIES

PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE NINE MONTHS ENDED JANUARY 31, 2007

($ IN THOUSANDS)

	B				C,D
	Charys Holding Company, Inc.	Mitchell Site Acquisition, Inc.	Complete Tower Sources, Inc.	Consolidated Cotton Companies	Adjustments	Combined
Net revenues	$61,224	$7,920	$27,451	$39,700		$136,295
Cost of revenues	48,858	2,529	15,549	21,438	$(2,500)	85,874
General and administrative	19,931	547	1,753	8,573	(5,162)	25,642
Depreciation and amortization	5,807	16	1,380	499	(5)	7,697
Total costs and expenses	74,596	3,092	18,682	30,510	(7,667)	119,213
Operating (loss) income	(13,372)	4,828	8,769	9,190	7,667	17,082
Other income (expense)	(53,863)	(1,377)	(3,800)	(2,259)	50,908	(10,381)
(Loss) income before income tax provision	(67,235)	3,451	4,969	6,931	55,575	6,701
Income tax provision	—	—	—	—		—
Income from discontinued operations, net of income taxes	—	—	—	—		—
Net (loss) earnings	$(67,235)	$3,451	$4,969	$6,931	$58,575	$6,701

CHARYS HOLDING COMPANY, INC. AND SUBSIDIARIES
NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

A.                Basis of Presentation

Effective on March 1, 2007, Charys Holding Company, Inc. (“Charys” or the “Company”) completed the acquisition of all issued and outstanding shares of capital stock of CTSI, MSAI and Cotton.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or the financial position that would have occurred if the acquisition had been consummated as of the assumed dates, nor is it necessarily indicative of the future operating results or the financial position of the combined companies. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

The unaudited pro forma financial data have been prepared using the purchase method of accounting, whereby the total cost of the acquisition is allocated to tangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the acquisition. For purposes of the unaudited pro forma data, those allocations are based upon a purchase price allocation determined by management.

The unaudited pro forma combined condensed balance sheet is based on the historical balance sheets of the Company, CTSI, MSAI, and Cotton and has been prepared to reflect the Company’s acquisition of CTSI, MSAI, and Cotton as of May 1, 2006. The unaudited combined condensed pro forma statements of operations are based on the Company’s historical statements of operations and the financial statements of CTSI, MSAI and Cotton, and combines the Company’s results of operations and CTSI, MSAI and Cotton for the nine months ended January 31, 2007 and the nine months ended January 31, 2006, as if the acquisition occurred on May 1, 2006. These pro forma unaudited combined condensed financial statements should be read in conjunction with the Company’s historical financial statements and notes thereto, and the financial statements of CTSI, MSAI and Cotton which are included elsewhere in this report.

B.               Assumes we owned and operated the following companies for the entire six months:

Personnel Resources of Georgia, Inc.	C&B
Method IQ	Digital Communications Services, Inc.
CCI Telecom	Ayin Tower Management
Viasys	Ayin Holdings
LFC

C.               Elimination of holding company expenses. These expenses relate to the acquisition of certain of our subsidiaries.

D.              Reconciliation of Adjustments:

	Holding Company Cost	Nonrecurring Charges	Total Adjustments
Cost of revenues	$—	$2,500	$2,500
Selling, general and administrative	5,162	—	5,162
Depreciation and amortization	5	—	5
Other (income) expense	33,750	—	33,750
Loss on impairment of goodwill	—	17,158	17,158
Net earnings (loss)	$38,917	$19,658	$58,575

In the second quarter, we performed the annual test of impairment of the goodwill of Method IQ. As of October 31, 2006, it was determined that the carrying value of the goodwill of Method IQ and Viasys exceeded the enterprise value of the implied goodwill utilizing the income approach of discounted cash flows. The discounted cash flows calculations were made utilizing various assumptions and estimates regarding future revenue and expenses, cash flow and discount rates. Based upon our analysis, a goodwill impairment loss of $2,258,605 is being recorded as of October 31, 2006 for Method IQ and $14,899,162 for Viasys. Also, for Viasys, we eliminated $2.5 million for charges against contracts entered into before acquisition. These charges could not be charged toward goodwill due to the impairment of goodwill realized in the second quarter.

CHARYS HOLDING COMPANY, INC. AND SUBSIDIARIES
PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE YEAR ENDED APRIL 30, 2006

($ IN THOUSANDS)

	B	C	C
	Charys Holding Company, Inc. Twelve Months Ended 4/30/06	Mitchell Site Acquisition, Inc. Twelve Months Ended 4/30/06	Complete Tower Sources, Inc. Twelve Months Ended 4/30/06	Consolidated Cotton Companies Twelve Months Ended 4/30/06	Adjustments		Combined
Net revenues	$309,562	$8,917	$41,083	$79,076			$443,638
Cost of revenues	218,048	1,696	22,827	43,022			285,593
General and administrative	42,679	6,855	14,048	16,008	$(14,016	)D	65,574
Depreciation and amortization	3,499	38	524	683			4,744
Total costs and expenses	264,226	8,589	37,399	59,713	(14,016)		355,911
Operating (loss) income	45,336	328	8,684	19,363	14,016		87,727
Other income (expense)	(1,665)	(1,754)	(205)	—			(3,624)
(Loss) income before income tax provision	43,671	(1,426)	8,479	19,363	14,016		84,103
Income tax provision	—
Income from discontinued operations, net of income taxes	198						198
Net (loss) earnings	$43,869	$(1,426)	$8,479	$19,363	$14,016		$84,301

CHARYS HOLDING COMPANY, INC. AND SUBSIDIARIES
NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

A.                Basis of Presentation

Effective on March 1, 2007, Charys Holding Company, Inc. (“Charys” or the “Company”) completed the acquisition of all issued and outstanding shares of capital stock of CTSI, MSAI and Cotton.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or the financial position that would have occurred if the acquisition had been consummated as of the assumed dates, nor is it necessarily indicative of the future operating results or the financial position of the combined companies. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

The unaudited pro forma financial data have been prepared using the purchase method of accounting, whereby the total cost of the acquisition is allocated to tangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the acquisition. For purposes of the unaudited pro forma data, those allocations are based upon a purchase price allocation determined by management.

The pro forma combined condensed balance sheet is based on the historical balance sheets of the Company CTSI, MSAI, and Cotton and has been prepared to reflect the Company’s acquisition of CTSI, MSAI, and Cotton as of May 1, 2005. The unaudited combined condensed pro forma statements of operations are based on the Company’s historical statements of operations and the financial statements of CTSI, MSAI and Cotton, and combines the Company’s results of operations and CTSI, MSAI for the twelve months ended December 31, 2006. These pro forma combined condensed financial statements should be read in conjunction with the Company’s historical financial statements and notes thereto, and the financial statements of CTSI, MSAI and Cotton which are included elsewhere in this report.

B.               Assumes we owned and operated the following companies for the entire twelve months:

Personnel Resources of Georgia, Inc.	C&B
Method IQ	Digital Communications Services, Inc.
CCI Telecom	Ayin Tower Management
Viasys	Ayin Holdings
LFC

C.               The April 30, 2006 results are unaudited.

D.              Elimination of salaries and bonuses for Lori Mitchell, Matthew Mitchell, Carroll Castille and senior management.

	Mitchell Site Acquisition, Inc.	Complete Tower Sources, Inc.	Total Adjustments
Selling, general and administrative	$5,900	$8,116	$14,016

PART II
Information Not Required in Prospectus

Item 24.  Indemnification of directors and officers.

Our certificate of incorporation provides that we shall indemnify anyone who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by us or in our right, by reason of the fact that he is or was a director, officer, employee, or agent of Charys, or is or was serving at our request as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if:

•       The liability did not result from any act or failure to act which (a) constituted a breach of such person’s fiduciary duties in his capacity as a director or officer, and (b) involved intentional misconduct, fraud, or a knowing violation of law; or

•       Such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

Further, our certificate of incorporation permits us to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by us or in our right, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of Charys, or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with defense or settlement of the action or suit, if:

•       The liability did not result from any act or failure to act which (a) constituted a breach of such person’s fiduciary duties in his capacity as a director or officer, and (b) involved intentional misconduct, fraud or a knowing violation of law; or

•       Such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests.

However, we are prohibited from indemnifying any person with respect to any action, suit, or proceeding by a court of competent jurisdiction if he has been finally adjudged to be liable to us, unless, and only to the extent that, the court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnification in view of all the circumstances of the case.

Our bylaws contain similar indemnification and limitation of liability provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Charys under the indemnification provisions, or otherwise, we are aware that, in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We also maintain an insurance policy insuring us and our directors and officers against certain liabilities, including liabilities under the Securities Act.

Item 25.  Other expenses of issuance and distribution.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. No expenses will be paid by the security holders.

SEC Registration Fee
Printing and Engraving Expenses
Legal Fees and Expenses
Accounting Fees and Expenses
Blue Sky Fees and Expenses
Transfer Agent Fees
Miscellaneous
Total

Item 26.  Recent sales of unregistered securities.

On December 16, 2003, Charys issued 250,000 shares of our Series A Preferred Stock to Richard Mangiarelli, in exchange for services rendered valued at $5,000.

On December 16, 2003, Charys issued 250,000 shares of our Series A Preferred Stock to Richard Schmidt, in exchange for services rendered valued at $5,000.

On January 1, 2004, Charys issued 375,000 shares of our restricted common stock to Jimmy Villalobos for services rendered at a price of $0.10 per share (after allowance for the 1 for 10 reverse split of our common stock).

On January 1, 2004, Charys issued 1,250,000 shares of our restricted common stock to Mitch Gruber for services rendered at a price of $0.10 per share (after allowance for the 1 for 10 reverse split of our common stock).

CCI Telecom Acquisition.   Effective March 4, 2005, we closed a merger with CCI Telecom, Inc. Pursuant to the merger, 17 of the 20 stockholders of CCI Telecom received one share of Charys common stock for each 26.882453 shares of CCI Telecom common stock converted in the merger, or a total of 722,643 shares of Charys common stock. In addition, 11 of the stockholders of CCI Telecom elected not to participate in future “earn-out” payments as provided in the merger agreement and received an additional 0.030712 share of Charys common stock adjusted up to the next whole share for a total of an additional 72,699 shares of our common stock, in the aggregate. Consequently, a total of 795,342 shares of Charys common stock were issued to the CCI Telecom stockholders. For purposes of the calculations of the number of shares of Charys common stock to be issued in the merger, the parties assumed a value of $4.00 per share, or an aggregate value of $2,990,798.53.

Frost Bank Financing.   Effective April 28, 2005, we entered into an agreement with The Frost National Bank relating to the restructuring of the credit facilities extended to CCI Telecom and the cancellation of a term note in the amount of $1,709,201 provided by Frost Bank to CCI Telecom before the merger with Charys. Pursuant to the agreement, we issued to Frost Bank 400,000 shares of our Series B preferred stock which were converted into 400,000 shares of our common stock on June 8, 2006. Also pursuant to the agreement, on July 28, 2005, Charys issued to Frost Bank 500,000 shares of our Series C Preferred Stock.

Effective April 29, 2005, Charys issued 250,000 shares of our common stock to CCI Associates, Ltd. as part of the purchase price of the real property in San Antonio, Texas pursuant to that certain Agreement and Contract for Sale between CCI Telecom, Inc. and CCI Associates. The shares were valued at $4.00 per share, for an aggregate consideration of $1,000,000.

On June 6, 2005 Charys sold to Janet Risher 240,000 of Charys’ common stock at an aggregate sale price of $50,000.

CAPCO Financing.   On July 18, 2005, we arranged financing for CCI Telecom with CAPCO Financial Company, a division of Greater Bank N.A., to provide for an asset-based credit facility of up to $5,000,000. In consideration of the financing agreement, on August 1, 2005, Venture Banking Group, an affiliate of CAPCO, received a warrant to purchase up to 862,069 shares of our common stock at $0.35 per share. In consideration of the financing agreement, on August 1, 2005, Charys issued to Venture Banking Group, an affiliate of CAPCO, a warrant to purchase up to 862,069 shares of our common stock at $0.35 per share.

Effective August 1, 2005, Charys sold all outstanding common stock of its wholly-owned development stage subsidiary ICS to an officer of ICS. Charys issued the buyer 40,000 shares of Charys’ common stock with a fair value of $9,200 in exchange for the buyer assuming net liabilities of ICS of $238,244.

On August 2, 2005, Charys sold 200,000 shares of common stock priced at $0.20 per share to Morgan DeLucia, an officer of Charys, for an aggregate consideration of $40,000.

On August 24, 2005 Charys sold a series of unsecured notes to John Milano, Dennis Petriella, Peter Palumbo, Bruce Chips, Frank Pellegrino, Jr., Rae Ierardi IRA and Rae Ierardi for an aggregate of $400,000. The notes bear an annual rate of interest at eight percent, and matured on January 3, 2006. At maturity the minimum interest payment due was one full year’s interest payable with Charys common stock. The total common stock issuable for the minimum interest due at maturity was 160,000 shares. On March 20, 2006, each purchaser executed an extension agreement extending the maturity of notes until April 15, 2006. Each purchaser received a pre-determined fixed number of shares of Charys common stock as payment of an extension fee on April 15, 2006. The total number of shares issued in payment of the extension fee was 20,000 shares of Charys common shares.

Viasys Acquisition.   As required by the stock purchase agreement in connection with the acquisition of Viasys Network Services, Inc. and Viasys Services, Inc. from New Viasys, on November 16, 2005, as security for our obligations under the subordinated note to New Viasys, we issued and placed 500,000 shares of Charys common stock valued at $500,000 worth in escrow with Brown Raysman Millstein Felder & Steiner LLP, as escrow agent.

Highgate Financing.   In order to complete the purchase of Viasys, we arranged financing with Highgate House Funds, Ltd. On November 16, 2005, we executed a securities purchase agreement with Highgate providing for $4,000,000 in funds. In consideration of the funding, we issued to Highgate:

•       A $4,000,000 secured convertible debenture which is convertible into shares of our common stock. The debenture has a maturity date of November 16, 2008, with interest at the rate of 8 percent per annum, compounded monthly.

•       Warrants to purchase an aggregate of 1,000,000 shares of our common stock. The warrants provide for the ability to purchase shares of our common stock for exercise prices of (i) $0.25 for 200,000 shares; (ii) $0.50 for 400,000 shares; (iii) $0.75 for 200,000 shares, and (iv) $1.00 for 200,000 shares. The warrants expire on November 16, 2008.

Pursuant to the securities purchase agreement with Highgate and to further ensure our obligation to issue shares of our common stock upon conversion of the debenture and exercise of the warrants, we also issued and escrowed 20,000,000 shares of our common stock with an escrow agent.

On April 20, 2006, Highgate converted $600,000 of the debenture into 750,000 shares of Charys common stock. A portion of the debenture totaling approximately $3.3 million was redeemed by Charys and Highgate converted the remaining $173,096 of the debenture into 216,370 shares of our common stock on May 19, 2006.

Investment Banking Fees.   As a result of the Viasys acquisition and the financing provided by Highgate House Funds, we paid investment banking fees as follows:

•       The issuance of 800,000 shares of our common stock to Jade Capital, valued at $840,000;

•       800,000 shares of common stock and a warrant for the purchase of 350,000 shares of Charys common stock issued to GunnAllen Financial, Inc. at any time for a period expiring on November 8, 2008, with an exercise price of $2.00 per share.

•       The issuance of 600,000 shares of our common stock to Ron Berkovitz, valued at $385,000;

•       The issuance of 650,000 shares of our common stock to Mel Harris, valued at $822,500; and

In addition, as additional investment banking fees relating to Viasys acquisition, we issued 2,050,000 shares of our common stock as follows:

•       200,000 shares issued to Ronald Adler, valued at $70,000.

•       125,000 shares issued to Katherine Chesler, valued at $43,750.

•       10,000 shares issued to Salma Hassan, valued at $3,500.

•       50,000 shares issued to Audbert Jordan, valued at $17,500.

•       50,000 shares issued to Allen Levi, valued at $17,500.

•       140,000 shares issued to Teresa Pacin, valued at $49,000.

•       350,000 shares issued to Steven N. Posner, valued at $122,500.

•       200,000 shares issued to Stuart Posner, valued at $70,000.

•       125,000 shares issued to Rebecca Tedder, valued at $43,750.

•       400,000 shares issued to Growth Management, LLC, valued at $140,000.

Method IQ Acquisition.   On December 22, 2005, we closed the purchase of all of the issued and outstanding shares of the capital stock of Method IQ, Inc. from Rock Creek Equity Holdings, LLC and J. Alan Shaw. The aggregate consideration for the purchase was $10,500,000, and is subject to a one-time adjustment based upon our financial performance during the year following December 22, 2005, as described below. The aggregate consideration for the purchase was $10,500,000, paid as follows:

•       A secured promissory note in the original principal balance of $5,250,000, which bears interest at the rate of five percent per annum, and is payable immediately upon an equity or debt investment in Charys of not less than $5,250,000, or on demand after February 1, 2006; and

•       A fee of $18,000 in cash; and

•       Additional cash consideration of $500,000 which was provided by Mel Harris and Steven Posner as described below in “Harris/ Posner Financing with Respect to Method IQ”; and

•       $5,250,000 in value of shares of our common stock (the “stock consideration”).

We issued a total of 1,315,000 shares of our common stock on June 5, 2006 to the sellers in satisfaction of the stock consideration.

Harris/Posner Financing with Respect to Method IQ.   In order to complete the purchase of Method IQ, we arranged financing with Mel Harris and Steven Posner. On December 22, 2005, Charys and Billy V. Ray, Jr. executed a securities purchase agreement with Messrs. Harris and Posner providing for $1,000,000 in funds. In consideration of the funding, we issued to Messrs. Harris and Posner:

•       A $1,000,000 secured debenture convertible into shares of our common stock. The debenture was converted into 1,565,000 shares of our common stock on May 26, 2006.

•       Warrants to purchase an aggregate of 250,000 shares of our common stock. The warrants provide for an exercise period of three years, expiring on December 22, 2008, with an exercise price equal to the lower of: (a) $0.80 per share of the common stock; (b) 120 percent of the average closing bid price for the five trading days immediately preceding December 22, 2005; or (c) 80 percent of the lowest closing bid price for the five trading days immediately preceding the date of exercise.

Pursuant to the debenture, Messrs. Harris and Posner, at their sole option, may convert any or all of the face amount of the debenture at any time after April 21, 2006, and from time to time, until payment in full of the principal amount of the debenture, plus a premium on that amount accruing at a rate of 12 percent per annum, compounded monthly, from December 22, 2005 to the date of conversion, into shares of our common stock. The number of shares of our common stock to be received upon conversion will be determined by dividing the amount of the debenture being converted into shares our common stock by the conversion price. The conversion price shall be equal to the lower of:

•       $0.80 per share of our common stock; or

•       One hundred twenty percent of the average closing bid price for the five trading days immediately preceding December 22, 2005; or

•       80 percent of the lowest closing bid price for the five trading days immediately preceding the date of conversion.

Pursuant to the securities purchase agreement with Messrs. Harris and Posner and to further ensure our obligation to issue shares of our common stock upon conversion of the debenture and exercise of the warrants, we also issued and escrowed 1,500,000 shares of our common stock with an escrow agent who will distribute the required number of the escrowed shares to Messrs. Harris and Posner upon conversion of the debenture and/or exercise of the warrants.

In connection with the Method IQ acquisition, we issued to Newpoint Advisors, LLC a warrant for the purchase of 500,000 shares of Charys common stock as the investment banking fees at any time for a period expiring on August 8, 2010, with an exercise price of $0.231 per share.

•       On August 29, 2005, Charys issued 90,667 shares of common stock to Frank Pelligrino, Jr. for $40,150.

•       On August 29, 2005, Charys issued 56,000 shares of common stock to Dennis Petriella for $23,575.

•       On August 29, 2005, Charys issued 69,333 shares of common stock to John Milano for $33,150.

•       On August 29, 2005, Charys issued 34,667 shares of common stock to Peter Palumbo for $16,575.

•       On August 29, 2005, Charys issued 34,667 shares of common stock to Bruce Chips for $16,575.

•       On August 29, 2005, Charys issued 23,110 shares of common stock to Rae Ierardi IRA for $7,583.

•       On August 29, 2005, Charys issued 11,556 shares of common stock to Alicia Ierardi for $3,791.90.

•       On September 16, 2005, Charys issued 24,000 shares of common stock to Dennis Petriella for $20,200.

•       On September 16, 2005, Charys issued 30,000 shares of common stock to Mark Cannavo for $25,200.

•       On September 16, 2005, Charys issued 12,000 shares of common stock to Anthony Pallumbo for $10,100.

•       On September 16, 2005, Charys issued 6,000 shares of common stock to Donald and Anna Marie Pallumbo for $5,050.

•       On September 16, 2005, Charys issued 30,000 shares of common stock to Gordon Pepper for $25,250.

•       On September 16, 2005, Charys issued 8,400 shares of common stock to David and Lynn Malanca for $7,070.

•       On September 16, 2005, Charys issued 20,000 shares of common stock to Rae Ierardi IRA for $23,762.

•       On September 16, 2005, Charys issued 18,140 shares of common stock to Alicia Ierardi for $13,000.

•       On September 22, 2005, Charys issued 400,000 shares of common stock to Larry Hogue for $250,000.

•       On February 16, 2006, Charys issued 5,000 shares of common stock to Eric Kipperman for $5,300.

Jade Specialty Strategy LLC and Milton Schwarz Notes.   On February 1, 2006, we closed on separate loans with Jade Specialty Strategy LLC and Milton Schwarz each in the amount of $250,000, evidenced by promissory notes. These notes were later paid in full at their maturity. In connection with the loans we issued to the lenders warrants to purchase 500,000 shares (250,000 shares for each lender) of our common stock exercisable for a period of five years, at an exercise price of $1.10 per share.

Sam Del Presto.   On March 15, 2006, we engaged Sam Del Presto to act as a financial consultant under a consulting agreement pursuant to which we paid Mr. Del Presto $240,000 and additionally issued to him 100,000 shares of our restricted common stock, and a warrant to purchase 400,000 shares of our common stock exercisable for five years at a $1.50.

Steven Posner, Sean Posner and Mel Harris Financing.   On May 1, 2006, we borrowed the sum of $1,000,000 from Steven Posner, Sean Posner and Mel Harris evidenced by a promissory note bearing interest at the rate of 9.5 percent per annum and due May 1, 2007. The proceeds of the loan were used as the non-refundable down payment for our acquisition of C & B. As additional consideration for the loan, we paid as a fee to Messrs. Steven Posner, Sean Posner and Mel Harris, collectively, 250,000 shares of common stock and a warrant to purchase 100,000 shares of Charys common stock at $5.00 per share.

LFC, Inc. Acquisition.   On April 24, 2006, we closed a merger with LFC, Inc. LFC’s business was divided into two separate components:

•       LFC’s cell towers; and

•       LFC’s professional services business (the “Existing Business Price Component”), a large portion of which is contingent upon LFC’s future performance against certain specified EBITDA targets and subject to further adjustment under the definitive agreement between the parties.

The aggregate merger consideration for both components as described below, and is to be distributed to the sellers on a pro rata basis based upon the percentage of shares of outstanding common stock of LFC held by each seller as of April 24, 2006.

Cell Tower Price Component.   LFC’s cell tower assets consisting of 11 cellular towers and related tower assets, carrying a fixed purchase price of $4,699,156, payable as follows:

•       $2,042,317 in cash, which represents 60 percent of $4,699,156, less $984,415 in specified cell tower debt and $186,528 in prepaid rent, subject to certain adjustments; and

•       562,839 shares of our common stock, which represents 40 percent of $4,699,156, divided by the closing share price of $2.64, subject to certain adjustments.

Estimated Existing Business Price Component.   As of closing, the Existing Business Price Component was estimated to be $11,206,152 (the “Estimated Existing Business Price Component”) based on the estimated 4.5 multiple of EBITDA for the 3 year periods commencing on May 1, 2006 and ending on April 30, 2009 (“Calculation Period”). The Estimated Existing Business Price Component is payable as follows:

•       $2,251,538 in cash at closing, which represents 20 percent of the Estimated Existing Business Price Component, less specified business debt equal to $263,406 for a net of $1,988,132;

•       $1,120,615 in cash (the “Holdback Amount”), which represents 10 percent of the Estimated Existing Business Price Component, held back by Charys until the end of the Calculation Period as partial security for the obligations of the sellers under the merger agreement; and

•       7,833,999 in value of shares of our common stock, which represents approximately 70 percent of the Estimated Existing Business Price Component, to be allocated as follows: (i) 898,106 shares due at closing, which represents 25 percent of 65 percent of the Estimated Existing Business Price Component, plus $550,000 in value of shares of our common stock, all divided by the closing share price of $2.64; and (ii) 2,069,318 shares of our common stock into an escrow (the “Escrow Shares”), which represents 75 percent of 65 percent of the Estimated Existing Business Price Component.

The total amount of cash consideration payable at closing in the amount of $3,726,391 after specified debt deductions was delivered to sellers in the form of a promissory note payable upon funding of the transaction, which is secured by a pledge agreement granting the sellers a security interest in 100 percent of the outstanding shares of LFC. The promissory note had a maturity date of July 31, 2006, and was paid in full on September 6, 2006.

Lumbermens Settlement.   In May 2006, we executed a Settlement Agreement and Mutual Release with Lumbermens Mutual Casualty Company (“Lumbermen’s”) and other related parties with respect to a lawsuit where Lumbermens seeks to recover approximately $4.5 million under the General Indemnity Agreement dated March 6, 2000. Pursuant to the settlement agreement, we delivered to Lumbermens a cash payment of $200,000.00 and 400,000 shares of our common stock on May 26, 2006.

Series D Preferred Stock.   On May 19, 2006, we and various investors executed a securities purchase agreement whereby the investors, for a total consideration of $12,220,000, purchased 1,300 shares of our newly created Series D Preferred Stock with a total stated value of $13,000,000, or $10,000 per share. The 1,300 shares of Series D Preferred Stock are convertible into 4,333,333 shares of our common stock, or at an initial conversion price of $3.00 per share of common stock until May 31, 2007 and a subsequent conversion price of $2.44 after May 31, 2007. We issued to the investors warrants to purchase 4,333,333 shares of our common stock in consideration for the financing. Each warrant has an expiration date five years from date of issue and may be exercised at a current exercise price of $5.88 per share until May 31, 2007 and a subsequent price of $5.35 per share after May 31, 2007.

Crochet & Borel Services, Inc. Acquisition.   On June 5, 2006, Charys, Crochet & Borel Services, Inc. and Troy Crochet closed an agreement whereby Mr. Crochet sold to Charys 500 shares of C&B.

In consideration of the sale of all of the C&B Shares, we agreed to pay an aggregate consideration in an amount equal to $200,100,000 (the “Base Purchase Price”) by delivery of (i) cash and (ii) 4,008,000 shares of our common stock (“Stock Consideration”). On May 3, 2006, we issued to Mr. Crochet Stock Consideration equal to 1,000,000 shares of our common stock. On June 5, 2006, we delivered to Mr. Crochet Stock Consideration equal to 3,000,000 shares of our common stock. On June 15, 2006, we issued to Mr. Crochet 3,258,000 shares of our common stock.

Gottbetter Capital Financing.   On August 31, 2006, we closed a $20 million financing in the form of subordinated convertible notes that carries a 10% coupon rate and a 24 month term, with a select group of institutional investors led by Gottbetter Capital Master, Ltd. The notes are convertible into our common stock at an initial conversion price of $4.88 until May 31, 2007, resulting in approximately 4,314,063 shares issuable upon conversion of all notes, and a subsequent conversion price of $2.44 after May 31, 2007, resulting in approximately 8,628,129 shares issuable upon conversion of all notes. In connection with the financing, the Company issued warrants to the investors to acquire approximately 5 million shares of our common stock with an exercise price of $4.44 per share.

Mitchell Site Acq, Inc.   On June 20, 2006, our wholly-owned subsidiary, Ayin Holding Company Inc. (“Ayin”), executed an agreement (the “MSAI Stock Purchase Agreement”) for acquisition of 100 percent of the issued and outstanding capital stock of Mitchell Site Acq, Inc. (“MSAI”) for $27 million, payable as follows:

•       $9,712,500 total at closing for the MSAI shares, payable $4,312,500 in cash (the “Cash Component”) and a promissory note (the “SPA Note”) in the amount of $5,400,000 payable in three equal annual installments of $1,800,000 bearing simple interest at a rate equal to nine percent, and subject to adjustment pursuant to the SPA Note based upon MSAI’s future performance against specified EBITDA targets;

•       $13,500,000 for the seller’s personal shareholder goodwill ($8,100,000 in cash upfront and a promissory note in the amount of $5,400,000 (the “Goodwill Note”), payable in three equal annual installments of $1,800,000, plus accrued interest and subject to adjustment pursuant to the Goodwill Note;

•       $3,000,000 in cash and 500,000 in value of shares of our common stock divided by the average closing trading price per share of our common stock for the ten trading days ending on the closing date (such cash amount and shares to be delivered to the seller at the closing as consideration for the seller entering into a non-competition agreement); and

•       $787,500 in cash to be paid directly to the MSAI contractors listed on a schedule to the agreement to be paid directly to the contractors five days after the closing.

On August 15, 2006, we closed the acquisition and paid to the seller part of the Cash Component in the amount of $2,000,000, with the balance of the cash—approximately $13,412,500 payable to seller in the form of a promissory note with a maturity date of September 30, 2006 (the “Closing Promissory Note”). On the same day, we issued the SPA Note in the amount of $5,400,000 and the Goodwill Note in the amount of $5,400,000.

Complete Tower Sources, Inc. Acquisition.   On June 20, 2006, Ayin entered into a stock purchase agreement (the “CTSI Stock Purchase Agreement”) with Complete Tower Sources Inc., a Louisiana corporation (“CTSI”) and its sole shareholder, whereby Ayin agreed to purchase all of the issued and outstanding capital stock of CTSI for the aggregate purchase price of $71 million (not including the consideration due to seller for entering into the non-competition agreement, as specified below), subject to adjustment as provided in the CTSI Stock Purchase Agreement. The purchase price shall be payable at the closing as follows:

•       A cash amount equal to $42,600,000 (the “Purchase Price Cash Component”) shall be paid to the seller in immediately available funds; and

•       A promissory note (the “CTSI SPA Note”) in a principal amount equal to $28,400,000 (the “Purchase Price Note Component”), payable in three equal annual installments of $9,466,666 bearing simple interest at a rate equal to nine percent, and subject to adjustment pursuant to the CTSI SPA Note based upon CTSI’s future performance against specified EBITDA targets.

On August 15, 2006, we closed the acquisition and paid to the seller part of the Purchase Price Cash Component in the amount of $5,000,000, with the balance of the cash payable in the amount of $23,755,852 to seller in the form of a promissory note with a maturity date of September 30, 2006. On the same day, we issued the CTSI SPA Note in the amount of $28,400,000.

New Stream Secured Revolving Credit Facility.   On August 28, 2006, we entered into a Loan and Security Agreement with New Stream Commercial Finance, LLC to provide for a revolving credit facility up to $35 million for C&B. In connection with such financing, New Stream also received warrants to purchase 2,000,000 shares of our common stock at a price of $4.80 per share.

The use of the proceeds from the sale of our securities and issuance of notes were for general working capital needs and the repayment of debt.

The shares were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act or Rule 506 of Regulation D promulgated under the Securities Act. All of the investors took their securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the purchase of our shares. Our securities were sold only to accredited investors or sophisticated investors, as defined in the Securities Act with whom we had a direct personal preexisting relationship, and after a thorough discussion. Finally, our stock transfer agent has been instructed not to transfer any of such shares, unless such shares are registered for resale or there is an exemption with respect to their transfer.

All purchasers were provided with access to our filings with the SEC, including the following:

•       Charys’ annual report to stockholders for the most recent fiscal year, the definitive proxy statement filed in connection with that annual report, and, if requested by the purchaser in writing, a copy of Charys’ most recent Form 10 KSB under the Exchange Act.

•       The information contained in an annual report on Form 10 KSB under the Exchange Act.

•       The information contained in any reports or documents required to be filed by Charys under sections 13(a), 14(a), 14(c), and 15(d) of the Securities Exchange Act of 1934 since the distribution or filing of the reports specified above.

•       A brief description of the securities being offered, the use of the proceeds from the offering, and any material changes in Charys’ affairs that are not disclosed in the documents furnished.

Item 27. Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit No.	Index of Exhibits
2.1

Plan and Agreement of Merger between Spiderboy International, Inc. and Charys Holding Company, Inc. dated June 25, 2005 (Incorporated by reference to Exhibit C of the Company’s Definitive Proxy Statement (File No. 000-18292), filed on June 11, 2004).

2.2

Amended and Restated Stock Purchase Agreement by and between Janet Risher, Richard Schmidt, and Billy V. Ray, Jr., dated May 25, 2004 (Incorporated by reference to Exhibit 2.2 of the Company’s Form 8-K/A (File No. 000-18292), filed on June 1, 2004).

3.1

Articles of Incorporation of Rogers Hardware and Lumber Company filed on February 11, 1959 with the State of Minnesota (Incorporated by reference to Exhibit 3.1 to Form 10-KSB (Commission File No. 000-18292), filed on May 4, 2006).

3.2

Certificate of Restated Articles of Incorporation of Rogers Hardware and Lumber Company filed on December 10, 1968 with the State of Minnesota, changing the corporate name to Component Systems, Inc. (Incorporated by reference to Exhibit 3.2 to Form 10-KSB (Commission File No. 000-18292), filed on May 4, 2006).

3.3

Certificate of Restatement of Articles of Incorporation of Component Systems, Inc. filed on May 21, 1987 with the State of Minnesota, changing the corporate name to Prestine, Inc. (Incorporated by reference to Exhibit 3.3 to Form 10-KSB (Commission File No. 000-18292), filed on May 4, 2006).

3.4

Modification of Statutory Requirements or Amendments of Articles of Incorporation of Prestine, Inc. filed on April 23, 1968 with the State of Minnesota, changing the corporate name to High Country Ventures, Inc. (Incorporated by reference to Exhibit 3.4 to Form 10-KSB (Commission File No. 000-18292), filed on May 4, 2006).

3.5

Amendment of Articles of Incorporation of High Country Ventures, Inc. filed on October 13, 2000 with the State of Minnesota, changing the corporate name to Spiderboy International, Inc. (Incorporated by reference to Exhibit 99.1 to Form 8-K/A (Commission File No. 000-18292), filed on March 7, 2001).

3.6

Certificate of Designation, Preferences and Rights of Series A preferred stock of Spiderboy International, Inc. filed on February 24, 2004 with the State of Minnesota (Incorporated by reference to Attachment D to the amended Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 7, 2004).

3.7

Certificate of Incorporation of Charys Holding Company, Inc. filed on April 16, 2004 with the State of Delaware (Incorporated by reference to Exhibit A to the amended Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 7, 2004).

3.8

Certificate of Amendment of Certificate of Incorporation of Charys Holding Company, Inc. filed on May 21, 2004 with the State of Delaware (Incorporated by reference to Attachment C to the Definitive Proxy Statement (Commission File No. 000-18292), dated June 11, 2004).

3.9

Certificate of Designation, Preferences and Rights of Series A preferred stock of Charys Holding Company, Inc. filed on May 5, 2004 with the State of Delaware (Incorporated by reference to Attachment D to the Definitive Proxy Statement (Commission File No. 000-18292), dated June 11, 2004).

3.10	Bylaws of Spiderboy.com, Inc., adopted April 28, 2004 (Incorporated by reference to Exhibit B to the amended Preliminary Proxy Statement (Commission File No. 000-18292), dated May 7, 2004).

3.11

Certificate of Exchange filed on October 13, 2000 with the State of Minnesota whereby Spiderboy.com, Inc. became a wholly-owned subsidiary of High Country Ventures, Inc. (Incorporated by reference to Exhibit 3.11 to Form 10-KSB (Commission File No. 000-18292), filed on May 4, 2006).

3.12	Articles of Merger filed with the Delaware Secretary of State on June 30, 2004 (Incorporated by reference to Exhibit 2.2 to Form 8-K (Commission File No. 000-18292), filed on July 22, 2004).
3.13	Articles of Merger filed with the Minnesota Secretary of State on July 1, 2004 (Incorporated by reference to Exhibit 2.1 to Form 8-K (Commission File No. 000-18292), filed on July 22, 2004).
4.1

Certificate of Designation for Series B Preferred Stock, filed with the Secretary of State of Delaware on May 3, 2005 (Incorporated by reference to Exhibit 4.1 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

4.2

Certificate of Designation for Series C Preferred Stock, filed with the Secretary of State of Delaware on May 3, 2005 (Incorporated by reference to Exhibit 4.2 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

4.3

Certificate of Amendment to the Certificate of Designation for Series B Preferred Stock, filed with the Secretary of State of Delaware effective July 25, 2005 (Incorporated by reference to Exhibit 4.1 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

4.4

Certificate of Amendment to the Certificate of Designation for Series C Preferred Stock, filed with the Secretary of State of Delaware effective July 25, 2005 (Incorporated by reference to Exhibit 4.2 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

5.1*	Form of Legal Opinion of Morris Manning & Martin LLP.
10.1

Stock Purchase Agreement between Mark N. Pardo and Richard Mangiarelli and Richard Schmidt dated December 5, 2003 (Incorporated by reference to Exhibit 2.1 to Form 8-K (Commission File No. 000-18292), filed on December 12, 2003).

10.2

Promissory Note in the amount of $160,000 dated December 5, 2003, executed by Richard Mangiarelli, Richard Schmidt and Spiderboy International, Inc., payable to the order of Mark N. Pardo (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on December 12, 2003).

10.3

Stock Purchase Agreement between Janet Risher, Richard Schmidt, Spiderboy International, Inc. and Billy V. Ray, Jr., dated February 27, 2004 (Incorporated by reference to Exhibit 2.1 to Form 8-K (Commission File No. 000-18292), filed on March 10, 2004).

10.4

Amended and Restated Stock Purchase Agreement between Janet Risher, Richard Schmidt, Spiderboy International, Inc. and Billy V. Ray, Jr., dated May 25, 2004 (Incorporated by reference to Exhibit 2.2 to Form 8-K/A (Commission File No. 000-18292), filed on June 1, 2004).

10.5

Charys Holding Company, Inc. Employee Stock Incentive Plan for the Year 2004, dated April 28, 2004 (Incorporated by reference to Attachment F to the Definitive Proxy Statement (Commission File No. 000-18292), filed on June 11, 2004).

10.6

Charys Holding Company, Inc. Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2004, dated April 28, 2004 (Incorporated by reference to Attachment G to the Definitive Proxy Statement (Commission File No. 000-18292), filed on June 11, 2004).

10.7

Consulting Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Janet Risher, dated February 27, 2004 (Incorporated by reference to Exhibit 10.7 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.8

Consulting Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc., and Richard Schmidt dated February 27, 2004 (Incorporated by reference to Exhibit 10.8 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.9

Consulting Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Paul Ferandell, dated February 27, 2004 (Incorporated by reference to Exhibit 10.9 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.10

Consulting Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and John Jordan dated February 27, 2004 (Incorporated by reference to Exhibit 10.10 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.11

Consulting Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Bruce Caldwell dated February 27, 2004 (Incorporated by reference to Exhibit 10.11 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.12

Consulting Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Jimmy Villalobos dated February 27, 2004 (Incorporated by reference to Exhibit 10.12 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.13

Consulting Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Ash Mascarenhas, dated February 27, 2004 (Incorporated by reference to Exhibit 10.13 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.14

Consulting Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Francis Zubrowski, dated February 27, 2004 (Incorporated by reference to Exhibit 10.14 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.15

Registration Rights Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Janet Risher, dated February 27, 2004 (Incorporated by reference to Exhibit 10.15 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.16

Registration Rights Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Richard Schmidt, dated February 27, 2004 (Incorporated by reference to Exhibit 10.16 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.17

Registration Rights Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Paul Ferandell, dated February 27, 2004 (Incorporated by reference to Exhibit 10.17 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.18

Registration Rights Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and John Jordan dated February 27, 2004 (Incorporated by reference to Exhibit 10.18 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.19

Registration Rights Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Bruce Caldwell, dated February 27, 2004 (Incorporated by reference to Exhibit 10.19 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.20

Registration Rights Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Jimmy Villalobos dated February 27, 2004 (Incorporated by reference to Exhibit 10.20 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.21

Registration Rights Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Ash Mascarenhas, dated February 27, 2004 (Incorporated by reference to Exhibit 10.21 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.22

Registration Rights Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Francis Zubrowski, dated February 27, 2004 (Incorporated by reference to Exhibit 10.22 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.23

Stock Purchase Agreement Between Charys Holding Company, Inc., Robert G. Barrow, Jr. and Mark D. Andrizzi, dated April 21, 2004 (Incorporated by reference to Exhibit 2.1 to Form 8-K (Commission File No. 000-18292), filed on July 6, 2004).

10.24	Charter of Compensation Committee, dated April 28, 2004 (Incorporated by reference to Exhibit 10.25 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).
10.25	Charter of Audit Committee, dated April 28, 2004 (Incorporated by reference to Exhibit 10.26 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).
10.26

Employment Agreement, dated June 15, 2004 between Charys Holding Company, Inc. and Billy V. Ray (Incorporated by reference to Exhibit 10.28 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).

10.27

Employment Agreement, dated June 15, 2004 between Charys Holding Company, Inc. and Ben Holcomb (Incorporated by reference to Exhibit 10.29 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).

10.28

Employment Agreement, dated June 15, 2004 between Charys Holding Company, Inc. and Raymond J. Smith (Incorporated by reference to Exhibit 10.30 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).

10.29

Joint Venture Agreement between Ruby Belle, LLC, Ted C. Russell and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.31 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).

10.30

Option to Purchase Stock Agreement, dated May 18, 2004 between J. F. Carter & Co., Inc., Joe F. Carter and Carol F. Carter and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.32 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).

10.31

Ground Lease, dated May 26, 2004 between Realm Insurance Company and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.34 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).

10.32

Charys Holding Company, Inc. Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2004, dated July 19, 2004 (Incorporated by reference to Exhibit 4.1 to Form S-8 (Commission File No. 333-117749), filed on July 29, 2004).

10.33

Agreement and Contract for Sale, dated April 29, 2005, between CCI Telecom, Inc. and CCI Associates, Inc. (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

10.34

Agreement, dated April 25, 2005, between Frost Bank, Contemporary Constructors, Inc., CCI Telecom, Inc., CCI Integrated Solutions, Inc., Berkshire Wireless, Inc., Michael J. Novak and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.2 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

10.35

Real Estate Contract of Sale, dated April 29, 2005, between Gur Parsaad, CCI Telecom, Inc. and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.3 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

10.36

Lease Contract, dated May 1, 2005, between Gur Parsaad, CCI Telecom, Inc. and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.4 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

10.37

Frost Registration Rights Agreement No. 1, dated April 25, 2005, between The Frost National Bank and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.5 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

10.38

Third Modification, Renewal and Extension Agreement between The Frost National Bank and Contemporary Constructors with respect to $2,177,083.45, dated January 1, 2005 (Incorporated by reference to Exhibit 10.6 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

10.39

Third Modification, Renewal and Extension Agreement between The Frost National Bank and Contemporary Constructors with respect to $6,500,000.00, dated February 1, 2005 (Incorporated by reference to Exhibit 10.7 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

10.40

Sixth Amendment to Business Loan Agreement between Contemporary Constructors and The Frost National Bank, dated February 1, 2005 (Incorporated by reference to Exhibit 10.8 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

10.41

Arbitration and Notice of Final Agreement between The Frost National Bank and Charys Holding Company, Inc., dated May 2, 2005, and filed as Exhibit 10.9 to Form 8-K on May 25, 2005, Commission file number 000-18292.

10.42

Guaranty Agreement between Frost Bank and Contemporary Constructors, Inc., dated July 28, 2005 (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.43

Guaranty Agreement between Charys Holding Company, Inc., CCI and CAPCO, dated July 27, 2005 (Incorporated by reference to Exhibit 10.2 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.44	Guaranty Agreement between Frost Bank and CCI Telecom, Inc., dated July 28, 2005 (Incorporated by reference to Exhibit 10.3 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).
10.45

Guaranty Agreement between Frost Bank and Berkshire Wireless, Inc., dated July 28, 2005 (Incorporated by reference to Exhibit 10.4 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.46

Guaranty Agreement between Frost Bank and CCI Integrated Solutions, Inc., dated July 28, 2005 (Incorporated by reference to Exhibit 10.5 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.47	Guaranty Agreement between Frost Bank and Michael J. Novak, dated July 28, 2005 (Incorporated by reference to Exhibit 10.6 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).
10.48

Contract for Sale and Security Agreement between CCI Telecom, Inc. and CAPCO, dated July 18, 2005 (Incorporated by reference to Exhibit 10.7 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.49

Amendment No. 1 to the Contract for Sale and Security Agreement between CCI Telecom, Inc. and CAPCO, dated July 26, 2005 (Incorporated by reference to Exhibit 10.8 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.50

Amendment No. 2 to the Contract for Sale and Security Agreement between CCI Telecom, Inc. and CAPCO, dated July 27, 2005 (Incorporated by reference to Exhibit 10.9 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.51

Promissory Note between Frost Bank and Charys Holding Company, Inc., dated July 28, 2005 (Incorporated by reference to Exhibit 10.10 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.52	Put Agreement between Michael J. Novak and Frost Bank, dated July 28, 2005 (Incorporated by reference to Exhibit 10.11 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).
10.53

Arbitration and Notice of Final Agreement between Frost Bank and Charys Holding Company, Inc., dated July 28, 2005 (Incorporated by reference to Exhibit 10.12 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.54

Securities Purchase Agreement, dated as of November 16, 2005, by and among Charys Holding Company, Inc. and Highgate House Funds, Ltd. (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on November 23, 2005).

10.55

Stock Purchase Agreement, effective date of November 1, 2005, by and between Charys Holding Company, Inc. and New Viasys Holdings, LLC (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on November 18, 2005).

10.56

Second Amended Stock Purchase Agreement between Janet Risher, Richard F. Schmidt and Billy V. Ray, Jr., dated August 16, 2005 (Incorporated by reference to Exhibit 10.1 to Form 8-K/A (Commission File No. 000-18292), filed on November 23, 2005).

10.57

Second Amended Promissory Note, dated August 16, 2005, by Billy V. Ray, Jr., as the Maker, and Janet Risher and Richard F. Schmidt, as the Payee (Incorporated by reference to Exhibit 10.2 to Form 8-K/A (Commission File No. 000-18292), filed on November 23, 2005).

10.58

Amended and Restated Stock Pledge Agreement, dated August 16, 2005, by Billy V. Ray, Jr., as the Debtor, and Janet Risher and Richard F. Schmidt, as the Secured Party (Incorporated by reference to Exhibit 10.3 to Form 8-K (Commission File No. 000-18292), filed on November 23, 2005).

10.59

Stock Purchase Agreement, between Charys Holding Company, Inc., Rock Creek Equity Holdings, LLC, J. Alan Shaw, Method IQ, Inc. and Billy V. Ray, Jr. (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on December 12, 2005).

10.60

Securities Purchase Agreement dated as of December 22, 2005, by and among Charys Holding Company Inc., Billy V. Ray, Jr., and Mel Harris and Steven Posner, or their designees (Incorporated by reference to Exhibit 10.1 to Form 8-K/A (Commission File No. 000-18292), filed on December 28, 2005).

10.61

Form of Employment Agreement between CCI Telecom, Inc. and Michael J. Novak, dated March 4, 2005 (Incorporated by reference to Attachment E to Exhibit 2.1 of Form 8-K (Commission file number 000-18292), filed on March 10, 2005.

10.62

Form of Employment Agreement between CCI Telecom, Inc. and Jimmy J. Taylor, dated March 4, 2005 (Incorporated by reference to Attachment E to Exhibit 2.1 of Form 8-K (Commission file number 000-18292), filed on March 10, 2005.

10.63

Form of Employment Agreement between CCI Telecom, Inc. and F. Dale Ponder, dated March 4, 2005 (Incorporated by reference to Attachment E to Exhibit 2.1 of Form 8-K (Commission file number 000-18292), filed on March 10, 2005.

10.64

Employment Agreement between CCI Telecom, Inc. and Roger J. Benavides, dated March 4, 2005 (Incorporated by reference to Attachment E to Exhibit 2.1 to Form 8-K (Commission File No. 000-18292), filed on March 10, 2005).

10.65

Employment Contract between Method IQ, Inc. and Jerry Harrison, dated December 22, 2005 (Incorporated by reference to Exhibit 10.61 to Form 10-KSB (Commission File No. 000-18292), filed on May 4, 2006).

10.66

Employment Contract between Method IQ, Inc. and Gregory Buchholz, dated December 22, 2005 (Incorporated by reference to Exhibit 10.62 to Form 10-KSB (Commission File No. 000-18292), filed on May 4, 2006).

10.67

Agreement and Plan of Merger by and between Charys Holding Company, Inc. LFC Acquisition Company, Inc., LFC, Inc., L. Ford Clark, Melysa B. Austin and James E. Clark, Jr., dated April 24, 2006 (Incorporated by reference to Exhibit 10.67 to Form 10-KSB (Commission File No. 000-18292), filed on August 23, 2006).

10.68

Securities Purchase Agreement by and between Charys Holding Company, Inc., and Gottbetter Capital Master, Ltd., Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, Casterligg Master Investments Ltd. and UBS O’Connor LLC F/B/O O’Connor Pipes Corporate Strategies Master Ltd., dated May 19, 2006 (Incorporated by reference to Exhibit 10.68 to Form 10-KSB (Commission File No. 000-18292), filed on August 23, 2006).

10.69

Securities Purchase Agreement by and among Charys Holding Company, Inc., Crochet & Borel Services, Inc. and Tony Crochet, effective May 1, 2006 (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on June 8, 2006).

10.70

Stock Purchase Agreement by and among Digital Communications Services, Inc., Billy B. Caudill and Daniel L. Osborne and Charys Holding Company, Inc., dated June 9, 2006 (Incorporated by reference to Exhibit 10.70 to Form 10-KSB (Commission File No. 000-18292), filed on August 23, 2006).

10.71	Employment Agreement between M. Ralph DeLucia and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.71 to Form 10-KSB (Commission File No. 000-18292), filed on August 23, 2006).
10.72

Settlement Agreement and Mutual Release dated June 5, 2006 by and between Lumbermens Mutual Casualty Company, Able Telecommunications & Power, Inc., Transportation Safety Contractors, Inc., Georgia Electric Company (Able, TSC and GEC which are now known as Viasys Services, Inc.) and the parent company of Able, TSC and GEC, Charys Holding Company, Inc (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on June 14, 2006).

10.73

Registration Rights Agreement, dated June 5, 2006 by and between the registrant and Lumbermens Mutual Casualty Company pursuant to that certain Settlement Agreement and Mutual Release by and among the registrant, Lumbermens, Able Telecommunications & Power, Inc., Transportation Safety Controllers, Inc. and Georgia Electric Company (Incorporated by reference to Exhibit 10.2 to Form 8-K (Commission File No. 000-18292), filed on June 13, 2006).

10.74

Certificate of Designation for Series D Convertible Preferred Stock filed May 19, 2006 with the Secretary of State of Delaware (Incorporated by reference to Exhibit 2.1 to Form 8-K (Commission File No. 000-18292), filed on May 23, 2006).

10.75

Press Release issued May 22, 2006 announcing that a notice of redemption was delivered to the holders of the registrant’s 8% Secured Convertible Debenture issued on November 17, 2005 and that the registrant had redeemed the aggregate principal amount of the debenture outstanding, plus accrued and unpaid interest up to and including May 19, 2006 (Incorporated by reference to Exhibit 99.1 to Form 8-K (Commission File No. 000-18292), filed on May 23, 2006).

10.76

Press Release issued May 23, 2006 announcing details regarding the Redemption of the $4 Million Convertible Debenture issued November 2005 and the associated new sale of $13 million of its Series D Convertible Preferred Stock (Incorporated by reference to Exhibit 99.2 to Form 8-K (Commission File No. 000-18292), filed on May 23, 2006).

10.77

Amended Press Release dated May 12, 2006 announcing satisfaction of “make-whole” provisions under agreements with CCI Telecom, Inc., CCI Associates, Ltd., and Method IQ, Inc. (Incorporated by reference to Exhibit 99.1 to Form 8-K (Commission File No. 000 18292), filed on May 12, 2006).

10.78

Initial press release dated May 11, 2006 announcing satisfaction of “make-whole” provisions under agreements with CCI Telecom, Inc., CCI Associates, Ltd., and Method IQ, Inc. (Incorporated by reference to Exhibit 99.2 to Form 8-K (Commission File No. 000-18292), filed on May 12, 2006).

10.79	Employee Stock Incentive Plan for the Year 2006 (Incorporated by reference to Exhibit 4.1 to Form S-8 (Commission File No. 333-134091), filed on May 12, 2006).
10.80	Non-Employee Consultants Retainer Stock Plan for the Year 2006 (Incorporated by reference to Exhibit 4.1 to Form S-8 (Commission File No. 333-134091), filed on May 12, 2006).

10.81

Quitclaim Deed, between Viasys Services, Inc. and VSI Real Estate Holding, Inc., dated February 15, 2006 (Incorporated by reference to Exhibit 10.63 to Form 10-KSB/A (Commission File No. 000-18292), filed on May 4, 2006).

10.82

Asset Purchase Agreement by and among Aeon Technologies, Ltd. and Contemporary Constructors Nevada, Inc., dated April 9, 2006 (Incorporated by reference to Exhibit 10.64 to Form 10-KSB/A (Commission File No. 000-18292), filed on May 4, 2006).

10.83

Office Lease by and between VSI Real Estate Holding, Inc., and Viasys Services, Inc., dated February 15, 2006 (Incorporated by reference to Exhibit 10.65 to Form 10-KSB/A (Commission File No. 000-18292), filed on May 4, 2006).

10.84	Secured Debenture of Charys Holding Company Inc. due December 22, 2006 (Incorporated by reference to Exhibit 10.2 to Form 8-K/A (Commission File No. 000-18292), filed on December 27, 2005).
10.85

Warrant to Purchase Common Stock of Charys Holding Company Inc. due December 22, 2008 (Incorporated by reference to Exhibit 10.3 to Form 8-K/A (Commission File No. 000-18292), filed on December 27, 2005).

10.86	Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2005 (Incorporated by reference to Exhibit 4.1 to Form S-8 (Commission File No. 333-130455), filed on December 19, 2005).
10.87	Warrant to Purchase Stock issued to Greater Bay Bank, N.A., dated August 1, 2005 (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on October 17, 2005).
10.88

Amendment to Ground Lease dated November 30, 2004 between Realm Insurance Company, and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.36 to Form 10-QSB (Commission File No. 000-18292), filed on March 22, 2005).

10.89

Letter Agreement Between Charys Holding Company, Inc. and CCI Associates, LTD. dated March 4, 2005 (Incorporated by reference to Exhibit 10.38 to Form 10-QSB (Commission File No. 000-18292), filed on March 22, 2005).

10.90

Plan and Agreement of Triangular Between Charys Holding Company, Inc., Charys Acquisition Company, Inc. and CCI Telecom, Inc. (Incorporated by reference to Exhibit 2.1 to Form 8-K (Commission File No. 000-18292), filed on March 10, 2005).

10.91

Deed of Trust Note between Viasys Services, Inc. and Comcorps, Inc, dated December 29, 2005 (Incorporated by reference to Exhibit 10.91 to Form 10-KSB (Commission File No. 000-18292), filed on August 23, 2006).

10.92

Stock Purchase Agreement, dated June 20, 2006, between Ayin Holding Company Inc., a subsidiary of Charys Holding Company, Inc., Mitchell Site Acq, Inc. and Matthew B. Mitchell (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on June 27, 2006).

10.93

Stock Purchase Agreement, dated June 20, 2006 between Ayin Holding Company Inc., a subsidiary of Charys Holding Company, Inc., Complete Tower Sources, Inc. and Lori H Mitchell, (Incorporated by reference to Exhibit 10.2 to Form 8-K (Commission File No. 000-18292), filed on June 27, 2006).

10.94

Tower Asset Purchase Agreement and Tower Asset Exclusive Option Agreement, both dated June 20, 2006 between Ayin Holding Company Inc., a subsidiary of Charys Holding Company, Inc., The Tower Company of Louisiana, LLC and Lester Boheim (Incorporated by reference to Exhibit 10.3 to Form 8-K (Commission File No. 000-18292), filed on June 27, 2006).

10.95

Employment Agreement between Michael F. Oyster and Charys Holding Company, Inc., dated March 7, 2006 (Incorporated by reference to Exhibit 10.95 to Form 10-KSB (Commission File No. 000-18292), filed on August 23, 2006).

10.96

Charter of the Executive Committee of the Board of Directors of Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.96 to Form 10-KSB/A (Commission File No. 000-18292), filed on August 28, 2006).

10.97	Amended Charter of the Compensation Committee of Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.97 to Form 10-KSB/A (Commission File No. 000-18292), filed on August 28, 2006).
10.98

Amended Charter of the Nominating and Corporate Governance Committee of Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.98 to Form 10-KSB/A (Commission File No. 000-18292), filed on August 28, 2006).

10.99	Amended Charter of the Audit Committee of Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.99 to Form 10-KSB/A (Commission File No. 000-18292), filed on August 28, 2006).
10.100

Amended Charter of the Finance Committee of the Board of Directors of Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.100 to Form 10-KSB/A (Commission File No. 000-18292), filed on August 28, 2006).

10.101

Securities Purchase Agreement made and entered into as of August 30, 2006, by and among Charys Holding Company, Inc. and various investors (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on September 6, 2006).

10.102

Registration Rights Agreement dated as of August 30, 2006, by and among Charys Holding Company, Inc. and various investors (Incorporated by reference to Exhibit 10.2 to Form 8-K (Commission File No. 000-18292), filed on September 6, 2006).

10.103

Form of Senior Secured Convertible Note between Charys Holding Company, Inc. and Gottbetter Capital Finance, LLC, dated August 31, 2006 (Incorporated by reference to Exhibit 10.3 to Form 8-K (Commission File No. 000-18292), filed on September 6, 2006).

10.104

Form of Security Agreement between Charys Holding Company, Inc. and Gottbetter Capital Finance, LLC, dated August 30, 2006 (Incorporated by reference to Exhibit 10.4 to Form 8-K (Commission File No. 000-18292), filed on September 6, 2006).

10.105

Warrant to Purchase Common Stock of Charys Holding Company, Inc., dated August 30, 2006 (Incorporated by reference to Exhibit 10.5 to Form 8-K (Commission File No. 000-18292), filed on September 6, 2006).

10.106	Irrevocable Transfer Agent Instructions, dated August 30, 2006 (Incorporated by reference to Exhibit 10.6 to Form 8-K (Commission File No. 000-18292), filed on September 6, 2006).
10.107

Loan and Security Agreement dated as of August 28, 2006 between Crochet & Borel Services, Inc. and New Stream Commercial Finance, LLC (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on September 8, 2006).

10.108

Pledge Agreement, dated as of August 28, 2006 between Charys Holding Company, Inc. and New Stream Commercial Finance, LLC (Incorporated by reference to Exhibit 10.2 to Form 8-K (Commission File No. 000-18292), filed on September 8, 2006).

10.109

Intercreditor Agreement dated as of August 30, 2006 between New Stream Commercial Finance, LLC and Gottbetter Capital Finance, LLC, in its capacity as agent pursuant to the Noteholder Documents for the Noteholders (in such capacity, together with its successors and assigns, in such capacity, the “Noteholder Agent”) (Incorporated by reference to Exhibit 10.3 to Form 8-K (Commission File No. 000-18292), filed on September 8, 2006).

10.110

Charys Holding Company, Inc. Stock Purchase Warrant issued August 28, 2006 granting to New Stream Commercial Finance the right to purchase 2,000,000 shares of the Registrant’s common stock (Incorporated by reference to Exhibit 10.4 to Form 8-K (Commission File No. 000-18292), filed on September 8, 2006).

10.111

Power of Attorney executed by Crochet & Borel Services, Inc. to New Stream Commercial Finance, LLC, dated August 28, 2006 (Incorporated by reference to Exhibit 10.5 to Form 8-K (Commission File No. 000-18292), filed on September 8, 2006).

10.112

Letter to The Tower Company of Louisiana, LLC from Ayin Holding Company Inc., dated July 11, 2006 (Incorporated by reference to Exhibit 10.1 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.113

Letter to Complete Tower Sources, Inc. and Mitchell Site Acq, Inc. from Ayin Holding Company, Inc. and Charys Holding Company, Inc, as Parent, dated August 15, 2006 (Incorporated by reference to Exhibit 10.2 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.114

Charys Holding Company, Inc. and Ayin Holding Company, Inc. Promissory Note issued to Matthew B. Mitchell, in the amount of $13,412,500, dated August 15, 2006 (Incorporated by reference to Exhibit 10.3 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.115

Charys Holding Company, Inc. and Ayin Holding Company, Inc. Promissory Note issued to Lori H. Mitchell, in the amount of $23,755,852, dated August 15, 2006 (Incorporated by reference to Exhibit 10.4 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.116

Ayin Holding Company, Inc. Promissory Note issued to Lori Mitchell, in the amount of $28,400,000, dated August 15, 2006 (Incorporated by reference to Exhibit 10.5 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.117

Ayin Holding Company, Inc. Stock Purchase Agreement Promissory Note, in the amount of $5,400,000, dated August 15, 2006 (Incorporated by reference to Exhibit 10.6 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.118

Ayin Holding Company, Inc. Goodwill Purchase Agreement Promissory Note, in the amount of $5,400,000, dated August 15, 2006 (Incorporated by reference to Exhibit 10.7 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.119

Goodwill Purchase Agreement between Ayin Holding Company, Inc. and Matthew B. Mitchell, dated August 15, 2006 (Incorporated by reference to Exhibit 10.8 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.120

Employment Agreement between Mitchell Site Acq, Inc. and Matthew B. Mitchell, dated August 15, 2006 (Incorporated by reference to Exhibit 10.9 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.121

Employment Agreement between Mitchell Site Acq, Inc. and Lori H. Mitchell, dated August 15, 2006 (Incorporated by reference to Exhibit 10.10 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.122

Employment Agreement between Complete Tower Sources, Inc. and Carrol Castille, dated August 15, 2006 (Incorporated by reference to Exhibit 10.11 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.123

Non-Competition Agreement by and among Matthew B. Mitchell and Ayin Holding Company Inc., dated August 15, 2006 (Incorporated by reference to Exhibit 10.12 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.124

Non-Competition Agreement by and among Lori H. Mitchell and Ayin Holding Company Inc., dated August 15, 2006 (Incorporated by reference to Exhibit 10.13 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.125

Pledge Agreement by and between Charys Holding Company, Inc., Ayin Holding Company Inc. and Lori H. Mitchell, dated August 15, 2006 (Incorporated by reference to Exhibit 10.14 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.126

Pledge Agreement by and between Charys Holding Company, Inc., Ayin Holding Company Inc. and Matthew B. Mitchell, dated August 15, 2006 (Incorporated by reference to Exhibit 10.15 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.127

Stock and Limited Partnership Interest Purchase Agreement made and entered into as of September 1, 2006, by and among Charys Holding Company, Inc., COTTON HOLDINGS 1, INC., a Delaware corporation (the “Cotton Holdings”), COTTON COMMERCIAL USA, LP, a Texas limited partnership, COTTON RESTORATION OF CENTRAL TEXAS, LP, a Texas limited partnership, Bryan Michalsky, James Scaife, Randall Thompson, Daryn Ebrecht, Pete Bell, Chad Weigman, Blake Stansell, Johnny Slaughter, and Russell White (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on September 15, 2006).

14.1	Code of Ethics of Charys Holding Company, Inc. (Incorporated by reference to Exhibit 14 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).
14.2	Code of Business Conduct of Charys Holding Company, Inc. (Incorporated by reference to Exhibit 14.2 to Form 10-KSB/A (Commission File No. 000-18292), filed on August 28, 2006).
21.1	Subsidiaries of the registrant (Incorporated by reference to Exhibit 21.1 to Form 10-KSB (Commission File No. 000-18292), filed on August 23, 2006).
23.1*	Consent of Miller Ray Houser & Stewart LLP.
23.2*	Consent of Kolder, Champagne, Slaven & Company, LLC.
23.3*	Consent of Melton & Melton, L.L.P.
23.4*	Consent of Legal Counsel (included in Exhibit 5.1).
24.1	Power of Attorney (included in Signature Page).

*                    Filed herewith

**             To be filed with an amendment to this Form SB-2.

Item 28. Undertakings.

The undersigned small business issuer registrant hereby undertakes:

1.      To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)    Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  Include any additional or changed information on the plan of distribution.

2.      For determining liability under the Securities Act, the registrant will treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

3.      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.      For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)  Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the this Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on April 30, 2007.

CHARYS HOLDING COMPANY, INC.

By	/s/ BILLY V. RAY, JR.
Billy V. Ray, Jr., Chief Executive Officer

By	/s/ RAYMOND J. SMITH
Raymond J. Smith, Chief Financial Officer

The undersigned officers and/or directors of Charys Holding Company, Inc., by virtue of their signatures appearing below, hereby constitute and appoint Billy V. Ray, Jr. and Raymond J. Smith, or either of them, with full power of substitution, as attorneys-in-fact in their names, places and steads to execute any and all amendments to this Form SB 2 in capacities set forth opposite their names on the signature page thereof and hereby ratify all the said attorneys-in-fact or either of them may do by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ BILLY V. RAY, JR.	Chairman, Chief Executive Officer and Director	April 30, 2007
Billy V. Ray, Jr.	(Principal Executive Officer)
/s/ RAYMOND J. SMITH	Vice President, Chief Financial Officer and Secretary	April 30, 2007
Raymond J. Smith	(Principal Financial and Accounting Officer)
/s/ MICHAEL OYSTER	Vice President and Director	April 30, 2007
Michael Oyster
/s/ JOHN JORDAN	Director	April 30, 2007
John Jordan
/s/ NEIL L. UNDERWOOD	Director	April 30, 2007
Neil L. Underwood
/s/ DAVID S. GERGACZ	Director	April 30, 2007
David S. Gergacz
/s/ GISLE LARSEN	Director	April 30, 2007
Gisle Larsen
/s/ DENNIS C. HAYES	Director	April 30, 2007
Dennis C. Hayes
/s/ MICHAEL D. BROWN	Director	April 30, 2007
Michael D. Brown
/s/ H. ALEX MCLARTY	Director	April 30, 2007
H. Alex McLarty

Exhibit No.	Index of Exhibits
2.1

Plan and Agreement of Merger between Spiderboy International, Inc. and Charys Holding Company, Inc. dated June 25, 2005 (Incorporated by reference to Exhibit C of the Company’s Definitive Proxy Statement (File No. 000-18292), filed on June 11, 2004).

2.2

Amended and Restated Stock Purchase Agreement by and between Janet Risher, Richard Schmidt, and Billy V. Ray, Jr., dated May 25, 2004 (Incorporated by reference to Exhibit 2.2 of the Company’s Form 8-K/A (File No. 000-18292), filed on June 1, 2004).

3.1

Articles of Incorporation of Rogers Hardware and Lumber Company filed on February 11, 1959 with the State of Minnesota (Incorporated by reference to Exhibit 3.1 to Form 10-KSB (Commission File No. 000-18292), filed on May 4, 2006).

3.2

Certificate of Restated Articles of Incorporation of Rogers Hardware and Lumber Company filed on December 10, 1968 with the State of Minnesota, changing the corporate name to Component Systems, Inc. (Incorporated by reference to Exhibit 3.2 to Form 10-KSB (Commission File No. 000-18292), filed on May 4, 2006).

3.3

Certificate of Restatement of Articles of Incorporation of Component Systems, Inc. filed on May 21, 1987 with the State of Minnesota, changing the corporate name to Prestine, Inc. (Incorporated by reference to Exhibit 3.3 to Form 10-KSB (Commission File No. 000-18292), filed on May 4, 2006).

3.4

Modification of Statutory Requirements or Amendments of Articles of Incorporation of Prestine, Inc. filed on April 23, 1968 with the State of Minnesota, changing the corporate name to High Country Ventures, Inc. (Incorporated by reference to Exhibit 3.4 to Form 10-KSB (Commission File No. 000-18292), filed on May 4, 2006).

3.5

Amendment of Articles of Incorporation of High Country Ventures, Inc. filed on October 13, 2000 with the State of Minnesota, changing the corporate name to Spiderboy International, Inc. (Incorporated by reference to Exhibit 99.1 to Form 8-K/A (Commission File No. 000-18292), filed on March 7, 2001).

3.6

Certificate of Designation, Preferences and Rights of Series A preferred stock of Spiderboy International, Inc. filed on February 24, 2004 with the State of Minnesota (Incorporated by reference to Attachment D to the amended Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 7, 2004).

3.7

Certificate of Incorporation of Charys Holding Company, Inc. filed on April 16, 2004 with the State of Delaware (Incorporated by reference to Exhibit A to the amended Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 7, 2004).

3.8

Certificate of Amendment of Certificate of Incorporation of Charys Holding Company, Inc. filed on May 21, 2004 with the State of Delaware (Incorporated by reference to Attachment C to the Definitive Proxy Statement (Commission File No. 000-18292), dated June 11, 2004).

3.9

Certificate of Designation, Preferences and Rights of Series A preferred stock of Charys Holding Company, Inc. filed on May 5, 2004 with the State of Delaware (Incorporated by reference to Attachment D to the Definitive Proxy Statement (Commission File No. 000-18292), dated June 11, 2004).

3.10	Bylaws of Spiderboy.com, Inc., adopted April 28, 2004 (Incorporated by reference to Exhibit B to the amended Preliminary Proxy Statement (Commission File No. 000-18292), dated May 7, 2004).

3.11

Certificate of Exchange filed on October 13, 2000 with the State of Minnesota whereby Spiderboy.com, Inc. became a wholly-owned subsidiary of High Country Ventures, Inc. (Incorporated by reference to Exhibit 3.11 to Form 10-KSB (Commission File No. 000-18292), filed on May 4, 2006).

3.12	Articles of Merger filed with the Delaware Secretary of State on June 30, 2004 (Incorporated by reference to Exhibit 2.2 to Form 8-K (Commission File No. 000-18292), filed on July 22, 2004).
3.13	Articles of Merger filed with the Minnesota Secretary of State on July 1, 2004 (Incorporated by reference to Exhibit 2.1 to Form 8-K (Commission File No. 000-18292), filed on July 22, 2004).
4.1

Certificate of Designation for Series B Preferred Stock, filed with the Secretary of State of Delaware on May 3, 2005 (Incorporated by reference to Exhibit 4.1 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

4.2

Certificate of Designation for Series C Preferred Stock, filed with the Secretary of State of Delaware on May 3, 2005 (Incorporated by reference to Exhibit 4.2 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

4.3

Certificate of Amendment to the Certificate of Designation for Series B Preferred Stock, filed with the Secretary of State of Delaware effective July 25, 2005 (Incorporated by reference to Exhibit 4.1 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

4.4

Certificate of Amendment to the Certificate of Designation for Series C Preferred Stock, filed with the Secretary of State of Delaware effective July 25, 2005 (Incorporated by reference to Exhibit 4.2 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

5.1*	Form of Legal Opinion of Morris Manning & Martin LLP.
10.1

Stock Purchase Agreement between Mark N. Pardo and Richard Mangiarelli and Richard Schmidt dated December 5, 2003 (Incorporated by reference to Exhibit 2.1 to Form 8-K (Commission File No. 000-18292), filed on December 12, 2003).

10.2

Promissory Note in the amount of $160,000 dated December 5, 2003, executed by Richard Mangiarelli, Richard Schmidt and Spiderboy International, Inc., payable to the order of Mark N. Pardo (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on December 12, 2003).

10.3

Stock Purchase Agreement between Janet Risher, Richard Schmidt, Spiderboy International, Inc. and Billy V. Ray, Jr., dated February 27, 2004 (Incorporated by reference to Exhibit 2.1 to Form 8-K (Commission File No. 000-18292), filed on March 10, 2004).

10.4

Amended and Restated Stock Purchase Agreement between Janet Risher, Richard Schmidt, Spiderboy International, Inc. and Billy V. Ray, Jr., dated May 25, 2004 (Incorporated by reference to Exhibit 2.2 to Form 8-K/A (Commission File No. 000-18292), filed on June 1, 2004).

10.5

Charys Holding Company, Inc. Employee Stock Incentive Plan for the Year 2004, dated April 28, 2004 (Incorporated by reference to Attachment F to the Definitive Proxy Statement (Commission File No. 000-18292), filed on June 11, 2004).

10.6

Charys Holding Company, Inc. Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2004, dated April 28, 2004 (Incorporated by reference to Attachment G to the Definitive Proxy Statement (Commission File No. 000-18292), filed on June 11, 2004).

10.7

Consulting Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Janet Risher, dated February 27, 2004 (Incorporated by reference to Exhibit 10.7 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.8

Consulting Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc., and Richard Schmidt dated February 27, 2004 (Incorporated by reference to Exhibit 10.8 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.9

Consulting Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Paul Ferandell, dated February 27, 2004 (Incorporated by reference to Exhibit 10.9 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.10

Consulting Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and John Jordan dated February 27, 2004 (Incorporated by reference to Exhibit 10.10 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.11

Consulting Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Bruce Caldwell dated February 27, 2004 (Incorporated by reference to Exhibit 10.11 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.12

Consulting Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Jimmy Villalobos dated February 27, 2004 (Incorporated by reference to Exhibit 10.12 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.13

Consulting Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Ash Mascarenhas, dated February 27, 2004 (Incorporated by reference to Exhibit 10.13 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.14

Consulting Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Francis Zubrowski, dated February 27, 2004 (Incorporated by reference to Exhibit 10.14 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.15

Registration Rights Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Janet Risher, dated February 27, 2004 (Incorporated by reference to Exhibit 10.15 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.16

Registration Rights Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Richard Schmidt, dated February 27, 2004 (Incorporated by reference to Exhibit 10.16 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.17

Registration Rights Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Paul Ferandell, dated February 27, 2004 (Incorporated by reference to Exhibit 10.17 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.18

Registration Rights Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and John Jordan dated February 27, 2004 (Incorporated by reference to Exhibit 10.18 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.19

Registration Rights Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Bruce Caldwell, dated February 27, 2004 (Incorporated by reference to Exhibit 10.19 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.20

Registration Rights Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Jimmy Villalobos dated February 27, 2004 (Incorporated by reference to Exhibit 10.20 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.21

Registration Rights Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Ash Mascarenhas, dated February 27, 2004 (Incorporated by reference to Exhibit 10.21 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.22

Registration Rights Agreement Between Charys Holding Company, Inc.’s, predecessor, Spiderboy International, Inc. and Francis Zubrowski, dated February 27, 2004 (Incorporated by reference to Exhibit 10.22 to a Preliminary Proxy Statement (Commission File No. 000-18292), filed on May 17, 2004).

10.23

Stock Purchase Agreement Between Charys Holding Company, Inc., Robert G. Barrow, Jr. and Mark D. Andrizzi, dated April 21, 2004 (Incorporated by reference to Exhibit 2.1 to Form 8-K (Commission File No. 000-18292), filed on July 6, 2004).

10.24	Charter of Compensation Committee, dated April 28, 2004 (Incorporated by reference to Exhibit 10.25 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).
10.25	Charter of Audit Committee, dated April 28, 2004 (Incorporated by reference to Exhibit 10.26 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).
10.26

Employment Agreement, dated June 15, 2004 between Charys Holding Company, Inc. and Billy V. Ray (Incorporated by reference to Exhibit 10.28 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).

10.27

Employment Agreement, dated June 15, 2004 between Charys Holding Company, Inc. and Ben Holcomb (Incorporated by reference to Exhibit 10.29 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).

10.28

Employment Agreement, dated June 15, 2004 between Charys Holding Company, Inc. and Raymond J. Smith (Incorporated by reference to Exhibit 10.30 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).

10.29

Joint Venture Agreement between Ruby Belle, LLC, Ted C. Russell and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.31 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).

10.30

Option to Purchase Stock Agreement, dated May 18, 2004 between J. F. Carter & Co., Inc., Joe F. Carter and Carol F. Carter and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.32 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).

10.31

Ground Lease, dated May 26, 2004 between Realm Insurance Company and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.34 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).

10.32

Charys Holding Company, Inc. Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2004, dated July 19, 2004 (Incorporated by reference to Exhibit 4.1 to Form S-8 (Commission File No. 333-117749), filed on July 29, 2004).

10.33

Agreement and Contract for Sale, dated April 29, 2005, between CCI Telecom, Inc. and CCI Associates, Inc. (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

10.34

Agreement, dated April 25, 2005, between Frost Bank, Contemporary Constructors, Inc., CCI Telecom, Inc., CCI Integrated Solutions, Inc., Berkshire Wireless, Inc., Michael J. Novak and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.2 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

10.35

Real Estate Contract of Sale, dated April 29, 2005, between Gur Parsaad, CCI Telecom, Inc. and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.3 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

10.36

Lease Contract, dated May 1, 2005, between Gur Parsaad, CCI Telecom, Inc. and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.4 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

10.37

Frost Registration Rights Agreement No.1, dated April 25, 2005, between The Frost National Bank and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.5 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

10.38

Third Modification, Renewal and Extension Agreement between The Frost National Bank and Contemporary Constructors with respect to $2,177,083.45, dated January 1, 2005 (Incorporated by reference to Exhibit 10.6 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

10.39

Third Modification, Renewal and Extension Agreement between The Frost National Bank and Contemporary Constructors with respect to $6,500,000.00, dated February 1, 2005 (Incorporated by reference to Exhibit 10.7 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

10.40

Sixth Amendment to Business Loan Agreement between Contemporary Constructors and The Frost National Bank, dated February 1, 2005 (Incorporated by reference to Exhibit 10.8 to Form 8-K (Commission File No. 000-18292), filed on May 25, 2005).

10.41

Arbitration and Notice of Final Agreement between The Frost National Bank and Charys Holding Company, Inc., dated May 2, 2005, and filed as Exhibit 10.9 to Form 8-K on May 25, 2005, Commission file number 000-18292.

10.42

Guaranty Agreement between Frost Bank and Contemporary Constructors, Inc., dated July 28, 2005 (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.43

Guaranty Agreement between Charys Holding Company, Inc., CCI and CAPCO, dated July 27, 2005 (Incorporated by reference to Exhibit 10.2 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.44	Guaranty Agreement between Frost Bank and CCI Telecom, Inc., dated July 28, 2005 (Incorporated by reference to Exhibit 10.3 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).
10.45

Guaranty Agreement between Frost Bank and Berkshire Wireless, Inc., dated July 28, 2005 (Incorporated by reference to Exhibit 10.4 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.46

Guaranty Agreement between Frost Bank and CCI Integrated Solutions, Inc., dated July 28, 2005 (Incorporated by reference to Exhibit 10.5 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.47	Guaranty Agreement between Frost Bank and Michael J. Novak, dated July 28, 2005 (Incorporated by reference to Exhibit 10.6 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).
10.48

Contract for Sale and Security Agreement between CCI Telecom, Inc. and CAPCO, dated July 18, 2005 (Incorporated by reference to Exhibit 10.7 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.49

Amendment No. 1 to the Contract for Sale and Security Agreement between CCI Telecom, Inc. and CAPCO, dated July 26, 2005 (Incorporated by reference to Exhibit 10.8 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.50

Amendment No. 2 to the Contract for Sale and Security Agreement between CCI Telecom, Inc. and CAPCO, dated July 27, 2005 (Incorporated by reference to Exhibit 10.9 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.51

Promissory Note between Frost Bank and Charys Holding Company, Inc., dated July 28, 2005 (Incorporated by reference to Exhibit 10.10 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.52	Put Agreement between Michael J. Novak and Frost Bank, dated July 28, 2005 (Incorporated by reference to Exhibit 10.11 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).
10.53

Arbitration and Notice of Final Agreement between Frost Bank and Charys Holding Company, Inc., dated July 28, 2005 (Incorporated by reference to Exhibit 10.12 to Form 8-K (Commission File No. 000-18292), filed on August 12, 2005).

10.54

Securities Purchase Agreement, dated as of November 16, 2005, by and among Charys Holding Company, Inc. and Highgate House Funds, Ltd. (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on November 23, 2005).

10.55

Stock Purchase Agreement, effective date of November 1, 2005, by and between Charys Holding Company, Inc. and New Viasys Holdings, LLC (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on November 18, 2005).

10.56

Second Amended Stock Purchase Agreement between Janet Risher, Richard F. Schmidt and Billy V. Ray, Jr., dated August 16, 2005 (Incorporated by reference to Exhibit 10.1 to Form 8-K/A (Commission File No. 000-18292), filed on November 23, 2005).

10.57

Second Amended Promissory Note, dated August 16, 2005, by Billy V. Ray, Jr., as the Maker, and Janet Risher and Richard F. Schmidt, as the Payee (Incorporated by reference to Exhibit 10.2 to Form 8-K/A (Commission File No. 000-18292), filed on November 23, 2005).

10.58

Amended and Restated Stock Pledge Agreement, dated August 16, 2005, by Billy V. Ray, Jr., as the Debtor, and Janet Risher and Richard F. Schmidt, as the Secured Party (Incorporated by reference to Exhibit 10.3 to Form 8-K (Commission File No. 000-18292), filed on November 23, 2005).

10.59

Stock Purchase Agreement, between Charys Holding Company, Inc., Rock Creek Equity Holdings, LLC, J. Alan Shaw, Method IQ, Inc. and Billy V. Ray, Jr. (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on December 12, 2005).

10.60

Securities Purchase Agreement dated as of December 22, 2005, by and among Charys Holding Company Inc., Billy V. Ray, Jr., and Mel Harris and Steven Posner, or their designees (Incorporated by reference to Exhibit 10.1 to Form 8-K/A (Commission File No. 000-18292), filed on December 28, 2005).

10.61

Form of Employment Agreement between CCI Telecom, Inc. and Michael J. Novak, dated March 4, 2005 (Incorporated by reference to Attachment E to Exhibit 2.1 of Form 8-K (Commission file number 000-18292), filed on March 10, 2005.

10.62

Form of Employment Agreement between CCI Telecom, Inc. and Jimmy J. Taylor, dated March 4, 2005 (Incorporated by reference to Attachment E to Exhibit 2.1 of Form 8-K (Commission file number 000-18292), filed on March 10, 2005.

10.63

Form of Employment Agreement between CCI Telecom, Inc. and F. Dale Ponder, dated March 4, 2005 (Incorporated by reference to Attachment E to Exhibit 2.1 of Form 8-K (Commission file number 000-18292), filed on March 10, 2005.

10.64

Employment Agreement between CCI Telecom, Inc. and Roger J. Benavides, dated March 4, 2005 (Incorporated by reference to Attachment E to Exhibit 2.1 to Form 8-K (Commission File No. 000-18292), filed on March 10, 2005).

10.65

Employment Contract between Method IQ, Inc. and Jerry Harrison, dated December 22, 2005 (Incorporated by reference to Exhibit 10.61 to Form 10-KSB (Commission File No. 000-18292), filed on May 4, 2006).

10.66

Employment Contract between Method IQ, Inc. and Gregory Buchholz, dated December 22, 2005 (Incorporated by reference to Exhibit 10.62 to Form 10-KSB (Commission File No. 000-18292), filed on May 4, 2006).

10.67

Agreement and Plan of Merger by and between Charys Holding Company, Inc. LFC Acquisition Company, Inc., LFC, Inc., L. Ford Clark, Melysa B. Austin and James E. Clark, Jr., dated April 24, 2006 (Incorporated by reference to Exhibit 10.67 to Form 10-KSB (Commission File No. 000-18292), filed on August 23, 2006).

10.68

Securities Purchase Agreement by and between Charys Holding Company, Inc., and Gottbetter Capital Master, Ltd., Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, Casterligg Master Investments Ltd. and UBS O’Connor LLC F/B/O O’Connor Pipes Corporate Strategies Master Ltd., dated May 19, 2006 (Incorporated by reference to Exhibit 10.68 to Form 10-KSB (Commission File No. 000-18292), filed on August 23, 2006).

10.69

Securities Purchase Agreement by and among Charys Holding Company, Inc., Crochet & Borel Services, Inc. and Tony Crochet, effective May 1, 2006 (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on June 8, 2006).

10.70

Stock Purchase Agreement by and among Digital Communications Services, Inc., Billy B. Caudill and Daniel L. Osborne and Charys Holding Company, Inc., dated June 9, 2006 (Incorporated by reference to Exhibit 10.70 to Form 10-KSB (Commission File No. 000-18292), filed on August 23, 2006).

10.71	Employment Agreement between M. Ralph DeLucia and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.71 to Form 10-KSB (Commission File No. 000-18292), filed on August 23, 2006).
10.72

Settlement Agreement and Mutual Release dated June 5, 2006 by and between Lumbermens Mutual Casualty Company, Able Telecommunications & Power, Inc., Transportation Safety Contractors, Inc., Georgia Electric Company (Able, TSC and GEC which are now known as Viasys Services, Inc.) and the parent company of Able, TSC and GEC, Charys Holding Company, Inc (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on June 14, 2006).

10.73

Registration Rights Agreement, dated June 5, 2006 by and between the registrant and Lumbermens Mutual Casualty Company pursuant to that certain Settlement Agreement and Mutual Release by and among the registrant, Lumbermens, Able Telecommunications & Power, Inc., Transportation Safety Controllers, Inc. and Georgia Electric Company (Incorporated by reference to Exhibit 10.2 to Form 8-K (Commission File No. 000-18292), filed on June 13, 2006).

10.74

Certificate of Designation for Series D Convertible Preferred Stock filed May 19, 2006 with the Secretary of State of Delaware (Incorporated by reference to Exhibit 2.1 to Form 8-K (Commission File No. 000-18292), filed on May 23, 2006).

10.75

Press Release issued May 22, 2006 announcing that a notice of redemption was delivered to the holders of the registrant’s 8% Secured Convertible Debenture issued on November 17, 2005 and that the registrant had redeemed the aggregate principal amount of the debenture outstanding, plus accrued and unpaid interest up to and including May 19, 2006 (Incorporated by reference to Exhibit 99.1 to Form 8-K (Commission File No. 000-18292), filed on May 23, 2006).

10.76

Press Release issued May 23, 2006 announcing details regarding the Redemption of the $4 Million Convertible Debenture issued November 2005 and the associated new sale of $13 million of its Series D Convertible Preferred Stock (Incorporated by reference to Exhibit 99.2 to Form 8-K (Commission File No. 000-18292), filed on May 23, 2006).

10.77

Amended Press Release dated May 12, 2006 announcing satisfaction of “make-whole” provisions under agreements with CCI Telecom, Inc., CCI Associates, Ltd., and Method IQ, Inc. (Incorporated by reference to Exhibit 99.1 to Form 8-K (Commission File No. 000 18292), filed on May 12, 2006).

10.78

Initial press release dated May 11, 2006 announcing satisfaction of “make-whole” provisions under agreements with CCI Telecom, Inc., CCI Associates, Ltd., and Method IQ, Inc. (Incorporated by reference to Exhibit 99.2 to Form 8-K (Commission File No. 000-18292), filed on May 12, 2006).

10.79	Employee Stock Incentive Plan for the Year 2006 (Incorporated by reference to Exhibit 4.1 to Form S-8 (Commission File No. 333-134091), filed on May 12, 2006).
10.80	Non-Employee Consultants Retainer Stock Plan for the Year 2006 (Incorporated by reference to Exhibit 4.1 to Form S-8 (Commission File No. 333-134091), filed on May 12, 2006).

10.81

Quitclaim Deed, between Viasys Services, Inc. and VSI Real Estate Holding, Inc., dated February 15, 2006 (Incorporated by reference to Exhibit 10.63 to Form 10-KSB/A (Commission File No. 000-18292), filed on May 4, 2006).

10.82

Asset Purchase Agreement by and among Aeon Technologies, Ltd. and Contemporary Constructors Nevada, Inc., dated April 9, 2006 (Incorporated by reference to Exhibit 10.64 to Form 10-KSB/A (Commission File No. 000-18292), filed on May 4, 2006).

10.83

Office Lease by and between VSI Real Estate Holding, Inc., and Viasys Services, Inc., dated February 15, 2006 (Incorporated by reference to Exhibit 10.65 to Form 10-KSB/A (Commission File No. 000-18292), filed on May 4, 2006).

10.84	Secured Debenture of Charys Holding Company Inc. due December 22, 2006 (Incorporated by reference to Exhibit 10.2 to Form 8-K/A (Commission File No. 000-18292), filed on December 27, 2005).
10.85

Warrant to Purchase Common Stock of Charys Holding Company Inc. due December 22, 2008 (Incorporated by reference to Exhibit 10.3 to Form 8-K/A (Commission File No. 000-18292), filed on December 27, 2005).

10.86	Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2005 (Incorporated by reference to Exhibit 4.1 to Form S-8 (Commission File No. 333-130455), filed on December 19, 2005).
10.87	Warrant to Purchase Stock issued to Greater Bay Bank, N.A., dated August 1, 2005 (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on October 17, 2005).
10.88

Amendment to Ground Lease dated November 30, 2004 between Realm Insurance Company, and Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.36 to Form 10-QSB (Commission File No. 000-18292), filed on March 22, 2005).

10.89

Letter Agreement Between Charys Holding Company, Inc. and CCI Associates, LTD. dated March 4, 2005 (Incorporated by reference to Exhibit 10.38 to Form 10-QSB (Commission File No. 000-18292), filed on March 22, 2005).

10.90

Plan and Agreement of Triangular Between Charys Holding Company, Inc., Charys Acquisition Company, Inc. and CCI Telecom, Inc. (Incorporated by reference to Exhibit 2.1 to Form 8-K (Commission File No. 000-18292), filed on March 10, 2005).

10.91

Deed of Trust Note between Viasys Services, Inc. and Comcorps, Inc, dated December 29, 2005 (Incorporated by reference to Exhibit 10.91 to Form 10-KSB (Commission File No. 000-18292), filed on August 23, 2006).

10.92

Stock Purchase Agreement, dated June 20, 2006, between Ayin Holding Company Inc., a subsidiary of Charys Holding Company, Inc., Mitchell Site Acq, Inc. and Matthew B. Mitchell (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on June 27, 2006).

10.93

Stock Purchase Agreement, dated June 20, 2006 between Ayin Holding Company Inc., a subsidiary of Charys Holding Company, Inc., Complete Tower Sources, Inc. and Lori H Mitchell, (Incorporated by reference to Exhibit 10.2 to Form 8-K (Commission File No. 000-18292), filed on June 27, 2006).

10.94

Tower Asset Purchase Agreement and Tower Asset Exclusive Option Agreement, both dated June 20, 2006 between Ayin Holding Company Inc., a subsidiary of Charys Holding Company, Inc., The Tower Company of Louisiana, LLC and Lester Boheim (Incorporated by reference to Exhibit 10.3 to Form 8-K (Commission File No. 000-18292), filed on June 27, 2006).

10.95

Employment Agreement between Michael F. Oyster and Charys Holding Company, Inc., dated March 7, 2006 (Incorporated by reference to Exhibit 10.95 to Form 10-KSB (Commission File No. 000-18292), filed on August 23, 2006).

10.96

Charter of the Executive Committee of the Board of Directors of Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.96 to Form 10-KSB/A (Commission File No. 000-18292), filed on August 28, 2006).

10.97	Amended Charter of the Compensation Committee of Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.97 to Form 10-KSB/A (Commission File No. 000-18292), filed on August 28, 2006).
10.98

Amended Charter of the Nominating and Corporate Governance Committee of Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.98 to Form 10-KSB/A (Commission File No. 000-18292), filed on August 28, 2006).

10.99	Amended Charter of the Audit Committee of Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.99 to Form 10-KSB/A (Commission File No. 000-18292), filed on August 28, 2006).
10.100

Amended Charter of the Finance Committee of the Board of Directors of Charys Holding Company, Inc. (Incorporated by reference to Exhibit 10.100 to Form 10-KSB/A (Commission File No. 000-18292), filed on August 28, 2006).

10.101

Securities Purchase Agreement made and entered into as of August 30, 2006, by and among Charys Holding Company, Inc. and various investors (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on September 6, 2006).

10.102

Registration Rights Agreement dated as of August 30, 2006, by and among Charys Holding Company, Inc. and various investors (Incorporated by reference to Exhibit 10.2 to Form 8-K (Commission File No. 000-18292), filed on September 6, 2006).

10.103

Form of Senior Secured Convertible Note between Charys Holding Company, Inc. and Gottbetter Capital Finance, LLC, dated August 31, 2006 (Incorporated by reference to Exhibit 10.3 to Form 8-K (Commission File No. 000-18292), filed on September 6, 2006).

10.104

Form of Security Agreement between Charys Holding Company, Inc. and Gottbetter Capital Finance, LLC, dated August 30, 2006 (Incorporated by reference to Exhibit 10.4 to Form 8-K (Commission File No. 000-18292), filed on September 6, 2006).

10.105

Warrant to Purchase Common Stock of Charys Holding Company, Inc., dated August 30, 2006 (Incorporated by reference to Exhibit 10.5 to Form 8-K (Commission File No. 000-18292), filed on September 6, 2006).

10.106	Irrevocable Transfer Agent Instructions, dated August 30, 2006 (Incorporated by reference to Exhibit 10.6 to Form 8-K (Commission File No. 000-18292), filed on September 6, 2006).
10.107

Loan and Security Agreement dated as of August 28, 2006 between Crochet & Borel Services, Inc. and New Stream Commercial Finance, LLC (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on September 8, 2006).

10.108

Pledge Agreement, dated as of August 28, 2006 between Charys Holding Company, Inc. and New Stream Commercial Finance, LLC (Incorporated by reference to Exhibit 10.2 to Form 8-K (Commission File No. 000-18292), filed on September 8, 2006).

10.109

Intercreditor Agreement dated as of August 30, 2006 between New Stream Commercial Finance, LLC and Gottbetter Capital Finance, LLC, in its capacity as agent pursuant to the Noteholder Documents for the Noteholders (in such capacity, together with its successors and assigns, in such capacity, the “Noteholder Agent”) (Incorporated by reference to Exhibit 10.3 to Form 8-K (Commission File No. 000-18292), filed on September 8, 2006).

10.110

Charys Holding Company, Inc. Stock Purchase Warrant issued August 28, 2006 granting to New Stream Commercial Finance the right to purchase 2,000,000 shares of the Registrant’s common stock (Incorporated by reference to Exhibit 10.4 to Form 8-K (Commission File No. 000-18292), filed on September 8, 2006).

10.111

Power of Attorney executed by Crochet & Borel Services, Inc. to New Stream Commercial Finance, LLC, dated August 28, 2006 (Incorporated by reference to Exhibit 10.5 to Form 8-K (Commission File No. 000-18292), filed on September 8, 2006).

10.112

Letter to The Tower Company of Louisiana, LLC from Ayin Holding Company Inc., dated July 11, 2006 (Incorporated by reference to Exhibit 10.1 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.113

Letter to Complete Tower Sources, Inc. and Mitchell Site Acq, Inc. from Ayin Holding Company, Inc. and Charys Holding Company. Inc, as Parent, dated August 15, 2006 (Incorporated by reference to Exhibit 10.2 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.114

Charys Holding Company, Inc. and Ayin Holding Company, Inc. Promissory Note issued to Matthew B. Mitchell, in the amount of $13,412,500, dated August 15, 2006 (Incorporated by reference to Exhibit 10.3 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.115

Charys Holding Company, Inc. and Ayin Holding Company, Inc. Promissory Note issued to Lori H. Mitchell, in the amount of $23,755,852, dated August 15, 2006 (Incorporated by reference to Exhibit 10.4 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.116

Ayin Holding Company, Inc. Promissory Note issued to Lori Mitchell, in the amount of $28,400,000, dated August 15, 2006 (Incorporated by reference to Exhibit 10.5 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.117

Ayin Holding Company, Inc. Stock Purchase Agreement Promissory Note, in the amount of $5,400,000, dated August 15, 2006 (Incorporated by reference to Exhibit 10.6 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.118

Ayin Holding Company, Inc. Goodwill Purchase Agreement Promissory Note, in the amount of $5,400,000, dated August 15, 2006 (Incorporated by reference to Exhibit 10.7 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.119

Goodwill Purchase Agreement between Ayin Holding Company, Inc. and Matthew B. Mitchell, dated August 15, 2006 (Incorporated by reference to Exhibit 10.8 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.120

Employment Agreement between Mitchell Site Acq, Inc. and Matthew B. Mitchell, dated August 15, 2006 (Incorporated by reference to Exhibit 10.9 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.121

Employment Agreement between Mitchell Site Acq, Inc. and Lori H. Mitchell, dated August 15, 2006 (Incorporated by reference to Exhibit 10.10 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.122

Employment Agreement between Complete Tower Sources, Inc. and Carrol Castille, dated August 15, 2006 (Incorporated by reference to Exhibit 10.11 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.123

Non-Competition Agreement by and among Matthew B. Mitchell and Ayin Holding Company Inc., dated August 15, 2006 (Incorporated by reference to Exhibit 10.12 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.124

Non-Competition Agreement by and among Lori H. Mitchell and Ayin Holding Company Inc., dated August 15, 2006 (Incorporated by reference to Exhibit 10.13 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.125

Pledge Agreement by and between Charys Holding Company, Inc., Ayin Holding Company Inc. and Lori H. Mitchell, dated August 15, 2006 (Incorporated by reference to Exhibit 10.14 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.126

Pledge Agreement by and between Charys Holding Company, Inc., Ayin Holding Company Inc. and Matthew B. Mitchell, dated August 15, 2006 (Incorporated by reference to Exhibit 10.15 to Form 8-K/A (Commission File No. 000-18292), filed on September 11, 2006).

10.127

Stock and Limited Partnership Interest Purchase Agreement made and entered into as of September 1, 2006, by and among Charys Holding Company, Inc., COTTON HOLDINGS 1, INC., a Delaware corporation, COTTON COMMERCIAL USA, LP, a Texas limited partnership, COTTON RESTORATION OF CENTRAL TEXAS, LP, a Texas limited partnership, Bryan Michalsky, James Scaife, Randall Thompson, Daryn Ebrecht, Pete Bell, Chad Weigman, Blake Stansell, Johnny Slaughter and Russell White (Incorporated by reference to Exhibit 10.1 to Form 8-K (Commission File No. 000-18292), filed on September 15, 2006).

14.1	Code of Ethics of Charys Holding Company, Inc. (Incorporated by reference to Exhibit 14 to Form 10-KSB (Commission File No. 000-18292), filed on August 17, 2004).
14.2	Code of Business Conduct of Charys Holding Company, Inc. (Incorporated by reference to Exhibit 14.2 to Form 10-KSB/A (Commission File No. 000-18292), filed on August 28, 2006).
21.1	Subsidiaries of the registrant (Incorporated by reference to Exhibit 21.1 to Form 10-KSB (Commission File No. 000-18292), filed on August 23, 2006).
23.1*	Consent of Miller Ray Houser & Stewart LLP.
23.2*	Consent of Kolder, Champagne, Slaven & Company, LLC.
23.3*	Consent of Melton & Melton, L.L.P.
23.4*	Consent of Legal Counsel (included in Exhibit 5.1).
24.1	Power of Attorney (included in Signature Page).

*                    Filed herewith

**             To be filed with an amendment to this Form SB-2.